As filed with the Securities and Exchange Commission on July 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	2834	98-1114402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(862) 261-7000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Brenton L. Saunders

President and Chief Executive Officer

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

(862) 261-7000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

A. Robert D. Bailey, Esq. Chief Legal Officer and Corporate Secretary Allergan plc Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey 07054 (862) 261-7000	Jeffrey D. Karpf, Esq. James E. Langston, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Andrew W. Ment, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 (212) 841-1000

Keith L. Klein, Esq. General Counsel KYTHERA Biopharmaceuticals, Inc. 30930 Russell Ranch Road, 3rd Floor Westlake Village, California 91362 (818) 587-4500	Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Josh Dubofsky, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value $0.0001 per share	— (1)	N/A	$463,091,108.28(2)	$53,811.19(3)

(1)	Omitted in reliance on Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) and 457(f)(1) of the Securities Act, based on the market value of 31,438,636 shares of KYTHERA common stock (the total number of shares of KYTHERA common stock outstanding or issuable pursuant to options or other equity awards that are outstanding as of July 13, 2015 or that may be granted after such date and prior to completion of the Merger), as established by the average of the high and low sales prices of KYTHERA common stock on The NASDAQ Global Select Market on July 13, 2015 of $74.73, minus $1,886,318,160 (the estimated amount of cash to be paid to KYTHERA’s stockholders in the Merger).
(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by Allergan plc by 0.0001162.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to the Allergan plc ordinary shares to be issued in the Merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

DATED JULY 17, 2015, SUBJECT TO COMPLETION

PRELIMINARY COPY

KYTHERA LETTER TO STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend a special meeting of the stockholders of KYTHERA Biopharmaceuticals, Inc. (“KYTHERA”) to be held on [●], 2015 at [●] local time, at [●] (the “special meeting”).

As previously announced, on June 17, 2015, Allergan plc (“Allergan”) entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated as of July 1, 2015 (as it may be further amended from time to time, the “Merger Agreement”) with KYTHERA and Keto Merger Sub, Inc., an indirect wholly owned subsidiary of Allergan (“Merger Sub”), providing for the merger of Merger Sub with and into KYTHERA (the “Merger”), with KYTHERA surviving the merger as an indirect wholly owned subsidiary of Allergan. Following the Merger, KYTHERA common stock will be delisted from The NASDAQ Global Select Market (“NASDAQ”), deregistered under the Securities Exchange Act of 1934, as amended, and cease to be publicly traded. The acquisition of KYTHERA will be effected under Delaware law.

As a result of the Merger, each share of KYTHERA common stock issued and outstanding immediately prior to the Merger (other than shares held by stockholders who properly demand their appraisal rights under Delaware law and shares held by KYTHERA as treasury stock or owned by Allergan, Merger Sub or any of their respective subsidiaries, which will be canceled without consideration, and shares subject to any unvested KYTHERA restricted stock award which is to be assumed by Allergan) will be converted into the right to receive: (1) $60.00 in cash, without interest and (2) that number of validly issued, fully paid and nonassessable Allergan ordinary shares equal to the quotient determined by dividing $15.00 by the volume weighted average price of Allergan ordinary shares (as reported by Bloomberg L.P. or, if not reported by Bloomberg L.P., in another authoritative source mutually selected by Allergan and KYTHERA) for a ten trading day period, starting with the opening of trading on the twelfth trading day prior to the closing date of the Merger (the “Closing Date”) and ending with the closing of trading on the third to last trading day prior to the Closing Date (the “Allergan VWAP”), and rounding the result to the nearest 1/10,000 of an Allergan ordinary share, with cash to be paid in lieu of fractional shares.

For a description of the consideration that KYTHERA stockholders will receive, see the section entitled “The Merger Agreement—Consideration to KYTHERA Stockholders” beginning on page [●] of the accompanying proxy statement/prospectus. Allergan ordinary shares trade on the New York Stock Exchange under the symbol “AGN,” and shares of KYTHERA common stock trade on NASDAQ under the symbol “KYTH.” KYTHERA stockholders will be entitled to receive $15.00 in value of Allergan ordinary shares per share of KYTHERA common stock determined using the Allergan VWAP. However, because the Allergan VWAP will be determined over a ten trading day period ending on the third to last trading day prior to the Closing Date, the Allergan VWAP may differ from Allergan’s share price as of the Closing Date, and the Allergan VWAP may differ from the value of Allergan ordinary shares based on the price per Allergan ordinary share as of [●], 2015 or the price per Allergan ordinary share at the time of the special meeting.

KYTHERA is holding a special meeting to vote on the adoption of the Merger Agreement and related matters. Allergan and KYTHERA cannot complete the proposed Merger unless, among other things, KYTHERA stockholders vote to adopt the Merger Agreement.

Your vote is very important. A failure to vote will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

The KYTHERA board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of KYTHERA and the KYTHERA stockholders, has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and unanimously recommends that KYTHERA’s stockholders vote “FOR” the adoption of the Merger Agreement.

The obligations of KYTHERA and Allergan to complete the Merger are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is included as Annex A to the proxy statement/prospectus. The proxy statement/prospectus provides you with detailed information about the proposed Merger. It also contains or references information about KYTHERA and Allergan and certain related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page [●] of the accompanying proxy statement/prospectus for a discussion of the risks you should consider in evaluating the proposed transactions and how they will affect you.

On behalf of the KYTHERA board of directors, thank you for your consideration and continued support.

Sincerely,

Keith R. Leonard, Jr.
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the issuance of Allergan ordinary shares in connection with the Merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is [●], and it is first being mailed to stockholders of KYTHERA on or about [●].

KYTHERA BIOPHARMACEUTICALS, INC.

30930 RUSSELL RANCH ROAD, 3RD FLOOR

WESTLAKE VILLAGE, CA 91362

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2015

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of the stockholders of KYTHERA Biopharmaceuticals, Inc. (“KYTHERA”) will be held at [●] at [●] (local time) on [●], 2015 for the following purposes:

1.	to adopt the Agreement and Plan of Merger, dated as of June 17, 2015, as amended by Amendment No. 1, dated as of July 1, 2015 (as it may be further amended from time to time, the “Merger Agreement”), by and among Allergan plc (“Allergan”), Keto Merger Sub, Inc. and KYTHERA (the “Merger Proposal”);

2.	to approve the adjournment of the special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal (the “Adjournment Proposal”); and

3.	to approve, on a non-binding, advisory basis, the compensation to be paid to KYTHERA’s named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Named Executive Officer Compensation Proposal”), as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of the accompanying proxy statement/prospectus.

The approval by KYTHERA stockholders of the Merger Proposal is required to complete the merger (the “Merger”) described in the accompanying proxy statement/prospectus.

KYTHERA will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The Merger Proposal is described in more detail in the accompanying proxy statement/prospectus, which you should read carefully in its entirety before you vote. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement/prospectus.

The KYTHERA board of directors has set [●], 2015 as the record date for the special meeting. Only holders of record of shares of KYTHERA common stock at the close of business on [●], 2015 will be entitled to notice of and to vote at the special meeting and any adjournments thereof. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of shares of KYTHERA common stock.

Your vote is very important. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

The KYTHERA board of directors has unanimously approved and declared advisable the Merger Agreement and unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Named Executive Officer Compensation Proposal.

BY ORDER OF THE BOARD OF
DIRECTORS

Keith Klein
Corporate Secretary

Westlake Village, California

[●], 2015

PLEASE SUBMIT A PROXY FOR YOUR SHARES OF KYTHERA COMMON STOCK PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR DOING SO ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL (800) 322-2885 (TOLL-FREE) OR (212) 929-5500 (COLLECT).

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Allergan and KYTHERA from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available without charge to you upon written or oral request. You can obtain the documents incorporated by reference in the proxy statement/prospectus by requesting them in writing, by email or by telephone from Allergan or KYTHERA at their respective addresses and telephone numbers listed below or by accessing the websites listed below. The information provided on the websites listed below is not a part of the accompanying proxy statement/prospectus and therefore is not incorporated by reference into the accompanying proxy statement/prospectus.

Allergan plc Morris Corporate Center III 400 Interpace Parkway Parsippany, NJ 07054 Attention: Investor Relations Telephone: (862) 261-7488 Email: investor.relations@actavis.com ir.allergan.com	KYTHERA Biopharmaceuticals, Inc. 30930 Russell Ranch Road, 3rd floor Westlake Village, CA 91362 Attention: Investor Relations Telephone: (818) 587-4500 Email: ir@kythera.com investors.kythera.com/index.cfm

In addition, if you have questions about the Merger or the KYTHERA special meeting, or if you need to obtain copies of the accompanying proxy statement/prospectus, proxy card or other documents incorporated by reference in the accompanying proxy statement/prospectus, you may contact the KYTHERA proxy solicitation agent at the address and telephone number listed below. You will not be charged for any of the documents you request.

MacKenzie Partners Inc.

105 Madison Avenue

New York, NY 10016

Telephone: (212) 929-5500 (call collect)

or

Toll-Free (800) 322-2885

To obtain timely delivery of these documents before the KYTHERA special meeting, you must request the information no later than [●], 2015.

For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page [●] of the accompanying proxy statement/prospectus.

i

v

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are answers to certain questions you may have regarding the Merger and the special meeting of the stockholders of KYTHERA to be held on [●], 2015 at [●] local time, at [●] (referred to in this proxy statement/prospectus as the “KYTHERA special meeting”). You are urged to read carefully this entire proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus. All references in this proxy statement/prospectus to “Allergan” refer to Allergan plc, an Irish public limited company; all references to “Merger Sub” refer to Keto Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Allergan; all references to “KYTHERA” refer to KYTHERA Biopharmaceuticals, Inc., a Delaware corporation; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of June 17, 2015, by and among Allergan, Merger Sub and KYTHERA, as amended by Amendment No. 1, dated as of July 1, 2015, by and among Allergan, Merger Sub and KYTHERA (referred to in this proxy statement/prospectus as “Amendment No. 1”), as it may be further amended from time to time, a copy of which is included as Annex A to this proxy statement/prospectus; and all references to the “Voting Agreement” refer to the Stockholder Voting Agreement, dated as of June 17, 2015, by and between Allergan and each of the individuals or entities listed on the signature pages thereto, as it may be amended from time to time, a copy of which is included as Annex B to this proxy statement/prospectus. Unless otherwise indicated, all references to “dollars” or “$” in this proxy statement/prospectus are references to U.S. dollars. If you are in any doubt about this transaction you should consult an independent financial advisor.

Q:	WHAT ARE THE PROPOSED TRANSACTIONS ABOUT WHICH I AM BEING ASKED TO VOTE?

A: Allergan has agreed to acquire KYTHERA under the terms of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into KYTHERA (which merger is referred to in this proxy statement/prospectus as the “Merger”), with KYTHERA continuing as the surviving corporation (referred to in this proxy statement/prospectus as the “Surviving Corporation”). Following the Merger, KYTHERA will be an indirect wholly owned subsidiary of Allergan and the KYTHERA common stock will be delisted from The NASDAQ Global Select Market (referred to in this proxy statement/prospectus as “NASDAQ”), deregistered under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement/prospectus as the “Exchange Act”) and cease to be publicly traded.

KYTHERA stockholders are being asked to (i) adopt the Merger Agreement, (ii) approve the adjournment of the KYTHERA special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of adopting the Merger Agreement, and (iii) approve, on a non-binding, advisory basis, the compensation to be paid by KYTHERA to its named executive officers that is based on or otherwise relates to the Merger.

The adoption of the Merger Agreement by the KYTHERA stockholders is a condition to the consummation of the Merger. See the section entitled “The Merger Agreement—Conditions to the Consummation of the Merger” beginning on page [●] of this proxy statement/prospectus.

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT/PROSPECTUS?

A: KYTHERA is sending these materials to its stockholders to help them decide how to vote their shares of KYTHERA common stock with respect to matters to be considered at the KYTHERA special meeting.

The consummation of the Merger requires the approval of the KYTHERA stockholders. To obtain the required stockholder approval, KYTHERA will hold the KYTHERA special meeting at which KYTHERA will ask its stockholders to approve (i) the adoption of the Merger Agreement, (ii) the adjournment of the KYTHERA special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of adopting the Merger Agreement, and (iii) a non-binding, advisory proposal relating to the compensation to be paid by KYTHERA to its named executive officers that is based on or otherwise relates to the Merger. Further information about the KYTHERA special meeting and the Merger is contained in this proxy statement/prospectus. The Merger is not conditioned on the approval of the adjournment of the KYTHERA special meeting or the compensation payable to KYTHERA’s named executive officers that is based on or otherwise relates to the Merger.

This proxy statement/prospectus constitutes both a proxy statement of KYTHERA and a prospectus of Allergan. It is a proxy statement because the board of directors of KYTHERA (referred to in this proxy statement/prospectus as the “KYTHERA Board”) is soliciting proxies from its stockholders in connection with the KYTHERA special meeting using this proxy statement/prospectus. It is a prospectus because Allergan, in connection with the Merger Agreement, is offering its ordinary shares in partial exchange for the outstanding shares of KYTHERA common stock in the Merger.

The enclosed proxy materials allow you to grant a proxy or vote your shares by telephone or Internet without attending the KYTHERA special meeting in person.

Your vote is very important. You are encouraged to submit your proxy or vote your shares by telephone or Internet as soon as possible, even if you do plan to attend the KYTHERA special meeting in person.

For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for the purposes of the Investment Funds, Companies and Miscellaneous Provisions Act of 2005 of Ireland (referred to in this proxy statement/prospectus as the “2005 Act”), the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued under the 2005 Act, and the Central Bank of Ireland has not approved this proxy statement/prospectus.

Q:	WHAT WILL KYTHERA STOCKHOLDERS RECEIVE IN THE MERGER?

A: As a result of the Merger, each share of KYTHERA common stock issued and outstanding immediately prior to the effective time of the Merger, other than (i) any shares held by KYTHERA as treasury stock or owned by Allergan or Merger Sub or any of their respective subsidiaries, which will be canceled without consideration, and any shares subject to any unvested KYTHERA restricted stock award which is to be assumed by Allergan in the Merger (the shares described in (i) are referred to in this proxy statement/prospectus as “excluded shares”) and (ii) shares of KYTHERA common stock held by KYTHERA stockholders who have properly demanded appraisal and otherwise complied with applicable Delaware law and not effectively withdrawn any demand for, or lost the right to, appraisal under Delaware law, which will become entitled to the payment of the fair value of such shares determined in accordance with Delaware law as described under the section entitled “Appraisal Rights” beginning on page [●] of this proxy statement/prospectus (the shares described in (ii) are referred to in this proxy statement/prospectus as “dissenting shares”), will be converted into the right to receive (1) $60.00 in cash, without interest (referred to in this proxy statement/prospectus as the “Cash Consideration Portion”) and (2) that number of validly issued, fully paid and nonassessable ordinary shares of Allergan (referred to in this proxy statement/prospectus as “Allergan ordinary shares”) equal to the quotient determined by dividing $15.00 by the volume weighted average price of Allergan ordinary shares (as reported by Bloomberg L.P. or, if not reported by Bloomberg L.P., in another authoritative source mutually selected by Allergan and KYTHERA) for a ten trading day period, starting with the opening of trading on the twelfth trading day prior to the closing date of the Merger (referred to in this proxy statement/prospectus as the “Closing Date”) and ending with the closing of trading on the third to last trading day prior to the Closing Date (such volume weighted average price of Allergan ordinary shares is referred to in this proxy statement/prospectus as the “Allergan VWAP”), and rounding the result to the nearest 1/10,000 of an Allergan ordinary share (referred to in this proxy statement/prospectus as the “Stock Consideration Portion” and, collectively with the Cash Consideration Portion, referred to in this proxy statement/prospectus as the “Merger Consideration”).

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

Q:	WHAT IS THE VALUE OF THE MERGER CONSIDERATION?

A: In the Merger, each KYTHERA stockholder will receive, for each share of KYTHERA common stock they own as of immediately prior to the effective time of the Merger, other than excluded shares and dissenting shares, (i) the Cash Consideration Portion and (ii) the Stock Consideration Portion, as described above.

The Allergan VWAP, which will be used to determine the fraction of an Allergan ordinary share comprising the Stock Consideration Portion, may be different, and may be lower, than the market price of Allergan ordinary shares on the date KYTHERA stockholders receive their Allergan ordinary shares, the date the Merger Agreement was executed, the date of this proxy statement/prospectus or the date of the KYTHERA special meeting. Changes in the market price of Allergan ordinary shares may result from changes in the business, operations or prospects of Allergan, market reactions to the proposed Merger and market assessments of its likelihood of being completed, regulatory considerations or developments, general market or economic conditions or other factors.

While the exact number of Allergan ordinary shares to be received by KYTHERA stockholders as the Stock Consideration Portion of the Merger Consideration may not be known at the time of the KYTHERA special meeting because the Allergan VWAP cannot be determined until the closing of trading on the third to last trading day prior to the Closing Date, the KYTHERA stockholders have certainty that the Stock Consideration Portion will represent Allergan ordinary shares with $15.00 in value, based on the Allergan VWAP, for each share of KYTHERA common stock, other than excluded shares and dissenting shares, held by each KYTHERA stockholder.

The exchange ratio mechanism effectively provides for the Stock Consideration Portion of the Merger Consideration to have a “fixed value.” As a result of the exchange ratio mechanism, KYTHERA stockholders have protection against declines in the price per Allergan ordinary share between execution of the Merger Agreement and the beginning of the ten day trading period that determines the Allergan VWAP, because a lower Allergan VWAP will result in a greater fraction of an Allergan ordinary share being issuable as stock consideration. However, the value of the Stock Consideration Portion (based on the Allergan VWAP) will not be greater than $15.00 per share of KYTHERA common stock even if the price per Allergan ordinary share increases between execution of the Merger Agreement and the closing of the Merger, because a higher Allergan VWAP will result in a smaller fraction of an Allergan ordinary share being issuable as stock consideration. Moreover, the value of such stock consideration, based on the actual trading price per share of Allergan ordinary shares at the time of the closing of the Merger, could be less (or more) than $15.00 due to potential variances between the Allergan VWAP and the actual trading price per Allergan ordinary share at the closing of the Merger.

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

During the twelve-month period ending on [●], 2015, the record date for the KYTHERA special meeting, the closing price of Allergan ordinary shares varied from a low of $[●] to a high of $[●], and ended that period at $[●]. KYTHERA encourages you to obtain current market quotations for Allergan ordinary shares and KYTHERA common stock before you vote your shares.

Q:	WHAT WILL HOLDERS OF KYTHERA EQUITY AWARDS RECEIVE IN THE MERGER?

A: Stock Options: As of the effective time of the Merger, each option to purchase KYTHERA common stock (referred to in this proxy statement/prospectus as a “KYTHERA Stock Option”) granted under any KYTHERA equity plan that is outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested or exercisable and other than as described in the next paragraph for certain vested KYTHERA Stock Options, will be assumed by Allergan and will be converted into an option to purchase a number of Allergan ordinary shares (referred to in this proxy statement/prospectus as an “Allergan Stock Option”) and will remain subject to the same vesting (if unvested) and other terms and conditions as applied to the applicable KYTHERA Stock Option immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Stock Option by reason of the Merger Agreement or the Merger, including the Equity Award Amendment (as defined in “The Merger—Interests of KYTHERA’s Directors and Executive Officers after the Merger—Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards” beginning on page [●] of this proxy statement/prospectus)). As of the effective time of the Merger, each such Allergan Stock Option as so assumed and converted will be exercisable for that whole number of Allergan ordinary shares equal to the product (which product will be rounded down to the nearest whole share) of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger multiplied by (ii) the quotient determined by dividing $75.00 by the Allergan VWAP, and rounding the result to the nearest 1/10,000 of an Allergan ordinary share (such quotient referred to in this proxy statement/prospectus as the “Stock Award Exchange Ratio”), at an exercise price per Allergan ordinary share equal to the quotient (which quotient will be rounded down to the nearest whole cent) obtained by dividing (x) the exercise price per share of KYTHERA common stock of such KYTHERA Stock Option by (y) the Stock Award Exchange Ratio.

At the effective time of the Merger, each vested outstanding KYTHERA Stock Option held by a KYTHERA non-employee director or any employee of KYTHERA who does not continue to be employed by the Surviving Corporation or any other affiliate of Allergan following the effective time of the Merger (such non-continuing employees of KYTHERA referred to in this proxy statement/prospectus as the “Non-Continuing Employees”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product determined by multiplying the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger by the excess, if any, of $75.00 minus the per share exercise price of such KYTHERA Stock Option, subject to applicable withholding taxes.

Restricted Share Awards: As of the effective time of the Merger, each outstanding KYTHERA restricted stock award (referred to in this proxy statement/prospectus as a “KYTHERA Restricted Share Award”) granted under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into an award of restricted Allergan ordinary shares (referred to in this proxy statement/prospectus as “Allergan Restricted Share Awards”), and each Allergan Restricted Share Award will remain subject to the same terms and conditions as applied to the applicable KYTHERA Restricted Share Award immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Restricted Share Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, the number of Allergan ordinary shares underlying each Allergan Restricted Share Award will be equal to the product (which will be rounded up to the nearest whole share) of the number of shares of KYTHERA common stock subject to the applicable KYTHERA Restricted Share Award multiplied by the Stock Award Exchange Ratio.

Restricted Stock Unit Awards: As of the effective time of the Merger, each outstanding KYTHERA restricted stock unit award (referred to in this proxy statement/prospectus as a “KYTHERA RSU Award” and collectively with KYTHERA Stock Options and KYTHERA Restricted Share Awards, as “KYTHERA Equity Awards”) issued under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into a restricted stock unit award for Allergan ordinary shares (each referred to in this proxy statement/prospectus as an “Allergan RSU Award”), and each Allergan RSU Award will remain subject to the same terms and conditions as applied to the applicable KYTHERA RSU Award immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA RSU Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, the number of Allergan ordinary shares underlying each Allergan RSU Award will be equal to the product (which will be rounded up to the nearest whole share) of the number of shares of KYTHERA common stock underlying the applicable KYTHERA RSU Award multiplied by the Stock Award Exchange Ratio. Further, Allergan will have the ability to adjust any dividend equivalent rights associated with the Allergan RSU Awards, to reflect dividends on Allergan ordinary shares giving effect to the changes and adjustments contemplated to the corresponding KYTHERA RSU Awards by reason of the Merger Agreement or the Merger.

See the section entitled “The Merger Agreement—Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards” beginning on page [●] of this proxy statement/prospectus.

Q:	WHEN WILL THE MERGER BE CONSUMMATED?

A: The parties currently expect that the Merger will be consummated during the third quarter of 2015. Neither Allergan nor KYTHERA can predict, however, the actual date on which the Merger will be consummated, or whether it will be consummated, because the Merger is subject to factors beyond each company’s control, including whether or when the required antitrust approvals will be received. See the section entitled “The Merger Agreement—Conditions to the Consummation of the Merger” beginning on page [●] of this proxy statement/prospectus.

Q:	WHO IS ENTITLED TO VOTE?

A: The KYTHERA Board has fixed the close of business on [●], 2015 as the record date of the KYTHERA special meeting (referred to in this proxy statement/prospectus as the “record date”). If you were a KYTHERA stockholder of record as of the close of business on [●], 2015, you are entitled to receive notice of and to vote at the KYTHERA special meeting and any adjournments thereof.

Q:	WHAT ARE KYTHERA STOCKHOLDERS BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A: KYTHERA stockholders are being asked to vote on the following proposals:

1.	to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus (referred to in this proxy statement/prospectus as the “Merger Proposal”);

2.	to approve the adjournment of the KYTHERA special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal (referred to in this proxy statement/prospectus as the “Adjournment Proposal”); and

3.	to approve, on a non-binding, advisory basis, the compensation to be paid to KYTHERA’s named executive officers that is based on or otherwise relates to the Merger, discussed under the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus (referred to in this proxy statement/prospectus as the “Merger-Related Named Executive Officer Compensation Proposal”).

KYTHERA stockholder approval of the Merger Proposal is required for consummation of the Merger.

KYTHERA stockholder approval of the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal is not required for consummation of the Merger. No other matters are intended to be brought before the KYTHERA special meeting.

The Merger Agreement provides that KYTHERA may not postpone or adjourn the KYTHERA special meeting to a date that is more than 30 days after the date on which the KYTHERA special meeting was originally scheduled.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE KYTHERA SPECIAL MEETING?

A: The Merger Proposal: The affirmative vote of a majority of the outstanding shares of KYTHERA common stock held by stockholders of record as of [●], 2015 is required to approve the Merger Proposal. If you are a KYTHERA stockholder and you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote cast against the Merger Proposal.

The Adjournment Proposal: Assuming a quorum is present, the affirmative vote of at least a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Adjournment Proposal. For the Adjournment Proposal, if a KYTHERA stockholder is present in person or by proxy at the KYTHERA special meeting and chooses to abstain from voting with respect to the Adjournment Proposal, it will have no effect on the outcome of the Adjournment Proposal (except that the fact that such stockholder is present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present). If a KYTHERA stockholder fails to vote and is not present in person or by proxy at the KYTHERA special meeting, it will have no effect on the vote count for the Adjournment Proposal (except that the fact that such stockholder is not present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present).

The Merger-Related Named Executive Officer Compensation Proposal: Assuming a quorum is present, the affirmative vote of a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Merger-Related Named Executive Officer Compensation Proposal. The KYTHERA stockholders’ vote regarding the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote, and therefore is not binding on KYTHERA or the KYTHERA Board or the compensation committee of KYTHERA. Since compensation and benefits to be paid or provided in connection with the Merger are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect the obligation to make these payments and these payments may still be made even if the KYTHERA stockholders do not approve, by advisory (non-binding) vote, the Merger-Related Named Executive Officer Compensation Proposal. For the Merger-Related Named Executive Officer Compensation Proposal, if a KYTHERA stockholder is present in person or by proxy at the KYTHERA special meeting and chooses to abstain from voting with respect to the Merger-Related Named Executive Officer Compensation Proposal, it will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal (except that the fact that such stockholder is present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present). If a KYTHERA stockholder fails to vote and is not present in person or by proxy at the KYTHERA special meeting, it will have no effect on the vote count for the Merger-Related Named Executive Officer Compensation Proposal (except that the fact that such stockholder is not present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present).

Q:	WHAT IS THE EFFECT OF THE VOTING AGREEMENT?

A: In connection with the Merger, each of KYTHERA’s directors and certain of their affiliates (referred to in this proxy statement/prospectus as the “Supporting Stockholders”) entered into the Voting Agreement with Allergan. Pursuant to the Voting Agreement, each Supporting Stockholder has agreed, among other things, to vote his, her or its shares of KYTHERA common stock in favor of the Merger Proposal and the Adjournment Proposal. As of the record date, the Supporting Stockholders owned in the aggregate approximately [●] shares of KYTHERA common stock (not including any shares of KYTHERA common stock subject to KYTHERA Stock Options), representing approximately [●]% of the shares of KYTHERA common stock outstanding as of the close of business on the record date. The Voting Agreement does not change the number of votes required to approve the Merger Proposal or the Adjournment Proposal. See the section entitled “The Voting Agreement” beginning on page [●] of this proxy statement/prospectus.

Q:	HOW DOES THE KYTHERA BOARD RECOMMEND KYTHERA STOCKHOLDERS VOTE?

A: The KYTHERA Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of KYTHERA and the KYTHERA stockholders, has unanimously approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth therein, and unanimously recommends that KYTHERA stockholders vote their shares of KYTHERA common stock:

1.	“FOR” the Merger Proposal;

2.	“FOR” the Adjournment Proposal; and

3.	“FOR” the Merger-Related Named Executive Officer Compensation Proposal.

Q:	ARE THERE ANY RISKS ABOUT THE MERGER OR ALLERGAN’S BUSINESS THAT KYTHERA STOCKHOLDERS SHOULD CONSIDER IN DECIDING WHETHER TO VOTE ON THE PROPOSALS?

A: Yes. Before making any decision on whether and how to vote, KYTHERA stockholders are urged to read carefully and in its entirety the section entitled “Risk Factors” section beginning on page [●] of this proxy statement/prospectus. KYTHERA stockholders should also read and carefully consider the risk factors of KYTHERA and Allergan and the other risk factors that are incorporated by reference into this proxy statement/prospectus.

Q:	DO ANY OF KYTHERA’S DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM THOSE OF KYTHERA STOCKHOLDERS?

A: Yes. KYTHERA’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of KYTHERA stockholders. See the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger” beginning on page [●] of this proxy statement/prospectus. The members of KYTHERA’s Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the Merger and in recommending that KYTHERA stockholders vote to adopt the Merger Agreement.

Q:	WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained or incorporated by reference in this proxy statement/prospectus, please submit your proxy or voting instruction card for your shares as soon as possible so that your shares of KYTHERA common stock entitled to vote at the KYTHERA special meeting will be represented. Please follow the instructions set forth on the proxy card or on the voting instruction card provided by the record holder if your shares are held in “street name” through your broker, bank or other nominee.

Q:	HOW DO I VOTE?

A: If you are a stockholder of record of KYTHERA as of the record date, you may submit your proxy before the KYTHERA special meeting in one of the following ways:

1.	visit the website shown on your proxy card to submit your proxy via the Internet;

2.	call the toll-free number for telephone proxy submission shown on your proxy card; or

3.	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at the KYTHERA special meeting.

If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders or stockholders who wish to vote in person at the meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:	HOW MANY VOTES DO I HAVE?

A: You are entitled to one vote for each share of KYTHERA common stock that you owned as of [●], the record date. As of the close of business on the record date, [●] shares of KYTHERA common stock were outstanding.

Q:	WHAT IF I SELL MY SHARES OF KYTHERA COMMON STOCK BEFORE THE KYTHERA SPECIAL MEETING?

A: If you transfer your shares of KYTHERA common stock after the record date but before the KYTHERA special meeting, you will, unless you provide the transferee of your shares with a proxy, retain your right to vote at the KYTHERA special meeting but will have transferred the right to receive the Merger Consideration. In order to receive the Merger Consideration, you must hold your shares through the effective time of the Merger.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. To the extent certain KYTHERA stockholders have certificated shares, such KYTHERA stockholders should keep their existing stock certificates at this time. After the Merger is completed, KYTHERA stockholders will receive a letter of transmittal and written instructions for exchanging their stock certificates for Allergan ordinary shares and the cash portion of the Merger Consideration.

Q:	WHEN AND WHERE IS THE KYTHERA SPECIAL MEETING?

A: The KYTHERA special meeting will be held at [●], at [●] (local time), on [●], 2015.

Q:	WHAT CONSTITUTES A QUORUM?

A: The holders of a majority in voting power of the issued and outstanding KYTHERA common stock entitled to vote that are present in person or represented by proxy will constitute a quorum for the KYTHERA special meeting. Abstentions are considered present for purposes of determining a quorum. As of the record date, [●] shares of KYTHERA common stock were outstanding, thus [●] shares present in person or represented by proxy will constitute a quorum for the meeting.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A: If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to KYTHERA or by voting in person at the KYTHERA special meeting unless you obtain a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of NASDAQ, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that NASDAQ determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the KYTHERA special meeting will be “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares how to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are a KYTHERA stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

1.	your broker, bank or other nominee may not vote your shares on the Merger Proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal;

2.	your broker, bank or other nominee may not vote your shares on the Adjournment Proposal, which broker non-votes will have no effect on the vote count for this proposal (and your shares will not count as present at the KYTHERA special meeting for purposes of determining whether a quorum is present); and

3.	your broker, bank or other nominee may not vote your shares on the Merger-Related Named Executive Officer Compensation Proposal, which broker non-votes will have no effect on the vote count for this proposal (and your shares will not count as present at the KYTHERA special meeting for purposes of determining whether a quorum is present).

Q:	HOW DO I VOTE SHARES HELD OR ACQUIRED THROUGH AN EMPLOYEE PROGRAM?

A: If you are a KYTHERA stockholder of record, the shares listed on your proxy card will include the following shares, if applicable:

•	shares acquired under the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended;

•	shares acquired under the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan;

•	shares acquired under the 2014 Employment Commencement Incentive Plan; and

•	shares acquired under the 2015 Employee Stock Purchase Plan.

Please see the Q&A above entitled “How do I vote?” for further information on how to vote such shares.

If your shares are held through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

Q:	WHAT IF I DO NOT VOTE?

A: If you are a KYTHERA stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your broker, bank or other nominee how to vote on the Merger Proposal or you respond with an “abstain” vote on the Merger Proposal, this will have the same effect as a vote cast against the Merger Proposal.

If you are a KYTHERA stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your broker, bank or other nominee how to vote on the Adjournment Proposal or Merger-Related Named Executive Officer Compensation Proposal, this will have no effect on the outcome of such proposals. If you respond with an “abstain” vote on the Adjournment Proposal or Merger-Related Named Executive Officer Compensation Proposal, your proxy will have no effect on the outcome of such proposals.

If you are a KYTHERA stockholder and you fail to vote, fail to submit a proxy or fail to return a voting instruction card instructing your broker, bank or other nominee how to vote on any of the proposals, your shares will not count as present at the KYTHERA special meeting for purposes of determining whether a quorum is present. If you vote on any proposal or return a voting instruction card, regardless of how you vote, or provide a proxy, your shares will count as present at the KYTHERA special meeting for purposes of determining whether a quorum is present.

Please note, however, if you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal (and you do not change your vote after delivering your proxy or voting instruction card), the shares of KYTHERA common stock represented by your proxy will be voted for each KYTHERA proposal in accordance with the recommendation of the KYTHERA Board.

Please see the Q&A below entitled “May I change my vote after I have delivered my proxy or voting instruction card?” for further information on how to change your vote.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A: Yes. You may change your vote or revoke a proxy at any time before your proxy is voted at the KYTHERA special meeting. If you are a KYTHERA stockholder of record, you can do this by:

•	delivering a written notice of revocation to KYTHERA’s Corporate Secretary at or before the KYTHERA special meeting at the following address:

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, 3rd floor

Westlake Village, California 91362

Attention: Keith Klein, Corporate Secretary

•	presenting to KYTHERA’s Corporate Secretary, at or before the KYTHERA special meeting at the address above, a later dated proxy executed by the person who executed the prior proxy;

•	submitting another proxy by telephone or via the Internet (your latest telephone or Internet voting instructions will be followed); or

•	attending the KYTHERA special meeting and voting in person.

If you are a KYTHERA stockholder whose shares are held in “street name” by a broker, bank or other nominee, you may revoke your proxy and vote your shares in person at the KYTHERA special meeting only in accordance with applicable rules and procedures as employed by such broker, bank or other nominee. If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

If you hold shares indirectly in the KYTHERA benefits plans, you should contact the trustee of your plan, as applicable, to change your vote of the shares allocated to your benefit plan.

Attending the KYTHERA special meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail. If you wish to change your vote at the KYTHERA special meeting, you must vote by ballot at such meeting to change your vote.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A: KYTHERA stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold KYTHERA common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of KYTHERA common stock and your shares are registered in more than one name, you will receive more than one proxy card.

Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of KYTHERA common stock that you own.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE KYTHERA SPECIAL MEETING?

A: Final voting results for the KYTHERA special meeting are expected to be published in a Current Report on Form 8-K to be filed by KYTHERA with the U.S. Securities and Exchange Commission (referred to this proxy statement/prospectus as the “SEC”) within four business days after the KYTHERA special meeting. A copy of this Current Report on Form 8-K will be available after filing with the SEC on the KYTHERA website.

Q:	ARE KYTHERA STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A: Yes. KYTHERA stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement/prospectus as the “DGCL”), provided they do not vote in favor of the Merger Proposal and otherwise satisfy the conditions set forth in Section 262 of the DGCL. More information regarding these appraisal rights is provided in this proxy statement/prospectus, and the provisions of Section 262 of the DGCL that grant appraisal rights and govern such procedures are attached as Annex E to this proxy statement/prospectus. You should read these provisions carefully and in their entirety. See the section entitled “Appraisal Rights” beginning on page [●] of this proxy statement/prospectus.

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO KYTHERA STOCKHOLDERS?

A: For U.S. federal income tax purposes, the exchange of KYTHERA common stock for Allergan ordinary shares and cash pursuant to the Merger will be treated as a taxable transaction. KYTHERA stockholders that are U.S. holders will generally recognize gain or loss equal to the difference, if any, between (i) the sum of (x) the fair market value of the Allergan ordinary shares received by such holder in the Merger, and (y) the amount of cash received by such holder in the Merger, including any cash received in lieu of fractional Allergan ordinary shares, and (ii) the stockholder’s tax basis in KYTHERA common stock surrendered. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period of the KYTHERA common stock surrendered exceeds one year at the effective time of the Merger.

KYTHERA stockholders should consult their tax advisors as to the particular tax consequences to them of the Merger, including the effect of U.S. federal, state and local tax laws and foreign tax laws. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, see the section entitled “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations” beginning on page [●] of this proxy statement/prospectus.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A: If the Merger is not completed, KYTHERA stockholders will not receive any consideration for their shares of KYTHERA common stock. Instead, KYTHERA will remain an independent public company and its common stock will continue to be listed and traded on NASDAQ. The Merger Agreement contains certain customary termination rights for both KYTHERA and Allergan, including in the event that the Merger is not consummated by March 17, 2016 (referred to in this proxy statement/prospectus as the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement to accept a competing acquisition proposal and in certain other specified circumstances, KYTHERA may be required to pay Allergan a termination fee of $69.75 million in cash, as described under the section entitled “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” beginning on page [●] of this proxy statement/prospectus.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A: If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact MacKenzie Partners Inc., the proxy solicitation agent for KYTHERA, by mail at 105 Madison Avenue, New York, NY 10016, or by telephone toll-free at (800) 322-2885 or collect at (212) 929-5500.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT ALLERGAN AND KYTHERA?

A: You can find more information about Allergan and KYTHERA from the various sources described under the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

SUMMARY

This summary highlights selected information included in this proxy statement/prospectus. You should read carefully this entire proxy statement/prospectus and its Annexes and the other documents referred to in this proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information about Allergan and KYTHERA is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see the section entitled “Where You Can Find More Information” on page [●] of this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page [●])

The terms and conditions of the Merger are contained in the Merger Agreement which is attached to this proxy statement/prospectus as Annex A. You should read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Pursuant to the Merger Agreement, Merger Sub will merge with and into KYTHERA, with KYTHERA continuing as the Surviving Corporation. Following the Merger, KYTHERA will be an indirect wholly owned subsidiary of Allergan and the KYTHERA common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Consideration to KYTHERA Stockholders (page [●])

As a result of the Merger, each issued and outstanding share of KYTHERA common stock, other than excluded shares and dissenting shares, will be converted into the right to receive the Merger Consideration, which consists of $60.00 in cash, without interest, and that number of validly issued, fully paid and nonassessable Allergan ordinary shares equal to the quotient determined by dividing $15.00 by the Allergan VWAP.

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock cancelled pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards (page [●])

Stock Options: As of the effective time of the Merger, each KYTHERA Stock Option granted under any KYTHERA equity plan that is outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested or exercisable and other than those vested KYTHERA Stock Options held by non-employee directors or Non-Continuing Employees, will be assumed by Allergan and will be converted into an Allergan Stock Option and will remain subject to the same vesting (if unvested) and other terms and conditions as applied to the applicable KYTHERA Stock Option immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Stock Option by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, each such Allergan Stock Option as so assumed and converted will be exercisable for that whole number of Allergan ordinary shares equal to the product (which product will be rounded down to the nearest whole share) of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger multiplied by (ii) the Stock Award Exchange Ratio, at an exercise price per Allergan ordinary share equal to the quotient (which quotient will be rounded down to the nearest whole cent) obtained by dividing (x) the exercise price per share of KYTHERA common stock of such KYTHERA Stock Option by (y) the Stock

Award Exchange Ratio. At the effective time of the Merger, each vested outstanding KYTHERA Stock Option held by a KYTHERA non-employee director or any Non-Continuing Employee will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product determined by multiplying the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger by the excess, if any, of $75.00 minus the per share exercise price of such KYTHERA Stock Option, subject to applicable withholding taxes.

Restricted Share Awards: As of the effective time of the Merger, each outstanding KYTHERA Restricted Share Award granted under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into an Allergan Restricted Share Award, and each Allergan Restricted Share Award will remain subject to the same terms and conditions as applied to the applicable KYTHERA Restricted Share Award immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Restricted Share Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, the number of Allergan ordinary shares underlying each Allergan Restricted Share Award will be equal to the product (which will be rounded up to the nearest whole share) of the number of shares of KYTHERA common stock subject to the applicable KYTHERA Restricted Share Award multiplied by the Stock Award Exchange Ratio.

Restricted Stock Unit Awards: As of the effective time of the Merger, each outstanding KYTHERA RSU Award issued under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into an Allergan RSU Award, and each Allergan RSU Award will remain subject to the same terms and conditions as applied to the applicable KYTHERA RSU Award immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA RSU Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, the number of Allergan ordinary shares underlying each Allergan RSU Award will be equal to the product (which will be rounded up to the nearest whole share) of the number of shares of KYTHERA common stock underlying the applicable KYTHERA RSU Award multiplied by the Stock Award Exchange Ratio. Further, Allergan will have the ability to adjust any dividend equivalent rights associated with the Allergan RSU Awards, to reflect dividends on Allergan ordinary shares giving effect to the changes and adjustments contemplated to the corresponding KYTHERA RSU Awards by reason of the Merger Agreement or the Merger.

For a more complete description of the treatment of KYTHERA Stock Options and other KYTHERA equity awards, see the section entitled “The Merger Agreement—Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards” beginning on page [●] of this proxy statement/prospectus.

Comparative Per Share Market Price Information (page [●])

Allergan ordinary shares are listed on the New York Stock Exchange (referred to in this proxy statement/prospectus as the “NYSE”) under the symbol “AGN.” KYTHERA common stock is listed on NASDAQ under the symbol “KYTH.” The following table shows the closing prices of Allergan ordinary shares and KYTHERA common stock as reported on the NYSE and NASDAQ, respectively, on June 16, 2015, the last full trading day before the public announcement of the signing of the Merger Agreement, and on [●], 2015, the last practicable full trading day before the date of this proxy statement/prospectus.

	Allergan Ordinary Shares		KYTHERA Common Stock
June 16, 2015		$298.02		$60.72
[●], 2015	$	[●]	$	[●]

Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger (page [●])

The KYTHERA Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Named Executive Officer Compensation Proposal.

In reaching its decision, the KYTHERA Board considered a number of factors as generally supporting its decision to enter the Merger Agreement, including, among others, the fact that the Merger Consideration is comprised of a fixed $75.00 in value and would be payable in a mix of 80% cash and 20% stock which represents a premium of approximately 42.3% over the $52.71 average price per share of KYTHERA common stock for the 30-day period ended June 16, 2015, a premium of approximately 50.7% over the $49.78 average price per share of KYTHERA common stock for the 60-day period ended June 16, 2015, a premium of approximately 57.2% over the $47.72 average price per share of KYTHERA common stock for the 90-day period ended June 16, 2015, a premium of approximately 49.7% over the $50.09 closing price per share of KYTHERA common stock on June 1, 2015, one day prior to the filing on Form 8-K of KYTHERA that announced the KYTHERA Board’s approval of severance and change of control benefits to certain KYTHERA executives, a premium of approximately 33.9% over the $56.00 highest closing price of shares of KYTHERA common stock during the 52-week period ended June 1, 2015, a premium of approximately 25.5% over the $59.75 closing price per share of KYTHERA common stock on June 15, 2015, a premium of approximately 23.5% over the $60.72 closing price per share of KYTHERA common stock on June 16, 2015, the last trading day before the announcement of the execution of the Merger Agreement, a premium of approximately 57.8% over the $47.52 average of the closing prices of shares of KYTHERA common stock over the 30-day period ended June 1, 2015, and a premium of approximately 54.6% over the $48.52 volume weighted average price of shares of KYTHERA common stock between March 5, 2015 and June 1, 2015; the ability of the KYTHERA stockholders to participate in the future growth or earnings of Allergan following the closing of the Merger with respect to the Stock Consideration Portion received in the Merger; the belief that the Merger Consideration represented the highest price Allergan was willing to pay to acquire KYTHERA and that the terms of the Merger Agreement were the most favorable terms to KYTHERA to which Allergan was then willing to agree; the advantages of consummating the Merger in comparison to the risks associated with remaining a stand-alone company; the belief that the Merger is superior to other strategic alternatives that were available to KYTHERA; the likelihood that the Merger will be consummated; the opinion of Goldman, Sachs & Co. (referred to in this proxy statement/prospectus as “Goldman Sachs”) that the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to those holders; the overall terms of the Merger Agreement; the level of commitment of Allergan to obtain applicable regulatory approvals; and the availability of appraisal rights to KYTHERA stockholders with respect to the Merger.

The KYTHERA Board also considered a variety of risks and other potentially negative factors concerning the Merger, including, among others, the risk that the Merger might not be completed in a timely manner; the effect of a public announcement of the Merger; taxable gains from the Merger Consideration received by KYTHERA’s stockholders; the inability of KYTHERA’s stockholders to receive the benefit of any increase in the value of Allergan’s ordinary shares prior to the closing of the Merger in light of the fact that the stock consideration to be received by KYTHERA stockholders in the Merger is fixed in value; risks related to Allergan’s business; certain restrictions imposed by the Merger Agreement on the conduct of KYTHERA’s business prior to the consummation of the Merger; the fact that, under certain circumstances, KYTHERA may be required to pay Allergan a termination fee; and the possibility that the interests of the KYTHERA Board and KYTHERA’s management may be different from, or in addition to, those of KYTHERA’s stockholders.

For a more complete description of KYTHERA’s reasons for the Merger and the recommendation of the KYTHERA Board, see the section entitled “The Merger—Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger” beginning on page [●] of this proxy statement/prospectus.

Opinion of Financial Advisor to KYTHERA (Page [●])

Goldman Sachs delivered its oral opinion to the KYTHERA Board, which was subsequently confirmed by delivery of a written opinion dated as of June 17, 2015 and based upon and subject to the factors and assumptions set forth therein, that the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to those holders. On July 1, 2015, Goldman Sachs delivered a letter to the KYTHERA Board confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on June 17, 2015 on the basis of the transactions contemplated by the Merger Agreement, as amended by Amendment No. 1, the conclusion set forth in its opinion would not have changed. The confirmation letter did not address any circumstances, developments or events occurring after June 17, 2015, other than the execution of Amendment No. 1, and its opinion is provided only as of such date. In connection with delivery of the confirmation letter, the KYTHERA Board advised Goldman Sachs, and with the KYTHERA Board’s permission, Goldman Sachs assumed, that the changes to the Merger Agreement pursuant to Amendment No. 1 and the transactions contemplated thereby did not affect the Final Unaudited Prospective Financial Information, as defined under the section entitled “The Merger—KYTHERA Unaudited Prospective Financial Information.”

The full text of the written opinion of Goldman Sachs, dated June 17, 2015, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C. The full text of the confirmation letter of Goldman Sachs, dated July 1, 2015, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the letter, is attached as Annex D. The summary of the Goldman Sachs opinion provided is qualified in its entirety by reference to the full text of the written opinion. Goldman Sachs provided its opinion and confirmation letter for the information and assistance of the KYTHERA Board in connection with its consideration of the Merger. Neither the Goldman Sachs opinion nor the Goldman Sachs confirmation letter is a recommendation as to how any holder of shares of KYTHERA common stock should vote with respect to the Merger or any other matter.

The KYTHERA Special Meeting (page [●])

KYTHERA will convene the KYTHERA special meeting on [●] at [●] (local time) on [●], 2015. At the KYTHERA special meeting, KYTHERA stockholders will be asked to approve the Merger Proposal, the Adjournment Proposal, and the Merger-Related Named Executive Officer Compensation Proposal.

The KYTHERA Board has fixed the close of business on [●], 2015 as the record date for determining the holders of shares of KYTHERA common stock entitled to receive notice of and to vote at the KYTHERA special meeting. As of the record date, there were [●] shares of KYTHERA common stock outstanding and entitled to vote at the KYTHERA special meeting held by [●] holders of record. Each share of KYTHERA common stock entitles the holder to one vote at the KYTHERA special meeting on each proposal to be considered at the KYTHERA special meeting.

The holders of a majority in voting power of the issued and outstanding KYTHERA common stock entitled to vote that are present in person or represented by proxy will constitute a quorum for the meeting. All shares of KYTHERA common stock, whether present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the KYTHERA special meeting. As of the record date, [●] shares of KYTHERA common stock were outstanding, and, therefore, [●] shares present in person or represented by proxy will constitute a quorum for the KYTHERA special meeting. As of the record date, directors and executive officers of KYTHERA and their affiliates owned and were entitled to vote [●] shares of KYTHERA common stock, representing approximately [●]% of the shares of KYTHERA common stock outstanding on that date.

The affirmative vote of a majority of the outstanding shares of KYTHERA common stock held by stockholders of record as of [●], 2015 is required to approve the Merger Proposal. Abstention and broker non-votes will have the same effect as a vote cast against the Merger Proposal.

Assuming a quorum is present, the affirmative vote of at least a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

Assuming a quorum is present, the affirmative vote of a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Merger-Related Named Executive Officer Compensation Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal.

Interests of KYTHERA’s Directors and Executive Officers in the Merger (page [●])

In considering the recommendation of the KYTHERA Board that KYTHERA stockholders vote to approve the Merger Proposal, KYTHERA stockholders should be aware that some of KYTHERA’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of KYTHERA’s stockholders generally. Interests of KYTHERA’s directors and executive officers may be different from or in addition to the interests of KYTHERA’s stockholders for the following reasons, among others:

•	The Merger Agreement provides, as of the effective time of the Merger, for conversion of all outstanding KYTHERA Stock Options (other than those vested KYTHERA Stock Options held by non-employee directors or Non-Continuing Employees) into corresponding Allergan Stock Options. No non-employee director or executive officer of KYTHERA holds KYTHERA Restricted Share Awards or KYTHERA RSU Awards.

•	The Merger Agreement provides for the cancellation of all outstanding and vested KYTHERA Stock Options held by non-employee directors or any Non-Continuing Employee at the effective time of the Merger in exchange for the right to receive cash equal to the product of the number of shares subject to such KYTHERA Stock Option multiplied by the excess, if any, of $75.00 less the applicable exercise price, without interest and subject to withholding taxes.

•	KYTHERA’s non-employee director compensation policy provides for full acceleration of all KYTHERA Stock Options, KYTHERA Restricted Share Awards and KYTHERA RSU Awards held by non-employee directors upon the effective time of the Merger.

•	The Equity Award Amendment passed by KYTHERA’s Board in connection with the execution and delivery of the Merger Agreement provides for accelerated vesting of (i) 50% of the unvested shares subject to KYTHERA Equity Awards assumed in the Merger on the 90th day following the consummation of the Merger and (ii) any remaining unvested shares subject to KYTHERA Equity Awards assumed in the Merger on the first anniversary of the consummation of the Merger.

•	KYTHERA’s executive officers are participants in KYTHERA’s Executive Change in Control and Separation Benefits Plan (referred to in this proxy statement/prospectus as the “CiC Plan”), which provides for severance benefits in the event of certain qualifying terminations of employment within the period of time commencing three months prior to the consummation of the Merger and ending 18 months after the Merger.

•

An amendment passed by KYTHERA’s Board in connection with the execution and delivery of the Merger Agreement provides that all employees of KYTHERA, including executive officers, who are participants in KYTHERA’s 2015 Annual Incentive Plan (referred to in this proxy statement/prospectus as the “Bonus Plan”) may receive a pro-rata cash bonus payment (or full bonus payment if such termination occurs after December 31, 2015 but before 2015 bonuses are paid) under the bonus plan in the event a participant in the bonus plan becomes entitled to receive severance under one of KYTHERA’s benefit plans.

•	KYTHERA’s Retention Bonus Plan (referred to in this proxy statement/prospectus as the “Retention Plan”) provides that KYTHERA may award eligible employees cash incentive bonuses from a retention bonus pool of up to $3 million in the aggregate. KYTHERA has not yet selected any participants in this plan or individual bonus amounts, but executive officers may be awarded retention bonuses under the plan.

•	KYTHERA’s directors and executive officers are entitled to continued indemnification, expense advancement and insurance coverage under the Merger Agreement.

These interests are discussed in more detail in the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger” beginning on page [●] of this proxy statement/prospectus. The members of the KYTHERA Board were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the stockholders of KYTHERA that the Merger Proposal be approved.

Board of Directors and Executive Officers after the Merger (page [●])

The directors of KYTHERA and its subsidiaries will resign as of the effective time of the Merger. The composition of Allergan’s board of directors and executive officers is not anticipated to change in connection with the completion of the Merger.

Regulatory Approvals Required for the Merger (page [●])

Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to in this proxy statement/prospectus as the “HSR Act”), and the rules and regulations promulgated thereunder by the U.S. Federal Trade Commission (referred to in this proxy statement/prospectus as the “FTC”), the Merger cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice (referred to in this proxy statement/prospectus as the “Antitrust Division”) and the applicable waiting period has expired or been terminated.

On July 6, 2015, each of Allergan and KYTHERA filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. The associated 30-day waiting period will therefore expire at 11:59 p.m. (U.S. Eastern Time) on August 5, 2015, unless the waiting period is terminated earlier, restarted following the withdrawal and refiling of the notification or extended by the issuance of a request for additional information and documentary materials. While Allergan and KYTHERA believe that clearance under the HSR Act will ultimately be obtained, they cannot be certain when or if it will be obtained, or if the clearance will contain terms, conditions or restrictions that will be detrimental to or adversely affect Allergan, KYTHERA or their respective subsidiaries after the completion of the Merger.

Appraisal Rights (page [●])

Under Section 262 of the DGCL, stockholders of a Delaware corporation are entitled to appraisal of their shares if they are required to accept cash (other than cash in lieu of fractional shares) as any portion of the consideration for such shares. A holder of shares of KYTHERA common stock who properly seeks appraisal and otherwise complies with the applicable requirements under Delaware law, will be entitled to receive a cash payment equal to the fair value of his, her or its shares of KYTHERA common stock in connection with the Merger in lieu of the Merger Consideration. Fair value will be determined by the Delaware Court of Chancery (referred to in this proxy statement/prospectus as the “Court”) following an appraisal proceeding. Stockholders seeking to exercise their appraisal rights will not know the appraised fair value at the time such holders must elect whether to seek appraisal.

The ultimate amount such stockholders receive in an appraisal proceeding may be more or less than, or the same as, the value of the Merger Consideration such holders would have received under the Merger Agreement. To seek appraisal, a KYTHERA stockholder must comply strictly with all of the procedures required under Delaware law, including delivering a written demand for appraisal to KYTHERA before the vote is taken on the Merger Agreement at the KYTHERA special meeting, not voting in favor of the Merger Proposal and continuing to hold its shares of common stock through the effective time of the Merger. Failure to comply strictly with all of the procedures required under Delaware law will result in the loss of appraisal rights.

For a further description of the appraisal rights available to KYTHERA stockholders and the procedures required to exercise such appraisal rights, see the section entitled “Appraisal Rights” beginning on page [●] of this proxy statement/prospectus and the provisions of Section 262 of the DGCL that grant appraisal rights and govern such procedures, which are attached as Annex E to this proxy statement/prospectus. If a KYTHERA stockholder holds shares of KYTHERA common stock through a bank, brokerage firm or other nominee and the KYTHERA stockholder wishes to exercise appraisal rights, such stockholder should consult with such stockholder’s bank, brokerage firm or nominee sufficiently in advance of the KYTHERA special meeting to permit such nominee to exercise appraisal rights on such stockholder’s behalf. In view of the complexity of Delaware law, KYTHERA stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

No Solicitation; Third-Party Competing Proposals (page [●])

Under the terms of the Merger Agreement, KYTHERA has agreed that it will not (and that KYTHERA will cause each of its subsidiaries not to, and its and their directors, officers and employees not to, and will use its reasonable best efforts to cause its and their other representatives not to, directly or indirectly) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding or the submission of any proposal or offer that constitutes or could reasonably be expected to lead to, a competing proposal (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus); engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any information or data with respect to, or knowingly cooperate in any way with any person or entity (whether or not such person or entity is making a competing proposal) with respect to, any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a competing proposal; or take any action to exempt any person or entity (other than Allergan and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable takeover statute or KYTHERA’s governing documents.

Nevertheless, KYTHERA and its subsidiaries and its and their respective representatives may, in response to a bona fide, written competing proposal, (i) seek to clarify and understand the terms and conditions of any such competing proposal (or amended proposal) solely to determine whether such proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus) and (ii) inform a person or entity that has made any such competing proposal of the non-solicitation provisions of the Merger Agreement, in each case, so long as KYTHERA, KYTHERA’s subsidiaries and such representatives otherwise comply with the non-solicitation provisions of the Merger Agreement, which are summarized in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus in connection therewith.

If KYTHERA receives, prior to obtaining approval of the Merger Proposal by the KYTHERA stockholders, a bona fide, written competing proposal from any person or entity that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, which are summarized in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus and which the KYTHERA Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such competing proposal constitutes or would reasonably be expected to lead to a superior proposal, then KYTHERA may (i) furnish information with respect to KYTHERA and its subsidiaries to the person or entity that has made such competing proposal, if, prior to so furnishing such information, KYTHERA receives from such person or entity an Acceptable Confidentiality Agreement (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus); provided that such information has been previously provided, or is substantially concurrently made available to Allergan and (ii) engage in or participate in discussions or negotiations with the person or entity making such competing proposal regarding such competing proposal. However, prior to furnishing any nonpublic information to any person or entity in accordance with the non-solicitation provisions of the Merger Agreement, KYTHERA will provide (x) written notice to Allergan of the identity of such person or entity and KYTHERA’s intention to furnish such information to, or participate in negotiations with, the person or entity and (y) a copy of any confidentiality agreement it entered into with any such person or entity within 48 hours of its execution.

KYTHERA may terminate the Merger Agreement if, prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, the KYTHERA Board authorizes KYTHERA, subject to the KYTHERA Board complying in all material respects with the non-solicitation provisions of the Merger Agreement, which are summarized in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus, to enter into a written definitive acquisition agreement providing for a superior proposal by and between KYTHERA and the person or entity making a superior proposal with respect to such superior proposal, and, concurrently with the termination of the Merger Agreement, KYTHERA enters into such acquisition agreement and pays a termination fee of $69.75 million in cash to Allergan, as more fully described in “The Merger Agreement–Termination of the Merger Agreement; Termination Fee.

Change of Recommendation (page [●])

Prior to the time the approval of the Merger Proposal is obtained from the KYTHERA stockholders, the KYTHERA Board may make a change of recommendation (as defined in “The Merger Agreement—Covenants and Agreements— No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus) if and only if: following receipt of a bona fide, written competing proposal, that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, which are summarized in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus, the KYTHERA Board has determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such competing proposal constitutes a superior proposal and, in light of such competing proposal, the failure to take such action would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable law and has first provided Allergan notice of, and an opportunity to respond to, such competing proposal in accordance with the terms of the Merger Agreement; or in response to an intervening event (as defined in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus) and, in each case, if the KYTHERA Board has determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take such action would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable law and has first provided Allergan notice of, and an opportunity to address, such KYTHERA intervening event in accordance with the terms of the Merger Agreement.

Allergan may terminate the Merger Agreement, and KYTHERA may be required to pay a termination fee of $69.75 million in cash, if the KYTHERA Board makes a change of recommendation at any time prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, as more fully described in the section entitled “The Merger Agreement–Termination of the Merger Agreement; Termination Fee” beginning on page [●] of this proxy statement/prospectus.

Prior to making a change of recommendation in connection with the receipt of a superior proposal, KYTHERA must give Allergan at least four business days’ prior written notice (or at least three business days’ prior written notice if there is a material amendment to the competing proposal) of its intention to take such action, specifying the material terms and conditions of such superior proposal, and must contemporaneously provide to Allergan a copy of the superior proposal and a copy of any proposed agreements relating to such superior proposal, including copies of any related confidentiality agreement or financing commitments (or, in each case, if not provided in writing to KYTHERA or any of its representatives, a written summary of the material terms thereof). During such four business day period (or subsequent three business day period), KYTHERA must negotiate and cause its representatives to negotiate with Allergan in good faith, to the extent Allergan wishes to negotiate, to enable Allergan to propose revisions to the terms of the Merger Agreement or any other agreement related to the transactions contemplated by the Merger Agreement such that it will cause such competing proposal to no longer constitute a superior proposal. Following the end of such notice period, in order to make a change of recommendation, the KYTHERA Board must consider in good faith any written revisions to the terms of the Merger Agreement proposed by Allergan and have nevertheless determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such superior proposal continues to be a superior proposal in light of such revisions to the Merger Agreement proposed by Allergan.

Prior to making a change of recommendation in response to an intervening event, KYTHERA must give Allergan at least four business days’ prior written notice of its intention to take such action, which notice must specify the reasons for its intention (and which notice, or its public disclosure will not constitute a change of recommendation). During such four business day period, KYTHERA must negotiate and cause its representatives to negotiate in good faith with Allergan during such notice period after giving any such notice, to the extent Allergan wishes to negotiate, to enable Allergan to propose revisions to the terms of the Merger Agreement such that it would not permit the KYTHERA Board to make a change of recommendation. Following the end of such notice period, before making a change of recommendation, the KYTHERA Board must consider in good faith any written revisions to the terms of the Merger Agreement proposed by Allergan and have nevertheless determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to make a change of recommendation in response to such intervening event would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable law.

Conditions to the Consummation of the Merger (page [●])

Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at the effective time of the Merger of each of the following conditions:

•	The Merger Proposal must have been approved by an affirmative vote of the holders of a majority of the outstanding shares of KYTHERA common stock entitled to vote thereon at the KYTHERA special meeting.

•	The registration statement on Form S-4 of which this proxy statement/prospectus forms a part must have become effective in accordance with the provisions of the Securities Act of 1933, as amended (referred to in this proxy statement/prospectus as the “Securities Act”) and no stop order suspending the effectiveness of such registration statement may have been issued by the SEC and remain in effect and no proceeding to that effect will have been commenced or threatened unless subsequently withdrawn.

•	The absence of (i) any statute, rule, regulation or other law enacted which prohibits or makes illegal the consummation of the Merger, or (ii) any judgment, order, injunction, decree or ruling in effect, enjoining or otherwise prohibiting the consummation of the Merger.

•	Any applicable waiting period relating to the Merger under the HSR Act must have expired or been terminated, and any pre-closing approvals or clearances reasonably required thereunder must have been obtained.

•	The Allergan ordinary shares to be issued in the Merger must have been approved for listing on the NYSE, subject to official notice of issuance.

•	The absence of any pending regulatory or antitrust claim, action, suit or proceeding by any governmental entity that has not been resolved (i) challenging or seeking to restrain or prohibit the consummation of the Merger or (ii) seeking to impose certain restrictions, prohibitions, limitations or requirements on Allergan as more fully described in “The Merger Agreement—Conditions to the Consummation of the Merger” beginning on page [●] of this proxy statement/prospectus.

Under the Merger Agreement, the respective obligations of Allergan and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver at the effective time of the Merger of the following additional conditions:

•	The accuracy of KYTHERA’s representations and warranties, subject to specified materiality standards.

•	The performance by KYTHERA of its obligations and covenants under the Merger Agreement in all material respects.

•	The delivery by KYTHERA of an officer’s certificate certifying such accuracy of its representations and warranties and such performance of its obligations and covenants.

•	The absence of a material adverse effect with respect to KYTHERA.

Under the Merger Agreement, the obligation of KYTHERA to consummate the Merger is also subject to the satisfaction or waiver at the effective time of the Merger of the following additional conditions:

•	The accuracy of Allergan’s and Merger Sub’s representations and warranties, subject to specified materiality standards.

•	The performance by Allergan and Merger Sub of their obligations and covenants under the Merger Agreement in all material respects.

•	The delivery by Allergan and Merger Sub of an officer’s certificate certifying such accuracy of their representations and warranties and such performance of their obligations and covenants.

•	The absence of a material adverse effect with respect to Allergan.

Termination of the Merger Agreement; Termination Fee (page [●])

The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement abandoned at any time prior to the effective time of the Merger, whether before or after the approval of the Merger Proposal by the KYTHERA stockholders is obtained (except as otherwise stated below), by action taken or authorized by the board of directors of the terminating party, as follows:

•	by the mutual written consent of Allergan and KYTHERA;

•	by either Allergan or KYTHERA, if:

•	the effective time of the Merger has not occurred by midnight (U.S. Eastern Time) on the Outside Date; provided that, this right to terminate the Merger Agreement may not be exercised by a party whose breach of any representation, warranty, covenant or agreement in the Merger Agreement is the cause of, or resulted in, the effective time of the Merger not occurring prior to the Outside Date;

•	a governmental entity of competent jurisdiction has issued a final, non-appealable judgment, order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

•	the approval of the Merger Proposal by the KYTHERA stockholders has not been obtained upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof;

•	there has been a breach by KYTHERA, on the one hand, or Allergan or Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would result in the conditions to the other party’s obligation to consummate the Merger related to the accuracy of such party’s representations and warranties or performance of such party’s obligations not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days after the receipt of notice thereof by the breaching party from the non-breaching party and (ii) three business days before the Outside Date). However, the Merger Agreement may not be so terminated by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

•	by Allergan, if:

•	at any time prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, the KYTHERA Board makes a change of recommendation;

•	KYTHERA has breached in any material respect its obligations under the non-solicitation provisions of the Merger Agreement; or

•	by KYTHERA, if:

•	at any time prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, (i) the KYTHERA Board authorizes KYTHERA, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, to enter into a written definitive acquisition agreement providing for a superior proposal to be entered into by and between KYTHERA and the person or entity making a superior proposal with respect to a superior proposal and (ii) concurrently with the termination of the Merger Agreement, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, KYTHERA enters into such acquisition agreement with respect to such superior proposal and pays the applicable termination fee to Allergan.

The Merger Agreement requires KYTHERA to pay Allergan, or Allergan’s designated subsidiary, a termination fee of $69.75 million in cash in the event that:

•	(i)(a) Allergan or KYTHERA terminates the Merger Agreement due to (1) the failure of the Merger to occur by the Outside Date or (2) the failure to obtain the approval of the Merger Proposal upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof, or (b) Allergan terminates the Merger Agreement because there has been a breach by KYTHERA of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would result in certain of the conditions to Allergan’s obligation to consummate the Merger not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days after the receipt of notice thereof by KYTHERA from Allergan and (2) three business days before the Outside Date), (ii) after the date of the Merger Agreement and prior to such termination, a competing proposal is publicly disclosed or otherwise publicly communicated to the KYTHERA Board or the KYTHERA stockholders and not publicly and unconditionally withdrawn or abandoned and (iii) within 9 months of such termination, KYTHERA enters into a definitive agreement providing for, or recommends to its stockholders, a competing proposal or a competing proposal is consummated;

•	KYTHERA terminates the Merger Agreement prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal because (i) the KYTHERA Board authorizes KYTHERA, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, to enter into a written definitive acquisition agreement providing for a superior proposal to be entered into by and between KYTHERA and the person or entity making a superior proposal with respect to a superior proposal and (ii) concurrently with the termination of the Merger Agreement, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, KYTHERA enters into such acquisition agreement with respect to such superior proposal;

•	Allergan terminates the Merger Agreement because (i) the KYTHERA Board made a change of recommendation prior to the approval of the Merger Proposal or (ii) KYTHERA materially breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•	(i) Allergan or KYTHERA terminates the Merger Agreement due to (a) the failure of the Merger to occur by the Outside Date or (b) the failure to obtain the approval of the Merger Proposal upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof, or (ii) Allergan terminates the Merger Agreement because there has been a breach by KYTHERA of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would result in certain of the conditions to Allergan’s obligation to consummate the Merger not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days after the receipt of notice thereof by KYTHERA from the Allergan and (2) three business days before the Outside Date), in each case, following any time at which Allergan was entitled to terminate the Merger Agreement due to the fact that (x) the KYTHERA Board made a change of recommendation prior to the approval of the Merger Proposal or (y) KYTHERA materially breached any of its obligations under the non-solicitation provisions of the Merger Agreement.

The non-solicitation provisions of the Merger Agreement are summarized in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus

Financing Relating to the Merger (page [●])

Allergan expects to use cash on hand and borrowings from third-party financing sources to fund the cash portion of the Merger Consideration.

For additional information regarding the financing relating to the Merger, see the section entitled “The Merger—Financing Relating to the Merger” beginning on page [●] of this proxy statement/prospectus.

Litigation Related to the Merger (page [●])

Since the announcement of the Merger, four purported class action complaints were filed by alleged stockholders of KYTHERA against various combinations of KYTHERA, the individual directors of KYTHERA, Allergan and Merger Sub. These lawsuits were filed in the Delaware Court of Chancery, captioned Lytle v. KYTHERA Biopharmaceuticals, Inc., et al., C.A. No. 11208-CB (June 26, 2015), Barbour v. KYTHERA Biopharmaceuticals, Inc., et al., C.A. No. 11239-CB (July 2, 2015), Furr v. KYTHERA Biopharmaceuticals, Inc., et al., C.A. No. 11266-CB (July 8, 2015) and Cohodes v. Allergan PLC, et al., C.A. No. 11289-CB (July 14, 2015). The lawsuits generally allege that the members of the KYTHERA Board breached their fiduciary duties in negotiating and approving the Merger Agreement, that the merger consideration undervalues KYTHERA, that KYTHERA’s stockholders will not receive adequate or fair value for their KYTHERA common stock in the Merger, and that the terms of the Merger Agreement impose improper deal protection terms that preclude competing offers. The lawsuits further allege that KYTHERA, Allergan and/or Merger Sub aided and abetted the purported breaches of fiduciary duty. The lawsuits seek, among other things, to enjoin the Merger, or in the event that an injunction is not entered and the Merger closes, rescission of the Merger and unspecified money damages, costs and attorneys’ and experts’ fees. KYTHERA believes these lawsuits are meritless and intends to defend against them vigorously.

The Voting Agreement (page [●])

Pursuant to the Voting Agreement, each Supporting Stockholder has agreed, among other things, to vote his, her or its shares of KYTHERA common stock in favor of the Merger Proposal and the Adjournment Proposal. As of the record date, the Supporting Stockholders owned in the aggregate [●] shares of KYTHERA common stock (not including any shares of KYTHERA common stock subject to KYTHERA Stock Options), representing approximately [●]% of the shares of KYTHERA common stock outstanding as of the close of business on the record date. The Voting Agreement will terminate upon the earlier of (i) the effective time of the Merger, (ii) its termination by Allergan, (iii) the termination of the Merger Agreement in accordance with its terms and (iv) with respect to each Supporting Stockholder, the entry into any material modification or amendment to the Merger Agreement, or any waiver of KYTHERA’s rights under the Merger Agreement, in each case, that reduces or changes the form of the consideration to be paid in connection with the Merger or creates any additional conditions to the consummation of the Merger, unless such Supporting Stockholder has consented to such modification, amendment or waiver. Notwithstanding the foregoing, each KYTHERA director has entered into the Voting Agreement solely in his or her capacity as a stockholder and not in his or her capacity as an employee, officer or director of KYTHERA. Accordingly, the Voting Agreement does not restrict or limit any of KYTHERA’s directors from taking or omitting to take any action in his or her capacity as a director of KYTHERA in order to fulfill his or her fiduciary obligations under applicable law.

Accounting Treatment of the Transaction (page [●])

Allergan will account for the acquisition pursuant to the Merger Agreement using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (referred to in this proxy statement/prospectus as “GAAP”). Allergan will measure the assets acquired and liabilities assumed at their fair values including net tangible and identifiable intangible assets acquired and liabilities assumed as of the closing of the transactions. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment annually or when events or circumstances change that could potentially reduce the fair value.

Public Trading Markets (page [●])

The Allergan ordinary shares to be issued as the stock portion of the Merger Consideration in the Merger must be approved for listing on the NYSE, subject to official notice of issuance. Allergan ordinary shares are listed and traded on the NYSE under the symbol “AGN.”

Certain Tax Consequences of the Merger – U.S. Federal Income Tax Considerations (page [●])

For U.S. federal income tax purposes, the exchange of KYTHERA common stock for Allergan ordinary shares and cash in the Merger will be a taxable transaction. A U.S. holder will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of (x) the fair market value of the Allergan ordinary shares received by such holder in the Merger, and (y) the amount of cash received by such holder in the Merger, including any cash received in lieu of fractional Allergan ordinary shares, and (ii) the U.S. holder’s tax basis in the KYTHERA common stock surrendered.

KYTHERA stockholders should consult their tax advisors as to the particular tax consequences to them of the Merger, including the effect of U.S. federal, state and local tax laws and foreign tax laws. For a more detailed discussion of the material U.S. federal income tax consequences of the Merger, see the section entitled “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations” beginning on page [●] of this proxy statement/prospectus.

Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock (page [●])

As a result of the Merger, the holders of KYTHERA common stock will become holders of Allergan ordinary shares and their rights will be governed by Irish law (instead of Delaware law) and by the memorandum and articles of association of Allergan (instead of KYTHERA’s certificate of incorporation and bylaws). The memorandum and articles of association of Allergan are incorporated by reference herein. Following the Merger, former KYTHERA stockholders will have different rights as Allergan shareholders than they had as KYTHERA stockholders. Material differences between the rights of stockholders of KYTHERA and the rights of shareholders of Allergan include differences with respect to, among other things, distributions, dividends, share repurchases and redemptions, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment of shareholder meetings, the exercise of voting rights, shareholder action by written consent, shareholder suits, shareholder approval of certain transactions, rights of dissenting shareholders, anti-takeover measures and provisions relating to the ability to amend the governing documents. For a summary of the material differences between the rights of Allergan shareholders and KYTHERA stockholders, see the section entitled “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock” beginning on page [●] of this proxy statement/prospectus.

Risk Factors (page [●])

In deciding how to vote your KYTHERA common stock, you should read carefully this entire proxy statement/prospectus, including the documents incorporated by reference herein and the Annexes hereto, and in particular, you should read the section entitled “Risk Factors” beginning on page [●] of this proxy statement/prospectus.

Information about the Companies (page [●])

Allergan

Allergan plc

1 Grand Canal Square, Docklands

Dublin 2, Ireland

Phone: (862) 261-7000

Allergan plc (formerly known as Actavis plc) was incorporated in Ireland as Actavis Limited on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company. On June 15, 2015, the Company changed its name from Actavis plc to Allergan plc, following the acquisition of Allergan, Inc. (referred to in this proxy statement/prospectus as “Legacy Allergan”) by Actavis plc in March 2015 and the approval of the name change by Actavis plc’s shareholders. Allergan is a unique, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world. Allergan markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Allergan is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally. With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

Merger Sub

Keto Merger Sub, Inc.

c/o Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Phone: (862) 261 -7000

Keto Merger Sub, Inc. is a Delaware corporation and an indirect wholly owned subsidiary of Allergan. Merger Sub was incorporated on May 28, 2015 for the sole purpose of effecting the Merger. As of the date of this proxy statement/prospectus, Merger Sub has not conducted any activities other than those incidental to its formation, the execution of the Merger Agreement, the preparation of applicable filings under U.S. securities laws and regulatory filings made in connection with the proposed transaction.

KYTHERA

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, 3rd Floor

Westlake Village, CA 91362

Phone: (818) 587-4500

KYTHERA is a biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s objective is to develop first-in-class, prescription products using an approach that relies on the scientific rigor of biotechnology to address unmet needs in the rapidly-growing market for aesthetic medicine. KYTHERA’s initial focus is on the facial aesthetics market, which comprises the majority of the aesthetic medicine market. On April 29, 2015, the U.S. Food and Drug Administration approved KYTHERA’s first product ATX-101 (referred to in this proxy statement/prospectus as “KYBELLATM”), a non-surgical treatment for the reduction of submental fullness, a common yet under-treated aesthetic condition, which commonly presents as an undesirable “double chin.” KYTHERA was incorporated in Delaware in June 2004 under the name Dermion, Inc. KYTHERA commenced operations in August 2005 and later changed its name to AESTHERx, Inc. In July 2006, it changed its name to KYTHERA Biopharmaceuticals, Inc.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [●] of this proxy statement/prospectus and the matters discussed under the section entitled “Risk Factors” in the Annual Reports on Forms 10-K filed by Allergan and KYTHERA, respectively, for the year ended December 31, 2014, as updated by other reports filed with the SEC, KYTHERA stockholders should carefully consider the following risk factors in deciding whether to vote for the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. You should read carefully this entire proxy statement/prospectus and its Annexes and the other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Risks Related to the Merger

KYTHERA stockholders could under certain circumstances receive stock consideration valued at less than $15.00 per share of KYTHERA common stock, and the value of the stock consideration (based on the Allergan VWAP) will not be greater than $15.00 per share of KYTHERA common stock even if the price per share of Allergan ordinary shares increases between execution of the Merger Agreement and completion of the Merger.

Upon the closing of the Merger, each issued and outstanding share of KYTHERA common stock, other than excluded shares and dissenting shares, will be converted into the right to receive, in accordance with the terms of the Merger Agreement, the Merger Consideration, which consists of (i) $60.00 in cash, without interest and (ii) that number of validly issued, fully paid and nonassessable Allergan ordinary shares equal to the quotient determined by dividing $15.00 by the Allergan VWAP (rounded to the nearest 1/10,000 of an Allergan ordinary share), with cash to be paid in lieu of fractional shares.

The Allergan VWAP may be different, and may be lower, than the market price of Allergan ordinary shares on the date KYTHERA stockholders receive their Allergan ordinary shares, the date the Merger Agreement was executed, the date of this proxy statement/prospectus or the date of the KYTHERA special meeting. Changes in the market price of Allergan ordinary shares may result from changes in the business, operations or prospects of Allergan, market reactions to the proposed Merger and market assessments of its likelihood of being completed, regulatory considerations or developments, general market or economic conditions or other factors.

While the exact number of Allergan ordinary shares to be received by KYTHERA stockholders as the Stock Consideration Portion of the Merger Consideration may not be known at the time of the KYTHERA special meeting because the Allergan VWAP cannot be determined until the closing of trading on the third to last trading day prior to the Closing Date, the KYTHERA stockholders have certainty that the Stock Consideration Portion will represent Allergan ordinary shares with $15.00 in value, based on the Allergan VWAP, for each share of KYTHERA common stock, other than excluded shares and dissenting shares, held by each KYTHERA stockholder.

The exchange ratio mechanism effectively provides for the Merger Consideration to have a “fixed value.” As a result of the exchange ratio mechanism, KYTHERA stockholders have protection against declines in the price per share of Allergan ordinary shares between execution of the Merger Agreement and the beginning of the ten day trading period that determines the Allergan VWAP, because a lower Allergan VWAP will result in a greater fraction of an Allergan ordinary share being issuable as stock consideration. However, the value of the Stock Consideration Portion (based on the Allergan VWAP) will not be greater than $15.00 per share of KYTHERA common stock even if the price per share of Allergan ordinary shares increases between execution of the Merger Agreement and the closing of the Merger, because a higher Allergan VWAP will result in a smaller fraction of an Allergan ordinary share being issuable as stock consideration. Moreover, the value of such stock consideration, based on the actual trading price per share of Allergan ordinary shares at the time of the closing of the Merger, could be less (or more) than $15.00 due to potential variances between the Allergan VWAP and the actual trading price per share of Allergan ordinary shares at the closing of the Merger.

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

During the twelve-month period ending on [●], 2015, the record date for the KYTHERA special meeting of KYTHERA stockholders, the closing price of Allergan ordinary shares varied from a low of $[●] to a high of $[●], and ended that period at $[●]. KYTHERA encourages you to obtain current market quotations for Allergan ordinary shares and KYTHERA common stock before you vote your shares.

Allergan and KYTHERA must obtain required approvals and governmental and regulatory consents to consummate the Merger, which if delayed or not granted or granted with unacceptable conditions, may prevent (for example, if the approval of KYTHERA stockholders is not obtained), delay or jeopardize the consummation of the Merger, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the Merger.

The Merger is subject to customary closing conditions. These closing conditions include, among others, the receipt of the required approval by the KYTHERA stockholders and the expiration or termination of the applicable waiting period under the HSR Act. Under the HSR Act, and the rules and regulations promulgated thereunder by the FTC, the Merger cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On July 6, 2015, each of Allergan and KYTHERA filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. The associated 30-day waiting period will therefore expire at 11:59 p.m. (U.S. Eastern Time) on August 5, 2015, unless the waiting period is terminated earlier, restarted following the withdrawal and refiling of the notification or extended by the issuance of a request for additional information and documentary materials. If the FTC or the Antitrust Division issues a Request for Additional Information and Documentary Material prior to the expiration of the waiting period pursuant to the HSR Act, the parties must observe a second 30 calendar day waiting period, which would begin to run only after both parties have substantially complied with the Request for Additional Information and Documentary Material, unless the waiting period is terminated earlier or extended with the consent of the parties.

The FTC and the U.S. Department of Justice (referred to in this proxy statement/prospectus as the “DOJ”) have broad discretion in administering the governing regulations. Allergan and KYTHERA can provide no assurance that all required approvals and consents will be obtained. Moreover, as a condition to their approval of the transaction, the FTC and the DOJ may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the business of the combined company after the closing of the Merger. Any one of these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the effective time of the Merger or reduce the anticipated benefits of the Merger. Furthermore, private parties who may be adversely affected by the Merger and individual states may bring legal actions under the antitrust laws in certain circumstances. Although the parties believe that the consummation of the Merger would not violate any antitrust law, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

Under the Merger Agreement, Allergan and KYTHERA have agreed to cooperate and consult with each other and use their respective reasonable best efforts to consummate the Merger. Allergan has further agreed to, and cause its subsidiaries to, use their reasonable best efforts to negotiate, effect and agree to any Allergan Remedial

Action (as defined in “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions” beginning on page [●] of this proxy statement/prospectus) to the extent reasonably necessary so as to permit and cause the required antitrust clearances condition to consummate the Merger to be satisfied by the Outside Date, subject to certain exceptions as set forth in the Merger Agreement. However, Allergan is not required to sell, divest, license, terminate, hold separate or otherwise dispose of or impose a restriction on (i) any indication of any product that is not the reduction of sub-cutaneous fat and is not otherwise substantially the same as any indication of any approved or in-development product of KYTHERA and its subsidiaries (referred to in this proxy statement/prospectus as an “Allergan Non-Overlap Product”) or the portion of any product lines that consist of Allergan Non-Overlap Products, (ii) any business, products, product lines, assets, rights or operations of Allergan and its subsidiaries within their medical aesthetics business that would be material to such medical aesthetics business or would include any indication of a product or product line of Allergan or its subsidiaries which generated net revenues in excess of $100 million in fiscal year 2014, or (iii) KYBELLA™. Further, no assurance can be given that the required KYTHERA stockholder approvals will be obtained or that the required closing conditions will be satisfied, and, if all required consents and approvals are obtained and the closing conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals or clearances. If Allergan and KYTHERA agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals or clearances required to consummate the Merger, these requirements, limitations, costs, divestitures or restrictions could adversely affect Allergan’s ability to integrate KYTHERA’s operations with Allergan’s operations and/or reduce the anticipated benefits of the Merger. This could result in a failure to consummate the Merger or have a material adverse effect on the business and results of operations of the combined company. For additional information, see the section entitled “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions” beginning on page [●] of this proxy statement/prospectus.

The Merger Agreement may be terminated in accordance with its terms and the Merger may not be consummated.

The Merger Agreement contains a number of conditions that must be fulfilled to complete the Merger. Those conditions include: the approval of the Merger Proposal by KYTHERA stockholders, receipt of requisite antitrust approvals, absence of orders prohibiting the closing of the Merger, effectiveness of the registration statement of which this proxy statement/prospectus is a part, approval of the Allergan ordinary shares to be issued to KYTHERA stockholders for listing on the NYSE, absence of certain governmental litigation, the continued accuracy of the representations and warranties of both parties subject to specified materiality standards, the performance by both parties of their covenants and agreements and that, since the date of the Merger Agreement, there has been no change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on KYTHERA or Allergan. These conditions to the closing of the Merger may not be fulfilled and, accordingly, the Merger may not be consummated. In addition, if the Merger is not completed by the Outside Date, either Allergan or KYTHERA may choose not to proceed with the Merger. In addition, Allergan or KYTHERA may elect to terminate the Merger Agreement in certain other circumstances, and the parties can mutually decide to terminate the Merger Agreement at any time prior to the closing of the Merger, whether before or after KYTHERA stockholder approval. If the Merger Agreement is terminated under certain circumstances, KYTHERA would be required to pay Allergan a termination fee equal to $69.75 million. See the section entitled “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” beginning on page [●] of this proxy statement/prospectus for a fuller description of these circumstances.

The Merger Agreement contains provisions that restrict the ability of KYTHERA to pursue alternatives to the Merger and for the KYTHERA Board to change its recommendation that the KYTHERA stockholders vote for the approval of the Merger Proposal and, in specified circumstances, could require KYTHERA to pay Allergan a termination fee of $69.75 million.

Under the Merger Agreement, KYTHERA is restricted, subject to certain exceptions, from soliciting, initiating, knowingly encouraging or facilitating, engaging in or otherwise participating in any discussions or negotiations, or furnishing information or data with regard to, any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a competing proposal. Under certain circumstances, KYTHERA may terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal, if the KYTHERA Board (after consultation with KYTHERA’s outside legal counsel and a financial advisor of nationally recognized reputation) determines in good faith that such proposal is more favorable to the KYTHERA stockholders from a financial point of view (taking into account any changes to the Merger Agreement proposed by Allergan within four business days of Allergan’s receipt of the terms of such proposal, or within three business days of Allergan’s receipt of any material amendment to such proposal) than the Merger. If the KYTHERA Board recommends such superior proposal to the KYTHERA stockholders but does not terminate the Merger Agreement, Allergan would be entitled to terminate the Merger Agreement. Under either of these circumstances, KYTHERA would be required to pay Allergan a termination fee equal to $69.75 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of KYTHERA from considering or proposing that acquisition, or might result in a third party proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances. See the section entitled “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” beginning on page [●] of this proxy statement/prospectus.

Failure to complete the Merger could negatively impact the stock price and the future business and financial results of KYTHERA.

If the Merger is not consummated, the ongoing businesses of KYTHERA may be materially and adversely affected and, without realizing any of the benefits of having completed the Merger, KYTHERA will be subject to a number of risks, including the following:

•	Matters relating to the Merger (including integration planning) have required and will continue to require substantial commitments of time and resources by KYTHERA management, which could otherwise have been devoted to the commercial launch of KYBELLA™, progression of regulatory approvals outside of the U.S., ongoing research and development activities for Setipiprant (KYTH-105) (referred to in this proxy statement/prospectus as “KYTH-105”), day-to-day operations and other opportunities that may have been beneficial to KYTHERA as an independent company;

•	KYTHERA will be required to pay certain costs relating to the Merger, including legal, accounting, filing and other fees and mailing, financial printing and other expenses, whether or not the Merger is completed;

•	The current price of KYTHERA common stock may reflect a market assumption that the Merger will occur, meaning that a failure to complete the Merger could result in a material decline in the price of KYTHERA common stock;

•	KYTHERA may experience negative reactions from its investors, customers, regulators and employees; and

•	The Merger Agreement places certain restrictions on the conduct of KYTHERA’s business prior to the closing of the Merger. Such restrictions, the non-compliance of which is subject to the consent of Allergan, may prevent KYTHERA from making certain acquisitions or taking certain other specified actions during the pendency of the Merger (see the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page [●] of this proxy statement/prospectus for a description of the restrictive covenants applicable to KYTHERA).

In addition to the above risks, KYTHERA may be required to pay to Allergan a termination fee equal to $69.75 million, which may materially adversely affect KYTHERA’s financial results. See the section entitled “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” beginning on page [●] of this proxy statement/prospectus. If the Merger is not consummated, these risks may materialize and may materially and adversely affect KYTHERA’s business, financial results and share price.

While the Merger is pending, KYTHERA will be subject to business uncertainties that could adversely affect its business.

Uncertainty about the effect of the Merger on employees, customers and suppliers of KYTHERA may have an adverse effect on KYTHERA. These uncertainties may impair KYTHERA’s ability to attract, retain and motivate key personnel until the Merger is consummated and for a period of time thereafter, and could cause customers, suppliers and others who deal with KYTHERA to seek to change existing business relationships with KYTHERA. Employee retention may be challenging during the pendency of the Merger, as certain KYTHERA employees may experience uncertainty about their future roles. If key KYTHERA employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the businesses, the business of KYTHERA could be seriously harmed. In addition, the Merger Agreement restricts KYTHERA from taking specified actions until the Merger occurs without the consent of Allergan. These restrictions may prevent KYTHERA from pursuing attractive business opportunities that may arise prior to the consummation of the Merger. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page [●] of this proxy statement/prospectus for a description of the restrictive covenants applicable to KYTHERA.

KYTHERA directors and officers may have interests in the Merger different from the interests of KYTHERA stockholders.

Certain of the directors and executive officers of KYTHERA negotiated the terms of the Merger Agreement, and the KYTHERA Board approved the Merger Agreement and recommended that the stockholders of KYTHERA vote in favor of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. These directors and executive officers may have interests in the Merger that are different from, or in addition to, those of KYTHERA stockholders generally. These interests include, but are not limited to, the treatment in the Merger of stock options, restricted stock, restricted stock units, bonus awards, change of control employment agreements and other rights held by KYTHERA directors and executive officers, and provisions in the Merger Agreement regarding continued indemnification of and advancement of expenses to KYTHERA directors and officers. KYTHERA stockholders should be aware of these interests when they consider the KYTHERA Board’s recommendation that they vote in favor of the Merger Proposal, the Adjournment Proposal and the Merger-Related Named Executive Officer Compensation Proposal. In connection with the Merger, each of KYTHERA’s directors and certain of their affiliates entered into the Voting Agreement pursuant to which they have agreed, among other things, to vote his, her or its shares of KYTHERA common stock in favor of the Merger Proposal and the Adjournment Proposal. These directors and affiliates collectively control approximately [●]% of the voting power of the outstanding shares of KYTHERA common stock entitled to be cast at the KYTHERA special meeting. See the section entitled “The Voting Agreement” beginning on page [●] of this proxy statement/prospectus.

The KYTHERA Board was aware of these interests when it approved the Merger Agreement, determined that it was fair to the KYTHERA stockholders and recommended that the KYTHERA stockholders vote to adopt the Merger Agreement. The interests of KYTHERA directors and executive officers are described in more detail in the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger” beginning on page [●] of this proxy statement/prospectus.

KYTHERA stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.

KYTHERA stockholders currently have the right to vote in the election of KYTHERA’s Board and on other matters affecting KYTHERA. Upon the closing of the Merger, each KYTHERA stockholder will become a shareholder of Allergan with a percentage ownership of Allergan that is much smaller than the stockholder’s prior percentage ownership of KYTHERA. It is currently expected that, based on the number of Allergan ordinary shares and shares of KYTHERA common stock outstanding as of [●], 2015 and certain other assumptions, the former stockholders of KYTHERA as a group will receive shares in the Merger constituting approximately [●]% of the outstanding Allergan ordinary shares immediately after the Merger. Because of this, KYTHERA stockholders will have less influence on the management and policies of Allergan than they now have on the management and policies of KYTHERA.

Allergan ordinary shares to be received by KYTHERA stockholders as a result of the Merger will have rights different from the shares of KYTHERA common stock.

Upon the closing of the Merger, the rights of former KYTHERA stockholders who become Allergan shareholders will be governed by the memorandum of association and articles of association of Allergan and by Irish law. The rights associated with shares of KYTHERA common stock are different from the rights associated with Allergan ordinary shares. Material differences between the rights of stockholders of KYTHERA and the rights of shareholders of Allergan include differences with respect to, among other things, distributions, dividends, share repurchases and redemptions, the election of directors, the removal of directors, the fiduciary and statutory duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment of shareholder meetings, the exercise of voting rights, shareholder action by written consent, shareholder suits, shareholder approval of certain transactions, rights of dissenting shareholders, anti-takeover measures and provisions relating to the ability to amend the governing documents. See the section entitled “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock” beginning on page [●] of this proxy statement/prospectus for a discussion of the different rights associated with Allergan ordinary shares and KYTHERA common stock.

The opinion of KYTHERA’s financial advisor does not reflect changes in circumstances that may occur between the execution of the Merger Agreement and the consummation of the Merger.

The KYTHERA Board has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus and does not expect to receive an updated, revised or reaffirmed opinion prior to the consummation of the Merger. Changes in the operations and prospects of KYTHERA or Allergan, general market and economic conditions and other factors that may be beyond the control of KYTHERA or Allergan, and on which KYTHERA’s financial advisor’s opinion was based, may significantly alter the value of KYTHERA or the price of KYTHERA common stock or Allergan ordinary shares by the time the Merger is completed. The opinion does not speak as of the time the Merger will be consummated or as of any date other than the date of such opinion. Because KYTHERA’s financial advisor will not be updating its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Merger is consummated. The KYTHERA Board’s recommendation that KYTHERA stockholders vote “FOR” the Merger Proposal is made as of the date of this proxy statement/prospectus. For a description of the opinion that the KYTHERA Board received from its financial advisor, please refer to the section entitled “The Merger—Opinion of Financial Advisor to KYTHERA” beginning on page [●] of this proxy statement/prospectus.

Legal proceedings in connection with the Merger, the outcomes of which are uncertain, could delay or prevent the consummation of the Merger.

Since the announcement of the Merger Agreement on June 17, 2015, several putative class actions have been filed in the Court of Chancery of the State of Delaware, against various combinations of KYTHERA, the members of the KYTHERA Board, Allergan and Merger Sub challenging the proposed Merger. The actions allege generally that the KYTHERA Board breached its fiduciary duties in negotiating and approving the Merger Agreement, that the Merger Consideration undervalues KYTHERA, that KYTHERA’s stockholders will not receive adequate or fair value for their shares of KYTHERA common stock in the Merger, and that the terms of the Merger Agreement impose improper deal protection terms that preclude competing offers. The actions further allege that KYTHERA, Allergan and/or Merger Sub aided and abetted the purported breaches of fiduciary duty. The plaintiffs seek, among other things, to enjoin the Merger and/or to recover damages resulting from the defendants’ violations of their fiduciary duties. Such legal proceedings could delay or prevent the consummation of the Merger. See the section entitled “The Merger—Litigation Related to the Merger” beginning on page [●] of this proxy statement/prospectus.

Irish resident or ordinarily resident holders of KYTHERA common stock may be subject to Irish tax on chargeable gains on the cancellation of their shares of KYTHERA common stock.

KYTHERA stockholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or KYTHERA stockholders that hold their shares of KYTHERA common stock in connection with a trade carried on by such persons through an Irish branch or agency, will, subject to the availability of any exemptions and reliefs, generally be subject to Irish tax on chargeable gains (referred to in this proxy statement/prospectus as “Irish CGT”) arising on the cancellation of their shares of KYTHERA common stock pursuant to the Merger. Such stockholders should consult their own tax advisors as to the Irish tax consequences of the Merger.

See the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Irish Tax on Chargeable Gains” beginning on page [●] of this proxy statement/prospectus for more information.

Allergan ordinary shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (referred to in this proxy statement/ prospectus as “CAT”) (currently levied at a rate of 33% above certain tax-free thresholds) could apply to a gift or inheritance of Allergan ordinary shares irrespective of the place of residence, ordinary residence, or domicile of the parties. This is because Allergan ordinary shares will be regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT. See the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Capital Acquisitions Tax (CAT)” beginning on page [●] of this proxy statement/prospectus.

Risks Related to the Business of the Combined Company

The market price for Allergan ordinary shares following the closing of the Merger may be affected by factors different from those that historically have affected or currently affect KYTHERA common stock and Allergan ordinary shares.

Upon the consummation of the Merger, holders of shares of KYTHERA common stock (other than the holders of excluded shares and dissenting shares) will, depending on the number of shares of KYTHERA common stock they hold, become holders of Allergan ordinary shares. Allergan’s businesses differ from those of KYTHERA, and accordingly the results of operations of Allergan will be affected by some factors that are different from those currently affecting the results of operations of KYTHERA. The results of operation of the combined company may also be affected by factors different from those currently affecting Allergan. For a discussion of the businesses of Allergan and KYTHERA and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Allergan may fail to realize all of the anticipated benefits of the Merger or those benefits may take longer to realize than expected. Allergan may also encounter significant difficulties in integrating the two businesses.

The ability of Allergan to realize the anticipated benefits of the Merger will depend, to a large extent, on Allergan’s ability to integrate the two businesses. The combination of two independent businesses is a complex, costly and time-consuming process. As a result, Allergan and KYTHERA will be required to devote significant management attention and resources prior to closing to prepare for integrating, and Allergan will be required to devote significant management attention and resources post-closing to integrate the business practices and operations of Allergan and KYTHERA. The integration process may disrupt the businesses and, if implemented ineffectively, would restrict the realization of the full expected benefits. The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits of the Merger could cause an interruption of, or a loss of momentum in, the activities of the combined company and could adversely affect the results of operations of the combined company.

In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

•	the diversion of management’s attention to integration matters;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the combination;

•	difficulties in the integration of operations and systems;

•	conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

•	difficulties in the assimilation of employees;

•	challenges in keeping existing customers and obtaining new customers;

•	potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the Merger, including possible adverse tax consequences to the Allergan group pursuant to the anti-inversion rules under section 7874 (referred to in this proxy statement/prospectus as “Section 7874”) of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement/prospectus as the “Code”);

•	potential changes in tax laws (including under applicable tax treaties) and regulations or to the interpretation of such tax laws or regulations by the governmental authorities; and

•	challenges in attracting and retaining key personnel.

Many of these factors will be outside of the control of Allergan or KYTHERA and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the business, financial condition and results of operations of the combined company. In addition, even if the operations of the businesses of Allergan and KYTHERA are integrated successfully, the full benefits of the transactions may not be realized, including the synergies, cost savings or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration of the businesses of Allergan and KYTHERA. As a result, it cannot be assured that the combination of Allergan and KYTHERA will result in the realization of the full benefits anticipated from the Merger.

Allergan and KYTHERA will incur direct and indirect costs as a result of the Merger.

Allergan and KYTHERA will incur substantial expenses in connection with and as a result of completing the Merger and, over a period of time following the consummation of the Merger, Allergan further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Allergan and KYTHERA. While Allergan has assumed that a certain level of transaction expenses will be incurred, factors beyond Allergan’s control could affect the total amount or the timing of these expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately.

The Internal Revenue Service may not agree that Allergan is a foreign corporation for U.S. federal tax purposes.

Although Allergan is incorporated in Ireland, the Internal Revenue Service (referred to in this proxy statement/prospectus as the “IRS”) may assert that Allergan should be treated as a U.S. corporation for U.S. federal tax purposes pursuant to Section 7874. For U.S. federal tax purposes, a corporation generally is classified as either a U.S. corporation or a foreign corporation by reference to the jurisdiction of its organization or incorporation. Because Allergan is an Irish incorporated entity, it would generally be classified as a foreign corporation under these rules.

Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring all the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization or incorporation relative to such expanded affiliated group’s worldwide activities. For purposes of Section 7874, multiple acquisitions of U.S. corporations by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition. If multiple acquisitions of U.S. corporations are treated as a single acquisition, all shareholders of the acquired U.S. corporations would be aggregated for purposes of the test set forth above concerning such shareholders holding at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisitions by reason of holding shares in the acquired U.S. corporations.

Allergan does not believe that its expanded affiliated group has had, or that following the Merger it will have, substantial business activities in Ireland as defined by the applicable Treasury Regulations.

Allergan was incorporated in Ireland as Actavis Limited on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company, Actavis plc (referred to in this proxy statement/prospectus as “Former Actavis PLC”). On October 1, 2013, the Former Actavis PLC group acquired all of the capital stock of Actavis, Inc., a Nevada corporation, and Warner Chilcott plc, a company incorporated under the laws of Ireland (referred to in this proxy statement/prospectus as the “Warner Chilcott Transaction”). Subsequently, on July 1, 2014, the Former Actavis PLC group acquired all of the common stock of Forest Laboratories, Inc., a company incorporated under the laws of the State of Delaware (referred to in this proxy statement/prospectus as the “Forest Transaction”). Further, on March 17, 2015, the Former Actavis PLC group acquired all of the outstanding common stock of Allergan, Inc., a Delaware corporation (referred to in this proxy statement/prospectus as the “Legacy Allergan Transaction” and, together with the Merger and the Forest Transaction, referred to in this proxy statement/prospectus as the “Subsequent Transactions”). Following this acquisition, Former Actavis PLC was renamed Allergan plc.

Allergan believes that, in the Warner Chilcott Transaction, the Actavis, Inc. shareholders received less than 80% (by both vote and value) of Former Actavis PLC shares and consequently that the test under Section 7874 set forth above to treat Former Actavis PLC as a foreign corporation was satisfied. However, the law and U.S. Treasury Regulations promulgated under Section 7874 are relatively new, complex and subject to legal uncertainties, and it cannot be assured that the IRS will agree that the ownership requirements to treat Former Actavis PLC, and now Allergan, as a foreign corporation were met in the Warner Chilcott Transaction.

Moreover, even if such ownership requirements were met in the Warner Chilcott Transaction and the Subsequent Transactions, the IRS may assert that, even though the Warner Chilcott Transaction and each of the Subsequent Transactions are separate transactions, they, or a combination of more than one of them, should be integrated as a single acquisition for purposes of Section 7874. The combination of more than one of the Warner Chilcott Transaction and any of the Subsequent Transactions may result in Allergan being treated as a U.S. corporation for U.S. federal tax purposes under Section 7874.

See the section entitled “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Allergan” beginning on page [●] of this proxy statement/prospectus for further discussion of the application of Section 7874 to the transactions.

Changes in law could affect Allergan’s status as a foreign corporation for U.S. federal income tax purposes, limit the U.S. tax benefits from Allergan engaging in certain transactions, or impose U.S. withholding tax on certain payments from Allergan’s affiliates.

Allergan believes that, under current law, it should be treated as a foreign corporation for U.S. federal tax purposes. However, changes to Section 7874, or the U.S. Treasury Regulations promulgated thereunder, or to other relevant tax laws (including under applicable tax treaties) could adversely affect Allergan’s status or treatment as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application to Allergan, KYTHERA, their respective stockholders, shareholders and affiliates, and/or the Merger. In addition, recent legislative proposals have aimed to expand the scope of U.S. corporate tax residence, including by potentially causing Allergan to be treated as a U.S. corporation if the management and control of Allergan and its affiliates were determined to be located primarily in the U.S. Moreover, other recent legislative proposals would cause Allergan and its affiliates to be subject to certain intercompany financing limitations, including with respect to their ability to use certain interest expense deductions. Furthermore, under certain circumstances, recent treaty proposals by the U.S. Department of the Treasury, if ultimately adopted by the U.S. and relevant foreign jurisdictions, could reduce the potential tax benefits for Allergan and its affiliates by imposing U.S. withholding taxes on certain payments from Allergan’s U.S. affiliates to related and unrelated foreign persons. Thus, the rules under Section 7874 and other relevant provisions and tax laws (including under applicable tax treaties) could change on a prospective or retroactive basis in a manner that could adversely affect Allergan and its affiliates.

Section 7874 likely will limit Allergan’s and its U.S. affiliates’ ability to utilize certain U.S. tax attributes of KYTHERA and its U.S. affiliates to offset certain U.S. taxable income, if any, generated by certain specified transactions for a period of time following the Merger.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes such as net operating losses to offset U.S. taxable income resulting from certain transactions. Based on the limited guidance available, Allergan believes that this limitation applies to Allergan and its U.S. affiliates following the Warner Chilcott Transaction and as a result, Allergan currently does not expect that it or its U.S. affiliates (including KYTHERA and its U.S. affiliates after the Merger) will be able to utilize certain U.S. tax attributes of KYTHERA and its U.S. affiliates to offset their U.S. taxable income, if any, resulting from certain specified taxable transactions. See the section entitled “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Allergan” beginning on page [●] of this proxy statement/prospectus.

Future changes to U.S. and foreign tax laws or to the interpretation of these laws by the governmental authorities could adversely affect Allergan and its subsidiaries.

The U.S. Congress, the Organisation for Economic Co-operation and Development and other government agencies in jurisdictions where Allergan and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” where profits are claimed to be earned for tax purposes in low-tax jurisdictions, or payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. Thus, the tax laws in the U.S., Ireland, and other countries in which Allergan and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Allergan and its affiliates (including KYTHERA and its affiliates after the Merger). Furthermore, the interpretation and application of domestic or international laws made by Allergan and its affiliates could differ from that of the relevant governmental authority, which could result in administrative or judicial procedures, actions or sanctions, which could be material.

Transfers of Allergan ordinary shares, other than by means of the transfer of book-entry interests in the Depository Trust Company, may be subject to Irish stamp duty.

For the majority of transfers of Allergan ordinary shares, there will not be any Irish stamp duty. Transfers of Allergan ordinary shares effected by means of the transfer of book-entry interests in the Depository Trust Company (referred to in this proxy statement/prospectus as “DTC”) are not subject to Irish stamp duty. However, if you hold your Allergan ordinary shares directly rather than beneficially through DTC, any transfer of your Allergan ordinary shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). A shareholder who directly holds Allergan ordinary shares may transfer those shares into his or her own broker account to be held through DTC (or vice versa) without giving rise to Irish stamp duty provided that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares by a beneficial owner to a third party.

Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your shares. See the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Stamp Duty” beginning on page [●] of this proxy statement/prospectus.

In certain limited circumstances, dividends paid by Allergan may be subject to Irish dividend withholding tax.

In certain limited circumstances, Irish dividend withholding tax (referred to in this proxy statement/prospectus as “DWT”) (currently at a rate of 20%) may arise in respect of dividends, if any, paid on Allergan ordinary shares. A number of exemptions from DWT exist pursuant to which shareholders resident in the United States and shareholders resident in the countries listed in Annex F attached to this proxy statement/prospectus (referred to in this proxy statement/prospectus as the “Relevant Territories”) may be entitled to exemptions from DWT.

See the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Withholding Tax on Dividends (DWT)” beginning on page [●] of this proxy statement/prospectus and, in particular, please note the requirement to complete certain relevant Irish Revenue Commissioners DWT forms (referred to in this proxy statement/prospectus as “DWT Forms”) in order to qualify for many of the exemptions.

Dividends paid in respect of Allergan ordinary shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is recorded as being in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Allergan). Similarly, dividends paid in respect of Allergan ordinary shares that are held outside of DTC and are owned by a former KYTHERA stockholder who is a resident of the United States will not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions including the requirement to furnish a completed IRS Form 6166 or a valid DWT Form to Allergan’s transfer agent to confirm its U.S. residence and claim an exemption. Allergan shareholders resident in other Relevant Territories may also be eligible for exemption from DWT on dividends paid in respect of their Allergan ordinary shares provided they satisfy the conditions of one of the exemptions including the requirement to furnish valid DWT Forms to their brokers (in respect of such shares held through DTC) (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Allergan) or to Allergan’s transfer agent (in respect of such shares held outside of DTC). However, other Allergan shareholders may be subject to DWT, which if you are such a shareholder could adversely affect the price of your shares. See the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Withholding Tax on Dividends (DWT)” beginning on page [●] of this proxy statement/prospectus for more information on DWT.

Risks Related to Allergan’s Business

You should read and consider the risk factors specific to Allergan’s business that will also affect the combined company after the Merger. These risks are described in Part I, Item 1A of Allergan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as supplemented and amended by the risks described in

Part II, Item 1A of Allergan’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and in other documents that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus for the location of information incorporated by reference in this proxy statement/prospectus.

Risks Related to KYTHERA’s Business

You should read and consider the risk factors specific to KYTHERA’s business that will also affect the combined company after the Merger. These risks are described in Part I, Item 1A of KYTHERA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as supplemented and amended by the risk factors described in Part II, Item 1A of KYTHERA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and in other documents that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus for the location of information incorporated by reference in this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this communication that refer to Allergan’s or KYTHERA’s estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Allergan’s or KYTHERA’s, as applicable, current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, Allergan’s or KYTHERA’s plans, objectives, expectations and intentions and the expected timing of completion of the Merger. It is important to note that Allergan’s and KYTHERA’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Allergan’s and KYTHERA’s current expectations depending upon a number of factors affecting Allergan’s business, KYTHERA’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; the successful closing of the Merger; subsequent integration of the KYTHERA business and the market potential of KYBELLA™; the ability to obtain required regulatory approvals for the Merger (including the approval of antitrust authorities necessary to complete the Merger), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger; the ability to obtain the requisite KYTHERA stockholder approval; the risk that a condition to closing of the Merger may not be satisfied on a timely basis or at all; the failure of the proposed Merger to close for any other reason; risks relating to the potential dilutive effect of the Allergan ordinary shares to be issued in the Merger; the anticipated size of the markets, market acceptance of and continued demand for Allergan’s and KYTHERA’s products; the impact of competitive products and pricing; access to available financing (including financing for the Merger or refinancing of debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Allergan’s and KYTHERA’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Allergan’s consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Allergan’s periodic public filings with the SEC, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2014, Allergan’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and in other Allergan documents that are incorporated by reference into this proxy statement/prospectus and from time to time in Allergan’s other investor communications, and such other risks and uncertainties detailed in KYTHERA’s periodic public filings with the SEC, including but not limited to KYTHERA’s annual report on Form 10-K for the year ended December 31, 2014, KYTHERA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 and in other KYTHERA documents that are incorporated by reference into this proxy statement/prospectus and from time to time in KYTHERA’s other investor communications. Except as expressly required by law, Allergan and KYTHERA disclaim any intent or obligation to update or revise these forward-looking statements.

SELECTED HISTORICAL FINANCIAL DATA OF ALLERGAN

The financial information as of and for the fiscal years ended December 31, 2010 through December 31, 2014 was derived from the audited consolidated financial statements of Allergan and from Allergan’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2015 and March 31, 2014, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The information set forth below is only a summary that you should read together with the historical audited consolidated financial statements of Allergan and the related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Allergan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Allergan’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, that Allergan previously filed with the SEC and that are incorporated by reference into this proxy statement/prospectus. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

	Three months ended March 31,		Years Ended December 31,
(In millions, except per share amounts)	2015(1)	2014	2014(4)	2013(5)(6)	2012(6)	2011	2010
Operating Highlights:
Net revenues	$4,234.2	$2,655.1	$13,062.3	$8,677.6	$5,914.9	$4,584.4	$3,566.9
Operating (loss)/income	(321.9)	207.9	(1,267.7)	(423.2)	315.7	523.4	305.4

Net (loss)/income attributable to ordinary shareholders	(535.2)	96.5	(1,630.5)	(750.4)	97.3	260.9	184.4
Basic (loss)/earnings per share	(1.85)	0.56	(7.42)	(5.27)	0.77	2.10	1.51
Diluted (loss)/earnings per share	(1.85)	0.55	(7.42)	(5.27)	0.76	2.06	1.48
Weighted average shares outstanding:
Basic	289.5	173.8	219.7	142.3	125.8	124.5	122.4
Diluted	289.5	174.9	219.7	142.3	128.4	126.5	124.2

	At March 31,		At December 31,
(In millions)	2015(1)	2014	2014(2)(3)(4)	2013(5)(6)	2012(6)	2011	2010
Balance Sheet Highlights:
Current assets	$11,017.2	$4,540.7	$6,881.7	$4,434.7	$3,838.3	$2,569.7	$1,786.7
Working capital, excluding assets and liabilities held for sale	3,235.6	1,448.4	939.8	1,115.4	1,089.0	730.2	978.7
Total assets	139,460.7	22,403.9	52,529.1	22,725.9	14,114.8	6,698.3	5,686.6
Total debt and capital leases	44,324.6	8,720.5	15,543.7	9,052.0	6,433.3	1,033.0	1,016.1
Total equity	71,409.5	9,628.6	28,335.5	9,537.1	3,856.4	3,562.5	3,282.6

(1)	On March 17, 2015, Allergan (formerly known as Actavis plc) completed the Legacy Allergan Transaction. As a result Allergan’s financial position was impacted including an increase in intangible assets, goodwill and long-term indebtedness. The results of operations for Legacy Allergan are included for the period from March 17, 2015 through March 31, 2015.
(2)	On November 17, 2014, Allergan completed its acquisition of Durata Therapeutics, Inc. The acquisition increased Allergan’s intangible assets as well as long-term indebtedness.
(3)	On July 2, 2014, Allergan completed its acquisition of Furiex Pharmaceuticals, Inc. The acquisition had the impact of increasing Allergan’s intangible assets and lowering working capital.
(4)

On July 1, 2014, Allergan completed the Forest Transaction. Forest Laboratories, Inc. was a leading, fully integrated, specialty pharmaceutical company largely focused on the United States market. Forest

Laboratories, Inc. marketed a portfolio of branded drug products and developed new medicines to treat patients suffering from diseases principally in the following therapeutic areas: central nervous system, cardiovascular, gastrointestinal, respiratory, anti-infective, and cystic fibrosis. Beginning July 1, 2014, the following items were included in Allergan’s operating results:

•	total revenues and related cost of sales for Forest Laboratories, Inc. products;

•	selling, general and administrative expenses and research and development expenses;

•	amortization expense for intangible assets acquired;

•	impairment losses on select assets; and

•	increased interest expense from the senior secured notes assumed and the indebtedness incurred.

(5)	On October 1, 2013, Allergan completed the Warner Chilcott Transaction. Warner Chilcott plc (referred to in this proxy statement/prospectus as “Warner Chilcott”) was a leading specialty pharmaceutical company focused on women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. Beginning October 1, 2013, the following items were included in Allergan’s operating results:

•	total revenues and related cost of sales for Warner Chilcott products;

•	selling, general and administrative expenses and research and development expenses;

•	amortization expense for intangible assets acquired; and

•	increased interest expense from the senior secured notes assumed and the $2.0 billion aggregate term loan indebtedness assumed, and subsequently refinanced, in connection with the Warner Chilcott Transaction.

(6)	On October 31, 2012, Allergan completed the acquisition of the entire issued share capital of Actavis, Inc., a Delaware corporation, Actavis Pharma Holding 4 ehf., a company incorporated in Iceland, and Actavis S.à r.l., a company incorporated in Luxembourg (referred to in this proxy statement/prospectus as the “Actavis Group”). As of December 31, 2012, the estimated number of shares contingently issuable in connection with the Actavis Group earn-out was calculated to be 3.85 million shares. In the year ended December 31, 2013, the decision was made to award the remaining 1.65 million shares. The 1.65 million additional shares are included in the basic weighted average common shares outstanding for the year ended December 31, 2013 beginning on March 28, 2013. Actavis Group was a privately held generic pharmaceutical company specializing in the development, manufacture and sale of generic pharmaceuticals. Allergan’s financial statements included in this proxy statement/prospectus do not include the financial results of the Actavis Group for any of the periods presented prior to October 31, 2012.

SELECTED HISTORICAL FINANCIAL DATA OF KYTHERA

The financial information as of and for the fiscal years ended December 31, 2010 through December 31, 2014 was derived from the audited consolidated financial statements of KYTHERA and from KYTHERA’s unaudited condensed consolidated financial statements for the three months ended March 31, 2015 and March 31, 2014. The information set forth below is only a summary that you should read together with the historical audited consolidated financial statements of KYTHERA and the related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in KYTHERA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and KYTHERA’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, that KYTHERA previously filed with the SEC and that are incorporated by reference into this proxy statement/prospectus. Historical results are not necessarily indicative of any results to be expected in the future. For more information, see the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

	Three months ended March 31,		Years Ended December 31,
(In millions, except per share amounts)	2015	2014	2014	2013	2012	2011	2010
Operating Highlights:
License Income	—	—	—	—	$19.7	$13.0	$4.5
Loss from Operations	(27.8)	(68.9)	(131.7)	(50.1)	(35.9)	(10.8)	(17.6)
Net loss attributable to KYTHERA	(28.8)	(69.4)	(135.6)	(51.9)	(36.8)	(11.2)	(16.0)
Net loss per share of common stock attributable to KYTHERA stockholders, basic and diluted	(1.24)	(3.18)	(6.04)	(2.71)	(7.47)	(7.98)	(11.64)
Weighted average shares outstanding, basic and diluted	23.2	21.8	22.5	19.2	4.9	1.4	1.4

	At March 31,		At December 31,
(In millions)	2015	2014	2014	2013	2012	2011	2010
Balance Sheet Highlights:
Current assets(1)	$212.9	$155.1	$101.2	$173.3	$87.6	$44.3	$39.4
Working capital(1)	193.4	141.4	80.5	155.7	71.4	29.5	3.9
Total assets	215.3	155.6	103.4	173.4	96.2	45.1	45.5
Long-term debt, excluding current portion(2)	24.4	26.2	22.7	6.0	2.8	1.6	1.6
Total stockholders’ equity (deficit)(1)	170.7	115.8	59.4	149.8	68.9	(81.0)	(70.7)

(1)	The increase in cash, cash equivalents and marketable securities, working capital and stockholders equity is due to public offerings for net proceeds of $134.7 million, $125.0 million and $72.5 million during 2015, 2013 and 2012, respectively.
(2)	Includes long-term payable to licensor in 2010 and 2011 and long-term portion of notes payable thereafter.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA

The following tables set forth certain historical per share financial information for Allergan ordinary shares and shares of KYTHERA common stock. The unaudited pro forma per share financial data gives effect to the Merger as if it had occurred on March 31, 2015 for book value per share data and as of January 1, 2014 for net earnings (loss) per share data.

The Allergan combined unaudited pro forma book value per ordinary share combines Allergan’s March 31, 2015 unaudited consolidated balance sheet with KYTHERA’s March 31, 2015 unaudited consolidated balance sheet and reflects pro forma adjustments to include the impact of the Merger.

The fiscal years of Allergan plc, KYTHERA and Legacy Allergan ended on December 31. The fiscal years of Forest Laboratories, Inc. and Aptalis Holdings Inc. (referred to in this proxy statement/prospectus as “Aptalis”) ended on March 31 and September 30, respectively.

The Allergan combined unaudited pro forma loss per ordinary share for the 12 months ended December 31, 2014 was prepared based on (i) the historical consolidated statement of operations of Allergan for the 12 months ended December 31, 2014, (ii) the historical consolidated statement of operations of KYTHERA for the 12 months ended December 31, 2014, (iii) the historical consolidated statement of operations of Legacy Allergan for the year ended December 31, 2014, (iv) the historical consolidated statement of operations of Forest Laboratories, Inc. for the six months ended June 30, 2014, which was derived by subtracting the consolidated statement of operations for the nine months ended December 31, 2013 and adding the consolidated statement of operations for the fiscal year ended March 31, 2014 from and to the consolidated statement of operations for the three months ended June 30, 2014 and (v) the historical consolidated statement of operations of Aptalis for the one month ended January 31, 2014, and reflects pro forma adjustments to include the impact of the Legacy Allergan Transaction and Forest Transaction, as well as the impact of the Merger.

The Allergan combined unaudited pro forma loss per ordinary share for the three months ended March 31, 2015 was prepared based on (i) the historical consolidated statement of operations of Allergan for the three months ended March 31, 2015, (ii) the historical consolidated statement of operations of KYTHERA for the three months ended March 31, 2015 and (iii) the historical consolidated statement of operations of Legacy Allergan for the period of January 1, 2015 through March 16, 2015 and reflects pro forma adjustments to include the impact of the Legacy Allergan Transaction and the Merger.

The KYTHERA unaudited pro forma equivalent data per ordinary share financial information was calculated by multiplying the Allergan combined unaudited pro forma data per ordinary share amounts by the exchange ratio of 0.0488 per KYTHERA common share.

The following information should be read in conjunction with the audited financial statements of Allergan plc, Legacy Allergan, Forest Laboratories, Inc., and KYTHERA that are incorporated by reference in this proxy statement/prospectus, and the financial information contained in the sections entitled “Selected Historical Financial Data of Allergan” and “Selected Historical Financial Data of KYTHERA” of this proxy statement/prospectus, beginning on pages [●] and [●] of this proxy statement/prospectus. The unaudited pro forma information below, which is preliminary in nature, is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

	For the Year ended December 31, 2014	As of and for the Three Months ended March 31, 2015
Allergan Historical Data per Ordinary Share
Net loss per share attributable to ordinary shareholders
Basic	$(7.42)	$(1.85)
Diluted	(7.42)	(1.85)
Cash dividends declared per ordinary share	—	—
Book value per ordinary share	N/A	$169.45

(in thousands, except per share data)	For the Year ended December 31, 2014	As of and for the Three Months ended March 31, 2015
KYTHERA Historical Data per Common Share
Net loss per share of common stock attributable to KYTHERA stockholders, basic and diluted	$(6.04)	$(1.24)
Weighted-average number of shares used in computing net loss per share of common stock, basic and diluted	22,466	23,240
Book value per share	N/A	$6.62

	For the Year ended December 31, 2014	As of and for the Three Months ended March 31, 2015
Allergan Combined Unaudited Pro Forma Data per Ordinary Share
Net loss per share attributable to ordinary shareholders
Basic	$(13.14)	$(1.78)
Diluted	(13.14)	(1.78)
Cash dividends declared per ordinary share	—	—
Book value per ordinary share*	N/A	$169.92

*  Based on the number of Allergan ordinary shares outstanding as of March 31, 2015 and assuming approximately 1,368,923 Allergan ordinary shares would be issued in the Merger in respect of the aggregate Stock Consideration Portion, which was calculated based on an Allergan ordinary share price of $306.70, the closing price per Allergan ordinary share on July 6, 2015, and reflects that 20% of the Merger Consideration is comprised of Allergan ordinary shares.

	For the Year ended December 31, 2014	As of and for the Three Months ended March 31, 2015
KYTHERA Unaudited Pro Forma Equivalent Data per Common Share*
Net loss per share attributable to KYTHERA stockholders
Basic	$(0.64)	$(0.09)
Diluted	(0.64)	(0.09)
Cash dividends per share	—	—
Book value per share	N/A	$8.29

*	Calculated by multiplying the Allergan combined unaudited pro forma data per ordinary share amounts by an exchange ratio of 0.0488 per KYTHERA common share, which was calculated by dividing the KYTHERA common stock price of $74.95, the closing price per KYTHERA share of common stock on July 6, 2015, by the Allergan ordinary share price of $306.70, the closing price per Allergan ordinary share on July 6, 2015, and reflects that 20% of the Merger Consideration is comprised of Allergan ordinary shares.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share, as well as the dividend paid per share, of Allergan ordinary shares, which trade on the NYSE under the symbol “AGN,” and KYTHERA common stock, which trades on NASDAQ under the symbol “KYTH.”

	Allergan Ordinary Shares						KYTHERA Common Stock
	High		Low		Dividend		High		Low		Dividend
2012
Quarter ended March 31, 2012		$67.50		$55.00		$0.00		$—		$—		$0.00
Quarter ended June 30, 2012		$77.73		$65.70		$0.00		$—	$			$0.00
Quarter ended September 30, 2012		$86.07		$73.39		$0.00		$—		$—		$0.00
Quarter ended December 31, 2012		$91.47		$81.73		$0.00		$31.93		$16.00		$0.00

2013
Quarter ended March 31, 2013		$92.37		$82.02		$0.00		$31.49		$22.15		$0.00
Quarter ended June 30, 2013		$133.00		$91.88		$0.00		$27.33		$20.16		$0.00
Quarter ended September 30, 2013		$145.50		$121.12		$0.00		$47.50		$24.21		$0.00
Quarter ended December 31, 2013		$170.51		$136.52		$0.00		$47.85		$36.86		$0.00

2014
Quarter ended March 31, 2014		$230.77		$166.38		$0.00		$56.36		$36.43		$0.00
Quarter ended June 30, 2014		$226.23		$184.71		$0.00		$40.22		$31.89		$0.00
Quarter ended September 30, 2014		$249.94		$201.91		$0.00		$40.98		$33.10		$0.00
Quarter ended December 31, 2014		$272.75		$208.64		$0.00		$39.78		$31.94		$0.00

2015
Quarter ended March 31, 2015		$317.72		$259.27		$0.00		$56.00		$35.07		$0.00
Quarter ended June 30, 2015		$315.00		$279.74		$0.00		$76.31		$42.20		$0.00
Quarter (through [●], 2015)	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]

On June 16, 2015, the last full trading day before the public announcement of the signing of the Merger Agreement, the closing sale price per Allergan ordinary share on the NYSE was $298.02 and the closing sale price per share of KYTHERA common stock on NASDAQ was $60.72. On [●], 2015, the latest practicable full trading day before the date of this proxy statement/prospectus, the closing sale price per Allergan ordinary share on the NYSE was $[●] and the closing sale price per share of KYTHERA common stock on NASDAQ was $[●].

The Allergan board of directors has the power to determine the amount and frequency of the payment of dividends on Allergan ordinary shares. Decisions regarding whether to pay dividends and the amount of any dividends are based upon, among other things, compliance with applicable Irish law, compliance with Allergan’s articles of association, compliance with agreements governing Allergan’s indebtedness, earnings, cash requirements, results of operations, cash flows, financial condition and other factors that the Allergan board of directors considers important. Allergan does not currently pay dividends on Allergan ordinary shares. While Allergan anticipates that if the Merger were not consummated it would continue not to pay dividends on Allergan ordinary shares, there are no assurances that will be the case. Allergan also has outstanding 5,060,000 of its 5.500% mandatory convertible preferred shares, Series A, par value $0.0001 per share, on which dividends are paid from time to time in accordance with the terms thereof.

The KYTHERA Board has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether to pay dividends and the amount of any dividends are based upon, among other things, compliance with the DGCL, compliance with agreements governing KYTHERA’s indebtedness, earnings, cash requirements, results of operations, cash flows and financial condition and other factors that the KYTHERA Board considers important. KYTHERA does not currently pay dividends. While KYTHERA anticipates that if the Merger were not consummated it would continue not to pay dividends, there are no assurances that will be the case. Under the Merger Agreement, until the effective time of the Merger, KYTHERA is not permitted to authorize or pay any dividends on, or make any other distributions in respect of, any of its capital stock.

The above tables show only historical comparisons. KYTHERA stockholders are urged to obtain current market quotations for KYTHERA common stock and Allergan ordinary shares and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the Merger Agreement.

THE KYTHERA SPECIAL MEETING

Date, Time and Place of the KYTHERA Special Meeting

The KYTHERA special meeting of KYTHERA stockholders will be held at [●] at [●] (local time) on [●], 2015. On or about [●], 2015, KYTHERA commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the KYTHERA special meeting.

Purpose of the KYTHERA Special Meeting

At the KYTHERA special meeting, KYTHERA stockholders will be asked to:

(1)	adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus;

(2)	approve the adjournment of the KYTHERA special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal; and

(3)	approve, on a non-binding, advisory basis, the compensation to be paid to KYTHERA’s named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus.

Recommendation of the KYTHERA Board

The KYTHERA Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Named Executive Officer Compensation Proposal. See the section entitled “The Merger—Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger” beginning on page [●] of this proxy statement/prospectus.

Completion of the Merger is conditioned upon approval of the Merger Proposal, but is not conditioned on the approval of the Adjournment Proposal or the Merger-Related Named Executive Officer Compensation Proposal.

Record Date and Quorum

Record Date

The KYTHERA Board has fixed the close of business on [●], 2015 as the record date for determining the holders of shares of KYTHERA common stock entitled to receive notice of and to vote at the KYTHERA special meeting.

As of the record date, there were [●] shares of KYTHERA common stock outstanding and entitled to vote at the KYTHERA special meeting held by [●] holders of record. Each share of KYTHERA common stock entitles the holder to one vote at the KYTHERA special meeting on each proposal to be considered at the KYTHERA special meeting. Shares of KYTHERA common stock that are held in treasury will not be entitled to vote at the KYTHERA special meeting.

Quorum

The holders of a majority in voting power of the issued and outstanding KYTHERA common stock entitled to vote that are present in person or represented by proxy will constitute a quorum for the meeting. All shares of KYTHERA common stock, whether present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the KYTHERA special meeting. As of the record date, [●] shares of KYTHERA common stock were outstanding, and, therefore, [●] shares present in person or represented by proxy will constitute a quorum for the KYTHERA special meeting.

As of the record date, directors and executive officers of KYTHERA and their affiliates owned and were entitled to vote [●] shares of KYTHERA common stock, representing approximately [●]% of the shares of KYTHERA common stock outstanding on that date. Each of the KYTHERA directors and certain affiliates has entered into Voting Agreements pursuant to which he, she or it has agreed, among other things, to vote his, her or its shares of KYTHERA common stock in favor of the Merger Proposal and the Adjournment Proposal. These directors and affiliates collectively control approximately [●]% of the voting power of the outstanding shares of KYTHERA common stock entitled to be cast at the KYTHERA special meeting. KYTHERA currently expects that its executive officers that have not entered into Voting Agreements will vote their shares in favor of the Merger Proposal, the Adjournment Proposal and the Merger- Related Named Executive Officer Compensation Proposal, although they have not entered into any agreements obligating them to do so.

Required Vote

Required Vote to Approve the Merger Proposal

The affirmative vote of a majority of the outstanding shares of KYTHERA common stock held by stockholders of record as of [●], 2015 is required to approve the Merger Proposal. If you are a KYTHERA stockholder and you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote cast against the Merger Proposal.

Required Vote to Approve the Adjournment Proposal

Assuming a quorum is present, the affirmative vote of at least a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Required Vote to Approve the Merger-Related Named Executive Officer Compensation Proposal

Assuming a quorum is present, the affirmative vote of a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Merger-Related Named Executive Officer Compensation Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The stockholders’ vote regarding the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote, and therefore is not binding on KYTHERA or the KYTHERA Board or the compensation committee of KYTHERA. Since compensation and benefits to be paid or provided in connection with the Merger are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect the obligation to make these payments and these payments may still be made even if the KYTHERA stockholders do not approve, by advisory (non-binding) vote, the Merger-Related Named Executive Officer Compensation Proposal.

Treatment of Abstentions; Failure to Vote

For purposes of the KYTHERA special meeting, an abstention occurs when a KYTHERA stockholder attends the KYTHERA special meeting in person and does not vote or returns a proxy marked “ABSTAIN.”

•	For the Merger Proposal, an abstention or a failure to vote or a failure to instruct your broker, bank or other nominee how to vote will have the same effect as a vote cast “AGAINST” this proposal.

•	For the Adjournment Proposal, if a KYTHERA stockholder is present in person or by proxy at the KYTHERA special meeting and chooses to abstain from voting with respect to the Adjournment Proposal, it will have no effect on the outcome of the Adjournment Proposal (except that the fact that such stockholder is present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present).

•	For the Merger-Related Named Executive Officer Compensation Proposal, if a KYTHERA stockholder is present in person or by proxy at the KYTHERA special meeting and chooses to abstain from voting with respect to the Merger-Related Named Executive Officer Compensation Proposal, it will have no effect on the outcome of the Merger-Related Named Executive Officer Compensation Proposal (except that the fact that such stockholder is present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present).

Voting of Proxies; Incomplete Proxies

Giving a proxy means that a KYTHERA stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the KYTHERA special meeting in the manner it directs. A KYTHERA stockholder may vote by proxy or in person at the KYTHERA special meeting. If you hold your shares of KYTHERA common stock in your name as a stockholder of record, to submit a proxy, you may use one of the following methods:

•	By Internet. The web address and instructions for Internet proxy submission can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet proxy submission via the web address indicated on the enclosed proxy card is available 24 hours a day. If you choose to submit your proxy by Internet, then you do not need to return the proxy card. To be valid, your Internet proxy must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the KYTHERA special meeting.

•	By Telephone. The toll-free number for telephone proxy submission can be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Telephone proxy submission is available 24 hours a day. If you choose to submit your proxy by telephone, then you do not need to return the proxy card. To be valid, your telephone proxy must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the KYTHERA special meeting.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the postage-paid envelope provided therewith. To be valid, your proxy by mail must be received by 11:59 p.m. (U.S. Eastern Time) on the day preceding the KYTHERA special meeting.

•	In Person. You may also vote your shares in person at the KYTHERA special meeting.

KYTHERA requests that KYTHERA stockholders submit their proxies over the Internet, by telephone or by completing and signing the accompanying proxy and returning it to KYTHERA as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed (including proper proxy submission by Internet or telephone), the shares of KYTHERA common stock represented by it will be voted at the KYTHERA special meeting in accordance with the instructions contained on the proxy card.

If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the KYTHERA common stock represented by your proxy will be voted “FOR” each proposal in accordance with the recommendation of the KYTHERA Board. Unless you check the box on your proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on the proposals relating to the KYTHERA special meeting.

If your shares of KYTHERA common stock are held in “street name” by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you may give voting instructions by telephone or the Internet.

EVERY KYTHERA STOCKHOLDER’S VOTE IS IMPORTANT. ACCORDINGLY, EACH KYTHERA STOCKHOLDER SHOULD SUBMIT ITS PROXY VIA THE INTERNET OR BY TELEPHONE, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT THE KYTHERA STOCKHOLDER PLANS TO ATTEND THE KYTHERA SPECIAL MEETING IN PERSON.

Shares Held in “Street Name”

If your shares of KYTHERA common stock are held in “street name” through a bank, broker or other nominee, you must instruct such bank, broker or other nominee on how to vote the shares by following the instructions that the bank, broker or other nominee provides you along with this proxy statement/prospectus. Your bank, broker or other nominee, as applicable, may have an earlier deadline by which you must provide instructions to it as to how to vote your shares of KYTHERA common stock, so you should read carefully the materials provided to you by your bank, broker or other nominee.

You may not vote shares held in “street name” by returning a proxy card directly to KYTHERA or by voting in person at the KYTHERA special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of KYTHERA common stock on behalf of their customers may not give a proxy to KYTHERA to vote those shares with respect to any of the KYTHERA proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on any of the KYTHERA proposals. Therefore, if your shares of KYTHERA common stock are held in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares,

•	your broker, bank or other nominee may not vote your shares on the Merger Proposal, which broker non-votes will have the same effect as a vote “AGAINST” this proposal;

•	your broker, bank or other nominee may not vote your shares on the Adjournment Proposal, which broker non-votes will have no effect on the outcome of this proposal (except that the fact that such stockholder is not present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present);

•	your broker, bank or other nominee may not vote your shares on the Merger-Related Named Executive Officer Compensation Proposal, which broker non-votes will have no effect on the outcome of this proposal (except that the fact that such stockholder is not present in person or by proxy at the KYTHERA special meeting will be counted in determining whether a quorum is present).

Revocability of Proxies and Changes to a KYTHERA Stockholder’s Vote

If you are a KYTHERA stockholder of record, you may revoke or change your proxy at any time before it is voted at the KYTHERA special meeting by:

•	sending a written notice of revocation to Keith Klein, Corporate Secretary of KYTHERA, at 30930 Russell Ranch Road, 3rd Floor, Westlake Village, California 91362 that is received by KYTHERA prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the KYTHERA special meeting, stating that you would like to revoke your proxy; or

•	submitting a new proxy bearing a later date (by Internet, telephone or mail) that is received by KYTHERA prior to 11:59 p.m. (U.S. Eastern Time) on the day preceding the KYTHERA special meeting; or

•	attending the KYTHERA special meeting and voting in person.

If you are a KYTHERA stockholder whose shares are held in “street name” by a broker, bank or other nominee, you may revoke your proxy or voting instructions and vote your shares in person at the KYTHERA special meeting only in accordance with applicable rules and procedures as employed by your broker, bank or other nominee. If your shares are held in an account at a broker, bank or other nominee, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your proxy or voting instructions and should contact your broker, bank or other nominee to do so.

Attending the KYTHERA special meeting will NOT automatically revoke a proxy that was submitted through the Internet or by telephone or mail. You must vote by ballot at the KYTHERA special meeting to change your vote.

Solicitation of Proxies

The cost of solicitation of proxies from KYTHERA stockholders will be borne by KYTHERA. KYTHERA will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of KYTHERA common stock. KYTHERA has retained a professional proxy solicitation firm, MacKenzie Partners Inc., to assist in the solicitation of proxies for a fee of up to $60,000 plus reasonable out-of-pocket expenses. In addition to solicitations by mail, KYTHERA’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Assistance

If you need assistance in completing your proxy card or have questions regarding the KYTHERA special meeting, please contact MacKenzie Partners Inc., the proxy solicitation agent for KYTHERA, by mail at 105 Madison Avenue, New York, NY 10016, or by telephone toll-free at (800) 322-2885 or collect at (212) 929-5500.

KYTHERA PROPOSALS

Merger Proposal

As discussed throughout this proxy statement/prospectus, KYTHERA is asking its stockholders to approve the Merger Proposal. Pursuant to the Merger Agreement, Allergan will acquire KYTHERA in the Merger. Merger Sub will merge with and into KYTHERA, with KYTHERA continuing as the Surviving Corporation. Following the Merger, KYTHERA will be an indirect wholly owned subsidiary of Allergan and the KYTHERA common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Holders of shares of KYTHERA common stock should carefully read this proxy statement/prospectus in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Merger. In particular, holders of shares of KYTHERA common stock are directed to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.

Completion of the Merger is conditioned on approval of the Merger Proposal.

Vote Required and KYTHERA Board Recommendation

The affirmative vote of a majority of the outstanding shares of KYTHERA common stock held by stockholders of record as of the close of business on [●], 2015 is required to approve the Merger Proposal. If you are a KYTHERA stockholder and you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote cast “AGAINST” the Merger Proposal.

The KYTHERA Board unanimously recommends a vote “FOR” the Merger Proposal.

Adjournment Proposal

KYTHERA is asking its stockholders to approve the adjournment of the KYTHERA special meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal. The Merger Agreement provides that KYTHERA may not postpone or adjourn the KYTHERA special meeting for more than 30 days after the date on which the KYTHERA special meeting was originally scheduled.

Completion of the Merger is not conditioned on the approval of the Adjournment Proposal.

Vote Required and KYTHERA Board Recommendation

Assuming a quorum is present, the affirmative vote of at least a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The KYTHERA Board unanimously recommends a vote “FOR” the Adjournment Proposal.

Merger-Related Named Executive Officer Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, KYTHERA is seeking non-binding, advisory stockholder approval of the compensation to be paid to KYTHERA’s named executive officers that is based on or otherwise relates to the Merger as disclosed in the section entitled “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus. The proposal gives KYTHERA’s stockholders the opportunity to express their views on the merger-related compensation of KYTHERA’s named executive officers. Accordingly, KYTHERA is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to KYTHERA’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of KYTHERA’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers,” is hereby APPROVED.”

Completion of the Merger is not conditioned on approval of the Merger-Related Named Executive Officer Compensation Proposal.

Vote Required and KYTHERA Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, you may vote not to approve the Merger-Related Named Executive Officer Compensation Proposal and vote to approve the Merger Proposal or vice versa. The KYTHERA stockholders’ vote regarding the Merger-Related Named Executive Officer Compensation Proposal is an advisory vote, and therefore is not binding on KYTHERA or the KYTHERA Board or the compensation committee of KYTHERA. Since compensation and benefits to be paid or provided in connection with the Merger are based on contractual arrangements with the named executive officers, the outcome of this advisory vote will not affect the obligation to make these payments and these payments may still be made even if the KYTHERA stockholders do not approve, by advisory (non-binding) vote, the Merger-Related Named Executive Officer Compensation Proposal.

Assuming a quorum is present, the affirmative vote of a majority of the votes cast with respect to shares of KYTHERA common stock at the KYTHERA special meeting is required to approve the Merger-Related Named Executive Officer Compensation Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The KYTHERA Board unanimously recommends a vote “FOR” the Merger-Related Named Executive Officer Compensation Proposal.

Other Matters to Come Before the KYTHERA Special Meeting

As of the date of this proxy statement/prospectus, the KYTHERA Board is not aware of any matters that will be presented for consideration at the KYTHERA special meeting other than as described in this proxy statement/prospectus. If, however, the KYTHERA Board properly brings any other matters before the KYTHERA special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the KYTHERA Board on any such matter (unless the KYTHERA stockholder checks the box on the proxy card to withhold discretionary voting authority).

INFORMATION ABOUT THE COMPANIES

Allergan

Allergan plc

1 Grand Canal Square, Docklands

Dublin 2, Ireland

Phone: (862) 261-7000

Allergan plc (formerly known as Actavis plc) was incorporated in Ireland as Actavis Limited on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company. On June 15, 2015, the Company changed its name from Actavis plc to Allergan plc, following the acquisition of Legacy Allergan by Actavis plc in March 2015 and the approval of the name change by Actavis plc’s shareholders. Allergan is a unique, global pharmaceutical company and a leader in a new industry model—Growth Pharma. Allergan is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world. Allergan markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Allergan is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally. With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives.

Merger Sub

Keto Merger Sub, Inc.

c/o Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Phone: (862) 261-7000

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Allergan. Merger Sub was incorporated on May 28, 2015 for the sole purpose of effecting the Merger. As of the date of this proxy statement/prospectus, Merger Sub has not conducted any activities other than those incidental to its formation, the execution of the Merger Agreement, the preparation of applicable filings under U.S. securities laws and regulatory filings made in connection with the proposed transaction.

KYTHERA

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, 3rd floor

Westlake Village, CA 91362

Phone: (818) 587-4500

KYTHERA is a biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s objective is to develop first-in-class, prescription products using an approach that relies on the scientific rigor of biotechnology to address unmet needs in the rapidly-growing market for aesthetic medicine. KYTHERA’s initial focus is on the facial aesthetics market, which comprises the majority of the aesthetic medicine market. On April 29, 2015, the U.S. Food and Drug Administration approved KYTHERA’s first product KYBELLA™, a non-surgical treatment for the reduction of submental fullness, a common yet under-treated aesthetic condition, which commonly presents as an undesirable “double chin.” KYTHERA was incorporated in Delaware in June 2004 under the name Dermion, Inc. KYTHERA commenced operations in August 2005 and later changed its name to AESTHERx, Inc. In July 2006, it changed its name to KYTHERA Biopharmaceuticals, Inc.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about Allergan or KYTHERA. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Allergan and KYTHERA make with the SEC that are incorporated by reference into this proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Transaction Structure

Pursuant to the Merger Agreement, Merger Sub will merge with and into KYTHERA, with KYTHERA continuing as the Surviving Corporation. Following the Merger, KYTHERA will be an indirect wholly owned subsidiary of Allergan and the KYTHERA common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Consideration to KYTHERA Stockholders

As a result of the Merger, each issued and outstanding share of KYTHERA common stock, other than excluded shares and dissenting shares, will be converted into the right to receive the Merger Consideration.

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock cancelled pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

The Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into KYTHERA common stock or Allergan ordinary shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of KYTHERA common stock or Allergan ordinary shares outstanding after the date of the Merger Agreement and prior to the effective time of the Merger.

Background of the Merger

The KYTHERA Board, and KYTHERA’s senior management, in their ongoing effort to maximize stockholder value, have periodically reviewed and assessed KYTHERA’s business strategy, the various trends and conditions affecting its industry and its business generally and a variety of strategic alternatives, including a sale of KYTHERA and distribution and collaboration arrangements with respect to KYTHERA’s product and product candidate.

In mid-2012, at the direction of the KYTHERA Board, and as part of the KYTHERA Board’s consideration of an initial public offering process, Keith Leonard, KYTHERA’s Chief Executive Officer, had informal discussions with David Pyott, then the Chairman of the Board of Directors and Chief Executive Officer of Legacy Allergan, and with one other large multinational pharmaceutical company regarding their potential interest in a strategic acquisition of KYTHERA. After several discussions, Mr. Pyott verbally informed Mr. Leonard that Legacy Allergan was interested in an acquisition of KYTHERA and submitted an oral non-binding proposal to acquire KYTHERA for approximately $225 million in cash plus potential future milestone payments. After discussion with the KYTHERA Board, KYTHERA declined Legacy Allergan’s proposal. KYTHERA announced the closing of its initial public offering on October 16, 2012.

In early 2014, the KYTHERA Board determined to re-acquire the rights to develop and commercialize its primary product, ATX-101 (deoxycholic acid), outside of the United States and Canada (ATX-101 is now known as KYBELLA™ in the United States) from Bayer Consumer Care AG (referred to in this proxy statement/prospectus as “Bayer”), KYTHERA’s then collaboration partner. KYTHERA initially entered into a collaboration arrangement with Bayer for the development and commercialization of ATX-101 outside the United States and Canada in 2010. The KYTHERA Board determined to re-acquire the rights to develop and commercialize ATX-101 outside of the United States and Canada because the KYTHERA Board believed that those rights could be acquired from Bayer for significantly less than their long term value to KYTHERA, and because the KYTHERA Board believed that KYTHERA would be able to enter into a collaboration agreement in the future regarding the rights to develop and commercialize ATX-101 outside of the United States and Canada on more favorable terms. KYTHERA announced the re-acquisition of the rights to develop and commercialize ATX-101 outside of the United States and Canada from Bayer in March 2014.

Beginning in March 2014, at the direction of the KYTHERA Board, KYTHERA contacted approximately thirty (30) pharmaceutical and biotechnology companies about potential collaborations with KYTHERA in the distribution of ATX-101 in various countries or regions outside of the United States, and KYTHERA entered into confidentiality agreements with eleven (11) of those parties in connection with distribution discussions, none of which included a standstill provision. Legacy Allergan was one of the parties that KYTHERA contacted in March 2014. Legacy Allergan and KYTHERA entered into a confidentiality agreement (which did not include a standstill provision) on October 13, 2014 in connection with a potential distribution relationship outside of the United States, and Legacy Allergan conducted due diligence on KYTHERA from October 13, 2014 until the consummation of the Legacy Allergan Transaction on March 17, 2015, and from and after the consummation of the Legacy Allergan Transaction, Allergan conducted due diligence, in each case, relating to the potential distribution relationship. In addition, between October 13, 2014 and April 1, 2015 members of senior management of KYTHERA and representatives of Legacy Allergan and, from and after the consummation of the Legacy Allergan Transaction, representatives of Allergan discussed the potential terms of a distribution agreement outside of the United States both on telephone calls and in person. Those discussions did not include any discussion of a potential acquisition of KYTHERA by Legacy Allergan or by Allergan.

Legacy Allergan announced that it was being acquired by Allergan (then Actavis plc) on November 17, 2014. Discussions and due diligence regarding a potential distribution agreement with respect to ATX-101 outside of the United States continued during the pendency of the acquisition of Legacy Allergan by Allergan (then Actavis plc) and the acquisition of Legacy Allergan by Allergan (then Actavis plc) was completed on March 17, 2015. The last discussion between members of senior management of KYTHERA and members of senior management of Allergan regarding a potential distribution agreement with respect to ATX-101 outside of the United States occurred on April 1, 2015, with no further discussions or due diligence on such topic occurring since April 1, 2015 between members of senior management of KYTHERA and members of senior management of Allergan.

In early 2014, and again in early 2015, as part of a regular annual review with the KYTHERA Board, members of the KYTHERA Board and members of KYTHERA’s senior management discussed and considered KYTHERA’s state of readiness to appropriately respond in the event of an unsolicited offer to acquire KYTHERA. Latham & Watkins LLP, KYTHERA’s outside legal advisors (referred to in this proxy statement/prospectus as “Latham & Watkins”) also participated in these discussions. In early 2015, members of KYTHERA’s senior management met with representatives of Goldman Sachs. After these meetings, KYTHERA senior management determined that Goldman Sachs was qualified to support KYTHERA should its services be required in assisting the KYTHERA Board in its evaluation of strategic alternatives or in connection with responding to an unsolicited offer because of Goldman Sachs’ historical relationships and familiarity with KYTHERA and its business as well as Goldman Sachs’ experience and expertise in the biotechnology and pharmaceutical industries generally and familiarity with participants in those industries along with Goldman Sachs’ experience in merger and acquisition transactions. In March 2015, members of KYTHERA’s senior management requested that Goldman Sachs begin to prepare for a discussion with the KYTHERA Board at its regularly scheduled meeting on June 2, 2015 regarding Goldman Sachs’ preliminary financial analysis of

KYTHERA and the possibility of an unsolicited offer to acquire KYTHERA. However, KYTHERA did not formally engage Goldman Sachs as KYTHERA’s financial advisor with respect to a potential strategic transaction at this time.

On March 23, 2015, Mr. Leonard was contacted over e-mail by Doug Ingram, Special Advisor to the Chief Executive Officer of Allergan and the former President of Legacy Allergan, about a potential meeting with Brenton L. Saunders, the President and Chief Executive Officer of Allergan. Mr. Ingram did not provide a reason for the meeting with Mr. Saunders.

Mr. Ingram scheduled an in-person meeting between Mr. Leonard and Mr. Saunders on April 6, 2015, which was subsequently cancelled for personal reasons.

Mr. Leonard and Mr. Saunders spoke over the telephone on April 8, 2015, and, during their conversation, Mr. Saunders inquired as to KYTHERA’s long-term strategy and whether KYTHERA would be interested in a potential strategic transaction with Allergan. Mr. Leonard and Mr. Saunders did not discuss the potential price that Allergan would pay for KYTHERA or any of the other terms of a potential strategic transaction. Mr. Leonard agreed to raise the possibility of a strategic transaction with Allergan with other members of the KYTHERA Board and to respond to Mr. Saunders.

Between April 8 and April 10, 2015, Mr. Leonard discussed a potential strategic transaction with Allergan with Hollings Renton, Michael Ball and Dennis Fenton, three other members of the KYTHERA Board, and, on April 14, 2015, Mr. Leonard again spoke with Mr. Saunders by telephone and indicated to Mr. Saunders that KYTHERA was not for sale at that time, but that the KYTHERA Board would review and consider any proposal that appropriately valued the potential for growth inherent in KYTHERA’s business.

On April 17, 2015, Mr. Saunders met with Mr. Leonard and indicated to Mr. Leonard that Allergan was enthusiastic about a potential acquisition of KYTHERA and that KYTHERA would complement Allergan’s position in other segments of the aesthetics space. Mr. Leonard did not discuss with Mr. Saunders any potential price that Allergan would pay for KYTHERA or any other terms of a potential acquisition. Mr. Saunders indicated to Mr. Leonard that Allergan would be submitting a non-binding written proposal to acquire KYTHERA.

On April 23, 2015, Mr. Saunders delivered to Mr. Leonard a written preliminary non-binding expression of interest in an acquisition of KYTHERA by Allergan at a price between $65.00 and $67.50 per share of KYTHERA common stock, 20% of which would be paid in cash with the remainder in Allergan ordinary shares. Mr. Saunders’ letter noted that Allergan had offered the mix of 20% cash and 80% Allergan ordinary shares out of a desire to maintain an investment grade rating for Allergan and to provide the pro forma company with a strong balance sheet, that the mix of cash and stock was subject to change and that the stock portion of the consideration would be converted to a fixed exchange ratio prior to signing a definitive agreement. Mr. Saunders’ letter also noted that Allergan anticipated that the cash portion of the consideration required for the transaction would be provided by a combination of existing cash and credit facilities at Allergan, that Allergan expected that the transaction would not be subject to any financing contingency, that Allergan would not participate in any auction of KYTHERA, and that the transaction would be subject only to customary closing conditions, including the receipt of necessary antitrust approvals, and would not require approval by Allergan’s stockholders. The preliminary non-binding expression of interest received from Allergan did not include any other material terms. In a phone call on April 23, 2015, Mr. Saunders also expressed concern to Mr. Leonard about recent hires by KYTHERA of former Allergan employees.

During the evening of April 23, 2015, the KYTHERA Board held a telephonic meeting and discussed the preliminary non-binding expression of interest that had been received from Allergan. Representatives from Latham & Watkins also attended the meeting. Following the discussion, the KYTHERA Board requested that Mr. Leonard contact Goldman Sachs and request that Goldman Sachs meet with the KYTHERA Board early the following week to provide its views on the preliminary non-binding expression of interest received from Allergan and present its preliminary financial analysis with respect to KYTHERA. The KYTHERA Board requested that members of KYTHERA’s senior management contact Goldman Sachs because Goldman Sachs was already assisting KYTHERA in its preparation to respond to any unsolicited offer to acquire KYTHERA and was in the process of preparing a preliminary financial analysis of KYTHERA for review by the KYTHERA Board at its next regularly scheduled meeting on June 2, 2015. On April 25, 2015, Goldman Sachs confirmed its ability to act as financial advisor to KYTHERA in connection with a potential sale transaction.

On April 27, 2015, as the KYTHERA Board had not yet reached a final determination regarding whether to affirmatively engage Goldman Sachs as KYTHERA’s financial advisor in connection with a potential sale transaction, KYTHERA entered into an indemnification letter agreement with Goldman Sachs in order to provide the KYTHERA Board with additional time to further consider whether to formally engage Goldman Sachs while Goldman Sachs provided its views on the preliminary non-binding expression of interest received from Allergan and presented its preliminary financial analysis with respect to KYTHERA.

The KYTHERA Board held another telephonic meeting on April 27, 2015, and discussed the preliminary non-binding expression of interest that had been received from Allergan with representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management. During the meeting, representatives from Goldman Sachs reviewed its preliminary financial analysis with respect to KYTHERA. The KYTHERA Board discussed KYTHERA’s current business plan and prospects, the anticipated receipt of approval from the U.S. Food and Drug Administration (referred to in this proxy statement/prospectus as the “FDA”) for KYBELLA™, and an appropriate response to Allergan. Following that discussion, the KYTHERA Board requested that Mr. Leonard respond to Allergan and indicate that KYTHERA was focused on preparations for the potential product launch of KYBELLA™ and committed to maximizing value for its stockholders, that Allergan’s expression of interest significantly undervalued KYTHERA and the value that a combination with Allergan would create, and that KYTHERA was not prepared to engage in discussions with Allergan on the proposed terms. Mr. Leonard delivered KYTHERA’s response to Allergan in writing and in a phone call to Mr. Saunders on April 29, 2015.

On April 29, 2015, each of KYTHERA and the FDA separately announced that the FDA had approved KYBELLA™ for improvement in the appearance of moderate to severe convexity or fullness associated with submental fat in adults. KYBELLA™ is the first and only approved non-surgical treatment for reduction of submental fullness, a common yet under-treated aesthetic condition.

On May 1, 2015, Mr. Saunders spoke with Mr. Leonard and subsequently delivered to Mr. Leonard a revised written preliminary non-binding expression of interest in an acquisition of KYTHERA by Allergan at a price between $67.50 and $72.50 per share of KYTHERA common stock, 20% of which would be paid in cash with the remainder in Allergan ordinary shares. The May 1, 2015 preliminary non-binding expression of interest from Allergan was otherwise consistent with the April 23, 2015 preliminary non-binding expression of interest from Allergan and did not contain any new material terms.

The KYTHERA Board held a telephonic meeting on May 3, 2015 to consider the revised preliminary non-binding expression of interest that had been received from Allergan, and representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management attended the meeting. Representatives from Goldman Sachs reviewed the terms of the revised Allergan offer relative to both the initial non-binding expression of interest received from Allergan and to its preliminary financial analysis with respect to KYTHERA. A discussion followed among the KYTHERA Board, the members of senior management and advisors regarding the preliminary financial analysis, KYTHERA’s current business plan and prospects, the receipt of FDA approval for KYBELLA™, the terms of the revised non-binding expression of interest that had been received from Allergan and the appropriate response to Allergan. Following the discussion, the KYTHERA Board directed that Mr. Leonard again respond to Allergan and indicate that KYTHERA was focused on preparations for the product launch of KYBELLA™ and committed to maximizing value for its stockholders, that Allergan’s expression of interest significantly undervalued KYTHERA and the value that a combination with Allergan would create, and that KYTHERA was not prepared to engage in discussions with Allergan on the proposed terms.

Mr. Leonard delivered KYTHERA’s response to Allergan in writing and in a phone call to Mr. Saunders on May 4, 2015. Mr. Saunders indicated to Mr. Leonard that Allergan was unlikely to be able to increase its proposal, but that it would continue to review and evaluate a potential acquisition of KYTHERA.

On May 11, 2015, Mr. Saunders again spoke with Mr. Leonard by telephone and indicated that Allergan might be able to increase its non-binding expression of interest to the low-mid to high-mid $70’s per share, but only if KYTHERA would grant Allergan access to certain limited due diligence information. No other material terms of a potential acquisition were discussed at that time. Mr. Saunders also expressed concern to Mr. Leonard about recent hires by KYTHERA of former Allergan employees, and noted that Allergan continued to consider instituting litigation against KYTHERA relating to those new hires and non-solicitation agreements that such former Allergan employees had entered into with Allergan.

Later in the day on May 11, 2015, the KYTHERA Board held a telephonic meeting and discussed with representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management Allergan’s May 1, 2015 expression of interest, the possibility of an increased offer range from Allergan and the need to have a confidentiality agreement with a customary standstill in place with Allergan before permitting it to conduct any due diligence on KYTHERA, and the potential litigation related to former Allergan employees that had accepted employment offers with KYTHERA. Following the discussion, the KYTHERA Board directed Mr. Leonard to respond to Mr. Saunders and indicate that KYTHERA was prepared to permit Allergan to conduct limited due diligence on KYTHERA to support Allergan’s evaluation of a potential increase to its expression of interest only if Mr. Saunders believed that Allergan could reach the high end of his previously stated range, that if any transaction were agreed to the KYTHERA Board would wish to deliver fixed value to KYTHERA’s stockholders in the form of an all cash transaction, and that the ability to quickly reach a definitive agreement with respect to and subsequently complete any transaction was important to KYTHERA in light of the pending launch of KYBELLA™ and the potential for such a transaction to disrupt that launch. The KYTHERA Board also informed Mr. Leonard that a “two step” tender offer or exchange offer structure would be preferable to a “one step” merger structure, in light of the potential ability of the “two step” structure to reduce the amount of time between execution of the definitive transaction agreement and the consummation of the transaction and, therefore, increase the likelihood that the transaction would be consummated. The KYTHERA Board also directed Mr. Leonard to inform Mr. Saunders that the KYTHERA Board would not view any litigation commenced against KYTHERA by Allergan with respect to former Allergan employees favorably and that the KYTHERA Board and members of KYTHERA’s senior management did not believe that the former Allergan employees had violated any agreements with Allergan.

On May 12, 2015, Mr. Leonard spoke with Mr. Saunders by telephone and delivered KYTHERA’s response. During this conversation, Mr. Saunders indicated that Allergan would not commence any litigation against KYTHERA related to KYTHERA’s hiring of former Allergan employees pending resolution of the acquisition discussions. Later that day, KYTHERA delivered a draft confidentiality agreement to Allergan.

On May 14, 2015, KYTHERA and Allergan entered into a confidentiality agreement with respect to a potential acquisition of KYTHERA, which included a customary standstill provision that terminated upon the announcement of a merger or other business combination transaction involving KYTHERA.

Between May 14, 2015 and May 25, 2015, members of KYTHERA’s senior management team coordinated responses to Allergan’s limited due diligence requests, and Allergan and its advisors conducted related due diligence on KYTHERA and its business.

On May 25, 2015, Mr. Saunders spoke with Mr. Leonard over the telephone and indicated that Allergan had completed its limited additional due diligence activities and was prepared to increase its non-binding proposal to acquire KYTHERA to $73.50-$74.00 per share, and that the form of consideration would remain mixed, with 80% of the consideration to be paid in Allergan ordinary shares and 20% in cash, and that the transaction would be structured as a “one step” merger subject to approval by a vote of KYTHERA’s stockholders and not as a “two step” exchange offer. Mr. Leonard responded to Mr. Saunders that a proposal representing per share consideration in the mid-to-high $70’s would be viewed as a stronger proposal by the KYTHERA Board. Mr. Saunders again spoke with Mr. Leonard over the telephone later that day, and reported that Allergan was willing to further increase its non-binding proposal to $75.00 per share and that Allergan was not willing to increase its proposal above $75.00 per share.

During the afternoon of May 25, 2015, Mr. Saunders delivered Mr. Leonard a revised written preliminary non-binding expression of interest in an acquisition of KYTHERA by Allergan at a price of $75.00 per share of KYTHERA common stock, 20% of which would be paid in cash with the remainder in Allergan ordinary shares. The May 25, 2015 preliminary non-binding expression of interest from Allergan was otherwise consistent with the May 1, 2015 preliminary non-binding expression of interest from Allergan, except that it no longer provided that the stock portion of the consideration would be converted to a fixed exchange ratio prior to signing a definitive agreement, and the May 25, 2015 preliminary non-binding expression of interest from Allergan did not contain any new material terms.

The KYTHERA Board held a telephonic meeting later in the day on May 25, 2015, and discussed with representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management the revised non-binding offer received from Allergan, including the mix of cash and stock consideration that had been proposed, whether or not the stock portion of the consideration would represent “fixed” value or contain a “collar”, and the proposed transaction structure as a “one-step” merger rather than an exchange offer and the related timing of closing a transaction.

The KYTHERA Board held another telephonic meeting on May 26, 2015 to further review the revised non-binding expression of interest received from Allergan. Representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management also attended the meeting. Members of KYTHERA’s senior management reviewed certain financial forecasts that had been prepared by members of KYTHERA’s senior management with respect to KYTHERA and its business, as further described in the section entitled “—KYTHERA Unaudited Prospective Financial Information” beginning on page [●] of this proxy statement/prospectus. Representatives from Goldman Sachs reviewed the terms of the Allergan expression of interest relative to its preliminary financial analysis with respect to KYTHERA. The KYTHERA Board discussed with members of KYTHERA’s senior management and its advisors the preliminary financial analysis with respect to KYTHERA and the terms of the revised non-binding expression of interest received from Allergan, as well as potential responses to Allergan. The KYTHERA Board also noted that KYTHERA had not contacted any other potential acquirers and discussed the possibility of outreach to additional potential counterparties who might be interested in an acquisition of KYTHERA. Following that discussion, the KYTHERA Board determined that it believed the $75.00 per share offer received from Allergan was a fair price and that it was in the best interests of KYTHERA to further explore a potential transaction with Allergan, and directed Mr. Leonard to speak with Mr. Saunders in order to determine whether Allergan would be prepared to offer an all cash transaction on an accelerated timetable or whether Allergan would otherwise offer a fixed value transaction without any significant risk to KYTHERA stockholders resulting from fluctuations in Allergan’s stock price prior to closing. The KYTHERA Board also requested that management work with the representatives from Goldman Sachs to prepare a list of potential additional counterparties to contact regarding a potential business combination transaction with, or acquisition of, KYTHERA for the KYTHERA Board to consider and to promptly begin outreach to those counterparties once the KYTHERA Board had determined such counterparties. The KYTHERA Board directed management to identify companies likely to have a high level of interest in an acquisition of KYTHERA that would reasonably be expected to have an ability to improve upon the terms of the expression of interest from Allergan and that would reasonably be expected to have a willingness to act decisively to negotiate and consummate a transaction.

Additionally, at the May 26, 2015 meeting, as the third part of an ongoing overall assessment of change in control and severance terms for all employees of KYTHERA which commenced in January 2015 and was unrelated to any potential strategic transaction, the KYTHERA Board considered and approved certain revised severance terms for employees of KYTHERA at the level of Vice President and above, and directed management to implement the revised severance terms. The first category of the overall assessment of change in control and severance terms for KYTHERA employees occurred in January 2015, when the change in control and severance terms for potential new hires in the KYTHERA sales force were reviewed by the KYTHERA compensation committee and KYTHERA Board with a proviso from the KYTHERA Board that, if change in control protection was provided to the sales force, then KYTHERA management and the KYTHERA Board should consider changes for other employees. The second category of the overall assessment occurred in March 2015, when the change in control and severance terms for all employees at levels below Vice President were reviewed by the KYTHERA compensation committee and KYTHERA Board, with a proviso from the KYTHERA Board that the KYTHERA compensation committee and KYTHERA Board agreed to discuss, in the very near future, a review of change in control and severance terms for executive staff.

The representatives of Goldman Sachs then left the May 26, 2015 meeting, and representatives from Latham & Watkins provided the members of the KYTHERA Board with an overview of their fiduciary duties to KYTHERA and its stockholders under Delaware law with respect to a potential transaction. The KYTHERA Board then considered the terms of an engagement letter with Goldman Sachs that had been negotiated between representatives of Goldman Sachs and members of KYTHERA’s senior management team. Following discussion of retaining Goldman Sachs as KYTHERA’s financial advisor and the engagement letter, the KYTHERA Board unanimously approved the engagement of Goldman Sachs and the Goldman Sachs engagement letter and directed management to finalize and execute the engagement letter on behalf of KYTHERA. Goldman Sachs was selected by the KYTHERA Board because of its historical relationships and familiarity with KYTHERA and its business as well as Goldman Sachs’ experience and expertise in the biotechnology and pharmaceutical industries generally and familiarity with participants in those industries, along with Goldman Sachs’ experience in mergers and acquisitions transactions. The KYTHERA Board also considered the fact that Goldman Sachs had acted as financial advisor to Legacy Allergan in connection with the Legacy Allergan Transaction, which was consummated on March 17, 2015.

Later on May 26, 2015, Mr. Leonard spoke with Mr. Saunders by telephone and informed Mr. Saunders that KYTHERA would be interested in exploring a potential transaction with Allergan. Mr. Leonard and Mr. Saunders also discussed the possibility of an all cash acquisition and the timing of the consummation of a potential transaction. Mr. Saunders agreed in principle that the consideration payable in an acquisition of KYTHERA could be “fixed” in value, but did not agree to move to all cash consideration.

Goldman Sachs and KYTHERA executed an engagement letter on May 27, 2015 with respect to Goldman Sachs acting as financial advisor to KYTHERA concerning a possible sale of KYTHERA.

On May 27, 2015, members of KYTHERA’s senior management and representatives of Goldman Sachs discussed companies that might be contacted by Goldman Sachs regarding a potential acquisition of KYTHERA. The members of KYTHERA’s senior management ultimately determined, after consultation with Goldman Sachs, that there were five potential strategic counterparties which could have a high level of interest in a business combination with, or acquisition of, KYTHERA, that would reasonably be expected to have an ability to improve upon the terms of the expression of interest from Allergan and that would reasonably be expected to have a willingness to act decisively to negotiate and consummate a transaction. Mr. Leonard then contacted each of the other members of the KYTHERA Board, reviewed the five potential strategic counterparties to be contacted by Goldman Sachs with each of them, and confirmed that the other members of the KYTHERA Board did not have any additional potential counterparties that they believed should be contacted by Goldman Sachs. Following discussion with the KYTHERA Board, Mr. Leonard advised Goldman Sachs that it should begin its outreach to each of the five potential strategic counterparties described above to identify the level of interest such potential strategic counterparties would have in a potential business combination with, or acquisition of, KYTHERA.

Goldman Sachs contacted all five of the potential counterparties during the two-day period from May 28 through May 29, 2015 and inquired as to each of their interest in a potential strategic transaction involving KYTHERA at a valuation above the mid-point of the $70’s per share. Between May 28 and June 2, 2015 each of the five potential counterparties responded to Goldman Sachs and indicated that it was not interested in pursuing a business combination with, or acquisition of, KYTHERA. The five potential counterparties did not otherwise provide specific reasons for not pursuing an acquisition of KYTHERA.

On May 28, 2015, Latham & Watkins received a due diligence request list from Covington & Burling LLP, legal counsel to Allergan in connection with the potential acquisition of KYTHERA, (referred to in this proxy statement/prospectus as “Covington & Burling”). Members of KYTHERA’s senior management team coordinated responses to the diligence requests, and Allergan and its representatives continued to conduct due diligence with respect to KYTHERA between May 28, 2015 and June 16, 2015 and participated in due diligence conference calls with members of senior management of KYTHERA and KYTHERA’s representatives. In addition, during that same period of time, KYTHERA and its representatives conducted due diligence with respect to Allergan and its ordinary shares.

Also on May 28, 2015, Latham & Watkins received a draft Merger Agreement from Covington & Burling in connection with the potential acquisition of KYTHERA by Allergan, as well as a draft Voting Agreement which Allergan requested that each member of the KYTHERA Board and each of KYTHERA’s officers sign as a condition to Allergan’s willingness to enter into a potential transaction.

On June 1, 2015, based on input from KYTHERA, Latham & Watkins sent a revised draft Merger Agreement to Covington & Burling, and, later in the day on June 1, 2015, representatives of Latham & Watkins and Covington & Burling discussed the principal issues raised by the draft Merger Agreement.

Between June 1, 2015 and June 14, 2015, based on input from their respective clients, representatives of Latham & Watkins and Covington & Burling exchanged drafts of the Merger Agreement and negotiated the principal issues raised by the draft Merger Agreement, including, among others, the form and mix of cash and share consideration that would be paid by Allergan, the structure and timing for completing a transaction, whether the Allergan share portion of the consideration would be subject to a collar limiting the maximum and minimum number of Allergan ordinary shares that might be issued to KYTHERA stockholders in a transaction or whether the share portion would have a fixed value, the appropriate measurement for valuing Allergan ordinary shares to be issued as consideration, the potential treatment of the transaction as a tax free reorganization if 80% of the consideration were to be in the form of Allergan ordinary shares, the scope of the parties’ representations and warranties, conditions to closing a transaction and related risks and obligations, including the definition of a material adverse effect and obligations of the parties with respect to obtaining regulatory approvals, the parties’ termination rights, and restrictions on KYTHERA’s ability to solicit alternative transactions and on the ability of the KYTHERA Board to change its recommendation of the Merger and exceptions to those restrictions, as well as related obligations and amounts payable in connection with a termination of the Merger Agreement in connection with a competing offer or following a change in recommendation. During that same time, Latham & Watkins and Covington & Burling, based on input from their respective clients, also negotiated the terms of the draft Voting Agreement. See the section entitled “The Merger Agreement” beginning on page [●] of this proxy statement/prospectus for a detailed description of the terms of the Merger Agreement.

The KYTHERA Board held a regularly scheduled meeting on June 2, 2015, following KYTHERA’s 2015 annual meeting of stockholders. Representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management attended the meeting.

At the June 2, 2015 in-person meeting, Mr. Leonard and Goldman Sachs reviewed the results of the outreach to the five potential strategic counterparties. The KYTHERA Board considered the parties that had been contacted and the responses received and discussed with the members of management and advisors present whether to contact any additional potential counterparties regarding a business combination with, or acquisition of, KYTHERA and, following such discussion, the KYTHERA Board determined not to contact any additional counterparties at that time. The KYTHERA Board made its determination not to contact any additional counterparties in light of the KYTHERA Board’s knowledge and experience in the aesthetics market and with participants in the health care industry generally and because Goldman Sachs had already contacted all of the potential strategic counterparties which the KYTHERA Board believed were likely to be interested in a potential business combination with, or acquisition of, KYTHERA or its products and which would be able to act decisively to negotiate and consummate a transaction and the results of that outreach. The KYTHERA Board determined not to contact any potential financial buyers, as it believed that financial buyers would not be willing to pay as high of a price as Allergan or other potential strategic counterparties due to the inherent uncertainty around the implementation of a successful launch of KYBELLA™ and due to the synergies that strategic counterparties would expect to be able to realize through a business combination with, or acquisition of, KYTHERA. The KYTHERA Board also considered the possibility of initiating an auction process to sell KYTHERA and determined that it did not believe an auction of KYTHERA would be in the best interests of KYTHERA or its stockholders given the premium offer that had been made by Allergan, the fact that Allergan had indicated in its non-binding expressions of interest that Allergan would not participate in any auction of KYTHERA, the pending launch of KYTHERA’s first consumer product, KYBELLA™, the distraction that an auction would represent to management, and concerns that any further outreach to counterparties with respect to a potential business combination with, or acquisition of, KYTHERA could result in public disclosure or market rumors regarding the fact that KYTHERA was considering a potential strategic transaction which could result in premature speculation about the future of KYTHERA, which, in turn, could severely hamper the launch of KYBELLA™ and jeopardize the morale and effectiveness of KYTHERA’s employees, as well as other potentially adverse consequences. In addition, the KYTHERA Board considered KYTHERA’s intent to retain flexibility to consider a superior offer following announcement of a sale of KYTHERA even if a definitive agreement were reached with Allergan.

Representatives of Goldman Sachs then reviewed with the KYTHERA Board management’s probability adjusted revenue forecasts and profit and loss forecasts, as well as certain assumptions underlying management’s forecasts, as further described in the section entitled “—KYTHERA Unaudited Prospective Financial Information” beginning on page [●] of this proxy statement/prospectus, and the terms of the current Allergan proposal to acquire KYTHERA relative to Goldman Sachs’ preliminary financial analysis with respect to KYTHERA. Goldman Sachs also advised the KYTHERA Board that during the two-year period ended June 2, 2015, Goldman Sachs’ investment banking division had not provided any financial advisory and/or underwriting services for Allergan (formerly Actavis plc) or its affiliates for which it received compensation. Representatives from Latham & Watkins also reviewed with the KYTHERA Board the principal terms of the draft Merger Agreement and draft Voting Agreement that had been received from Allergan as well as KYTHERA’s initial response, and the KYTHERA Board discussed the Allergan proposal and the terms of the draft Merger Agreement and draft Voting Agreement, including the possibility of an all cash transaction on an expedited time frame or a fixed value transaction consisting of cash and a fixed value of Allergan ordinary shares per share of KYTHERA common stock and whether the Allergan ordinary share portion of the consideration would be subject to a collar or floor.

On June 4, 2015, representatives of Allergan informed representatives of KYTHERA that Allergan would be approaching certain credit rating agencies to discuss alternative transaction structures for an acquisition of KYTHERA by Allergan. Allergan and KYTHERA entered into an amendment to their confidentiality agreement on June 9, 2015 in order to permit Allergan to discuss a potential acquisition of KYTHERA with the credit rating agencies.

On June 12, 2015, following Allergan’s discussions with the credit rating agencies, Mr. Saunders and Mr. Leonard met in person during a conference, and Mr. Saunders informed Mr. Leonard that Allergan would agree to pay the $75.00 per share consideration to acquire KYTHERA in a mix of 80% cash and 20% Allergan ordinary shares (rather than the mix of 20% cash and 80% Allergan ordinary shares that had been previously proposed) using a fixed value of Allergan ordinary shares determined based on a 10-day trailing volume weighted average price at the closing of a transaction, and without using a collar or a floor on the number of ordinary shares that Allergan might be required to issue. Mr. Saunders also informed Mr. Leonard that Allergan was not prepared to pursue an all cash transaction to KYTHERA.

On June 14, 2015, members of KYTHERA’s senior management spoke with members of the senior management of Allergan regarding the terms of the potential acquisition of KYTHERA by Allergan, including the proposed treatment of outstanding KYTHERA equity awards in an acquisition and the relation of that treatment to employee retention, and the parties’ current positions with respect to their obligations to agree to certain divestitures or other limitations on their businesses and related requirements in connection with obtaining regulatory approvals for a transaction.

Later in the day on June 14, 2015, the KYTHERA Board met telephonically with representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management, and received an update from members of KYTHERA’s senior management team regarding the potential transaction with Allergan, including the revised mix of consideration of 80% cash and 20% Allergan ordinary shares that had been proposed by Allergan. Mr. Leonard summarized the conversation that had taken place between members of KYTHERA’s senior management and members of senior management of Allergan earlier that day.

Representatives from Latham & Watkins next reviewed with the KYTHERA Board the principal terms of the Merger Agreement and related Voting Agreement being negotiated with Allergan, and discussed with the KYTHERA Board the negotiations with respect to the principal terms of the Merger Agreement and related Voting Agreement that had taken place since the June 2, 2015 meeting of the KYTHERA Board. The KYTHERA Board discussed with the members of senior management and its advisors present Allergan and its business as well as Allergan’s ability to pay the cash portion of the proposed consideration. Following these discussions, the KYTHERA Board authorized its advisors to negotiate the final terms of the definitive Merger Agreement and related documents with Allergan and its advisors with a goal of presenting final agreements to the KYTHERA Board for its consideration on the evening of June 16, 2015.

Between June 14 and June 16, 2015, based on input from their respective clients, representatives of Latham & Watkins and Covington & Burling negotiated the remaining terms of, and finalized, the Merger Agreement (pending approval by the KYTHERA Board) and the Voting Agreement.

On the evening of June 16, 2015, the KYTHERA Board met telephonically to consider the definitive Merger Agreement and a potential acquisition of KYTHERA by Allergan and related matters. Representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management attended the meeting. At the meeting, Mr. Leonard summarized recent negotiations with Allergan, and members of senior management summarized, for the KYTHERA Board, the takeaways from the due diligence discussions that members of KYTHERA’s senior management had with members of senior management of Allergan regarding Allergan and its business. Representatives from Latham & Watkins reviewed with the KYTHERA Board the terms of the definitive Merger Agreement with Allergan and the related Voting Agreement, including changes to the terms of the Merger Agreement and Voting Agreement since the June 14, 2015 meeting of the KYTHERA Board. Representatives from Latham & Watkins also reviewed for the members of the KYTHERA Board their fiduciary duties to KYTHERA and its stockholders under Delaware law in connection with a sale of KYTHERA and a decision to enter into the Merger Agreement. Representatives of Goldman Sachs next reviewed with the KYTHERA Board Goldman Sachs’ financial analysis of the Merger Consideration. Following discussion, representatives of Goldman Sachs then rendered to the KYTHERA Board the oral opinion of Goldman Sachs, which was subsequently confirmed by delivery of a written opinion dated as of June 17, 2015 and based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid to the holders of outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to those holders. See the section entitled “—Opinion of Financial Advisor to KYTHERA” beginning on page [●] of this proxy statement/prospectus.

At the June 16, 2015 meeting, following further discussion, and after consultation with the members of senior management present and the representatives from Goldman Sachs and Latham & Watkins, the KYTHERA Board unanimously:

•	determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to, and in the best interests of, KYTHERA and its stockholders;

•	approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

•	resolved to recommend that KYTHERA’s stockholders approve the adoption of the Merger Agreement; and

•	authorized and approved the execution, delivery and performance of the Merger Agreement by KYTHERA.

For the basis of the KYTHERA Board’s determinations and recommendations, please see the section entitled “—Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger” beginning on page [●] of this proxy statement/prospectus

On June 16, 2015, the KYTHERA Board also:

•	adopted a Retention Plan to establish a retention bonus pool in order to create incentives for each regular full-time employee of KYTHERA who is selected to participate in the Retention Plan by the administrator of the Retention Plan to continue their employment with KYTHERA through the closing of the Merger,

•	approved an amendment to KYTHERA’s 2015 Annual Incentive Plan, pursuant to which KYTHERA awards cash bonuses to employees based upon the attainment of certain performance goals, in order to clarify that under the 2015 Annual Incentive Plan, in the event a participant in the 2015 Annual Incentive Plan becomes entitled to receive severance following the closing of the Merger, such participant will be entitled to receive a pro-rata bonus payment for 2015 (or full bonus payment if such termination occurs after December 31, 2015 but before 2015 bonuses are paid); and

•	approved an amendment to the vesting schedules of the KYTHERA Stock Options and KYTHERA RSU Awards outstanding as of June 16, 2015 in order to create an incentive for KYTHERA’s employees to continue their employment with KYTHERA through a change in control, including the Merger, and ensure that such employees are treated equitably after the change in control.

Early in the morning on June 17, 2015, KYTHERA, Allergan and Merger Sub executed the Merger Agreement, and Allergan and KYTHERA announced the transaction in a joint press release issued prior to the open of the markets on June 17, 2015.

On the evening of June 30, 2015, the KYTHERA Board met telephonically to consider Amendment No. 1 to the Merger Agreement in order to make a technical correction to the definition of “VWAP of Parent” included in the Merger Agreement. Representatives from Goldman Sachs and Latham & Watkins and members of KYTHERA’s senior management attended the meeting. At the meeting, representatives from Latham & Watkins summarized the proposed Amendment No. 1 to the Merger Agreement, and representatives from Goldman Sachs advised the KYTHERA Board orally, which advice was confirmed in writing on July 1, 2015, that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on June 17, 2015 on the basis of the transaction contemplated by the Merger Agreement as amended by the proposed Amendment No. 1, the conclusion set forth in its opinion would not have changed.

At the June 30, 2015 meeting, following further discussion, and after consultation with the members of senior management and the representatives from Goldman Sachs and Latham & Watkins present, the KYTHERA Board unanimously:

•	determined that the Merger Agreement as amended by Amendment No. 1, and the transactions contemplated thereby, including the Merger, were advisable, fair to, and in the best interests of, KYTHERA and its stockholders;

•	approved and declared advisable the Merger Agreement, as amended by Amendment No. 1, and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, as amended by Amendment No. 1;

•	resolved to recommend that KYTHERA’s stockholders approve the adoption of the Merger Agreement, as amended by Amendment No. 1; and

•	authorized and approved the execution, delivery and performance of Amendment No. 1.

On the morning of July 1, 2015, KYTHERA, Allergan and Merger Sub executed Amendment No. 1.

Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger

In evaluating the Merger, the KYTHERA Board consulted with members of KYTHERA’s senior management, KYTHERA’s financial advisor, Goldman Sachs, and KYTHERA’s outside legal counsel, Latham & Watkins, and, in the course of reaching its determination to approve the Merger Agreement and the transactions contemplated thereby and to recommend that KYTHERA’s stockholders vote to adopt the Merger Agreement, the KYTHERA Board considered a range of factors, including the following principal factors supporting the KYTHERA Board’s determination:

•	Premia to Market Prices. The fact that the Merger Consideration represents a premium over the market prices at which shares of common stock of KYTHERA traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration of $75.00 per share, comprised of $60.00 in cash, without interest, and a number of Allergan ordinary shares equal to $15.00 divided by the Allergan VWAP, represented a premium of approximately:

•	42.3% over the $52.71 average price per share of KYTHERA common stock for the 30-day period ended June 16, 2015, the last trading day before the announcement of the execution of the Merger Agreement;

•	50.7% over the $49.78 average price per share of KYTHERA common stock for the 60-day period ended June 16, 2015;

•	57.2% over the $47.72 average price per share of KYTHERA common stock for the 90-day period ended June 16, 2015;

•	49.7% over the $50.09 closing price per share of KYTHERA common stock on June 1, 2015, one day prior to the filing on Form 8-K of KYTHERA that announced the KYTHERA Board’s approval of severance and change of control benefits to certain KYTHERA executives;

•	33.9% over the $56.00 highest closing price of shares of KYTHERA common stock during the 52-week period ended June 1, 2015;

•	25.5% over the $59.75 closing price per share of KYTHERA common stock on June 15, 2015;

•	23.5% over the $60.72 closing price per share of KYTHERA common stock on June 16, 2015;

•	57.8% over the $47.52 average of the closing prices of shares of KYTHERA common stock over the 30-day period ended June 1, 2015; and

•	54.6% over the $48.52 volume weighted average price of shares of KYTHERA common stock between March 5, 2015 and June 1, 2015.

•	Certainty of Value. The KYTHERA Board determined that the Merger Consideration, which is comprised of a fixed $75.00 in value consisting of 80% cash and 20% Allergan ordinary shares and which will not decrease as a result of any decrease in the value of Allergan ordinary shares between signing and the beginning of the ten day trading period that determines the Allergan VWAP, provides certainty of value to KYTHERA’s stockholders in the form of a significant cash payout and highly liquid, freely tradable shares of Allergan.

•

Stockholder Participation in Future Growth or Earnings. The fact that the nature of the transaction as a 80% cash and 20% stock transaction would also allow stockholders to participate in any future earnings or growth of Allergan following the closing of the Merger with respect to the Stock Consideration Portion received in the Merger, and, accordingly, that KYTHERA’s stockholders could benefit from any potential future appreciation in the value of Allergan or the Allergan ordinary shares received as the Stock Consideration Portion.

•	Negotiations with Allergan. The course of negotiations between KYTHERA and Allergan, which resulted in an increase in the price that Allergan was willing to pay to acquire KYTHERA of between $7.50 and $10.00 per share of KYTHERA common stock from the range of prices per share of KYTHERA common stock initially offered by Allergan, and the KYTHERA Board’s belief, based on these negotiations, that this was the highest price per share of KYTHERA common stock that Allergan was willing to pay and that the terms of the Merger Agreement were the most favorable terms to KYTHERA to which Allergan was then willing to agree.

•	Stand-Alone Operational Risks. The advantages of entering into the Merger Agreement and consummating the Merger in comparison to the risks associated with remaining independent as a stand-alone company and pursuing KYTHERA’s strategic plan, including (i) potential future competition, including from larger and better funded companies which might have competitive advantages from their broader commercial scope and economies of scale in pricing, (ii) the risks inherent in the pharmaceutical industry and the commercial launch of KYBELLA™, (iii) the challenges and risks associated with growing KYTHERA through either organic growth and the development of new products or strategic acquisitions, and (iv) the various additional risk factors pertaining to KYTHERA that are listed in Item 1A of Part I of its most recent annual report.

•	Outreach to Other Potential Strategic Partners. That, as directed by KYTHERA, Goldman Sachs contacted the five potential strategic counterparties which KYTHERA believed would have the highest level of interest in a business combination with, or acquisition of, KYTHERA, that would reasonably be expected to have an ability to improve upon the terms of the expression of interest from Allergan and that would reasonably be expected to have a willingness to act decisively to negotiate and consummate a transaction, each of which indicated that it was not interested in pursuing a business combination with, or acquisition of, KYTHERA.

•	Strategic Alternatives. Its understanding of, and familiarity with, the other strategic alternatives available to KYTHERA, including the outreach that took place to five other potential strategic partners, and the KYTHERA Board’s belief that the Merger is superior to the other strategic alternatives currently reasonably available to KYTHERA within a reasonable timeframe.

•	Likelihood of Completion. The likelihood that the Merger will be consummated, based on, among other things, the likelihood of receiving the affirmative vote of KYTHERA’s stockholders necessary to adopt the Merger Agreement and consummate the Merger in a timely manner, the limited number of conditions to the closing of the Merger, the absence of a financing condition, Allergan’s representation that it will have at the closing of the Merger all necessary funds to pay the aggregate Merger Consideration and consummate the Merger, the KYTHERA Board’s assessment, after discussion with members of management and Goldman Sachs, that Allergan has the financial capability to consummate the Merger, the relative likelihood of obtaining the required regulatory approvals and the remedies available under the Merger Agreement to KYTHERA in the event of various breaches of the Merger Agreement by Allergan or Merger Sub.

•

Opinion of Goldman Sachs. Certain financial analyses presented to the KYTHERA Board by KYTHERA’s financial advisor, Goldman Sachs, and the oral opinion of Goldman Sachs delivered to the KYTHERA Board, which was subsequently confirmed by delivery of a written opinion dated as of June 17, 2015, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to those holders. Additionally, representatives from Goldman Sachs advised the KYTHERA Board, at a meeting of the KYTHERA Board on June 30, 2015, which advice was confirmed in writing on July 1, 2015, that, based upon and subject to the factors and assumptions stated

therein, had Goldman Sachs issued its opinion on June 17, 2015 on the basis of the transaction contemplated by the Merger Agreement, as amended by the proposed Amendment No. 1, the conclusion set forth in its opinion would not have changed. For a discussion of Goldman Sachs’ opinion rendered to the KYTHERA Board and the financial analyses presented by Goldman Sachs to the KYTHERA Board in connection with the delivery of this opinion, see the section entitled “—Opinion of Financial Advisor to KYTHERA” beginning on page [●] of this proxy statement/prospectus.

•	Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, including KYTHERA’s ability under certain circumstances to respond to a bona fide unsolicited written proposal for an acquisition transaction from a third party prior to adoption of the Merger Agreement by KYTHERA’s stockholders, and the KYTHERA Board’s right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee of $69.75 million (approximately 3.25% of the equity value of the transaction) in cash, which the KYTHERA Board was advised is within the customary range of termination fees payable in similar transactions.

•	Regulatory Commitments. The level of commitment of Allergan to obtain applicable regulatory approvals, which was negotiated vigorously to the satisfaction of the KYTHERA Board.

•	Structure and Availability of Appraisal Rights. The fact that the Merger would be subject to the adoption of the Merger Agreement by stockholders of KYTHERA holding a majority of the shares of KYTHERA common stock entitled to vote, that KYTHERA’s stockholders would be free to not vote in favor of the adoption of the Merger Agreement and that, if such dissenting KYTHERA stockholders so desire, and if they comply with all of the required procedures under the General Corporation Law of the State of Delaware, they will be able to exercise appraisal rights with respect to the Merger, which would allow such stockholders to seek appraisal of the fair value of their shares of KYTHERA common stock as determined by the Court.

The KYTHERA Board also considered a variety of risks and other potentially negative factors concerning the Merger and the Merger Agreement, including the following:

•	Effect of Failure to Consummate the Merger. While KYTHERA expects that the Merger will be consummated, there can be no assurance that all of the conditions to the consummation of the Merger will be satisfied or that the Merger will receive the required regulatory approvals, and, as a result, it is possible that the Merger may not be consummated in a timely matter or at all, even if the Merger Agreement is adopted by KYTHERA’s stockholders.

The KYTHERA Board also considered potential negative effects if the Merger is not consummated, including:

•	the trading price of shares of KYTHERA common stock could be adversely affected;

•	KYTHERA could lose customers, suppliers, business partners and employees, including key sales and other personnel;

•	KYTHERA’s business may be subject to significant disruption and decline, and the launch of KYTHERA’s first approved product, KYBELLA™, may be significantly disrupted or delayed;

•	the market’s perceptions of KYTHERA’s prospects could be adversely affected;

•	KYTHERA’s directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and consummate the Merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the Merger; and

•	KYTHERA would have incurred significant transaction and opportunity costs attempting to consummate the Merger, without compensation.

•	Effect of Public Announcement. The effect of a public announcement of the Merger on KYTHERA’s operations, stock price and employees, KYTHERA’s ability to retain key management, KYTHERA’s ability to effectively recruit replacement personnel if key sales and other personnel were to depart while the Merger was pending and the potential adverse effects on the financial results of KYTHERA as a result of any related disruption in KYTHERA’s business, including any delay or disruption in the launch of KYBELLA™.

•	Taxable Consideration. The gains from the Merger Consideration received by KYTHERA’s stockholders in connection with the Merger would be taxable to KYTHERA stockholders for U.S. federal income tax purposes, and any gains from any appraisal proceeding could be taxable for U.S. federal income tax purposes to KYTHERA’s stockholders who perfect their appraisal rights.

•	Fixed Value. The value of the stock consideration to be received by KYTHERA’s stockholders in the Merger is fixed in value, and, as a result, stockholders of KYTHERA will not receive the benefit of any increase in the value of Allergan’s ordinary shares prior to the closing of the Merger.

•	Risks with Respect to Ownership of Allergan Ordinary Shares. Risks with respect to the ownership of Allergan’s ordinary shares, including the various risk factors pertaining to Allergan that are listed in Item 1A of Part I of the Annual Report on Form 10-K filed by Allergan for the year ended December 31, 2014 and the Quarterly Report on Form 10-Q filed by Allergan for the quarter ended March 31, 2015, as updated by its other reports filed with the SEC.

•	Interim Restrictions on Business. Restrictions imposed by the Merger Agreement on the conduct of KYTHERA’s business prior to the consummation of the Merger, which require KYTHERA to operate its business in the ordinary course of business, and which subject the operations of KYTHERA’s business to other restrictions, which could delay or prevent KYTHERA from undertaking timely business enhancement opportunities that may arise prior to the consummation of the Merger and that may have an adverse effect on KYTHERA’s ability to respond to changing market and business conditions in a timely manner or at all.

•	Termination Fee. The fact that, under certain circumstances, KYTHERA may be required to pay to Allergan a termination fee of $69.75 million (approximately 3.25% of the equity value of the transaction) in cash, including the potential that such termination fee may deter other potential acquirers from making a competing offer for KYTHERA, and the potentially deterrent impact of the termination fee on KYTHERA’s ability to engage in certain transactions for nine months from the date the Merger Agreement is terminated in certain circumstances; and

•	Interests of the KYTHERA Board and Management. The possibility that the executive officers and directors of KYTHERA could have interests in the transactions contemplated by the Merger Agreement that would be different from, or in addition to, those of KYTHERA’s stockholders.

The KYTHERA Board concluded that the potential benefits that it expected KYTHERA and KYTHERA’s stockholders would achieve as a result of the Merger outweighed the risks and potentially negative factors related to the Merger. The foregoing discussion of the KYTHERA Board’s reasons for its recommendation to stockholders to vote to adopt the Merger Agreement is not intended to be exhaustive, but addresses the material information and factors considered by the KYTHERA Board in its consideration of the Merger. In light of the wide variety of factors considered by the KYTHERA Board in connection with its evaluation of the Merger and the complexity of these matters, the KYTHERA Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific reasons underlying its determination and recommendation. Rather, the KYTHERA Board viewed its determinations and recommendations as being based on the totality of the information and factors presented to and considered by the KYTHERA Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

Opinion of Financial Advisor to KYTHERA

Goldman Sachs delivered its opinion to the KYTHERA Board that, as of June 17, 2015 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to those holders. On July 1, 2015, Goldman Sachs delivered a letter to the KYTHERA Board confirming that, based upon and subject to the factors and assumptions stated therein, had Goldman Sachs issued its opinion on June 17, 2015 on the basis of the transactions contemplated by the Merger Agreement, as amended by Amendment No. 1, the conclusion set forth in its opinion would not have changed. The confirmation letter did not address any circumstances, developments or events occurring after June 17, 2015, other than the execution of Amendment No. 1, and its opinion is provided only as of such date. In connection with delivery of the confirmation letter, the KYTHERA Board advised Goldman Sachs, and with the KYTHERA Board’s permission, Goldman Sachs assumed, that the changes to the Merger Agreement pursuant to Amendment No. 1 and the transactions contemplated thereby did not affect the Final Unaudited Prospective Financial Information, as defined under the section entitled “KYTHERA Unaudited Prospective Financial Information.”

The full text of the written opinion of Goldman Sachs, dated June 17, 2015, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C. The full text of the confirmation letter of Goldman Sachs, dated July 1, 2015, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the letter, is attached as Annex D. The summary of the Goldman Sachs opinion provided is qualified in its entirety by reference to the full text of the written opinion. Goldman Sachs provided its opinion and confirmation letter for the information and assistance of the KYTHERA Board in connection with its consideration of the Merger. Neither the Goldman Sachs opinion nor the Goldman Sachs confirmation letter is a recommendation as to how any holder of shares of KYTHERA common stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of KYTHERA for the three fiscal years ended December 31, 2014;

•	KYTHERA’s Registration Statement on Form S-1, including the preliminary prospectus contained therein dated October 9, 2012 relating to the initial public offering of shares of KYTHERA common stock;

•	annual reports to stockholders and Annual Reports on Form 10-K of Allergan and Allergan, Inc. for the three fiscal years ended December 31, 2014;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of KYTHERA and Allergan;

•	certain other communications from KYTHERA and Allergan to their respective stockholders;

•	certain publicly available research analyst reports for KYTHERA and Allergan; and

•	the Final Unaudited Prospective Financial Information.

Goldman Sachs also held discussions with members of the senior management of KYTHERA regarding their assessment of the past and current business operations, financial condition and future prospects of KYTHERA and Allergan; reviewed the reported price and trading activity for shares of KYTHERA common stock and Allergan ordinary shares; compared certain financial and stock market information for KYTHERA and Allergan with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with the consent of the KYTHERA Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the KYTHERA Board that the Final Unaudited Prospective Financial Information was reasonably prepared on a basis reflecting the best then currently available estimates and judgments of KYTHERA’s management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of KYTHERA or Allergan or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of KYTHERA or Allergan or any of their respective subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on KYTHERA or Allergan or any of their respective subsidiaries or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of KYTHERA to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to KYTHERA; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of KYTHERA; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of KYTHERA, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which Allergan ordinary shares will trade at any time or as to the impact of the Merger on the solvency or viability of KYTHERA or Allergan or the ability of KYTHERA or Allergan to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was provided for the information and assistance of the KYTHERA Board in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of KYTHERA common stock should vote with respect to the Merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the KYTHERA Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 15, 2015 and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Goldman Sachs performed a discounted cash flow analysis of KYTHERA to derive a range of illustrative present values per share of KYTHERA common stock. Using discount rates ranging from 10.5% to 12.5%, reflecting an estimate of KYTHERA’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2015, (i) estimates of the unlevered free cash flow to be generated by KYTHERA during the period from April 1, 2015 through the end of KYTHERA’s fiscal year ended December 31, 2030 (referred to in this section of the proxy statement/prospectus as “FY 2030”), reflected in the Final Unaudited Prospective Financial Information, and (ii) a range of illustrative terminal values for KYTHERA as of December 31, 2030, calculated by applying perpetuity growth rates ranging from (25.0)% to (5.0)% to a terminal year estimate of the unlevered free cash flow to be generated by KYTHERA, which unlevered free cash flows for April 1, 2015 through FY 2030 are reflected in the Final Unaudited Prospective Financial Information. In addition, using a discount rate of 10.5%, reflecting an estimate of KYTHERA’s cost of equity, Goldman Sachs discounted to present value as of March 31, 2015, the estimated benefits of KYTHERA’s net operating losses (referred to in this section of the proxy statement/prospectus as “NOLs”) and research and development (referred to in this section of the proxy statement/prospectus as “R&D”) tax credits from April 1, 2015 through FY 2030, as reflected in the Final Unaudited Prospective Financial Information. Goldman Sachs derived ranges of illustrative enterprise values for KYTHERA by adding (i) the ranges of present values it derived based on the estimated unlevered free cash flows of KYTHERA for the period from April 1, 2015 through FY 2030, (ii) the ranges of present value it derived based on the illustrative terminal values for KYTHERA as of December 31, 2030 and (iii) the present value derived for the estimated benefits of KYTHERA’s NOLs and R&D tax credits for the period from April 1, 2015 through FY 2030. Goldman Sachs added to the range of illustrative enterprise values it derived for KYTHERA the amount of KYTHERA’s net cash (derived by adding the amount of KYTHERA’s cash and cash equivalents and marketable securities as of March 31, 2015 and subtracting the principal amount of KYTHERA’s notes payable as of March 31, 2015, pro forma for the April 1, 2015 pay down of the credit facility under the Loan and Security Agreement No. 1991, dated as of March 21, 2011, between Lighthouse Capital Partners VI, L.P. and KYTHERA, and divided the results by the number of fully diluted shares of KYTHERA common stock, calculated on a treasury method basis, using information provided by KYTHERA management, as of June 15, 2015, to derive illustrative present values for shares of KYTHERA common stock ranging from $53.76 to $78.03.

Implied Premia Analysis

Goldman Sachs analyzed the Merger Consideration of $75.00 per share of KYTHERA common stock in relation to historical trading prices of shares of KYTHERA common stock. This analysis indicated that the Merger Consideration of $75.00 per share of KYTHERA common stock represented:

•	a premium of 25.5% to the closing price of shares of KYTHERA common stock of $59.75 on June 15, 2015;

•	a premium of 49.7% to the closing price of shares of KYTHERA common stock of $50.09 on June 1, 2015, one day prior to the filing on Form 8-K of KYTHERA that announced the KYTHERA Board’s approval of severance and change of control benefits to certain KYTHERA executives, which date is referred to in this proxy statement/prospectus as the “last undisturbed trading day for shares of KYTHERA common stock”;

•	a premium of 57.8% to the average of the closing prices of shares of KYTHERA common stock of $47.52 over the 30-day period ended June 1, 2015;

•	a premium of 33.9% to the highest closing price of shares of KYTHERA common stock of $56.00 during the 52-week period ended June 1, 2015; and

•	a premium of 54.6% to the volume weighted average price of shares of KYTHERA common stock of $48.52 between March 5, 2015 and June 1, 2015.

Selected Precedent Transactions Premia Analysis

Goldman Sachs analyzed certain publicly available information relating to the late-stage biotechnology transactions listed below announced between May 16, 2010 and June 15, 2015 reflecting transaction values between $1 billion and $5 billion. With respect to each of these transactions, Goldman Sachs calculated the one day premium represented by the announced per share transaction price to the closing price of the target company’s common stock on the last trading day before the public announcement of the transaction (or the last undisturbed closing price for the target company’s common stock). The results of this analysis are listed below:

Announcement Date	Acquiror	Target	Consideration Mix	Transaction Enterprise Value	Undisturbed / One Day Premium
3/30/15	Teva Pharmaceutical Industries Ltd.	Auspex Pharmaceuticals, Inc.	100% cash	$3.3	42%
1/11/15	Shire Plc	NPS Pharmaceuticals Inc.	100% cash	$5.0	51%
12/2/14	Otsuka Holdings Co., Ltd.	Avanir Pharmaceuticals, Inc.	100% cash	$3.3	37%
12/19/13	Bayer AG	Algeta ASA	100% cash	$2.6	37%
11/11/13	Shire Plc	ViroPharma Inc.	100% cash	$3.9	64%
9/3/12	Valeant Pharmaceuticals International, Inc.	Medicis Pharmaceutical Corporation	100% cash	$2.5	39%
4/23/12	AstraZeneca Plc	Ardea Biosciences, Inc.	100% cash	$1.2	54%
4/19/12	GlaxoSmithKline Plc	Human Genome Sciences, Inc.	100% cash	$3.0	99%
10/6/10	Johnson & Johnson	Crucell N.V.	100% cash	$2.3	58%
5/16/10	Astellas Pharma Inc.	OSI Pharmaceuticals, Inc.	100% cash	$4.0	55%
		Mean			54%
		Median			52%

Although none of the selected precedent transactions is directly comparable to the proposed Merger, the selected precedent transactions involved late-stage biotechnology transactions with transaction values in a range similar to the enterprise value of KYTHERA based on the Merger Consideration of $75.00 per share of KYTHERA common stock. As such, for the purposes of this analysis, the selected precedent transactions may be considered similar to the proposed Merger.

Based on its review of the implied premia for the selected precedent transactions and its professional judgment and experience, Goldman Sachs applied illustrative premia ranging from 40.0% to 60.0% to the closing price of shares of KYTHERA common stock as of June 1, 2015 (the last undisturbed trading day for shares of KYTHERA common stock) to derive illustrative values for shares of KYTHERA common stock ranging from $70.13 to $80.14.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to KYTHERA or Allergan or the contemplated Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the KYTHERA Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders of the outstanding shares of KYTHERA common stock (other than Allergan and its affiliates) pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of KYTHERA, Allergan, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between KYTHERA and Allergan and was approved by the KYTHERA Board. Goldman Sachs provided advice to KYTHERA during these negotiations. Goldman Sachs did not, however, recommend any specific amount or form of consideration to KYTHERA or its Board or that any specific amount or form of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the KYTHERA Board was one of many factors taken into consideration by the KYTHERA Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of KYTHERA, Allergan, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to KYTHERA in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs also has provided certain financial advisory and/or underwriting services to KYTHERA and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as lead-left bookrunner to KYTHERA’s March 2015 follow-on equity financing. During the two-year period ended June 17, 2015, the Investment Banking Division of Goldman Sachs had received aggregate compensation for financial advisory and/or underwriting services provided to KYTHERA and/or its affiliates of approximately $3.3 million. During the two-year period ended June 17, 2015, the Investment Banking Division of Goldman Sachs had not provided any financial advisory and/or underwriting services for Allergan (formerly Actavis plc) for which it received compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to KYTHERA, Allergan and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The KYTHERA Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated May 27, 2015, KYTHERA engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the engagement letter, KYTHERA has agreed to pay Goldman Sachs a transaction fee of $24.2 million in connection with the Merger, all of which is payable contingent upon consummation of the Merger. In addition, KYTHERA has agreed to reimburse Goldman Sachs for certain of its expenses arising out its engagement, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities that may arise arising out its engagement, including certain liabilities under the federal securities laws.

KYTHERA Unaudited Prospective Financial Information

In KYTHERA’s press releases announcing its annual operating results, KYTHERA has from time to time provided public guidance as to the sufficiency of its cash and cash equivalents to fund its operating plan over a 12-month period, its projected year-end cash balance, and general guidance as to expected increases in costs as KYTHERA has prepared for the commercial launch of its primary product, KYBELLA™. KYTHERA’s press release announcing its annual operating results for 2014 stated that KYTHERA believed its existing cash and cash equivalents would allow it to fund its operations through at least the next 12 months, and was furnished to the SEC on Form 8-K on March 2, 2015. KYTHERA does not otherwise publicly disclose projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates.

In the normal course of business planning, each year KYTHERA’s management prepares, for internal use, certain unaudited prospective financial information with respect to KYTHERA’s business plans for the immediately succeeding five-year period. This unaudited prospective financial information is part of its annual internal financial planning processes and is discussed, reviewed and approved by the KYTHERA Board annually. Consistent with the normal course of business, KYTHERA’s management prepared during the second half of 2014, and completed in December 2014, for internal use, certain unaudited prospective financial information with respect to KYTHERA’s business plans for fiscal years 2015 through 2019 (referred to in this proxy statement/prospectus as the “Long-Range Plan”). The Long-Range Plan was presented by KYTHERA management to the KYTHERA Board for their review and approval at a meeting of the KYTHERA Board on December 4, 2014. Consistent with the normal course of business, KYTHERA’s management prepared during the second half of 2014, and completed in December 2014, for internal use, certain unaudited projected revenues with respect to potential co-promotion and partnership arrangements outside of the U.S. with respect to KYBELLA™ for fiscal years 2015 through 2024 (referred to in this proxy statement/prospectus as the “Ex-U.S. Revenue Models”), which formed the basis for a corporate strategy review with the KYTHERA Board in September 2014. In March 2015, members of KYTHERA’s senior management requested that Goldman Sachs begin to prepare for a discussion with the KYTHERA Board at a regularly scheduled meeting of the KYTHERA Board on June 2, 2015 and provided Goldman Sachs with the Long-Range Plan and the Ex-U.S. Revenue Models in connection with Goldman Sachs’ preparation of a preliminary financial analysis of KYTHERA for such meeting. The Long-Range Plan and Ex-U.S. Revenue Models were developed at a different time, using different assumptions and for a different purpose than, and are independent from, the April 27, 2015 Preliminary Unaudited Prospective Financial Information, the May 26, 2015 Preliminary Unaudited Prospective Financial Information and the Final Unaudited Prospective Financial Information described below.

After the receipt by KYTHERA from Allergan, on April 23, 2015, of a written preliminary non-binding expression of interest in an acquisition of KYTHERA by Allergan, KYTHERA’s management prepared an initial set of long-range probability adjusted prospective financial information for KYTHERA with respect to fiscal years 2015 through 2030 (such long-range probability adjusted prospective financial information for KYTHERA, which was prepared by KYTHERA’s management and presented at the April 27, 2015 meeting of the KYTHERA Board, referred to in this proxy statement/prospectus as the “April 27, 2015 Preliminary Unaudited Prospective Financial Information”). The April 27, 2015 Preliminary Unaudited Prospective Financial Information was presented to the KYTHERA Board at its meeting held on April 27, 2015 and used by Goldman Sachs in connection with Goldman Sachs’ preparation of a preliminary financial analysis with respect to KYTHERA that was also presented at the KYTHERA Board meeting held on April 27, 2015. Following the April 27, 2015 meeting of KYTHERA’s Board, KYTHERA’s management updated the April 27, 2015 Preliminary Unaudited Prospective Financial Information on two occasions, in each case to further refine certain of the assumptions and estimates included therein to better reflect the information available to KYTHERA’s management at the time of each such update. The first update of the long-range probability adjusted prospective financial information for KYTHERA was prepared by KYTHERA’s management, presented to the KYTHERA Board at its meeting held on May 26, 2015 and used by Goldman Sachs in connection with Goldman Sachs’ preparation of a preliminary financial analysis with respect to KYTHERA that was also presented at the KYTHERA Board meeting held on May 26, 2015 (such long-range probability adjusted prospective financial information for KYTHERA which was prepared by KYTHERA’s management and presented at the May 26, 2015 meeting of the KYTHERA Board is referred to in this proxy statement/prospectus as the “May 26, 2015 Preliminary Unaudited Prospective Financial Information”). The second and final update of the long-range probability adjusted prospective financial information for KYTHERA was prepared by KYTHERA’s management, presented to the KYTHERA Board at its meetings held on June 2, 2015 and June 16, 2015 and used by Goldman Sachs in connection with Goldman Sachs’ preparation of its financial analysis of the Merger Consideration that was also presented at the KYTHERA Board meetings held on June 2, 2015 and June 16, 2015 (such long-range probability adjusted prospective financial information for KYTHERA which was prepared by KYTHERA’s management and presented at the KYTHERA Board meetings held on June 2, 2015 and June 16, 2015 is referred to in this proxy statement/prospectus as the “Final Unaudited Prospective Financial Information”).

KYTHERA did not provide any financial forecasts, including the Long-Range Plan, the Ex-U.S. Revenue Models, the April 27, 2015 Preliminary Unaudited Prospective Financial Information, the May 26, 2015 Preliminary Unaudited Prospective Financial Information or the Final Unaudited Prospective Financial Information (each referred to in this proxy statement/prospectus as a “Forecast” and collectively, referred to in this proxy statement/prospectus as, the “Forecasts”), to Allergan or any other third parties in connection with a potential acquisition of KYTHERA. KYTHERA is including the Final Unaudited Prospective Financial Information in this proxy statement/prospectus solely because it was the most recent financial information made available to Goldman Sachs in connection with its financial analysis and to the KYTHERA Board in connection with its evaluation of the Merger. The Long-Range Plan, the Ex-U.S. Revenue Models, the April 27, 2015 Preliminary Unaudited Prospective Financial Information and the May 26, 2015 Preliminary Unaudited Prospective Financial Information made available to the KYTHERA Board were not relied upon by the KYTHERA Board in reaching its determination on June 16, 2015 to approve the Merger Agreement and the transactions contemplated thereby and to recommend that KYTHERA’s stockholders vote to adopt the Merger Agreement, and the Final Unaudited Prospective Financial Information was the only Forecast approved by KYTHERA for use by Goldman Sachs in connection with rendering its oral opinion delivered to the KYTHERA Board, which was subsequently confirmed by delivery of a written opinion dated as of June 17, 2015, and performing its financial analysis in connection therewith.

KYTHERA’s internally prepared Final Unaudited Prospective Financial Information was based solely upon information available to KYTHERA’s management as of the date in the second quarter of fiscal 2015 and estimates and assumptions made by KYTHERA’s management as of the date in the second quarter of fiscal 2015 when the Final Unaudited Prospective Financial Information was prepared. Similarly, each other Forecast internally prepared by KYTHERA was based solely upon information available to KYTHERA’s management at the time such Forecast was prepared and estimates and assumptions made by KYTHERA’s management at such time, and each such Forecast speaks only as of the time that such Forecast was prepared. As a result, the Final Unaudited Prospective Financial Information and each other Forecast does not necessarily reflect KYTHERA’s current estimates and does not take into account any circumstances or events occurring after the date it was prepared, and some or all of the assumptions made regarding, among other things, the timing of certain occurrences or impacts, may have changed since such date. In addition, the Final Unaudited Prospective Financial Information and each other Forecast does not give effect to the Merger or any changes to KYTHERA’s operations or strategy that may be implemented as a result of the announcement of the Merger or following the consummation of the Merger or to any costs incurred in connection with the Merger. Further, the Final Unaudited Prospective Financial Information and each other Forecast does not take into account the effect of any failure of the consummation of the Merger to occur and should not be viewed as accurate or continuing in that context.

The Final Unaudited Prospective Financial Information and each other Forecast was necessarily based on a variety of assumptions and estimates. Certain of these assumptions and estimates either have not or may not be realized. All such estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond KYTHERA’s control. The assumptions and estimates used to create the Final Unaudited Prospective Financial

Information and each other Forecast involve judgments made with respect to, among other things, when KYBELLA™ and Setipiprant (KYTH-105), KYTHERA’s planned product for the treatment of hair loss, would be available in the market, the internal cost of KYBELLA™ and KYTH-105, product pricing of KYBELLA™ and KYTH-105, the patient population and adoption rate for KYBELLA™ and KYTH-105 during the forecast period, the ability of KYTHERA to maintain market share, patient population and adoption rate, selling and marketing expenses, research and development spending, general and administrative expenses, the availability of net operating losses, future global effective income tax rates and other factors described under “Risk Factors” in KYTHERA’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and KYTHERA’s other filings with the SEC, all of which are difficult to predict and some of which are outside of KYTHERA’s control. In addition, the Final Unaudited Prospective Financial Information and each other Forecast covers multiple years, and such information by its nature becomes more uncertain with each successive year. Accordingly, there can be no assurance that any of the assumptions and estimates used to prepare the Final Unaudited Prospective Financial Information or any other Forecast will prove to be accurate, and actual results may differ materially from those shown in the Final Unaudited Prospective Financial Information.

The Final Unaudited Prospective Financial Information is not being included in this proxy statement/prospectus in order to influence any KYTHERA stockholder’s decision as to whether or not to adopt the Merger Agreement or whether or not to seek appraisal rights with respect to shares of KYTHERA common stock held by such stockholder. The inclusion of the Final Unaudited Prospective Financial Information in this proxy statement/prospectus should not be regarded as an indication that KYTHERA, Allergan or any of KYTHERA’s or Allergan’s respective advisors or representatives considered or consider the Final Unaudited Prospective Financial Information to be an accurate prediction of future results or events, and the Final Unaudited Prospective Financial Information should not be relied upon as such. There can be no assurance that KYTHERA’s prospective results will be realized or that actual results will not be significantly higher or lower than estimated. None of KYTHERA, Allergan or any of KYTHERA’s or Allergan’s respective advisors or representatives has made or makes any representation regarding the information contained in the Final Unaudited Prospective Financial Information or any other Forecast or assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Final Unaudited Prospective Financial Information included in this proxy statement/prospectus. In particular, neither KYTHERA nor Allergan has made any representation to any other person concerning the Final Unaudited Prospective Financial Information or any other Forecast.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, NONE OF KYTHERA, ALLERGAN OR ANY OF KYTHERA’S OR ALLERGAN’S RESPECTIVE ADVISORS OR REPRESENTATIVES INTENDS TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR ANY OTHER FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR OTHER FORECASTS, AS APPLICABLE, WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR OTHER FORECAST ARE SHOWN TO BE IN ERROR. KYTHERA’S STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, AND SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS AN INDICATION THAT KYTHERA, THE KYTHERA BOARD, GOLDMAN SACHS, ALLERGAN OR ANY OTHER PERSON CONSIDERED, OR NOW CONSIDERS, THEM TO BE RELIABLE PREDICTIONS OF FUTURE RESULTS, AND THEY SHOULD NOT BE RELIED UPON AS SUCH.

The Final Unaudited Prospective Financial Information and each other Forecast was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Final Unaudited Prospective Financial Information and

each other Forecast does not purport to present operations in accordance with U.S. GAAP, and KYTHERA’s, Allergan’s or any other independent registered public accounting firm has not audited, reviewed, examined, compiled or otherwise applied or performed any procedures with respect to the Final Unaudited Prospective Financial Information or any other Forecast or any information contained therein, nor have they expressed any opinion or given any form of assurance with respect to such information or its reasonableness, achievability or accuracy, and accordingly such registered public accounting firm assumes no responsibility therefor. The reports of the independent registered public accounting firms of KYTHERA and Allergan contained in the Annual Reports of KYTHERA or Allergan on Form 10-K for the year ended December 31, 2014, which are incorporated by reference into this proxy statement/prospectus, relate to the historical financial information of KYTHERA or Allergan. They do not extend to the Final Unaudited Prospective Financial Information or any other Forecast and should not be read to do so.

The Summary P&L and the Unlevered Free Cash Flow & Net Operating Loss Usage tables below together present the Final Unaudited Prospective Financial Information as presented to the KYTHERA Board on June 2, 2015 and on June 16, 2015, the date on which the KYTHERA Board approved the Merger Agreement and the acquisition by Allergan:

Summary P&L ($ in millions, except per share data)
Fiscal Year Ended December 31(1)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
KYBELLA™ Experienced Patient U.S. Revenue(2)(3)	$17	$118	$206	$234	$302	$340	$399	$474	$535	$559	$567	$570	$575	$581	$585	$591
KYBELLA™ Naïve Patient U.S. Revenue(2)	0	14	25	51	59	72	90	110	124	130	137	141	146	150	155	159
Setipiprant(4)	0	0	0	0	0	0	30	90	180	240	270	300	333	370	412	457

Total U.S. Revenue	$17	$132	$232	$285	$361	$412	$519	$674	$839	$929	$974	$1,011	$1,054	$1,102	$1,151	$1,208
% Growth	NM	684.8%	75.2%	23.0%	26.7%	14.2%	25.9%	29.9%	24.4%	10.8%	4.8%	3.9%	4.2%	4.5%	4.4%	4.9%
Ex-U.S. Total Revenue(5)	0	6	63	105	145	182	221	250	265	273	281	290	299	308	318	329
% Growth	NM	NM	NM	68.0%	37.8%	25.6%	21.4%	12.9%	6.2%	3.0%	3.1%	3.1%	3.1%	3.2%	3.2%	3.2%

Total Revenue	$17	$138	$294	$390	$506	$594	$740	$924	$1,104	$1,202	$1,255	$1,301	$1,353	$1,411	$1,469	$1,536
% Growth	NM	NM	113.1%	32.6%	29.7%	17.4%	24.5%	24.8%	19.5%	8.9%	4.4%	3.7%	4.0%	4.2%	4.2%	4.6%
CoGS(6)	(3)	(21)	(50)	(68)	(88)	(104)	(131)	(170)	(223)	(241)	(252)	(262)	(273)	(285)	(297)	(311)

Gross Profit	$14	$117	$244	$322	$418	$490	$609	$753	$881	$961	$1,003	$1,040	$1,080	$1,126	$1,172	$1,225

% Margin	85.0%	84.6%	83.1%	82.6%	82.5%	82.4%	82.3%	81.5%	79.8%	79.9%	79.9%	79.9%	79.8%	79.8%	79.8%	79.8%
R&D(7)	$(55)	$(41)	$(36)	$(32)	$(28)	$(28)	$(29)	$(30)	$(31)	$(31)	$(32)	$(32)	$(33)	$(34)	$(34)	$(35)
% Margin	329.0%	29.5%	12.3%	8.1%	5.5%	4.7%	3.9%	3.2%	2.8%	2.6%	2.5%	2.5%	2.4%	2.4%	2.3%	2.3%
G&A(8)	$(43)	$(35)	$(38)	$(43)	$(42)	$(49)	$(63)	$(81)	$(98)	$(107)	$(112)	$(116)	$(121)	$(126)	$(132)	$(138)
% Margin	255.2%	25.3%	12.9%	10.9%	8.2%	8.2%	8.5%	8.7%	8.9%	8.9%	8.9%	8.9%	9.0%	9.0%	9.0%	9.0%
Commercial(9)	$(46)	$(63)	$(98)	$(95)	$(101)	$(119)	$(151)	$(195)	$(238)	$(261)	$(273)	$(283)	$(295)	$(308)	$(321)	$(337)
% Margin	275.9%	46.0%	33.5%	24.4%	20.0%	20.0%	20.5%	21.1%	21.6%	21.7%	21.8%	21.8%	21.8%	21.8%	21.9%	21.9%
Ex-U.S. Profit Split(10)	$0	$0	$(12)	$(23)	$(33)	$(41)	$(50)	$(42)	$0	$0	$0	$0	$0	$0	$0	$0

EBIT(11)	$(130)	$(22)	$60	$130	$215	$253	$316	$405	$514	$561	$586	$607	$631	$658	$685	$716

% Margin	NM	NM	20.3%	33.2%	42.4%	42.6%	42.8%	43.9%	46.6%	46.7%	46.7%	46.6%	46.6%	46.6%	46.6%	46.6%
% Growth	NM	NM	NM	117.2%	65.5%	17.9%	25.1%	28.2%	26.8%	9.2%	4.4%	3.6%	3.9%	4.2%	4.1%	4.5%
Interest Income / (Expense)(12)	$(4)	$(4)	$(4)	$(5)	$(5)	$(5)	$(5)	$(4)	$(4)	$5	$9	$11	$14	$16	$18	$21
Tax Expense	0	0	(22)	(50)	(84)	(98)	(120)	(143)	(163)	(177)	(184)	(188)	(194)	(200)	(205)	(212)
% Tax Rate(13)	40.0%	40.0%	40.0%	40.0%	40.0%	39.6%	38.5%	35.7%	32.0%	31.2%	30.9%	30.4%	30.1%	29.6%	29.2%	28.8%

Net Income / (Loss)	$(135)	$(26)	$33	$75	$126	$150	$192	$258	$347	$390	$411	$430	$451	$474	$498	$525
% Margin	NM	NM	11.3%	19.2%	24.9%	25.2%	25.9%	27.9%	31.4%	32.4%	32.8%	33.0%	33.3%	33.6%	33.9%	34.2%
% Growth	NM	NM	NM	125.3%	67.7%	19.2%	27.8%	34.4%	34.6%	12.4%	5.5%	4.6%	4.8%	5.1%	5.1%	5.4%
EPS	$(5.14)	$(0.98)	$1.23	$2.74	$4.53	$5.32	$6.70	$8.89	$11.80	$13.08	$13.62	$14.06	$14.55	$15.09	$15.66	$16.30
WASO(14)	26.2	26.6	27.0	27.4	27.8	28.2	28.6	29.0	29.4	29.8	30.2	30.6	31.0	31.4	31.8	32.2

Balance Sheet
Cash	$103	$66	$87	$156	$258	$478	$691	$957	$1,294	$1,609	$2,030	$2,472	$2,933	$3,416	$3,923	$4,455
Notes Payable Related to Credit Facility	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Notes Payable to Bayer(15)	55	57	59	62	64	67	69	72	75	0	0	0	0	0	0	0

Total Debt	$55	$57	$59	$62	$64	$67	$69	$72	$75	$0	$0	$0	$0	$0	$0	$0

(1)	U.S. revenues for KYBELLA™ for years 2015 – 2025 based upon growth of use of KYBELLA™ among (i) existing facial injectable patients currently receiving injectable aesthetic treatments in a physician’s office (referred to in this proxy statement/prospectus as “Experienced Patients”), and (ii) persons affected by submental fullness, but naïve to injectable aesthetic treatments (referred to in this proxy statement/prospectus as “Naïve Patients”). U.S. Revenues for KYBELLA™ for years 2026 – 2030 are based upon approximately a 1% annual growth rate with forecasted peak sales of approximately $750 million in 2030.

(2)	Assumes 100% probability of Technical Success for KYBELLA™ in the U.S. and an assumed price for KYBELLA™ of $135 per mL. As used in this proxy statement/prospectus, “Technical Success” means (i) with respect to revenues in the U.S., that the product has been, or will be, approved by the FDA to be marketed with FDA regulated labeling and (ii) with respect to revenues outside the U.S., that the product has received, or will receive the foreign regulatory approvals required to market and sell the applicable KYTHERA products in the amalgamation of foreign countries where KYTHERA products are anticipated to have revenue (See footnote 6 below). Assumes that KYBELLA™ has a 100% probability of Technical Success in the U.S. because it has already been approved by the FDA to be marketed with FDA regulated labeling.

The Final Unaudited Prospective Financial Information assumed a $135/mL price for KYBELLA™, which reflected estimates and assumptions made by KYTHERA’s management at the time the Final Unaudited Prospective Financial Information was prepared, and following receipt by KYTHERA, on May 11, 2015, of an external pricing study with respect to KYBELLA™ that KYTHERA, on February 9, 2015, had commissioned from a global management consulting firm specializing in providing advice on positioning new biotechnology and pharmaceutical products in the market. At the meeting of the KYTHERA Board on June 2, 2015, KYTHERA’s management discussed and reviewed with the KYTHERA Board the results of the external pricing study and other considerations bearing on the appropriate pricing levels for KYBELLA™, and the KYTHERA Board authorized KYTHERA’s management to proceed with a launch of KYBELLA™ at a price ranging from $135/mL to $150/mL. At the time the Final Unaudited Prospective Financial Information was prepared, and at the time such Final Unaudited Prospective Financial Information was presented to the KYTHERA Board at the KYTHERA Board meeting held on June 16, 2015, KYTHERA’s management had not yet made a final determination with respect to price in connection with initial product launch of KYBELLA™. On June 19, 2015, KYTHERA announced in a press release its final pricing for the initial product launch of KYBELLA™ of $150/mL. The final pricing decision for the initial product launch of KYBELLA™ was made based upon numerous factors, including further review and evaluation of the results of the external pricing study mentioned above and other factors, including assumptions related to the internal cost of KYBELLA™ and the appropriate dosage for KYBELLA™, the patient population and adoption rate for KYBELLA™, the ability of KYTHERA to maintain market share, discussions with members of the KYTHERA Board, management’s belief, based upon the information available to management at the time of the final pricing of KYBELLA™ as to how to best position KYBELLA™ in the market in connection with its initial product launch and the commencement of sales, and potential reactions of consumers to future changes in price. The Final Unaudited Prospective Financial Information has not been updated or revised to reflect management’s financial pricing decision.

(3)	The April 27, 2015 Preliminary Unaudited Prospective Financial Information and May 26, 2015 Preliminary Unaudited Prospective Financial Information, respectively, differed from the Final Unaudited Prospective Financial Information as follows:

April 27, 2015 Preliminary Unaudited Prospective Financial Information – Differences between the Final Unaudited Prospective Financial Information and the April 27, 2015 Preliminary Unaudited Prospective Financial Information related to revised assumptions in the Final Unaudited Prospective Financial Information relating to dosage and pricing for KYBELLA™ in the United States (based upon continued evaluation of how to best position the KYBELLA™ product in the market, including consideration of the results of an external pricing study with respect to KYBELLA™ completed after the preparation of the April 27, 2015 Preliminary Unaudited Prospective Financial Information that, on February 9, 2015, KYTHERA had commissioned from a global management consulting firm specializing in providing advice on positioning new biotechnology and pharmaceutical products in the market), estimated global effective tax rates applicable to KYTHERA over various periods of time (based upon further review and analysis of tax rates that are estimated to be applicable to KYTHERA), and updated estimates for the projected general and administrative (referred to in this proxy statement/prospectus as “G&A”) expenses, commercial expenses and research and development (referred to in this proxy statement/prospectus as “R&D”) expenses for 2015-2019 (based in part on changes to the revenue estimates, given that such expenses are estimated in part as a percentage of revenue, and revised management estimates for R&D expenses for the KYTH-105 development program). The April 27, 2015 Preliminary Unaudited Prospective Financial Information assumed, with respect to fiscal years 2015 through 2030, (i) a $150/mL price for KYBELLA™, (ii) peak probability adjusted annual revenue in the U.S. for KYBELLA™ of approximately $771 million in 2030 (as compared with peak probability adjusted annual revenue in the U.S. for KYBELLA™, with respect to fiscal years 2015 through 2030, of approximately $750 million in 2030 in the Final Unaudited Prospective Financial Information), (iii) peak probability adjusted annual revenue outside the U.S. for KYBELLA™ of approximately $329 million in 2030 (as compared with peak probability adjusted annual revenue outside the U.S. for KYBELLA™, with respect to fiscal years 2015 through 2030, of approximately $329 million in 2030 in the Final Unaudited Prospective Financial Information) and (iv) total peak probability adjusted annual revenue of approximately $1.557 billion in 2030 (as compared with total peak probability adjusted annual revenue, with respect to fiscal years 2015 through 2030, of approximately $1.536 billion in 2030 in the Final Unaudited Prospective Financial Information), each of which reflected estimates and assumptions made by KYTHERA’s management at the time the April 27, 2015 Preliminary Unaudited Prospective Financial Information was prepared prior to the receipt of the external pricing study mentioned above. The Final Unaudited Prospective Financial Information assumes a 40.0% marginal tax rate through 2019, trending down to 28.8% by 2030 based on estimates of KYTHERA’s global effective tax rates largely determined by a higher proportion of earnings outside of the US and in lower tax jurisdictions, whereas the April 27, 2015 Preliminary Unaudited Prospective Financial Information assumed a 40% marginal tax rate through 2020, trending down to 25% through 2025 and 20% from 2026 through 2030.

May 26, 2015 Preliminary Unaudited Prospective Financial Information – Differences between the Final Unaudited Prospective Financial Information and the May 26, 2015 Preliminary Unaudited Prospective Financial Information related to KYTHERA’s management’s revised assumptions related to G&A and R&D costs (based on updated estimates for the projected R&D expenses for 2015-2019, based on revised estimates for R&D expenses for the KYTH-105 development program) and global effective tax rates applicable to KYTHERA over various periods of time (based upon further review and analysis of tax rates that are estimated to be applicable to KYTHERA). Differences in R&D were primarily driven by additional analysis and review of clinical development costs for KYTH-105 for KYBELLA™, updates to 2015 cost estimates for G&A based upon further review and analysis of such cost estimates and revised estimates for global effective tax rates (based upon further review and analysis of tax rates that are estimated to be applicable to KYTHERA). The May 26, 2015 Preliminary Unaudited Prospective Financial Information assumed, with respect to fiscal years 2015 through 2030, (i) a $135/mL price for KYBELLA™, (ii) peak U.S. annual revenue for KYBELLA™ of approximately $750 million in 2030 (as compared with peak probability adjusted annual revenue in the U.S. for KYBELLA™, with respect to fiscal years 2015 through 2030, of approximately $750 million in 2030 in the Final Unaudited Prospective Financial Information), (iii) peak probability adjusted annual revenue outside the U.S. for KYBELLA™ of approximately $329 million in 2030 (as compared with peak probability adjusted annual revenue outside the U.S. for KYBELLA™, with respect to fiscal years 2015 through 2030, of approximately $329 million in 2030 in the Final Unaudited Prospective Financial Information) and (iv) total peak probability adjusted annual revenue of approximately $1.536 billion in 2030 (as compared with total peak probability adjusted annual revenue, with respect to fiscal years 2015 through 2030, of approximately $1.536 billion in 2030 in the Final Unaudited Prospective Financial Information), each of which reflected estimates and assumptions made by KYTHERA’s management at the time the May 26, 2015 Preliminary Unaudited Prospective Financial Information was prepared after the receipt of the external pricing study mentioned above. The Final Unaudited Prospective Financial Information assumes a 40.0% marginal tax rate through 2019, trending down to 28.8% by 2030 based on estimates of KYTHERA’s global effective tax rates largely determined by a higher proportion of earnings outside of the US and in lower tax jurisdictions, whereas the May 26, 2015 Preliminary Unaudited Prospective Financial Information assumed a 40.7% marginal tax rate through 2018, trending down to 27.0% by 2030.

(4)	For simplicity purposes, Setipiprant (KYTH-105) projected revenue was included in the Total U.S. Revenue line item; however, the Setipiprant (KYTH-105) revenue projections represents the estimated total commercial opportunity with respect to Setipiprant (KYTH-105) and such revenue projections were not broken out by geographic region. Assumes a 30% probability of Technical Success of Setipiprant (KYTH-105) with initial commercial sales in 2021 and non-probability adjusted revenues growing to a peak of approximately $1.5 billion by 2030. Assumption that Setipiprant (KYTH-105) has a 30% probability of Technical Success has been estimated based on a combination of factors, including (i) the fact that Setipiprant (KYTH-105) is a Phase II drug with a strong safety profile, but untested point of control, (ii) review of certain studies, such as the study by FDAReview.org, which show that approximately 48% of Phase II drugs advance to the Phase III stage, 64% of Phase III drugs advance to the New Drug Application (referred to in this proxy statement/prospectus as the “NDA”) stage, and 90% of drugs that reach the NDA stage are approved by the FDA and (iii) the regulatory standards and approaches to approval in geographical regions (e.g., EU) and individual foreign countries vary.

(5)	Ex-U.S. Total Revenue only addresses revenue outside of the U.S. for KYBELLA™. Assumes an 80% probability of success of KYBELLA™ outside of the U.S.: (i) with commercialization model comprised of co-promotion agreements in Germany, France, Spain, UK, Canada, Brazil, Switzerland, Italy and Australia beginning in 2016 ending in 2022, and KYTHERA obtaining 100% control in certain jurisdictions in 2022 and 2023, and obtaining 100% in all jurisdictions by 2024, reaching annual non-probability adjusted revenue of approximately $270 million in 2024 (with revenues increasing by approximately 2% thereafter) and (ii) commercial models comprised of partnerships in countries outside of Germany, France, Spain, UK, Switzerland, Italy and Australia beginning in 2017, reaching annual non-probability adjusted revenues of approximately $70 million by 2024 (with revenues increasing by approximately 7% annually thereafter). Assumption that KYBELLA™ has an 80% probability of Technical Success outside of the U.S. has been estimated based on a combination of factors, including the fact that (i) KYBELLA™ has already been approved in the U.S. by the FDA to be marketed with FDA approved labeling and (ii) the regulatory standards and approaches to approval in geographical regions (e.g., EU) and individual foreign countries vary.

(6)	Assumes, through the forecast period, that the cost of goods sold, inclusive of royalties paid to third parties, are (i) 15% of sales of KYBELLA™ in the U.S.; (ii) 25% of sales of KYBELLA™ for countries where KYTHERA operates under co-promotion agreements and 15% of sales of KYBELLA™ under partnership agreements in countries operating under partnership commercial; and (iii) 20% of sales of Setipiprant (KYTH-105).

(7)	R&D expenses for years 2015 – 2021 are based on specific estimates for each of those years, including estimates for development costs associated with Setipiprant (KYTH-105). For years 2022 – 2030, R&D costs are assumed to continue at an annual run-rate of approximately $30 million, adjusted for inflation.

(8)	G&A expenses for years 2015 – 2019 are based on specific estimates for each of those years. For years 2020 – 2030 with respect to G&A expenses for the U.S., G&A expenses are assumed to be 10% of sales. For years 2020 – 2030 with respect to G&A expenses outside the U.S., G&A expenses are based on specific estimates for each of those years.

(9)	Commercial/Sales expenses for years 2015 – 2019 are based on specific estimates for each of those years. For years 2020 – 2030 with respect to Commercial/Sales expenses for the U.S., Commercial/Sales expenses are assumed to be 25% of sales. For years 2020 – 2030 with respect to Commercial/Sales expenses outside the U.S., Commercial/Sales expenses are based on specific estimates for each of those years.

(10)	Profit split outside of the U.S. represents the projected amounts to be earned (i) to parties to co-promotion agreements in Germany, France, Spain, UK, Canada, Brazil, Switzerland, Italy and Australia, with such profit split outside of the U.S. to be subject to arms’ length negotiations with each party to such co-promotion agreements until such time as KYTHERA gains 100% control of the territory, at which time the other party’s earn a royalty based on sales; and (ii) to parties to partnership agreements in countries outside of Germany, France, Spain, UK, Switzerland, Italy and Australia, where KYTHERA will earn 50% of the revenues generated under such partnership agreements, less cost of goods sold.

(11)	As used in this section of this proxy statement/prospectus, EBIT represents net income before considering interest income / (expense) or tax expense. KYTHERA calculates EBIT as total revenue, minus cost of goods sold, minus R&D expenses, minus G&A expenses, minus commercial expenses, minus profit split outside of the U.S.

(12)	Interest expenses are based on the amortization schedule pursuant to a note issued by KYTHERA in favor of Bayer Consumer Care AG with a principal amount of $51.0 million, which bears interest at a 5% annual rate. The Bayer Note is expected to be repaid by 2024. Interest income is a function of excess cash invested and assumes a 0.5% interest rate on cash balances.

(13)	Assumes a 40.0% marginal tax rate through 2019, trending down to 28.8% by 2030 based on estimates of KYTHERA’s global effective tax rates largely determined by higher proportion of earnings outside of the US and in lower tax jurisdictions.

(14)	Weighted average shares outstanding (WASO) are based on the estimated weighted average shares outstanding as of December 31, 2014, adjusted for shares issued in March 2015 financing, through 2019, and beyond 2019 increased for estimated shares issued resulting from options being exercised.

(15)	Assumes maximum deferral (80%) of interest expense accrues to principal as payment-in-kind.

Unlevered Free Cash Flow & Net Operating Loss Usage ($ in millions, except per share data) Fiscal Year Ended December 31(16)
	2Q-4Q 2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Unlevered Free Cash Flow
EBIT(11)	$(104)	$(22)	$60	$130	$215	$253	$316	$405	$514	$561	$586	$607	$631	$658	$685	$716
Tax Expense(13)	0	0	(24)	(52)	(86)	(100)	(122)	(145)	(164)	(175)	(181)	(185)	(190)	(195)	(200)	(206)
Depreciation & Amortization(17)	0	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
(Inc.) / Dec. in Working Capital(18)	(13)	(38)	(49)	(47)	(60)	45	(4)	(15)	(32)	(19)	(10)	(9)	(10)	(11)	(11)	(13)
Capital Expenditures(19)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)

Unlevered Free Cash Flow(20)	$(117)	$(61)	$(13)	$31	$69	$197	$190	$245	$317	$367	$394	$413	$431	$451	$473	$496

Net Operating Losses / R&D Tax Credits
Profit Before Taxes	$(107)	$(26)	$56	$125	$210	$248	$312	$401	$510	$567	$595	$618	$645	$673	$703	$736
Beginning NOL Balance	$237	$353	$380	$324	$199	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
NOL Additions / (Subtractions)	$107	$26	$(56)	$(125)	$(199)	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Ending NOL Balance	$344	$380	$324	$199	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

R&D Tax Credits Used	$0	$0	$0	$0	$11	$8	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2

Tax Savings	$0	$0	$22	$50	$90	$8	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2

% Tax Rate(13)	40.0	40.0	40.0	40.0	40.0	39.6	38.5	35.7	32.0	31.2	30.9	30.4	30.1	29.6	29.2	28.8

(16)	See footnotes (2) and (3) of the table above with respect to differences in assumptions underlying the Final Unaudited Prospective Financial Information when compared with the April 27, 2015 Preliminary Unaudited Prospective Financial Information and the May 26, 2015 Preliminary Unaudited Prospective Financial Information.

(17)	Assumes annual depreciation of $500,000 throughout the forecast period.

(18)	Inventory forecasts generally assumed to cover approximately one year of the future year’s cost of goods sold forecasts through year end 2020 and stepping down to cover approximately one quarter of cost of goods sold forecasts thereafter. Accounts receivables forecasts assumed to be 60 days sales outstanding throughout the forecast period. Accounts payable forecasts assumed to be 30 days payables outstanding throughout the forecast period.

(19)	Assumes annual capital expenditures of $1 million throughout the forecast period.

(20)	Unlevered Free Cash Flow is calculated as EBIT, minus tax expense, minus depreciation and amortization, plus or minus, as applicable, the increase or decrease in working capital, minus capital expenditures.

Although presented with numerical specificity, the Final Unaudited Prospective Financial Information and each of the other Forecasts reflect numerous assumptions and estimates as to future events made by the management of KYTHERA, including certain forecasts relating to the commercialization, launch, market size and growth rates, sales and market share, patient population and adoption rate, pricing, levels of costs and operating expenses, receipt and timing of regulatory approvals, licensing and probability of success of KYTHERA’s products, the availability of net operating loss carryforwards and effective tax rates, all of which are difficult to predict and many of which are beyond KYTHERA’s control. Moreover, the Final Unaudited Prospective Financial Information and each of the other Forecasts are based on certain future business decisions that are subject to change. At the time the unaudited prospective financial information was prepared, KYTHERA’s management believed such assumptions and estimates were reasonable. There can be no assurance that the assumptions and estimates used to prepare the Final Unaudited Prospective Financial Information or any of the other Forecasts will prove to be accurate, and actual results may differ materially from those contained in the Final Unaudited Prospective Financial Information or such other Forecast, as applicable. The inclusion of the Final Unaudited Prospective Financial Information in this proxy statement/prospectus should not be regarded as an indication that such unaudited prospective financial information will be predictive of actual future results, and the Final Unaudited Prospective Financial Information should not be relied upon as such. The Final Unaudited Prospective Financial Information and each of the other Forecasts are forward-looking statements.

The inclusion of the Final Unaudited Prospective Financial Information herein should not be deemed an admission or representation by KYTHERA, Allergan or Merger Sub that it is viewed by KYTHERA, Allergan or Merger Sub as material information of KYTHERA, and in fact, none of KYTHERA, Allergan or Merger Sub view the Final Unaudited Prospective Financial Information as material because of the inherent risks and uncertainties associated with such long-term projections. The Final Unaudited Prospective Financial Information should be read together with the historical financial statements of KYTHERA, which have been filed with the SEC and incorporated by reference herein, and the other information regarding KYTHERA contained elsewhere and incorporated by reference in this proxy statement/prospectus. KYTHERA stockholders are urged to review KYTHERA’s most recent SEC filings for a description of KYTHERA’s reported and anticipated results of operations and financial condition and capital resources during 2015, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in KYTHERA’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2015, which is incorporated by reference into this proxy statement/prospectus.

KYTHERA DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE ABOVE FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR ANY OTHER FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN SUCH FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR OTHER FORECAST, AS APPLICABLE, WAS PREPARED OR TO REFLECT THE OCCURRENCE OF EVENTS OCCURRING AFTER THE DATE WHEN SUCH FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR OTHER SUCH FORECAST, AS APPLICABLE, WAS PREPARED, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINAL UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OR OTHER SUCH FORECAST, AS APPLICABLE, ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT-TERM), EXCEPT AS MAY BE REQUIRED BY LAW.

Allergan’s Reasons for the Merger

Allergan believes that the acquisition of KYTHERA will enhance and complement its global facial aesthetics portfolio, and continue to position Allergan for long-term growth. The Allergan board of directors considered many factors in making its determination that the terms of the Merger are advisable, consistent with and in furtherance of the strategies and goals of Allergan and are in the best interests of Allergan and the Allergan shareholders. In arriving at its decision the Allergan board of directors consulted with Allergan’s management, legal advisors and other representatives, reviewed a significant amount of information, considered a number of factors in its deliberations, including the risk factors described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of KYTHERA, and concluded that the

Merger is likely to result in strategic and financial benefits to Allergan and its shareholders. In view of the variety of factors considered in connection with its evaluation of the combination, the Allergan board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Allergan board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Allergan board of directors based its approval of the Merger and the transactions contemplated by the Merger Agreement on the totality of the information presented and the factors it considered.

Board of Directors and Executive Officers after the Merger

The directors of KYTHERA and its subsidiaries will resign as of the effective time of the Merger. The composition of Allergan’s board of directors and executive officers is not anticipated to change in connection with the completion of the Merger. For additional information about the members of the Allergan board of directors, see the documents listed under “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Interests of KYTHERA’s Directors and Executive Officers in the Merger

In considering the recommendation of the KYTHERA Board that KYTHERA stockholders vote to approve the Merger Proposal, KYTHERA stockholders should be aware that KYTHERA’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of KYTHERA’s stockholders generally. The members of the KYTHERA Board were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the stockholders of KYTHERA that the Merger Proposal be approved. See the section entitled “—Recommendation of the KYTHERA Board and KYTHERA’s Reasons for the Merger” beginning on page [●] of this proxy statement/prospectus. KYTHERA’s stockholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards

Under the Merger Agreement, the equity awards held by KYTHERA’s directors and executive officers as of the effective time of the Merger will be treated as follows:

Stock Options. As of the effective time of the Merger, each KYTHERA Stock Option granted under any KYTHERA equity plan (except as described below for vested KYTHERA Stock Options held by non-employee holders) that is outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested or exercisable, will be assumed by Allergan and will be converted into an Allergan Stock Option. Each such Allergan Stock Option as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the KYTHERA Stock Option immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Stock Option by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, each such Allergan Stock Option as so assumed and converted will be exercisable for that whole number of Allergan ordinary shares (rounded down to the nearest whole share) equal to the product of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger multiplied by (ii) the Stock Award Exchange Ratio, and have an exercise price per Allergan ordinary share (rounded down to the nearest whole cent) equal to the quotient obtained by dividing (x) the per share exercise price of KYTHERA common stock of such KYTHERA Stock Option by (y) the Stock Award Exchange Ratio.

Vested Stock Options Held by KYTHERA Non-Employee Holders. At the effective time of the Merger, each vested and outstanding KYTHERA Stock Option held by any KYTHERA non-employee director or any Non-Continuing Employee will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of (A) $75.00 less (B) the per share exercise price of such KYTHERA Stock Option, subject to applicable withholding taxes. Such cash amount will be rounded up to the nearest whole cent if half a cent or more or down to the nearest whole cent if less than half a cent.

Acceleration for Non-Employee Directors. Pursuant to the terms and conditions of KYTHERA’s non-employee director compensation program, the vesting of all outstanding KYTHERA Equity Awards held by the non-employee directors of KYTHERA will accelerate in full immediately prior to (and subject upon) the consummation of the Merger. As a result, all KYTHERA Stock Options held by non-employee directors will be cashed out as described in the section entitled “—Vested Stock Options held by KYTHERA Non-Employee Holders” above. No non-employee director holds any KYTHERA RSU Awards or KYTHERA Restricted Share Awards.

Acceleration of Assumed KYTHERA Equity Awards. Pursuant to an amendment (referred to in this proxy statement/prospectus as the “Equity Award Amendment”) passed by the KYTHERA Board in connection with signing the Merger Agreement, (i) 50% of the unvested shares subject to KYTHERA Equity Awards assumed in the Merger will become vested and, if applicable, exercisable on the 90th day following the consummation of the Merger and (ii) any KYTHERA Equity Awards assumed in the Merger that are unvested on the first anniversary of the consummation of the Merger will be immediately vested and, if applicable, exercisable in full as of such date.

No non-employee director or executive officer of KYTHERA holds any outstanding KYTHERA Restricted Share Awards or KYTHERA RSU Awards. For an estimate of the amounts that would be payable to each of KYTHERA’s named executive officers on settlement of their unvested KYTHERA Stock Options, see the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus. The estimated aggregate amount that would be payable to KYTHERA’s executive officers who are not named executive officers in settlement of their unvested KYTHERA Stock Options if the Merger were completed on July 10, 2015 and they were to experience a qualifying termination immediately following such date is $8,119,852. We estimate that the aggregate amount that would be payable to KYTHERA’s non-employee directors for their unvested KYTHERA Stock Options assuming that the Merger were completed on July 10, 2015 is $5,116,503. The amounts above are determined using a per share price of KYTHERA common stock of $75.00 and the other assumptions in footnote 2 of the table under the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers.”

Change in Control Plan

Each of KYTHERA’s executive officers is a participant in the CiC Plan, which covers all employees of KYTHERA who are at the levels of Vice President and above. In the context of the Merger, the CiC Plan provides certain change in control separation benefits in the event that, within the period commencing 3 months prior to the Merger and ending 18 months after the Merger, the executive’s employment is terminated (i) by KYTHERA (or a successor entity) other than for cause (as defined in the CiC Plan) or (ii) by the executive for good reason (as defined in the CiC Plan).

Under the CiC Plan, if an executive above the level of Vice President experiences a qualifying termination, the executive is entitled to:

•	a cash payment equal to 1.0 (or 1.5 for Mr. Leonard) times the sum of (i) the executive’s annual base salary and (ii) the executive’s target annual bonus, payable in a lump sum on the first payroll date following the date the executive’s general release of claims becomes effective and irrevocable;

•	company-paid continuation of medical, dental and vision benefits in accordance with the terms of the KYTHERA welfare benefit plans for up to 12 months (or 18 months for Mr. Leonard);

•	if the executive has elected coverage under KYTHERA’s high deductible health plan, a cash payment equal to 1.0 (or 1.5 for Mr. Leonard) times the full amount of healthcare savings account contributions KYTHERA intended to make in the year in which the executive terminates employment, without regard to any amount KYTHERA has already made to such executive’s healthcare savings account for such year, payable in a lump sum on the first payroll date following the date the executive’s general release of claims becomes effective and irrevocable; and

•	accelerated vesting of all of the executive’s then-unvested KYTHERA Equity Awards.

The foregoing payments and benefits are subject to the executive’s execution of a release of claims against KYTHERA (or its successor) that becomes irrevocable prior to the 60th day following such executive’s qualifying termination. Any severance payable under the CiC Plan will be reduced by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the executives, including under any employment agreement with KYTHERA. Each executive officer is also party to an employment agreement with KYTHERA that provides for certain severance benefits that are equal to or less than the foregoing described benefits, both during a change in control period and outside a change in control period; consequently, the executive officers’ benefits under the CiC Plan will be reduced accordingly.

For an estimate of the value of the payments and benefits described above under the CiC Plan that would be payable to each of KYTHERA’s named executive officers, see the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus. The estimated aggregate severance amount that would be payable to KYTHERA’s other executive officers as a group under the CiC Plan if the Merger was to be completed and they were to experience a qualifying termination on July 10, 2015 is $1,418,125 plus $8,119,852 for their unvested and accelerated KYTHERA Stock Options. The amounts above are determined using a per share price of KYTHERA common stock of $75.00 and the other assumptions in footnote 2 of the table under the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers.”

Bonus Plan

In connection with the signing of the Merger Agreement, the KYTHERA Board approved an amendment to the Bonus Plan, under which KYTHERA awards cash bonuses to employees based upon the attainment of the certain performance goals. Pursuant to the amendment, in the event a participant in the Bonus Plan becomes entitled to receive severance under one of KYTHERA’s benefit plans, including the CiC Plan, then he or she will be entitled to receive a pro-rata bonus payment (or full bonus payment if such termination occurs after December 31, 2015 but before 2015 bonuses are paid), calculated by multiplying the target bonus potential for him or her by a fraction, the numerator of which is the number of days in 2015 through the date of termination, and the denominator of which is 365, payable in accordance with KYTHERA’s standard payroll practices as soon as reasonably practicable following the date of such termination, if he or she executes, and does not revoke, a release and otherwise satisfies the provisions of the applicable severance agreement or plan entitling such participant to such bonus.

For an estimate of the value of the potential pro-rata bonus payments for 2015 that may be payable to each of KYTHERA’s named executive officers, see the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus. The estimated aggregate amount of the potential pro-rata bonus payments for 2015 that may be payable to KYTHERA’s other executive officers as a group if the Merger were completed on July 10, 2015, assuming they experienced a qualifying termination on such date and were entitled to receive severance under the CiC Plan, is $195,759.

Retention Bonus Plan

In connection with the Merger, KYTHERA has adopted the Retention Plan, under which KYTHERA may provide cash incentive bonus compensation to key employees from a retention bonus pool of up to $3 million in the aggregate, with the eligible recipients of such cash incentive bonuses to be determined by the plan administrator in order to incentivize such individuals to continue their employment with KYTHERA through the closing of the Merger. Each retention bonus under the Retention Plan is equal to an amount to be designated in writing by the plan administrator, provided that such employee remains continuously employed by KYTHERA from June 16, 2015 through the earliest of (i) the consummation of the Merger, (ii) the termination of such employee’s employment by KYTHERA for other than cause (as defined in the Retention Plan) or (iii) the resignation of such employee’s employment with KYTHERA for good reason (as defined in the Retention Plan). The plan administrator has not selected who will participate in the Retention Plan or determined the individual amounts to be awarded under the Retention Plan.

While the plan administrator has not selected any participants in the Retention Plan, for the maximum value of the potential retention bonus payments that could be payable to each of KYTHERA’s named executive officers, see the section entitled “—Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers” beginning on page [●] of this proxy statement/prospectus. In addition, the maximum estimated aggregate amount of the potential retention bonus payments that may be payable to KYTHERA’s other executive officers as a group if the Merger were completed on July 10, 2015 is $3,000,000, assuming that the entire aggregate bonus pool under the Retention Plan were awarded to KYTHERA’s executives.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, KYTHERA’s directors and executive officers will be entitled to certain ongoing indemnification, advancement of expenses and coverage under directors’ and officers’ liability insurance policies from the Surviving Corporation. Such indemnification, advancement of expenses and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page [●] of this proxy statement/prospectus.

Quantification of Payments and Benefits to KYTHERA’s Named Executive Officers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits that each of KYTHERA’s named executive officers would receive in connection with the Merger, assuming that the Merger was consummated and each such executive officer experienced a qualifying termination on July 10, 2015. The amounts below are determined using a per share price of KYTHERA common stock of $75.00. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Keith R. Leonard, Jr.	4,488,438	8,424,719	32,087	12,945,244
John W. Smither	3,588,826	2,696,242	14,805	6,299,873
Frederick Beddingfield, III, M.D., Ph.D.	3,668,854	4,016,257	21,392	7,706,504

(1)	Amount represents the cash severance that the named executive officer is eligible to receive, in the aggregate, under the CiC Plan and his individual employment agreement, as well as the named executive officer’s 2015 pro-rata cash bonus under the Bonus Plan plus the maximum retention bonus payment payable under the Retention Plan, under which the total retention bonus pool is $3,000,000 (since the plan administrator has not selected participants or bonus amounts under the Retention Plan).

Cash severance would be payable in a lump sum upon a double-trigger qualifying termination, as described above in “—Change in Control Plan,” within the period of time commencing 3 months prior to the consummation of the Merger and ending 18 months following the consummation of the Merger. In such an event, each named executive officer would be entitled to receive a cash payment equal to 1.0 (or 1.5 for Mr. Leonard) times the sum of (i) the named executive officer’s annual base salary and (ii) the named executive officer’s target annual bonus. In addition, the named executive officers’ are eligible for a cash payment equal to 1.0 (or 1.5 for Mr. Leonard) times the full amount of healthcare savings account contributions KYTHERA intended to make in the year in which the named executive officer terminates employment, without regard to any amount KYTHERA has already made to the named executive officer’s healthcare savings account for such year.

Under the Bonus Plan, if the named executive officer becomes entitled to receive severance under a KYTHERA benefit plan or agreement, such as the CiC Plan, upon a qualifying termination of employment, the named executive officer’s award under the applicable Bonus Plan will be prorated to the effective date of the qualifying termination and all performance objectives will be deemed to be met at target. Payment of pro-rated bonuses under the Bonus Plan would be based on a “double trigger,” i.e., the occurrence of the Merger and a qualifying termination following such change in control that entitles the individual to severance benefits (such as under the CiC Plan).

The amount also includes a retention cash bonus payment under the Retention Plan. Since the plan administrator has not selected participants or bonus amounts, the table below shows the maximum values each named executive officer could receive under the Retention Plan, assuming only such named executive officer was selected to receive the entire aggregate bonus pool under the Retention Plan, under which the total bonus retention pool is $3,000,000. Payment of bonuses under the Retention Plan would be based on a “single trigger,” i.e., the occurrence of the Merger, subject to the named executive officer remaining employed with KYTHERA through the consummation of the Merger.

The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column. With respect to the pro-rata bonus payment under the Bonus Plan, the table quantifies the pro-rata bonus that would be paid upon a qualifying termination on July 10, 2015.

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	Health Plan Contribution Component of Severance ($)	2015 Pro- Rated Bonus ($)	Retention Plan Bonus ($)
Keith R. Leonard, Jr.	819,060	491,436	6,500	171,442	3,000,000
John W. Smither	363,090	145,236	4,500	76,000	3,000,000
Frederick Beddingfield, III, M.D., Ph.D.	412,818	165,127	4,500	86,409	3,000,000

(2)	Pursuant to the terms and conditions of the CiC Plan, each named executive officer would be entitled to accelerated vesting of his assumed and outstanding KYTHERA Equity Awards upon a “double trigger” qualifying termination as described in footnote (1) above within the period of time commencing 3 months prior to the consummation of the Merger and ending 18 months following the consummation of the Merger. The column quantifies the value of the unvested KYTHERA Stock Options held by the named executive officers; no named executive officer holds unvested KYTHERA Restricted Share Awards or unvested KYTHERA RSU Awards. The value of the unvested and accelerated KYTHERA Stock Options is the difference between the value of $75.00 per share and the exercise price of the KYTHERA Stock Option, multiplied by the number of unvested shares as of July 10, 2015, consistent with the methodology applied under SEC Regulation M-A Item 1011(b) and Regulation S-K Item 402(t)(2). The amounts in this column for the unvested and accelerated KYTHERA Stock Options do not reflect any taxes payable by the named executive officers.
(3)	Under the CiC Plan, upon a “double trigger” qualifying termination as described in footnote (1) above within the period of time commencing 3 months prior to the consummation of the Merger and ending 18 months following the consummation of the Merger, each named executive officer is entitled to receive company-paid continuation of medical, dental and vision benefits in accordance with the terms of the KYTHERA welfare benefit plans for a 12-month period (or 18-month period, in the case of Mr. Leonard).

Regulatory Approvals Required for the Merger

Antitrust

Under the HSR Act and the rules and regulations promulgated thereunder by the FTC, the Merger cannot be consummated until, among other things, notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated.

On July 6, 2015, each of Allergan and KYTHERA filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. The associated 30-day waiting period will therefore expire at 11:59 p.m. (U.S. Eastern Time) on August 5, 2015, unless the waiting period is terminated earlier, restarted following the withdrawal and refiling of the notification or extended by the issuance of a request for additional information and documentary materials. While Allergan and KYTHERA believe that clearance under the HSR Act will ultimately be obtained, they cannot be certain when or if it will be obtained, or if the clearance will contain terms, conditions or restrictions that will be detrimental to or adversely affect Allergan, KYTHERA or their respective subsidiaries after the completion of the Merger.

Stock Exchange Listing

The Allergan ordinary shares to be issued as the aggregate Stock Consideration Portion must be approved for listing on the NYSE, subject to official notice of issuance.

Commitment to Obtain Approvals

Allergan and KYTHERA have agreed to cooperate with each other and use their respective reasonable best efforts to obtain as soon as practicable all consents and approvals of any governmental authority or any other third party necessary, proper or advisable in connection with the Merger, subject to limitations as set forth in the Merger Agreement.

In addition, Allergan has agreed to, and to cause each of its subsidiaries to, use their reasonable best efforts to negotiate, effect and agree to any Allergan Remedial Action (as defined in “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions” beginning on page [●] of this proxy statement/prospectus) to the extent reasonably necessary to obtain the approvals and clearances required to be obtained under the HSR Act so as to permit the closing to occur by the Outside Date, subject to certain exceptions as set forth in the Merger Agreement. If requested and consented to by Allergan in order to obtain the approvals and clearances required to be obtained under the HSR Act so as to permit the closing to occur by the Outside Date, KYTHERA has agreed to effect any KYTHERA Remedial Action (as defined in “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions” beginning on page [●] of this proxy statement/prospectus), subject to certain exceptions as set forth in the Merger Agreement.

Notwithstanding the foregoing, in no event would Allergan or its subsidiaries be required to offer, accept or agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, (i) any Allergan Non-Overlap Product or the portion of any product lines that consist of Allergan Non-Overlap Products, (ii) any business, products, product lines, assets, rights or operations of Allergan and its subsidiaries within the medical aesthetics business of Allergan and its subsidiaries that (a) would, individually or in the aggregate, be material to the medical aesthetics business of Allergan and its subsidiaries, taken as a whole, or (b) would include any indication of a product or product line of Allergan or its subsidiaries where such indication generated net revenues in excess of $100 million in fiscal year 2014, or (iii) KYBELLA™. See the section entitled “The Merger Agreement—Covenants and Agreements—Reasonable Best Efforts; Regulatory Filings and Other Actions” beginning on page [●] of this proxy statement/prospectus.

General

While Allergan and KYTHERA believe that they will receive the regulatory approvals and clearances necessary to consummate the Merger, there can be no assurances regarding the timing of the approvals and clearances, their ability to obtain the approvals and clearances on satisfactory terms or the absence of litigation challenging these approvals and clearances. There can likewise be no assurance that regulatory authorities, or private parties, will not attempt to challenge the Merger on antitrust grounds or for other reasons, or, if a challenge is made, as to the results of the challenge. Allergan’s and KYTHERA’s obligation to complete the Merger is conditioned upon the receipt of certain approvals and clearances under the HSR Act as set forth in the Merger Agreement. See the section entitled “The Merger Agreement—Conditions to the Consummation of the Merger” beginning on page [●] of this proxy statement/prospectus.

Financing Relating to the Merger

Allergan expects to use cash on hand and borrowings from third-party financing sources to fund the cash portion of the Merger Consideration.

Litigation Related to the Merger

Since the announcement of the Merger, four purported class action complaints were filed by alleged stockholders of KYTHERA against various combinations of KYTHERA, the individual directors of KYTHERA, Allergan and Merger Sub. These lawsuits were filed in the Delaware Court of Chancery, captioned Lytle v. KYTHERA Biopharmaceuticals, Inc., et al., C.A. No. 11208-CB (June 26, 2015), Barbour v. KYTHERA Biopharmaceuticals, Inc., et al., C.A. No. 11239-CB (July 2, 2015), Furr v. Kythera Biopharmaceuticals, Inc., et al., C.A. No. 11266-CB (July 8, 2015) and Cohodes v. Allergan PLC, et al., C.A. No. 11289-CB (July 14, 2015). The lawsuits generally allege that the members of the KYTHERA Board breached their fiduciary duties in negotiating and approving the Merger Agreement, that the Merger Consideration undervalues KYTHERA, that KYTHERA’s stockholders will not receive adequate or fair value for their KYTHERA common stock in the Merger, and that the terms of the Merger Agreement impose improper deal protection terms that preclude competing offers. The lawsuits further allege that KYTHERA, Allergan and/or Merger Sub aided and abetted the purported breaches of fiduciary duty. The lawsuits seek, among other things, to enjoin the Merger, or in the event that an injunction is not entered and the Merger closes, rescission of the Merger and unspecified money damages, costs and attorneys’ and experts’ fees. KYTHERA believes these lawsuits are meritless and intends to defend against them vigorously.

Accounting Treatment of the Transaction

Allergan will account for the acquisition pursuant to the Merger Agreement using the acquisition method of accounting in accordance with U.S. GAAP. Allergan will measure the assets acquired and liabilities assumed at their fair values including net tangible and identifiable intangible assets acquired and liabilities assumed as of the closing of the transactions. Any excess of the purchase price over those fair values will be recorded as goodwill.

Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment annually or when events or circumstances change that could potentially reduce the fair value.

Public Trading Markets

Allergan ordinary shares are listed and trade on the NYSE under the symbol “AGN.” KYTHERA common stock is listed and trades on NASDAQ under the symbol “KYTH.” It is expected that, following the Merger, KYTHERA common stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Allergan has agreed to use its reasonable best efforts to cause the Allergan ordinary shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the Merger. Additionally, the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, for the Allergan ordinary shares is a condition to the completion of the Merger. It is expected that, following the Merger, Allergan ordinary shares will continue to trade on the NYSE.

Resale of Allergan Ordinary Shares

All Allergan ordinary shares received by KYTHERA stockholders as consideration in the Merger will be freely tradable for purposes of the Securities Act, except for Allergan ordinary shares received by any person who is deemed an “affiliate” of Allergan at the time of the closing of the Merger. Securities held by an affiliate of Allergan may be resold or otherwise transferred without registration in compliance with the volume limitations, manner of sale requirements, notice requirements and other requirements under Rule 144 or as otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover resales of Allergan ordinary shares received upon completion of the Merger by any person, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not provide all of the information about the Merger Agreement that might be important to you in determining how to vote. We urge you to read the Merger Agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary are included solely to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Allergan and KYTHERA contained in this proxy statement/prospectus or in Allergan’s or KYTHERA’s public reports filed with the SEC, as applicable, may supplement, update or modify the factual disclosures about Allergan or KYTHERA contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by KYTHERA, Allergan, and Merger Sub were made solely for the purposes of the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by KYTHERA, Allergan, and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, are qualified by certain matters contained in certain reports publicly filed with the SEC, and in some cases were qualified by the matters contained in the respective confidential disclosure letters that Allergan and KYTHERA delivered to each other in connection with the Merger Agreement, which disclosures were not included in the Merger Agreement attached to this proxy statement/prospectus as Annex A. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus, the documents incorporated by reference into this proxy statement/prospectus, and reports, statements and filings that Allergan and KYTHERA file with the SEC from time to time. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Merger Agreement

Pursuant to the Merger Agreement, Allergan will acquire KYTHERA in a merger transaction. Merger Sub will merge with and into KYTHERA, with KYTHERA continuing as the Surviving Corporation. Following the Merger, KYTHERA will be an indirect wholly owned subsidiary of Allergan and the KYTHERA common stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Merger

Unless otherwise mutually agreed to by Allergan and KYTHERA, the closing of the Merger will take place on the second business day after the satisfaction or, to the extent permissible, waiver of, but subject to the continued satisfaction or, to the extent permissible, waiver of, the conditions to consummate the Merger (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) (described under the section entitled “—Conditions to the

Consummation of the Merger” beginning on page [●] of this proxy statement/prospectus). Assuming timely satisfaction of the necessary closing conditions, the closing of the Merger is expected to occur in the third quarter of 2015. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Consideration to KYTHERA Stockholders

As a result of the Merger, each issued and outstanding share of KYTHERA common stock, other than excluded shares and dissenting shares, will be converted into the right to receive, in accordance with the terms of the Merger Agreement, the Merger Consideration, which consists of (i) $60.00 in cash, without interest and (ii) that number of validly issued, fully paid and nonassessable Allergan ordinary shares equal to the quotient determined by dividing $15.00 by the Allergan VWAP (rounded to the nearest 1/10,000 of an Allergan ordinary share), with cash to be paid in lieu of fractional shares.

The Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into KYTHERA common stock or Allergan ordinary shares, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of KYTHERA common stock or Allergan ordinary shares outstanding after the date of the Merger Agreement and prior to the effective time of the Merger.

No holder of KYTHERA common stock will be issued fractional Allergan ordinary shares in the Merger. Each holder of KYTHERA common stock who would otherwise have been entitled to receive a fraction of an Allergan ordinary share will receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

Exchange Agent

Prior to the effective time of the Merger, Allergan will designate a bank or trust company that is reasonably satisfactory to KYTHERA to act as the exchange agent in connection with the Merger (referred to in this proxy statement/prospectus as the “exchange agent”). At or immediately prior to the effective time of the Merger, Allergan will deposit, or cause to be deposited, with the exchange agent the aggregate amount of cash and the number of Allergan ordinary shares necessary to satisfy the aggregate Merger Consideration payable in the Merger, including any cash payable in lieu of any fractional shares pursuant to the terms described under the section entitled “—No Fractional Shares” beginning on page [●] of this proxy statement/prospectus.

Transmittal Materials and Procedures

Promptly after the effective time of the Merger, Allergan will, and will cause the Surviving Corporation to, cause the exchange agent to send transmittal materials, which will include the appropriate form of letter of transmittal, to holders of record of shares of KYTHERA common stock (other than excluded shares and dissenting shares) providing instructions on how to effect the transfer and cancellation of the stock certificates representing shares of KYTHERA common stock and shares of KYTHERA common stock held in book-entry form in exchange for the Merger Consideration.

After the effective time of the Merger, when a KYTHERA stockholder delivers to the exchange agent (i) a properly executed letter of transmittal, together with their certificate or certificates which immediately prior to the effective time of the Merger represented outstanding shares of KYTHERA common stock for cancellation or (ii) an “agent’s message” in the case of shares of KYTHERA common stock held in book-entry form and, in each case, such other documents as may be required pursuant to such instructions, the holder of shares of KYTHERA common stock will be entitled to receive, and the exchange agent will be required to deliver to such holder, the number of Allergan ordinary shares and an amount in cash that such holder is entitled to receive as a result of the

Merger (after taking into account all of the shares of KYTHERA common stock held immediately prior to the Merger by such holder other than excluded shares and dissenting shares), including any cash in lieu of fractional shares and in respect of dividends or other distributions to which such holder is entitled.

No interest will be paid or accrued on any amount payable upon cancellation of shares of KYTHERA common stock. The Allergan ordinary shares issued and paid and cash amount paid in accordance with the Merger Agreement upon conversion of the shares of KYTHERA common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of KYTHERA common stock.

In the event of a transfer of ownership of shares of KYTHERA common stock that is not registered in KYTHERA’s transfer or stock records, any cash to be paid upon, or Allergan ordinary shares to be issued upon, due surrender of the stock certificates representing shares of KYTHERA common stock or non-certificated shares of KYTHERA common stock held in book-entry form formerly representing such shares of KYTHERA common stock may be paid or issued, as the case may be, to such a transferee if such stock certificates representing shares of KYTHERA common stock or non-certificated shares of KYTHERA common stock held in book-entry form are presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar taxes have been paid or are not applicable. The Allergan ordinary shares constituting the Stock Consideration Portion of the Merger Consideration may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.

Appraisal Rights

If a holder of shares of KYTHERA common stock does not vote in favor of, nor consents in writing to, the Merger Proposal, properly demands appraisal and otherwise complies with applicable Delaware law and does not effectively withdraw his, her or its demand for, or lose the right to, appraisal of such KYTHERA common stock in compliance with Section 262 of the DGCL (referred to in this proxy statement/prospectus as the “appraisal rights”), such shares will not be converted into the right to receive the Merger Consideration and other amounts payable pursuant to the Merger Agreement as described under the section entitled “—Consideration to KYTHERA Stockholders” beginning on page [●] of this proxy statement/prospectus, but instead, at the effective time of the Merger, will become entitled only to payment of the fair value of such shares determined in accordance with applicable Delaware law. However, if any such holder votes in favor of, or consents in writing to, the Merger Proposal, fails to properly demand appraisal, fails to comply with applicable Delaware law, or otherwise waives, withdraws or loses the right to payment of the fair value of such dissenting shares under applicable Delaware law, then the right of such holder to be paid the fair value of such holder’s dissenting shares will cease and such dissenting shares will be deemed to have been converted as of the effective time of the Merger into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration with respect to such shares.

For additional information about appraisal rights upon consummation of the Merger, see the section entitled “Appraisal Rights” beginning on page [●] of this proxy statement/prospectus.

Treatment of KYTHERA Stock Options and Other KYTHERA Equity Awards

Stock Options. As of the effective time of the Merger, each KYTHERA Stock Option granted under any KYTHERA equity plan that is outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested or exercisable, and other than vested KYTHERA Stock Options held by non-employee directors or Non-Continuing Employees, will be assumed by Allergan and will be converted into an Allergan Stock Option. Each such Allergan Stock Option as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the KYTHERA Stock Option immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable

KYTHERA equity plan, in any award agreement or in the KYTHERA Stock Option by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, each such Allergan Stock Option as so assumed and converted will be exercisable for that whole number of Allergan ordinary shares (which product will be rounded down to the nearest whole share) equal to the product of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option immediately prior to the effective time of the Merger multiplied by (ii) the Stock Award Exchange Ratio, at an exercise price per Allergan ordinary share (which quotient will be rounded down to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of KYTHERA common stock of such KYTHERA Stock Option by (y) the Stock Award Exchange Ratio.

Restricted Share Awards. As of the effective time of the Merger, each outstanding KYTHERA Restricted Share Award granted under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into an Allergan Restricted Share Award. Each Allergan Restricted Share Award as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the applicable KYTHERA Restricted Share Awards immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA Restricted Share Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). As of the effective time of the Merger, the number of Allergan ordinary shares underlying each Allergan Restricted Share Award as so assumed and converted will be equal to the product of (i) the number of shares of KYTHERA common stock subject to the applicable KYTHERA Restricted Share Award multiplied by (ii) the Stock Award Exchange Ratio. Such number of Allergan Restricted Share Awards will be rounded up to the nearest whole share.

Restricted Stock Unit Awards. As of the effective time of the Merger, each outstanding KYTHERA RSU Award issued under any KYTHERA equity plan that is not then vested will be assumed by Allergan and will be converted into an Allergan RSU Award with associated rights to the issuance of Allergan ordinary shares. Each Allergan RSU Award as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the applicable KYTHERA RSU Awards immediately prior to the effective time of the Merger (but taking into account any changes thereto provided for in the applicable KYTHERA equity plan, in any award agreement or in the KYTHERA RSU Award by reason of the Merger Agreement or the Merger, including the Equity Award Amendment). Furthermore, Allergan will have the ability to adjust any dividend equivalent rights associated with the Allergan RSU Award to reflect dividends on Allergan ordinary shares giving effect to the changes and adjustments contemplated to the corresponding KYTHERA RSU Awards by reason of the Merger Agreement or the transactions contemplated by the Merger Agreement. As of the effective time of the Merger, the number of Allergan ordinary shares underlying each such Allergan RSU Award as so assumed and converted will be equal to the product of (i) the number of shares of KYTHERA common stock underlying the applicable KYTHERA RSU Awards multiplied by (ii) the Stock Award Exchange Ratio. Such number of Allergan ordinary shares underlying the Allergan RSU Awards will be rounded up to the nearest whole share.

Vested Stock Options Held by KYTHERA Non-Employee Directors and Non-Continuing Employees. Each vested KYTHERA Stock Option held by any KYTHERA non-employee director or any Non-Continuing Employee will be cancelled at the effective time of the Merger and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of KYTHERA common stock subject to such KYTHERA Stock Option multiplied by (ii) the excess, if any, of (A) $75.00 less (B) the per share exercise price of such KYTHERA Stock Option, subject to applicable withholding taxes. Such cash amount will be rounded up to the nearest whole cent if half a cent or more or down to the nearest whole cent if less than half a cent.

Withholding

Under the terms of the Merger Agreement, Allergan and KYTHERA have agreed that Allergan and the Surviving Corporation will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the consideration otherwise payable pursuant to the Merger Agreement, any amounts as are required to be withheld or deducted with respect to such consideration under the Code or any applicable provisions of state, local or foreign tax law. To the extent that amounts are so withheld and timely remitted to the appropriate governmental entity, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

No Fractional Shares

No fractional Allergan ordinary shares will be issued in connection with the Merger. Each holder of KYTHERA common stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Allergan ordinary share (after aggregating all shares represented by the certificates and book-entry shares delivered by such holder) will receive, in lieu thereof and upon surrender thereof, cash, without interest, in an amount equal to such fractional part of an Allergan ordinary share (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the Allergan VWAP.

Representations and Warranties

Allergan and KYTHERA made customary representations and warranties in the Merger Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain confidential disclosure schedules to the Merger Agreement. The representations and warranties made by Allergan and KYTHERA are also subject to and qualified by certain information included in certain filings each party and its affiliates have made with the SEC.

Some of the more significant representations and warranties made by KYTHERA and its respective subsidiaries relate to:

•	corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

•	capital structure;

•	corporate authority to enter into the Merger Agreement and the enforceability thereof;

•	required governmental approvals;

•	the absence of any breach or violation of organizational documents or contracts as a result of the consummation of the transactions contemplated by the Merger Agreement;

•	SEC reports and financial statements, including their preparation in accordance with GAAP, filing or furnishing with the SEC, and compliance with the applicable rules and regulations promulgated thereunder, and that such reports and financial statements fairly present, in all material respects, the relevant financial position and results of operations;

•	the maintenance of internal disclosure controls and internal control over financial reporting;

•	the absence of undisclosed liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of KYTHERA and its subsidiaries;

•	compliance with laws and government regulations, including environmental laws;

•	compliance with applicable laws related to employee benefits and the Employment Retirement Income Security Act;

•	the absence of certain changes or events since December 31, 2014, with respect to KYTHERA and its subsidiaries that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	the absence of any actions since December 31, 2014, with respect to KYTHERA and its subsidiaries, that would constitute a breach of certain interim operating covenants if such action was taken without Allergan’s consent between the date of the Merger Agreement and the closing of the Merger;

•	the absence of certain material actions, suits, inquiries, investigations or proceedings;

•	the reliability and accuracy of information supplied for this proxy statement/prospectus;

•	certain regulatory matters relating to, among other relevant authorities, the Federal Food, Drug and Cosmetic Act of 1938, as amended, the Public Health Service Act, the Health Insurance Portability and Accountability Act of 1996, as amended, the U.S. Food and Drug Administration, and health insurance and healthcare laws;

•	the accuracy and completeness of certain tax matters;

•	the absence of collective bargaining agreements and other employment and labor matters;

•	ownership of or right to intellectual property, the absence of infringement, and security as relates to certain information technology assets;

•	the absence of any owned real property, and rights to certain leased real property;

•	the KYTHERA Board’s receipt of a fairness opinion from KYTHERA’s financial advisor;

•	the requisite vote of the KYTHERA stockholders;

•	the inapplicability of certain takeover statutes and any similar provisions in the KYTHERA governing documents;

•	the existence of and compliance with certain material contracts;

•	the existence and maintenance of insurance;

•	the absence of undisclosed brokers’ fees or finders’ fees relating to the transactions contemplated by the Merger Agreement;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, and anti-corruption laws in other jurisdictions;

•	the absence of violation of sanctions laws; and

•	the absence of certain transactions or agreements between KYTHERA, its subsidiaries and certain affiliates thereof.

Some of the more significant representations and warranties made by Allergan and the Merger Sub relate to:

•	corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

•	capital structure;

•	corporate authority to enter into the Merger Agreement and the enforceability thereof;

•	required governmental approvals;

•	the absence of any breach or violation of organizational documents or contracts as a result of the consummation of the transactions contemplated by the Merger Agreement;

•	SEC reports and financial statements, including their preparation in accordance with GAAP, filing or furnishing with the SEC, and compliance with the applicable rules and regulations promulgated thereunder, and that such reports and financial statements fairly present, in all material respects, the relevant financial position and results of operations;

•	the maintenance of internal disclosure controls and internal control over financial reporting;

•	the absence of undisclosed liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of Allergan and its subsidiaries;

•	compliance with laws and government regulations;

•	the absence of certain changes or events since December 31, 2014, with respect to Allergan and its subsidiaries, that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	the absence of any actions since December 31, 2014, with respect to Allergan and its subsidiaries, that would constitute a breach of certain interim operating covenants if such action was taken without KYTHERA’s consent between the date of the Merger Agreement and the closing of the Merger;

•	the absence of certain material actions, suits, inquiries, investigations or proceedings;

•	the reliability and accuracy of information supplied for this proxy statement/prospectus;

•	the absence of a requirement of a vote of any holders of securities of Allergan to consummate the transactions contemplated by the Merger Agreement;

•	the absence of undisclosed brokers’ fees or finders’ fees relating to the transactions contemplated by the Merger Agreement;

•	availability of the funds at the closing necessary to consummate the transactions contemplated by the Merger Agreement;

•	the absence of certain contracts, obligations or understandings between Allergan and its subsidiaries and any member of KYTHERA’s management or the KYTHERA Board, relating to the transactions contemplated by the Merger Agreement or the operations of KYTHERA after the effective time of the Merger;

•	certain regulatory matters relating to, among other relevant authorities, the Federal Food, Drug and Cosmetic Act of 1938, as amended, the Public Health Service Act, the U.S. Food and Drug Administration, and health insurance and healthcare laws;

•	the accuracy and completeness of certain tax matters;

•	ownership of or right to intellectual property, the absence of infringement, and security as relates to certain information technology assets;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended, and anti-corruption laws in other jurisdictions.

Many of the representations and warranties made by each of KYTHERA, Allergan and Merger Sub are qualified by a “material adverse effect” standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). Certain of the representations and warranties are qualified by a general materiality standard or by a knowledge standard. For the purpose of the Merger Agreement, a “material adverse effect” with respect to each of Allergan and KYTHERA means any change, effect, development, circumstance, condition, state of facts, event or occurrence (each referred to in this section of this proxy statement/prospectus as an “Effect”) that, individually or in the aggregate, has a material adverse effect on (i) the ability of the party to consummate the transactions contemplated by the Merger Agreement at or prior to the Outside Date or (ii) the assets, condition (financial or otherwise), business or results of operations of the relevant party and its subsidiaries, taken as a whole, excluding, with respect to clause (ii) only:

•	any changes in general U.S. or global economic conditions to the extent that such Effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

•	conditions (or changes therein) in any industry or industries in which the relevant party operates to the extent that such Effects do not disproportionately impact such party relative to other companies operating in such industry or industries;

•	general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions (provided this exclusion from clause (ii) above does not apply with respect to any representation or warranty in the Merger Agreement to the extent that the purpose of such representation or warranty is to address compliance with applicable law), to the extent that such Effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

•	any change or prospective changes in GAAP or interpretation thereof (provided this exclusion from clause (ii) above does not apply with respect to any representation or warranty in the Merger Agreement to the extent that the purpose of such representation or warranty is to address compliance with GAAP), to the extent that such Effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

•	any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of and by any governmental entity (including with respect to taxes) to the extent that such Effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

•	the negotiation, pendency, announcement, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, or compliance with the terms of the Merger Agreement, including any Effect on retention or hiring of employees, other than Effects resulting from any failure to comply with the interim operating covenants applicable to the relevant party (provided, however, that this exception will not apply to certain of the relevant party’s representations and warranties or certain covenants);

•	changes in the stock price of the respective party, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

•	any failure by the relevant party to meet any internal or published projections, estimates or expectations of such relevant party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such relevant party to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

•	Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement, to the extent that such Effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such relevant party operates; and

•	solely with respect to a material adverse effect on KYTHERA, each of the following:

•	any action or inaction, including any decision, recommendation or statement by any governmental entity, panel or advisory body or any professional medical organization with respect to KYTH-105 (setipiprant) or with respect to any product of any competitor of KYTHERA, or any regulatory or clinical changes, events or developments with respect to KYTH-105 (setipiprant) or with respect to any product of any competitor of KYTHERA;

•	any regulatory changes, events or developments outside of the U.S. with respect to KYBELLA™ (it being understood that any Effect of such changes, events or developments in the U.S. may be taken into account), or any delay in obtaining, or failure to obtain marketing authorization for KYBELLA™ from any governmental entity located outside the U.S.; or

•	any side effects, adverse events or safety observations that results from any off-label use of KYBELLA™.

THE DESCRIPTION OF THE MERGER AGREEMENT IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE MERGER AGREEMENT AND IN SOME CASES WERE QUALIFIED BY CONFIDENTIAL DISCLOSURES MADE BY THE PARTIES, WHICH DISCLOSURES ARE NOT REFLECTED IN THE MERGER AGREEMENT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE AND THE REPRESENTATIONS AND WARRANTIES WERE GENERALLY USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

No Survival of Representations and Warranties

The representations and warranties in the Merger Agreement of each of Allergan and KYTHERA on behalf of itself and its subsidiaries will not survive the consummation of the Merger.

Covenants and Agreements

Conduct of Business Pending the Closing Date

At all times from the execution of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement, and subject to certain exceptions, except as required by law, expressly contemplated or permitted by the Merger Agreement or with the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned), each of Allergan and KYTHERA have agreed to, and have agreed to cause their respective subsidiaries to, conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice.

At all times from the execution of the Merger Agreement until the effective time of the Merger, except as required by law, expressly contemplated or permitted by the Merger Agreement or with the prior written consent of Allergan (such consent not to be unreasonably withheld, delayed or conditioned), (i) KYTHERA and its subsidiaries have agreed to use reasonable best efforts to preserve intact its and their present business organizations, insurance coverage, relationships with governmental entities and with customers, suppliers and other persons and entities with whom it and they have material business relations and retain the services of its present officers and directors and key employees and (ii) subject to certain exceptions, KYTHERA has generally agreed not to, and agreed not to allow its subsidiaries to:

•	authorize or pay any dividend or distribution with respect to outstanding shares other than dividends and distributions paid by a wholly owned subsidiary of KYTHERA to KYTHERA or another wholly owned subsidiary of KYTHERA, distributions under the KYTHERA Biopharmaceutical 2015 Employee Stock Purchase Plan (the “KYTHERA ESPP”) and distributions resulting from the vesting or exercise of KYTHERA Stock Options or the vesting and settlement of KYTHERA RSU Awards;

•	split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

•

in each case except as required by KYTHERA’s benefit plans as in effect on the date of the Merger Agreement: (i) establish, adopt, amend or terminate any KYTHERA benefit plans (other than offer letters that contemplate “at will” employment with severance, change in control or retention benefits consistent with current arrangements with similarly situated employees) or amend the terms of any outstanding equity awards, (ii) grant or provide any severance or termination payments or benefits to any director, officer, employee or other service provider of KYTHERA or any subsidiary of KYTHERA, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of or pay any bonus to any director, officer, employee or other service provider of KYTHERA or any subsidiary of KYTHERA, (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of KYTHERA benefit plans (including any equity awards), (v) forgive any loans to directors, officers or employees of KYTHERA or any subsidiary of KYTHERA, or (vi) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor, or consultant who has target annual compensation (i.e., base salary and target annual bonus opportunity) greater than $200,000; provided, that KYTHERA is not prohibited from (a) increasing or otherwise modifying or supplementing salaries, wages, benefits or other compensation in the ordinary course of business consistent with past practice; (b) granting any rights to equity or equity-related compensation to certain individuals or with respect to those positions, up to certain agreed upon amounts, or (c) hiring an employee or entering into a contract for services to be provided by a consultant to replace an employee or consultant of KYTHERA or any subsidiary of KYTHERA whose employment or consulting relationship is terminated for any reason on or after the date of the Merger Agreement, so long as the terms of the salary, target annual bonus opportunity and other benefits offered to such replacement employee or consultant are substantially similar, or not materially different than, those of the employee or consultant of KYTHERA or any subsidiary of KYTHERA whose employment or consulting relationship has been terminated;

•	make any change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable law or SEC policy;

•	acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof;

•	amend or propose to amend the certificate of incorporation or bylaws of KYTHERA or any equivalent organizational documents of any subsidiary of KYTHERA;

•	issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in KYTHERA or any subsidiary of KYTHERA or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable KYTHERA equity award under any existing KYTHERA equity plan (except as otherwise required by the express terms of any KYTHERA equity award outstanding on the date of the Merger Agreement), other than issuances of KYTHERA common stock in respect of any exercise of KYTHERA Stock Options, or in respect of the KYTHERA ESPP, or the vesting or settlement of KYTHERA equity awards outstanding on the date of the Merger Agreement and in accordance with their respective present terms;

•	directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of KYTHERA common stock tendered by holders of KYTHERA equity awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto, and (ii) the acquisition by KYTHERA of KYTHERA equity awards in connection with the forfeiture of such awards;

•	redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for transactions at the stated maturity of such indebtedness and required amortization or mandatory prepayments;

•	make any loans to any other person, except for loans among KYTHERA and its wholly owned subsidiaries or among KYTHERA’s wholly owned subsidiaries;

•	(i) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien, any of its material properties or assets (including shares of capital stock or other equity interests of KYTHERA or any of its subsidiaries), except for sales of inventory, or dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business consistent with past practice or (ii) waive or assign any claims or rights of material value;

•	(i) compromise or settle any claim, litigation, investigation or proceeding pending against KYTHERA or any of its subsidiaries, or any of their employees, officers or directors in their capacities as such, other than settlements that (a) are for an amount not to exceed, individually or in the aggregate, $500,000, (b) do not involve an admission of guilt or impose any injunctive relief or material restriction on KYTHERA or any of its subsidiaries and (c) do not provide for the license of any material intellectual property right of KYTHERA or (ii) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business;

•	make, revoke or change any material tax election, change any tax accounting period or method for purposes of a material tax or material method of tax accounting, file any material amended tax return, settle or compromise any audit or proceeding relating to a material amount of taxes, except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax, or surrender any right to claim a material tax refund;

•	except for $100,000 of capital expenditures incurred in the ordinary course of business consistent with past practice, make any new capital expenditures, or commit to do so;

•	except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by the terms of the Merger Agreement, enter into a material contract, or materially amend, modify or terminate any existing material contract or waive, release or assign any material rights or claims thereunder; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

At all times from the execution of the Merger Agreement until the effective time of the Merger, except as required by law, the regulations or requirements of any stock exchange or regulatory organization applicable to Allergan or any subsidiaries of Allergan, expressly contemplated or permitted by the Merger Agreement or with the prior written consent of KYTHERA (such consent not to be unreasonably withheld, delayed or conditioned), subject to certain exceptions, Allergan has generally agreed not to, and agreed not to allow its subsidiaries to:

•	amend (or agree, in writing or otherwise, to amend) Allergan’s governing documents in any manner that would reasonably be expected to materially delay, impede or prevent the consummation of the transactions contemplated by the Merger Agreement or result in the stockholders of KYTHERA (as future shareholders of Allergan) receiving shares of Allergan in the Merger having different rights or preferences than those enjoyed by the holders of Allergan ordinary shares (or any Allergan capital stock into which Allergan ordinary shares are converted or for which Allergan ordinary shares are exchanged prior to the effective time of the Merger);

•	authorize, announce an intention to authorize or enter into agreements with respect to any acquisition of any product or any substantial equity interest in or a substantial portion of the assets of any person or entity or any business or division thereof, in each case whether by merger, consolidation, combination, acquisition of stock or assets or formation of a joint venture or license or otherwise that would reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by the Merger Agreement or the satisfaction of the antitrust clearances condition to each party’s obligation to consummate the Merger;

•	convene any meeting of the holders of Allergan ordinary shares for the purpose of revoking or varying authority of the directors of Allergan to allot Allergan ordinary shares;

•	prior to the consummation of the transactions contemplated by the Merger Agreement, renew certain agreements to provide for extension of their term beyond the currently scheduled expiration thereof; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Employee Matters

The Merger Agreement provides that, following the closing of the Merger, Allergan will, or will cause the Surviving Corporation to, assume, honor and fulfill all of KYTHERA’s benefit plans in accordance with their terms as in effect immediately prior to the date of the Merger Agreement or as subsequently amended as permitted pursuant to the terms of such benefit plans. The Merger Agreement further provides that, for a period of 12 months following the effective time of the Merger, Allergan will provide, or will cause the Surviving Corporation or another affiliate of Allergan to provide, each employee of KYTHERA and/or its subsidiaries who continues in employment with the Surviving Corporation or any other affiliate of Allergan following the effective time of the Merger (referred to in this proxy statement/prospectus as a “Continuing Employee”) with the following:

•	a base salary or hourly wage rate, as applicable, and cash bonus opportunity that are no less than the base salary or hourly wage rate, as applicable, and cash bonus opportunity provided to such Continuing Employee immediately prior to the effective time of the Merger; and

•	other employee benefits (including, without limitation, employee health and welfare and retirement benefits), other than equity incentive compensation and severance or post-termination benefits, which are no less favorable in the aggregate than at Allergan’s option either (A) those employee benefits provided to such Continuing Employee immediately prior to the effective time of the Merger or (B) those employee benefits that Allergan or its affiliates provide to their similarly situated employees during such period.

In addition, the Merger Agreement provides that, for a period of 18 months following the effective time of the Merger, Allergan will provide (or cause the Surviving Corporation or another affiliate of Allergan to provide) to each Continuing Employee severance and post-termination benefits at least as favorable as the severance and post-termination benefits provided under KYTHERA’s benefit plans (after giving effect to the transactions contemplated by the Merger Agreement) in which such Continuing Employee participates and/or is a party as of immediately prior to the effective time of the Merger.

Effective as of the effective time of the Merger and thereafter Allergan will provide, or will cause the Surviving Corporation to provide, that periods of employment with KYTHERA (including any current or former affiliate of KYTHERA or any predecessor of KYTHERA to the extent recognized by KYTHERA) will be taken into account for all purposes under all employee benefit plans maintained by Allergan or an affiliate of Allergan for the benefit of the Continuing Employees, including vacation or other paid time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of equity incentive compensation and determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits).

Additionally, effective as of the effective time of the Merger and thereafter, Allergan will, and will cause the Surviving Corporation to, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions will apply with respect to the Continuing Employees under the applicable health and welfare benefit plans of Allergan or any affiliate of Allergan (except to the extent applicable under any KYTHERA benefit plans immediately prior to the effective time of the Merger), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the KYTHERA benefit plans immediately prior to the effective time of the Merger, and (iii) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the KYTHERA benefit plans prior to the Closing Date during the year in which the closing of the Merger occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Allergan or an affiliate of Allergan for such year.

If requested by Allergan in writing delivered to KYTHERA not less than 10 business days before the Closing Date, the KYTHERA Board (or the appropriate committee thereof) will adopt resolutions and take such corporate action as is necessary to terminate any 401(k) plans maintained by KYTHERA or any of its subsidiaries (referred to collectively in this section of this proxy statement/prospectus as the “401(k) Plans”), effective as of the day prior to the Closing Date. Following the effective time of the Merger, the assets thereof will be distributed to the participants, and Allergan or the Surviving Corporation will, to the extent permitted by Allergan’s or the Surviving Corporation’s applicable 401(k) plan (referred to collectively in this section of this proxy statement/prospectus as the “Allergan 401(k) Plan”), permit the Continuing Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and, for the avoidance of doubt, inclusive of loans) in the form of cash and, with respect to loans, notes, in an amount equal to the full account balance (inclusive of loans) distributed to such Continuing Employees from the 401(k) Plans to the Allergan 401(k) Plan.

As soon as practicable following the date of the Merger Agreement, KYTHERA will take all reasonable actions (i) to terminate the KYTHERA ESPP as of immediately prior to the closing of the Merger, (ii) to ensure that no offering period under the KYTHERA ESPP will be commenced on or after the date of the Merger Agreement, (iii) to change the exercise date for an existing offering period to the day immediately prior to the closing of the Merger, if such offering period would end after the closing of the Merger, and (iv) to prohibit participants in the KYTHERA ESPP from altering their payroll deductions from those in effect on the date of the Merger Agreement (other than to discontinue their participation in the KYTHERA ESPP in accordance with the terms and conditions of the KYTHERA ESPP).

Allergan’s obligations with respect to the employee benefit matters are for the sole benefit of KYTHERA and do not create any rights for any Continuing Employees, including any rights to any continued employment with Allergan or any of its affiliates, or restrict in any way the right of Allergan or its affiliates to terminate the services of any Continuing Employee.

Litigation Relating to the Transaction

The Merger Agreement requires each party to provide the other party prompt oral notice (but in any event within 24 hours) of any litigation brought or threatened by any shareholder or stockholder of that party against such party, any of its subsidiaries and/or any of their respective directors or officers relating to the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement. Unless, in the case of such litigation with respect to KYTHERA, the KYTHERA Board has made a change of recommendation, KYTHERA will give Allergan the opportunity to participate (at Allergan’s expense) in the defense, prosecution or settlement of any such litigation, and KYTHERA will not offer to settle any such litigation, nor will any such settlement be agreed to without Allergan’s prior written consent.

Recommendation of the KYTHERA Board

Except in each case to the extent that the KYTHERA Board makes a change of recommendation as permitted under the Merger Agreement as discussed in the section entitled “—No Solicitation; Third-Party Competing Proposals—KYTHERA Change of Recommendation” beginning on page [●] of this proxy statement/prospectus, the KYTHERA Board has agreed to recommend to and solicit, and use its reasonable best efforts to obtain from, the KYTHERA stockholders their approval of the Merger Proposal (referred to in this proxy statement/prospectus as the “KYTHERA board recommendation”). In the event that the KYTHERA Board makes a change in recommendation (which change of recommendation may only be made prior to the KYTHERA special meeting (including any postponement or adjournment thereof) in accordance with the terms of the Merger Agreement), then Allergan will have the right to terminate the Merger Agreement.

KYTHERA Stockholders Meeting

KYTHERA has agreed, in accordance with applicable law and its organizational documents, to establish a record date for, duly call, give notice of, convene and hold the KYTHERA special meeting as promptly as practicable following the date of the Merger Agreement. However, KYTHERA may make one or more successive postponements or adjournments of the KYTHERA special meeting for up to 30 days in the aggregate after the date for which the KYTHERA special meeting was originally scheduled, if, on the date for which the KYTHERA special meeting is scheduled, KYTHERA has not received proxies representing a sufficient number of shares of KYTHERA common stock to obtain the approval of the Merger Proposal. Once KYTHERA has established a record date for the KYTHERA special meeting, KYTHERA may not change the KYTHERA record date or establish a different record date for the KYTHERA special meeting without Allergan’s prior written consent, unless, following consultation with Allergan, required to do so by applicable law or KYTHERA’s certificate of incorporation and/or bylaws. Under the Merger Agreement, the Merger Proposal, matters of procedure (such as the KYTHERA Adjournment Proposal) and matters required by applicable law to be voted on by the KYTHERA stockholders at the KYTHERA special meeting (such as the Merger-Related Named Executive Officer Compensation Proposal) are the only matters that KYTHERA may propose to be acted on by the KYTHERA stockholders at the KYTHERA special meeting without the consent of Allergan.

Reasonable Best Efforts; Regulatory Filings and Other Actions

Under the terms of the Merger Agreement, Allergan and KYTHERA have each agreed to cooperate and consult with each other and use their respective reasonable best efforts to take all actions necessary, proper or advisable on their respective parts under the Merger Agreement and applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable and advisable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to use its reasonable best efforts to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained by such party from any third party and/or any governmental entities in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement and (ii) using their respective reasonable best efforts to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Allergan and KYTHERA have each agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable after the execution of the Merger Agreement, and in any event within 15 business days (unless Allergan and KYTHERA mutually agree otherwise), and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act, including responding to any request for additional information and documentary material under the HSR Act as promptly as reasonably practicable and advisable, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

In addition, subject to certain exceptions specified in the Merger Agreement, each of Allergan and KYTHERA have agreed to promptly inform each other of any communication received from, or given by such party to, any governmental entity or private party with respect to any antitrust law, to permit the other to review in advance any proposed communication with a governmental entity with respect to regulatory filings in connection with the Merger Agreement, to give the other party the opportunity to attend and participate in any meeting with a governmental entity, to share any communication with a governmental entity with respect to any antitrust law, and to furnish each other, upon request, with all information concerning itself, its subsidiaries, affiliates, directors, officers and shareholders or stockholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Allergan, KYTHERA or their respective subsidiaries to any third party and/or governmental entity in connection with the Merger and other transactions contemplated by the Merger Agreement.

If and to the extent necessary to obtain any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the transactions contemplated by the Merger Agreement under the HSR Act or any other antitrust law, Allergan is required to, and to cause each of its subsidiaries to, use their reasonable best efforts to, negotiate, effect and agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any indication of any of their respective approved or in-development products or product lines that (i) is the reduction of sub-cutaneous fat or (ii) is substantially the same as any indication of any approved or in-development product of KYTHERA and its subsidiaries (a “Allergan Overlap Product”), or the portion of any of the businesses, divisions, assets, business arrangements, contracts or interests therein of Allergan and its subsidiaries consisting of such Allergan Overlap Products (a “Allergan Remedial Action”), in each case, solely to the extent reasonably necessary so as to permit and cause the required antitrust clearances condition to consummate the Merger to be satisfied by the date that is three business days before the Outside Date, except that, any Allergan Remedial Action will only be required to become effective from and after the closing of the Merger.

Allergan also agreed to use its reasonable best efforts to ensure that (i) no requirement for non-action, a waiver, consent or approval of the FTC, the DOJ, any State Attorney General or other governmental entity, in each case, with respect to any antitrust law, (ii) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any antitrust law, and (iii) no other matter relating to any antitrust law, in each case would preclude satisfaction of the required antitrust clearances condition to consummate the Merger by the date that is three business days before the Outside Date. If, but only if, requested by Allergan so as to permit and cause the required antitrust clearances condition to consummate the Merger to be satisfied as promptly as practicable after the date of the Merger Agreement (but in any event not later than three business days before the Outside Date), KYTHERA has agreed to effect and agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any indication of any of KYTHERA’s and its subsidiaries respective approved or in-development products or product lines that is substantially the same as any indication of any approved or in-development product of Allergan and its subsidiaries (referred to in this proxy statement/prospectus as a “KYTHERA Overlap Product”), or the portion of any of the businesses, divisions, assets, business arrangements, contracts or interests therein of KYTHERA and its subsidiaries consisting of KYTHERA Overlap Products (a “KYTHERA Remedial Action”), provided that any such KYTHERA Remedial Action is expressly consented to in writing by Allergan and is conditioned on, and shall only become effective from and after the closing of the Merger.

Notwithstanding the two paragraphs above or any other provision of the Merger Agreement, in no event is Allergan or any of its subsidiaries required to offer, accept or agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, (i) any Allergan Non-Overlap Product or the portion of any product lines that consist of Allergan Non-Overlap Products, (ii) any business, products, product lines, assets, rights or operations of Allergan and its subsidiaries within the medical aesthetics business of Allergan and its subsidiaries that (a) would, individually or in the aggregate, be material to the medical aesthetics business of Allergan and its subsidiaries, taken as a whole, or (b) without limitation of clause (ii)(a), would include any indication of a product or product line of Allergan or its subsidiaries where such indication generated net revenues in excess of $100 million in fiscal year 2014, or (iii) KYBELLA™.

No Solicitation; Third-Party Competing Proposals

The Merger Agreement contains detailed provisions outlining the circumstances in which KYTHERA may respond to competing proposals received from third parties. Under these provisions, KYTHERA has agreed that it will not (and that KYTHERA will cause each of its subsidiaries not to, and its and their directors, officers and employees not to, and will use its reasonable best efforts to cause its and their other representatives not to, directly or indirectly):

•	solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding or the submission of any proposal or offer that constitutes or could reasonably be expected to lead to, a competing proposal (as defined below);

•	engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person or entity any information or data with respect to, or knowingly cooperate in any way with any person or entity (whether or not such person or entity is making a competing proposal) with respect to any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a competing proposal; or

•	take any action to exempt any person or entity (other than Allergan and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable takeover statute or KYTHERA’s governing documents.

In addition, the Merger Agreement requires KYTHERA to have immediately ceased, and have caused each of its subsidiaries and caused its and their respective directors, officers and employees to have ceased, and to use its reasonable best efforts to have caused its and their other representatives to have immediately ceased, any solicitation, encouragement, discussions or negotiations with any person or entity that may be ongoing with respect to any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a competing proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of the Merger Agreement) or otherwise request any person or entity that has executed a confidentiality or non-disclosure agreement in connection with any such competing proposal or potential competing proposal to have returned or destroyed all such information or documents or material incorporating confidential information in the possession of such person or entity or their respective representatives in accordance with the terms of such confidentiality or non-disclosure agreement.

Notwithstanding anything to the contrary contained in the Merger Agreement, KYTHERA and its subsidiaries and its and their respective representatives may, in response to a bona fide, written competing proposal, (i) seek to clarify and understand the terms and conditions of any such competing proposal (or amended proposal) solely to determine whether such proposal constitutes or would reasonably be expected to lead to a superior proposal and (ii) inform a person or entity that has made any such competing proposal of the non-solicitation provisions of the Merger Agreement, in each case, so long as KYTHERA, KYTHERA’s subsidiaries and such representatives otherwise comply with the non-solicitation provisions of the Merger Agreement in connection therewith.

Notwithstanding anything to the contrary contained in the Merger Agreement, and subject to the obligation to keep Allergan informed pursuant to the provisions described under the section entitled “—Obligation to Keep Allergan Informed” beginning on page [●] of this proxy statement/prospectus, if, after the date of the Merger Agreement, KYTHERA receives, prior to obtaining approval of the Merger Proposal by the KYTHERA stockholders, a bona fide, written competing proposal from any person or entity that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and which the KYTHERA Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such competing proposal constitutes or would reasonably be expected to lead to a superior proposal, then KYTHERA may (i) furnish information with respect to KYTHERA and its subsidiaries to the person or entity that has made such competing proposal, if, prior to so furnishing such information, KYTHERA receives from such person or entity an Acceptable Confidentiality Agreement (as defined below); provided that such information has been previously provided, or is substantially concurrently made available to Allergan and (ii) engage in or participate in discussions or negotiations with the person or entity making such competing proposal regarding such competing proposal. However, prior to furnishing any nonpublic information to any person or entity in accordance with the non-solicitation provisions of the Merger Agreement, KYTHERA will provide (x) written notice to Allergan of the identity of such person or entity and KYTHERA’s intention to furnish such information to, or participate in negotiations with, the person or entity and (y) a copy of any confidentiality agreement it entered into with any such person or entity within 48 hours of its execution. As defined in the Merger Agreement and used in this proxy statement/prospectus, “Acceptable Confidentiality Agreement” means a customary confidentiality agreement (which need not prohibit the making of a competing proposal) with terms no less favorable in the aggregate to KYTHERA than those contained in the confidentiality agreement between Allergan and KYTHERA (referred to in this proxy statement/prospectus as the “Confidentiality Agreement”); provided that an Acceptable Confidentiality Agreement can include provisions that are less favorable in the aggregate to KYTHERA than those contained in the Confidentiality Agreement as long as KYTHERA offers to amend the confidentiality agreement between Allergan and KYTHERA concurrently with execution of such Acceptable Confidentiality Agreement to include substantially similar provisions for the benefit of the parties thereto; provided, further that an Acceptable Confidentiality Agreement need not include a standstill or other similar obligation so long as KYTHERA offers to amend the confidentiality agreement between Allergan and KYTHERA concurrently with execution of such Acceptable Confidentiality Agreement to remove any standstill or similar obligation in the confidentiality agreement between Allergan and KYTHERA.

The Merger Agreement also expressly provides that nothing in the Merger Agreement prohibits KYTHERA or the KYTHERA Board from (i) taking and disclosing to KYTHERA’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to KYTHERA’s stockholders if the KYTHERA Board has determined in good faith, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable laws with respect to the fact that a competing proposal has been made, the identity of the party making such competing proposal or the material terms of such competing proposal (and, subject to the following proviso, no such disclosure shall, taken by itself, be deemed to be a “change of recommendation”), or (iii) from making any “stop, look and listen” communication or any other similar disclosure to KYTHERA’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (except that the foregoing shall in no way eliminate or modify the effect that any such position or disclosure would otherwise have under the Merger Agreement and any such position or disclosure that relates to a competing proposal (other than any “stop, look and listen” communication) shall be deemed to be a “change of recommendation” unless the KYTHERA Board expressly and concurrently reaffirms the KYTHERA board recommendation).

Definition of Competing Proposal

For purposes of the Merger Agreement and as used in this proxy statement/prospectus, the term “competing proposal” means any proposal or offer made by a person, entity or group (other than a proposal or offer by Allergan or any of its subsidiaries) at any time, including any amendment or modification to any existing proposal or offer, which is structured to permit (i) such person, entity or group to acquire beneficial ownership of at least 15% of the assets of, equity interest in, or businesses of, KYTHERA (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), or (ii) a merger, consolidation, recapitalization or other transaction that results in KYTHERA’s stockholders immediately preceding such transaction holding less than 85% of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger.

Definition of Superior Proposal

For purposes of the Merger Agreement and as used in this proxy statement/prospectus, the term “superior proposal” means a bona fide, written, competing proposal (with references to 15% and 85% being deemed to be replaced with references to 50%), which the KYTHERA Board determines in good faith after consultation with its outside legal and financial advisors to be more favorable to KYTHERA’s stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such competing proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Allergan in response to such competing proposal or otherwise)) and taking into account (i) all financial, legal, regulatory and other aspects of such competing proposal (including any termination fees, any expense reimbursement provisions, the conditions to the consummation of such competing proposal and whether such competing proposal is fully financed) and (ii) the identity of the person or entity making such competing proposal.

KYTHERA Change of Recommendation

Except as expressly permitted by the limited exceptions described below, the KYTHERA Board will not take any the following actions: (i)(a) withdraw, withhold, qualify or modify the KYTHERA board recommendation, in a manner adverse to Allergan (or publicly propose to do the same), (b) fail to include the KYTHERA board recommendation in this proxy statement/prospectus, (c) adopt, approve, endorse or recommend any competing proposal (or publicly propose to do the same), (d) fail to publicly affirm the KYTHERA board recommendation after receipt or public announcement of a competing proposal (other than a tender offer or exchange offer) within five business days after receiving a request from Allergan to do so, or (e) following the commencement of a tender offer or exchange offer relating to the KYTHERA common stock, fail to affirm the KYTHERA board recommendation and recommend that the KYTHERA stockholders reject such tender offer or exchange offer within five business days after the commencement of such tender offer or exchange offer (items (a) through (e) each referred to in this proxy statement/prospectus as a “change of recommendation”), or (ii) cause or allow KYTHERA or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, term sheet, agreement or commitment (other than an Acceptable Confidentiality Agreement as described in the section entitled “—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus) constituting or relating to, or that is intended to or could reasonably be expected to lead to, any competing proposal.

Notwithstanding the foregoing, prior to the time the approval of the Merger Proposal is obtained from the KYTHERA stockholders, the KYTHERA Board may make a change of recommendation if and only if:

•	following receipt of a bona fide, written competing proposal, that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, which are summarized in the section entitled “—No Solicitation; Third-Party Competing Proposals” above beginning on page [●] of this proxy statement/prospectus, the KYTHERA Board has determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such competing proposal constitutes a superior proposal and, in light of such competing proposal, the failure to take such action would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable law and has first provided Allergan notice of, and an opportunity to respond to, such competing proposal in accordance with the terms of the Merger Agreement; or

•

in response to a material event, occurrence, fact or change occurring or arising after the date of the Merger Agreement that was not known or reasonably foreseeable to the KYTHERA Board as of the date of the Merger Agreement, other than (i) changes in the price of the KYTHERA common stock, in and of itself, (ii) the timing of any consents, registrations, approvals, clearances or authorizations required to be obtained prior to the effective time of the Merger by Allergan, KYTHERA or their respective subsidiaries from any governmental entity in connection with the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, (iii) any competing proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a completing proposal, or the consequences thereof, or (iv) the fact that, in and of itself, KYTHERA exceeds any internal or published projections, estimates or expectation of its revenue, earnings or other financial performance or results of operations for any period, in and of itself (referred to in this proxy statement/prospectus as a “KYTHERA intervening event”) and if the KYTHERA Board has determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take such action would be inconsistent with the fiduciary duties of the members of the KYTHERA Board under applicable law and has first provided Allergan notice of, and an opportunity to address, such KYTHERA intervening event in accordance with the terms of the Merger Agreement.

Prior to making a change of recommendation in connection with the receipt of a superior proposal, KYTHERA will give Allergan at least four business days’ prior written notice (or at least three business days’ prior written notice if there is a material amendment to the competing proposal) of its intention to take such action (and which notice, or its public disclosure will not constitute a change of recommendation), specifying the material terms and conditions of such superior proposal, and will contemporaneously provide to Allergan a copy of the superior proposal and a copy of any proposed agreements relating to such superior proposal, including copies of any related confidentiality agreement or financing commitments (or, in each case, if not provided in writing to KYTHERA or any of its representatives, a written summary of the material terms thereof). During such four business day period (or subsequent three business day period), KYTHERA will negotiate and cause its representatives to negotiate with Allergan in good faith, to the extent Allergan wishes to negotiate, to enable Allergan to propose revisions to the terms of the Merger Agreement or any other agreement related to the transactions contemplated by the Merger Agreement such that it will cause such competing proposal to no longer constitute a superior proposal. Following the end of such notice period, in order to make a change of recommendation, the KYTHERA Board must consider in good faith any written revisions to the terms of the Merger Agreement proposed by Allergan and have nevertheless determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that such superior proposal continues to be a superior proposal in light of such revisions to the Merger Agreement proposed by Allergan.

Prior to making change of recommendation in response to an intervening event, KYTHERA will give Allergan at least four business days’ prior written notice of its intention to take such action, which notice will specify the reasons for its intention (and which notice, or its public disclosure will not constitute a change of recommendation). During such four business day period, KYTHERA will negotiate and cause its representatives to negotiate in good faith with Allergan during such notice period after giving any such notice, to the extent Allergan wishes to negotiate, to enable Allergan to propose revisions to the terms of the Merger Agreement such that it would not permit the KYTHERA Board to make a change of recommendation. Following the end of such notice period, before making a change of recommendation, the KYTHERA Board must consider in good faith any written revisions to the terms of the Merger Agreement proposed by Allergan and have nevertheless determined in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that failure to make a change of recommendation in response to such intervening event would be inconsistent with the fiduciary duties of the member of the KYTHERA Board under applicable law.

Obligation to Keep Allergan Informed

Under the terms of the Merger Agreement, KYTHERA has also agreed that:

•	it will promptly (and, in any event, within 24 hours) notify Allergan orally and in writing of the receipt by KYTHERA or its representatives of any inquiry regarding, or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, a competing proposal (including any inquiry or request for nonpublic information relating to KYTHERA or any of its subsidiaries by any person or entity who has made or, to the knowledge of KYTHERA may be considering making, a competing proposal);

•	any such notice to Allergan will include copies of any written materials submitted in connection with such competing proposal (or inquiry, proposal, offer or request), and indicate the identity of the person or entity making such competing proposal (or inquiry, proposal, offer or request) and the material terms and conditions thereof; and

•	in addition, KYTHERA will promptly (and, in any event, within 24 hours) keep Allergan reasonably informed on a current basis regarding any material change to the terms of any such competing proposal (or inquiry, proposal, offer or request) and the nature of any information requested with respect thereto.

•	KYTHERA has agreed that neither it nor any of its affiliates will enter into any agreement with any person or entity subsequent to the date of the Merger Agreement which prohibits KYTHERA from providing any information to Allergan in accordance with the non-solicitation provision of the Merger Agreement.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, access to information of KYTHERA and its subsidiaries, public announcements with respect to the transactions contemplated by the Merger Agreement, exemptions from takeover laws, obligations of Merger Sub, Rule 16b-3 exemptions, the delisting of KYTHERA common stock and the listing of Allergan ordinary shares issued in connection with the Merger and the resignation of KYTHERA directors.

Conditions to the Consummation of the Merger

Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at the effective time of the Merger of each of the following conditions:

•	KYTHERA Stockholder Approval. The Merger Proposal must have been approved by an affirmative vote of the holders of a majority of the outstanding shares of KYTHERA common stock entitled to vote thereon at the KYTHERA special meeting.

•	Registration Statement. The registration statement on Form S-4 of which this proxy statement/prospectus forms a part must have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of such registration statement has been issued by the SEC and remain in effect and no proceeding to that effect will have been commenced or threatened unless subsequently withdrawn.

•	No Adverse Laws or Order. The absence of (i) any statute, rule, regulation or other law enacted, promulgated or deemed applicable to the Merger by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger, or (ii) any judgment, order, injunction, decree or ruling in effect (whether temporary, preliminary or permanent) of any governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Merger.

•	Required Antitrust Clearances. Any applicable waiting period (or extension thereof) relating to the Merger under the HSR Act must have expired or been terminated, and any pre-closing approvals or clearances reasonably required thereunder must have been obtained.

•	Listing. The Allergan ordinary shares to be issued in the Merger must have been approved for listing on the NYSE, subject to official notice of issuance.

•	No Governmental Litigation. The absence of any pending claim, action, suit or proceeding by any governmental entity that has not been resolved (i) challenging or seeking restrain or prohibit the consummation of the Merger, (ii) seeking to (a) restrict, prohibit or limit the ownership or operation by Allergan or its subsidiaries of all or any portion of the business or assets of Allergan, KYTHERA or any of their respective subsidiaries or compel Allergan or any of its subsidiaries to dispose of or hold separately all or any portion of the business or assets of Allergan, KYTHERA or any of their respective subsidiaries, or impose any limitation, restriction or prohibition on the ability of Allergan, KYTHERA or any of their respective subsidiaries to conduct its business or own such assets, (b) impose limitations on the ability of Allergan or any of Allergan’s subsidiaries effectively to acquire, hold or exercise full rights of ownership of the shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Allergan or any of Allergan’s subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation or (c) require Allergan or any of its affiliates to divest, dispose of or hold separate all or any portion of the business or assets of KYTHERA or any of KYTHERA’s subsidiaries or of Allergan or its affiliates.

Under the Merger Agreement, the respective obligations of Allergan and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver at the effective time of the Merger of the following additional conditions:

•	Representations and Warranties. (i) The representations and warranties of KYTHERA regarding the absence of a material adverse effect on KYTHERA from December 31, 2014 through the date of the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the closing of the Merger as though made on and as of the closing of the Merger (except to the extent such representations and warranties expressly related to a specified date, in which case as of such specified date), (ii) the representations and warranties of KYTHERA regarding its capitalization (without giving effect to any qualification as to materiality contained therein) must be true and correct in all material respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and (iii) each the other representations and warranties of KYTHERA (without giving effect to any qualification as to materiality or material adverse effect contained therein) must be true and correct as of the date of the Merger Agreement and the date of the closing of the Merger (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of clause (iii), where any failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on KYTHERA; and Allergan must have received a certificate signed on behalf of KYTHERA by a duly authorized executive officer of KYTHERA to such effect.

•	Performance of Obligations of KYTHERA. KYTHERA must have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the effective time of the Merger; and Allergan must have received a certificate signed on behalf of KYTHERA by a duly authorized executive officer of KYTHERA to such effect.

•	No Material Adverse Effect. Since the date of the Merger Agreement, there must not have been any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a material adverse effect (as defined above) with respect to KYTHERA.

Under the Merger Agreement, the obligation of KYTHERA to consummate the Merger is also subject to the satisfaction or waiver at the effective time of the Merger of the following additional conditions:

•	Representations and Warranties. (i) The representations and warranties of Allergan and Merger Sub regarding the absence of a material adverse effect on Allergan from December 31, 2014 through the date of the Merger Agreement must be true and correct in all respects as of the date of the Merger Agreement and as of the closing of the Merger as though made on and as of the closing of the Merger (except to the extent such representations and warranties expressly related to a specified date, in which case as of such specified date), (ii) the representations and warranties of Allergan regarding its capitalization (without giving effect to any qualification as to materiality contained therein) must be true and correct in all material respects as of the date of the Merger Agreement and as of the date of the closing of the Merger as though made on and as of the closing of the Merger (except to the extent such representations and warranties expressly related to a specified date, in which case as of such specified date) and (iii) the other representations and warranties of Allergan and Merger Sub (without giving effect to any qualification as to materiality or material adverse effect contained therein) must be true and correct as of the date of the Merger Agreement and the date of the closing of the Merger as though made on and as of the closing of the Merger (except to the extent such representations and warranties expressly related to a specified date, in which case as of such specified date), except where any failures to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Allergan; and KYTHERA must have received a certificate signed on behalf of Allergan by a duly authorized executive officer of Allergan to such effect.

•	Performance of Obligations of Allergan and Merger Sub. Allergan and Merger Sub must have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the effective time of the Merger; and KYTHERA must have received a certificate signed on behalf of Allergan by a duly authorized executive officer of Allergan to such effect.

•	No Material Adverse Effect. Since the date of the Merger Agreement, there must not have been any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a material adverse effect (as defined above) with respect to Allergan.

Termination of the Merger Agreement; Termination Fee

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement abandoned at any time prior to the effective time of the Merger, whether before or after the approval of the Merger Proposal by the KYTHERA stockholders is obtained (except as otherwise stated below), by action taken or authorized by the board of the terminating party, as follows:

•	by the mutual written consent of Allergan and KYTHERA;

•	by either Allergan or KYTHERA, if the effective time of the Merger has not occurred by midnight (U.S. Eastern Time) on the Outside Date; provided that, this right to terminate the Merger Agreement may not be exercised by a party whose breach of any representation, warranty, covenant or agreement in the Merger Agreement is the cause of, or resulted in the effective time of the Merger not occurring prior to such date;

•	by either Allergan or KYTHERA if a governmental entity of competent jurisdiction has issued a final, non-appealable judgment, order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

•	by either Allergan or KYTHERA, if the approval of the Merger Proposal by the KYTHERA stockholders has not been obtained upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof;

•	by either Allergan or KYTHERA, if there has been a breach by KYTHERA, on the one hand, or Allergan or Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach would result in the conditions to the other party’s obligation to consummate the Merger related to the accuracy of such party’s representations, warranties and performance of such party’s obligations not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days after the receipt of notice thereof by the breaching party from the non-breaching party and (ii) three business days before the Outside Date). However, the Merger Agreement may not be so terminated by any party if such party is then in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement;

•	by Allergan, if, at any time prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, the KYTHERA Board makes a change of recommendation;

•	by Allergan, if KYTHERA has breached in any material respect its obligations under the non-solicitation provisions of the Merger Agreement; or

•

by KYTHERA, if, at any time prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal, (i) the KYTHERA Board authorizes KYTHERA, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, to enter into a written definitive acquisition agreement providing for a superior proposal to be entered into by and between KYTHERA and the person or entity making a superior proposal with respect to a superior proposal and (ii) concurrently with the termination of the Merger Agreement, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, KYTHERA enters into such acquisition agreement with respect to such superior proposal and pays the applicable termination fee (described below) to Allergan.

Termination Fee

Termination Fee Payable by KYTHERA

The Merger Agreement requires KYTHERA to pay Allergan, or Allergan’s designated subsidiary, a termination fee of $69.75 million in cash in the event that:

•	(i)(a) Allergan or KYTHERA terminates the Merger Agreement due to (1) the failure of the Merger to occur by the Outside Date or (2) the failure to obtain the approval of the Merger Proposal upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof, or (b) Allergan terminates the Merger Agreement because there has been a breach by KYTHERA of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would result in certain of the conditions to Allergan’s obligation to consummate the Merger not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days after the receipt of notice thereof by KYTHERA from Allergan and (2) three business days before the Outside Date), (ii) after the date of the Merger Agreement and prior to such termination, a competing proposal is publicly disclosed or otherwise publicly communicated to the KYTHERA Board or the KYTHERA’s stockholders and not publicly and unconditionally withdrawn or abandoned and (iii) within 9 months of such termination, KYTHERA enters into a definitive agreement providing for, or recommends to its stockholders, a competing proposal or a competing proposal is consummated. Solely for the purposes of this paragraph, the term “competing proposal” has the meaning described under the section entitled “—Covenants and Agreements—No Solicitation; Third-Party Competing Proposals” beginning on page [●] of this proxy statement/prospectus, except that all references to “15%” are be deemed to be “50%” and all references to “85%” are deemed to be “50%”;

•	KYTHERA terminates the Merger Agreement prior to receipt of the KYTHERA stockholders’ approval of the Merger Proposal because (i) the KYTHERA Board authorizes KYTHERA, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, to enter into a written definitive acquisition agreement providing for a superior proposal to be entered into by and between KYTHERA and the person or entity making a superior proposal with respect to a superior proposal and (ii) concurrently with the termination of the Merger Agreement, subject to complying in all material respects with the non-solicitation provisions of the Merger Agreement, KYTHERA enters into such acquisition agreement with respect to such superior proposal;

•	Allergan terminates the Merger Agreement because (i) the KYTHERA Board made a change of recommendation prior to the approval of the Merger Proposal or (ii) KYTHERA materially breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

•

(i) Allergan or KYTHERA terminates the Merger Agreement due to (a) the failure of the Merger to occur by the Outside Date or (b) the failure to obtain the approval of the Merger Proposal upon a vote taken at the KYTHERA special meeting or at any adjournment or postponement thereof, or (ii) Allergan terminates the Merger Agreement because there has been a breach by KYTHERA of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would result in certain of the conditions to Allergan’s obligation to consummate the Merger not being satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days after the receipt of notice thereof by KYTHERA from the Allergan and (2) three business days before the Outside Date), in each case, following any time at which Allergan was entitled to terminate the Merger Agreement due to the fact that (x) the KYTHERA Board made a change of recommendation prior to the approval of the Merger Proposal or (y) KYTHERA materially breached any of its obligations under the non-solicitation provisions of the Merger Agreement.

Limitation on Remedies

In the event of the termination of the Merger Agreement pursuant to the provisions described in the section entitled “—Termination of the Merger Agreement; Termination Fee—Termination of the Merger Agreement” beginning on page [●] of this proxy statement/prospectus, written notice must be given to the other party or parties specifying the provision pursuant to which such termination is made, and the Merger Agreement will become null and void and there will be no liability on the part of Allergan, Merger Sub or KYTHERA, except that the confidentiality agreement, the sections of the Merger Agreement relating to the termination thereof and certain sections in Article IX of the Merger Agreement will survive such termination. However, no such termination will relieve any party from liability for any willful breach of the Merger Agreement.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, all out-of-pocket expenses (including fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by or on behalf of a party to the Merger Agreement in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring the expense.

Indemnification; Directors’ and Officers’ Insurance

The parties to the Merger Agreement have agreed that, for a period of not less than six years from and after the effective time of the Merger, Allergan will cause the Surviving Corporation to, indemnify and hold harmless (and advance expenses to) all past and present directors and officers of KYTHERA and its subsidiaries, for acts or omissions occurring at or prior to the consummation of the Merger, to the same extent as these individuals had rights to indemnification and advancement of expenses as of the date of the Merger Agreement and to the fullest extent permitted by law.

In addition, at or prior to the effective time of the Merger, Allergan is required to purchase a single premium directors’ and officers’ liability insurance “tail policy” with a claims period of not less than six years from the effective time of the Merger for the benefit of KYTHERA’s current directors and officers that provides coverage for events and omissions occurring prior to the effective time of the Merger that is no less favorable than KYTHERA’s existing policy as of the date of the Merger Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage, subject to the limitation that Allergan will not be required to pay an aggregate cost for such policy that is in excess of 250% of the last annual premium paid prior to the date of the Merger Agreement. If Allergan is unable to obtain such insurance policy prior to the effective time of the Merger, KYTHERA may purchase such an insurance policy for its current officers and directors an insurance policy providing the coverage described above, subject to the limitation that KYTHERA not purchase a policy with an aggregate cost that is in excess of 250% of the last annual premium paid prior to the date of the Merger Agreement. If neither Allergan nor KYTHERA obtains the insurance policy described above for KYTHERA’s officers and directors prior to the effective time of the Merger, Allergan will, and will cause the Surviving Corporation to, maintain in effect, for a period of six years from the effective time of the Merger, such insurance policy providing the coverage described above, or, if insurance coverage that is no less favorable is unavailable, the best available coverage, subject to the limitation that the Surviving Corporation will not be required to pay an annual premium for such insurance policy that is in excess of 250% of the last annual premium paid prior to the date of the Merger Agreement, in which case the Surviving Corporation will obtain the maximum amount of coverage reasonably available for 250% of the last annual premium paid prior to the date of the Merger Agreement.

Amendment and Waiver

The parties may amend the Merger Agreement by their written agreement at any time either before or after the approval of the Merger Agreement and the transactions contemplated thereby by the KYTHERA stockholders. However, after the approval of the KYTHERA stockholders, no amendment may be made which requires further approval by such stockholders under applicable law unless such further approval is obtained.

Prior to the effective time of the Merger, the parties may, to the extent permitted by applicable laws and under the terms of the Merger Agreement, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties made to Allergan or KYTHERA, as applicable, contained in the Merger Agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of any party, as applicable, under the Merger Agreement. Any agreement by a party to such extension or waiver must be in a writing signed by the applicable party. Any delay in exercising any right under the Merger Agreement does not constitute a waiver of such right.

Specific Perform ance

The parties to the Merger Agreement have agreed that irreparable injury would occur if any provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached. The parties agreed that, prior to the termination of the Merger Agreement pursuant to the provisions described under the section entitled “—Limitation on Remedies” beginning on page [●] of this proxy statement/prospectus, each party is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Merger Agreement by any other party, to a decree or order of specific performance to specifically enforce the terms and provisions of the Merger Agreement and to any further equitable relief. The parties agreed to waive any objections to any of the foregoing remedies (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity). In the event Allergan or KYTHERA seeks any of the foregoing remedies, such party is not required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

THE VOTING AGREEMENT

This section describes the material terms of the Voting Agreement, which was executed on June 17, 2015. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not provide all of the information about the Voting Agreement that might be important to you in determining how to vote. We urge you to read the Voting Agreement carefully and in its entirety.

Concurrently with the execution and delivery of the Merger Agreement, on June 17, 2015, each of the Supporting Stockholders entered into the Voting Agreement with Allergan. As of the record date, the Supporting Stockholders owned in the aggregate [●] shares of KYTHERA common stock (not including any shares of KYTHERA common stock subject to KYTHERA stock options), representing approximately [●]% of the shares of KYTHERA common stock outstanding as of the close of business on the record date. The shares of KYTHERA common stock beneficially owned by the Supporting Stockholders (including any shares acquired after the date of the Voting Agreement) are referred to in this proxy statement/prospectus as the “subject shares.”

Voting

Each Supporting Stockholder has agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent, covering all of the subject shares:

•	in favor of the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto;

•	in favor of the approval of any proposal to adjourn or postpone the KYTHERA special meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the KYTHERA special meeting is held;

•	against any competing proposal to acquire KYTHERA or any acquisition agreement related to such any such competing proposal;

•	against any election of new directors to the KYTHERA Board, other than nominees who were serving as directors of KYTHERA on June 17, 2015 or who are nominated for election by a majority of the KYTHERA Board, or as otherwise provided in the Merger Agreement;

•	against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Supporting Stockholder under the Voting Agreement or of KYTHERA under the Merger Agreement;

•	against each of the following actions (other than the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving KYTHERA or any of its subsidiaries, (ii) any sale, lease or other transfer of a material amount of the assets of KYTHERA or any of its subsidiaries, taken as a whole, and (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of KYTHERA or any of its subsidiaries; and

•	against any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay consummation of the transactions contemplated by the Merger Agreement in any material respect.

Notwithstanding the foregoing, each KYTHERA director has entered into the Voting Agreement solely in his or her capacity as a stockholder and not in his or her capacity as an employee, officer or director of KYTHERA. Accordingly, the Voting Agreement does not restrict or limit any of KYTHERA’s directors from taking or omitting to take any action in his or her capacity as a director of KYTHERA in order to fulfill his or her fiduciary obligations under applicable law.

Restrictions on Transfer

Each Supporting Stockholder has agreed (subject to certain exceptions described below) not to directly or indirectly:

•	grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement that conflict with the proxy granted to Allergan pursuant to the Voting Agreement;

•	sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any subject shares (referred to in this section of the proxy statement/prospectus as a “transfer”);

•	enter into any contract with respect to the direct or indirect transfer of any subject shares; or

•	permit any liens to be created on any subject shares.

Notwithstanding the foregoing restrictions on transfer of the subject shares, each Supporting Stockholder may transfer his, her or its subject shares:

•	to any member of such Supporting Stockholder’s immediate family;

•	to a trust for the sole benefit of such Supporting Stockholder or any member of such Supporting Stockholder’s immediate family;

•	upon the death of such Supporting Stockholder;

•	in the case of a Supporting Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with Such Supporting Stockholder, or to a partner or member of such Supporting Stockholder;

•	to effect a cashless exercise for the primary purpose of paying the exercise price of KYTHERA Stock Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such KYTHERA Stock Options; or

•	pursuant to the terms of a 10b5-1 plan of such Supporting Stockholder that was in existence on June 17, 2015

In addition, each Supporting Stockholder may transfer up to 20% of his, her or its subject shares as a bona fide charitable gift or donation to a charitable entity.

Termination

The Voting Agreement will terminate upon the earlier of (i) the effective time of the Merger, (ii) its termination by Allergan, (iii) the termination of the Merger Agreement in accordance with its terms and (iv) with respect to each Supporting Stockholder, the entry into any material modification or amendment to the Merger Agreement, or any waiver of KYTHERA’s rights under the Merger Agreement, in each case, that reduces or changes the form of the consideration to be paid in connection with the Merger or creates any additional conditions to the consummation of the Merger, unless such Supporting Stockholder has consented to such modification, amendment or waiver.

CERTAIN TAX CONSEQUENCES OF THE MERGER

U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of KYTHERA common stock and of the ownership and disposition of Allergan ordinary shares received in the Merger. The discussion set forth below with respect to U.S. holders is applicable only to U.S. holders (i) who are residents of the United States for purposes of the current income tax treaty between Ireland and the United States (referred to in this proxy statement/prospectus as the “Tax Treaty”), (ii) whose KYTHERA common stock or Allergan ordinary shares are not, for purposes of the Tax Treaty, attributable to such U.S. holder’s permanent establishment in Ireland and (iii) who otherwise qualify for the full benefits of the Tax Treaty. The discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative rulings and court decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that KYTHERA stockholders hold their KYTHERA common stock, and will hold their Allergan ordinary shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular KYTHERA stockholders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to stockholders subject to special treatment under the Code, including:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	broker-dealers;

•	tax-exempt organizations, governmental organizations and pension funds;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other deferred accounts;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	non-U.S. holders of Allergan ordinary shares who, immediately after the Merger, own, actually or constructively, at least 5% of the Allergan ordinary shares;

•	“passive foreign investment companies,” “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons liable for the alternative minimum tax;

•	holders who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	“S corporations,” partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes; and

•	holders who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

The discussion does not address any non-income tax considerations or any foreign, state or local tax consequences. For purposes of this discussion, a U.S. holder means a beneficial owner of KYTHERA common stock, or of Allergan ordinary shares after the Merger, who is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a non-U.S. holder means a beneficial owner of KYTHERA common stock, or of Allergan ordinary shares after the Merger, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

This discussion does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Merger. Each KYTHERA stockholder should consult with its tax advisor with respect to the particular tax consequences of the Merger to such stockholder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds KYTHERA common stock or Allergan ordinary shares after the Merger, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Merger and the ownership and disposition of Allergan ordinary shares.

KYTHERA STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF ALLERGAN ORDINARY SHARES AFTER THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, AND OTHER TAX LAWS AND ANY APPLICABLE INFORMATION REPORTING OBLIGATIONS.

U.S. Federal Income Tax Consequences of the Merger

Tax Consequences to Allergan

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes, such as net operating losses, to offset U.S. taxable income resulting from certain transactions.

These limitations generally apply if, after the acquisition (i) at least 60% of the acquiring foreign corporation’s stock (by vote or value) is considered to be held by former stockholders of the acquired U.S. corporation by reason of holding stock of such U.S. corporation, and (ii) the “expanded affiliated group,” which includes the acquiring foreign corporation, does not have substantial business activities in the country in which the acquiring foreign corporation is created or organized. If these requirements are met, Section 7874 would generally impose a minimum level of tax on any “inversion gain” of the U.S. corporation and related U.S. persons (within the meaning of Section 7874) after the acquisition. In general, the effect of this provision is to prohibit the U.S. corporation and related U.S. persons from using their net operating losses, foreign tax credits or other tax attributes to offset the income or gain recognized by reason of the transfer of property to a foreign related person during the ten year period following the acquisition or any income received or accrued during such period by reason of a license of any property by the U.S. corporation and/or related U.S. persons to a foreign related person.

Section 7874 also provides that if, following an acquisition of a U.S. corporation by a foreign corporation, at least 80% of the acquiring foreign corporation’s stock (by vote or value) is considered to be held by former stockholders of the U.S. corporation by reason of holding stock of such U.S. corporation and the “expanded affiliated group,” which includes the acquiring foreign corporation, does not have substantial business activities in the country in which the acquiring foreign corporation is created or organized, then the foreign corporation would be treated as a U.S. corporation for U.S. federal tax purposes, even though it is a corporation created and organized outside the United States.

For purposes of Section 7874, multiple acquisitions of U.S. corporations by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition and thus aggregated for purposes of the tests described in the preceding paragraph.

Although Section 7874 is not expected to apply to the Merger because the former KYTHERA stockholders will not hold more than 60% of the Allergan ordinary shares (by vote or value) by reason of holding KYTHERA common stock, Allergan believes that the ability of the Allergan group to utilize certain tax attributes to offset its inversion gain, if any, is already limited as a result of the application of Section 7874 to the Warner Chilcott Transaction.

Further, while Allergan believes that the test under Section 7874 set forth above to treat Former Actavis PLC and Allergan, as applicable, as a foreign corporation was satisfied, and will be satisfied in the context of the Merger, it cannot be assured that the IRS will agree that such ownership requirements have been, or will be, met in the Warner Chilcott Transaction and the Subsequent Transactions. Further, the combination of more than one of the Warner Chilcott Transaction and any of the Subsequent Transactions may affect the analysis under Section 7874 and result in Allergan being treated as a U.S. corporation for U.S. federal tax purposes. See the section entitled “Risk Factors—Risks Related to the Business of the Combined Company—The Internal Revenue Service may not agree that Allergan is a foreign corporation for U.S. federal tax purposes” beginning on page [●] of this proxy statement/prospectus for further discussion.

The remainder of this discussion assumes that Allergan will not be treated as a U.S. corporation under Section 7874 of the Code. Holders should consult their tax advisors regarding the potential tax consequences to Allergan under Section 7874 as a result of the Merger and their potential impact on an investment in Allergan ordinary shares.

Tax Consequences to U.S. Holders

For U.S. federal income tax purposes, the exchange of KYTHERA common stock for Allergan ordinary shares and cash in the Merger will be a taxable transaction. A U.S. holder who receives Allergan ordinary shares and cash in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of (x) the fair market value of Allergan ordinary shares received by such holder in the Merger, and (y) the amount of cash received by such holder in the Merger, including any cash received in lieu of fractional Allergan ordinary shares, and (ii) the U.S. holder’s tax basis in KYTHERA common stock surrendered. A U.S. holder’s tax basis will generally equal the price the U.S. holder paid for such KYTHERA common stock. Such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period for such KYTHERA common stock is more than one year at the effective time of the Merger, as determined separately for each block of KYTHERA common stock held by the U.S. holder. Long-term capital gains of certain non-corporate U.S. holders (including individuals) may be taxable at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s aggregate tax basis in its Allergan ordinary shares received in the Merger will equal the fair market value of such stock at the effective time of the Merger, and the holder’s holding period for such stock will begin on the day after the Merger.

For a U.S. holder that acquired different blocks of KYTHERA common stock at different times and at different prices, realized gain or loss generally must be calculated separately for each identifiable block of shares exchanged in the Merger. If a U.S. holder has differing bases or holding periods in respect of KYTHERA common stock, the U.S. holder should consult its tax advisor prior to the exchange with regard to determining the amount of any gain or loss recognized in the Merger. U.S. holders should consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of the Merger.

Information reporting and backup withholding may also apply as described in more detail below. See the section entitled “—Information Reporting and Backup Withholding” beginning on page [●] of this proxy statement/prospectus.

Tax Consequences to Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized in the Merger, subject to the discussion below under the section entitled “—Information Reporting and Backup Withholding” beginning on page [●] of this proxy statement/prospectus, unless:

•	the recognized gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

Unless an applicable treaty provides otherwise, the recognized gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such non-U.S. holder were a U.S. person (see the section entitled “—Tax Consequences to U.S. Holders” above). A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Recognized gain described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information reporting and backup withholding may also apply as described in more detail below. See the section entitled “—Information Reporting and Backup Withholding” beginning on page [●] of this proxy statement/prospectus.

Ownership and Disposition of Allergan Ordinary Shares

The following is a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Allergan ordinary shares to KYTHERA stockholders who receive such Allergan ordinary shares pursuant to the Merger and assumes that Allergan will be treated as a foreign corporation for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Taxation of Dividends

The gross amount of cash distributions on Allergan ordinary shares (including any withheld Irish taxes) will be taxable as dividends to the extent paid out of Allergan’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld Irish taxes) will be includable in the gross income of a U.S. holder as ordinary income on the day actually or constructively received by such holder. Distributions on Allergan ordinary shares (including any withheld Irish taxes) that are treated as dividends for U.S. federal income tax purposes will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. holders (including individuals), subject to the following discussion of special rules applicable to Passive Foreign Investment Companies (referred to in this proxy statement/prospectus as “PFICs”), certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States, which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the Tax Treaty meets these requirements. In addition, a foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the Allergan ordinary shares, which are currently listed on the NYSE, are considered readily tradable on an established securities market in the United States. There can be no assurance that the Allergan ordinary shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Allergan’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of the dividends is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes, if any, on dividends paid on Allergan ordinary shares may be credited against a U.S. holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on Allergan ordinary shares will, subject to the discussion below regarding foreign corporations that are at least 50% owned by U.S. persons, be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if a U.S. holder (i) has held Allergan ordinary shares for less than a specified minimum period during which the U.S. holder is not protected from risk of loss, or (ii) is obligated to make payments related to the dividends, the U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on Allergan ordinary shares. The rules governing the foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the foreign tax credit under the holder’s particular circumstances and the requirements for claiming such credit.

To the extent that the amount of any distribution exceeds Allergan’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction in a U.S. holder’s adjusted basis in Allergan ordinary shares. The balance of any excess will be taxed as capital gain recognized on a sale or exchange as described below under the section entitled “—Sale, Exchange or Other Taxable Disposition” beginning on page [●] of this proxy statement/prospectus.

Distributions of Allergan ordinary shares or rights to subscribe for Allergan ordinary shares that are received as part of a pro rata distribution to all Allergan shareholders generally will not be subject to U.S. federal income tax. Consequently, such distributions generally will not give rise to foreign source income, and U.S. holders will not be able to claim a foreign tax credit for any Irish withholding tax imposed on such distributions, unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources.

It is possible that Allergan is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Allergan as U.S. source income, which may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends or other foreign source passive income. The Code permits a U.S. holder entitled to benefits under the Tax Treaty to elect to treat any dividends from Allergan as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. holder’s foreign tax credit with respect to Irish taxes withheld, if any, on the distribution of such dividend income. U.S. holders should consult their own tax advisors about the desirability and method of making such an election.

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by Allergan, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the dividend payment in income to the date such U.S. holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit purposes.

Sale, Exchange or Other Taxable Disposition

Subject to the following discussion of special rules applicable to PFICs, a U.S. holder will generally recognize taxable gain or loss on any sale, exchange or other taxable disposition of an Allergan ordinary share in an amount equal to the difference between the amount realized for the share and such U.S. holder’s tax basis in the share. For U.S. holders of KYTHERA common stock that received Allergan ordinary shares in the Merger, such holder’s tax basis in the Allergan ordinary shares will be their fair market value at the effective time of the Merger. The gain or loss recognized by a U.S. holder on the sale, exchange or other taxable disposition of Allergan ordinary shares will generally be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) currently are eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if such holder has held the Allergan ordinary shares for more than one year as of the date of the sale, exchange or other taxable disposition. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of Allergan ordinary shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Considerations

A PFIC is any foreign corporation if, after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code, or (b) at least 50% of the average value of its assets produce “passive income” or are held for the production of “passive income.” It is expected that the Allergan ordinary shares should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is required to be made annually and thus may be subject to change. With certain exceptions, the Allergan ordinary shares would be treated as stock in a PFIC if Allergan were a PFIC at any time during a U.S. holder’s holding period in such U.S. holder’s Allergan ordinary shares. There can be no assurance that Allergan will not be treated as a PFIC during a U.S. holder’s holding period. If Allergan were to be treated as a PFIC, then, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the Allergan ordinary shares, gain realized on any sale or exchange of the Allergan ordinary shares and certain distributions with respect to Allergan ordinary shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, dividends that a U.S. holder receives from Allergan with respect to Allergan ordinary shares would not be eligible for the reduced tax rates applicable to qualified dividend income if Allergan is treated as a PFIC with respect to such U.S. holder either in the taxable year of the distribution or the preceding taxable year, but instead would be subject to regular U.S. federal income tax rates applicable to ordinary income.

Tax Consequences to Non-U.S. Holders

In general, a non-U.S. holder of Allergan ordinary shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding” beginning on page [●] of this proxy statement/prospectus, U.S. federal withholding tax on any dividends received on Allergan ordinary shares or any gain recognized on a sale or other disposition of Allergan ordinary shares (including any distribution to the extent it exceeds the adjusted tax basis in the non-U.S. holder’s Allergan ordinary shares) unless:

•	the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation may also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the repatriation from the United States of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to cash consideration received by U.S. holders of KYTHERA common stock in the Merger (including cash in lieu of fractional Allergan ordinary shares received by such U.S. holders), dividends received by U.S. holders of Allergan ordinary shares and the proceeds received on the disposition of Allergan ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. holders that are exempt recipients (such as certain corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or is otherwise subject to backup withholding.

Individuals that own “specified foreign financial assets” with an aggregate value in excess of specified thresholds generally are required to file an information report (IRS Form 8938) with respect to such assets with their tax returns. Allergan ordinary shares generally will constitute specified foreign financial assets subject to these reporting requirements, unless the Allergan ordinary shares are held in an account at certain financial institutions. Under certain circumstances, an entity may be treated as an individual for purposes of these rules. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Allergan ordinary shares, and the significant penalties to which they may be subject for failure to comply.

Non-U.S. holders may be required to comply with certification and identification procedures in order to establish an exemption from information reporting and backup withholding. Generally, a non-U.S. holder will not be subject to backup withholding if the non-U.S. holder certifies to the applicable withholding agents its exempt status by providing a properly executed IRS Form W-8 (typically, form W-8BEN for individuals or Form W-8-BEN-E for entities).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit on a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Irish Tax Considerations

Scope of Discussion

The following is a summary of the material Irish tax consequences of the Merger to certain beneficial owners of KYTHERA common stock and the ownership and disposal of Allergan ordinary shares received by such holders upon the consummation of the Merger. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the stockholders or shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this proxy statement/prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and stockholders or shareholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Merger and of the acquisition, ownership and disposal of Allergan ordinary shares. The summary applies only to stockholders or shareholders who hold their shares of KYTHERA common stock, and will own Allergan ordinary shares, as capital assets and does not apply to other categories of stockholders or shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and stockholders or shareholders who acquired their shares of KYTHERA common stock or who have, or who are deemed to have, acquired their Allergan ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Irish Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Resident Shareholders or Stockholders

KYTHERA stockholders that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares of KYTHERA common stock in connection with a trade carried on by such stockholders through an Irish branch or agency will not be within the charge to Irish tax on chargeable gains on the cancellation of their shares of KYTHERA common stock, or on the receipt of Allergan ordinary shares and cash pursuant to the Merger.

Any subsequent disposal of Allergan ordinary shares will not be within the charge to Irish CGT provided the holder of such shares is not resident or ordinarily resident in Ireland for Irish tax purposes and does not hold his or her shares in connection with a trade carried on by such shareholder through an Irish branch or agency.

Irish Resident Shareholders or Stockholders

KYTHERA stockholders that are resident or ordinarily resident in Ireland for Irish tax purposes, or KYTHERA stockholders that hold their shares of KYTHERA common stock in connection with a trade carried on by such persons through an Irish branch or agency, will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish tax on chargeable gains arising on the cancellation of their shares of KYTHERA common stock pursuant to the Merger. Such stockholders should consult their own tax advisors as to the Irish tax consequences of the Merger.

A subsequent disposal of Allergan ordinary shares by a shareholder who is resident or ordinarily resident in Ireland for Irish tax purposes or who holds his or her shares in connection with a trade carried on by such person through an Irish branch or agency will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT.

A shareholder of Allergan who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon a subsequent disposal of the Allergan ordinary shares during the period in which such individual is a non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.

No stamp duty will be payable on the cancellation of the KYTHERA common stock or the issue of Allergan ordinary shares pursuant to the Merger.

Irish stamp duty may, depending on the manner in which the ordinary shares in Allergan are held, be payable in respect of transfers of Allergan ordinary shares.

Shares Held Through DTC

A transfer of Allergan ordinary shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty. On the basis that most ordinary shares in Allergan are held through DTC, most transfers of ordinary shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Allergan ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty, provided that:

•	there is no change in the ultimate beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a subsequent sale of such shares by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Allergan ordinary shares held outside of DTC, it is strongly recommended that those KYTHERA stockholders who do not hold their shares of KYTHERA common stock through DTC (or through a broker who in turn holds such shares through DTC) should arrange for the transfer of their shares of KYTHERA common stock into DTC as soon as possible and before the Merger is consummated.

Withholding Tax on Dividends (DWT)

Distributions made by Allergan will, in the absence of one of many exemptions, be subject to DWT currently at a rate of 20%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Allergan to its shareholders, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a particular shareholder, Allergan is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident Allergan shareholder is not subject to DWT on dividends received from Allergan if such shareholder is beneficially entitled to the dividend and is either:

•	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, please see Annex F to this proxy statement/prospectus);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above (but subject to “—Shares Held by U.S. Resident Shareholders” below), Allergan or, in respect of Allergan ordinary shares held through DTC, any qualifying intermediary appointed by Allergan, has received from the shareholder, where required, the relevant DWT Forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the Allergan shareholder where required should furnish the relevant DWT Form to:

•	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Allergan) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC; or

•	Allergan’s transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

Links to the various DWT Forms are available at:

http://www.revenue.ie/en/tax/dwt/forms/index.html.

The information on such website does not constitute a part of, and is not incorporated by reference into, this proxy statement/prospectus.

For non-Irish resident Allergan shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Shares Held by U.S. Resident Shareholders

Dividends paid in respect of Allergan ordinary shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such shares in the records of the broker holding such shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by Allergan). It is strongly recommended that such shareholders, including KYTHERA stockholders who are U.S. residents and who receive Allergan ordinary shares pursuant to the Merger, ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Allergan).

Dividends paid in respect of Allergan ordinary shares that are held outside of DTC and are owned by a former KYTHERA stockholder who is a resident of the United States will not be subject to DWT if such shareholder satisfies the conditions of one of the exemptions referred to above under the heading “General Exemptions” including the requirement to furnish a completed IRS Form 6166 or a valid DWT Form to Allergan’s transfer agent at least seven business days before the record date for the dividend, to confirm its U.S. residence and claim an exemption. It is strongly recommended that KYTHERA stockholders who are U.S. residents and who receive Allergan ordinary shares pursuant to the Merger (which are to be held outside of DTC) provide the appropriate completed IRS Form 6166 or DWT Form to Allergan’s transfer agent as soon as possible after receiving their Allergan ordinary shares.

If any shareholder that is resident in the United States receives a dividend from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of Relevant Territories Other Than the United States

Shareholders who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the section entitled “—General Exemptions” beginning on page [●] of this proxy statement/prospectus, including the requirement to furnish valid DWT Forms, in order to receive dividends without suffering DWT. If such shareholders hold their shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Allergan) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker). If such shareholders hold their shares outside of DTC, they must provide the appropriate DWT Forms to Allergan’s transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that such shareholders including KYTHERA stockholders who are residents of Relevant Territories other than the United States and who receive Allergan ordinary shares pursuant to the Merger complete the appropriate DWT Forms and provide them to their brokers or Allergan’s transfer agent, as the case may be, as soon as possible after receiving their shares.

If any shareholder who is resident in a Relevant Territory receives a dividend from which DWT has been withheld, the shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders (other than Irish resident companies that have completed the appropriate DWT Forms) will be subject to DWT in respect of dividends paid on their Allergan ordinary shares.

Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Allergan) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) (in the case of shares held through DTC), or to Allergan’s transfer agent at least seven business days before the record date for the dividend (in the case of shares held outside of DTC). Allergan shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.

Shares Held by Other Persons

Allergan shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Dividends paid in respect of Allergan ordinary shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Allergan) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker). If any partner is not a resident of a Relevant Territory, no partner is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any dividend, Allergan will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of shares of Allergan that are held through DTC, which are referred to as the

“Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after Allergan delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Allergan will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where Allergan shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Allergan shareholders that are required to file DWT Forms in order to receive dividends free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Income Tax on Dividends Paid on Allergan Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

An Allergan shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend from Allergan. An exception to this position may apply where such shareholder holds Allergan ordinary shares through a branch or agency in Ireland through which a trade is carried on.

An Allergan shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or liability to the universal social charge. The DWT deducted by Allergan discharges the liability to income tax and the universal social charge. An exception to this position may apply where the shareholder holds Allergan ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident Allergan shareholders may be subject to Irish tax and (in the case of an individual) the universal social charge and/or pay related social insurance on dividends received from Allergan. Such Allergan shareholders should consult their own tax advisors.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Allergan ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Allergan ordinary shares are regarded as property situated in Ireland for Irish CAT purposes, as the share register of Allergan must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents. Allergan shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH KYTHERA STOCKHOLDER AND ALLERGAN SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH STOCKHOLDER OR SHAREHOLDER.

COMPARISON OF THE RIGHTS OF HOLDERS OF ALLERGAN ORDINARY SHARES AND KYTHERA COMMON STOCK

The rights of the stockholders of KYTHERA and the relative powers of the KYTHERA Board are governed by the laws of the State of Delaware, including the DGCL, and KYTHERA’s certificate of incorporation and bylaws. As a result of the Merger, each issued and outstanding share of KYTHERA common stock, other than excluded shares and dissenting shares, will be converted into the right to receive the Merger Consideration, which consists of (i) $60.00 in cash, without interest and (ii) that number of validly issued, fully paid and nonassessable Allergan ordinary shares equal to the quotient determined by dividing $15.00 by the Allergan VWAP (rounded to the nearest 1/10,000 of an Allergan ordinary share), with cash to be paid in lieu of fractional shares. Each Allergan ordinary share issued to KYTHERA stockholders in connection with the Merger will be issued in accordance with, and will carry with it the rights and obligations set forth in, the memorandum and articles of association of Allergan, which are incorporated by reference herein. As Allergan is a public limited company incorporated under the laws of Ireland, the rights of the shareholders of Allergan are governed by applicable Irish law, including the Irish Companies Act 2014 (referred to in this proxy statement/prospectus as the “Companies Act”), and by Allergan’s memorandum and articles of association.

Many of the principal attributes of KYTHERA common stock are similar to those of Allergan ordinary shares. However, there are differences between the rights of stockholders of KYTHERA under the laws of the State of Delaware and the rights of shareholders of Allergan under Irish law. In addition, there are differences between KYTHERA’s certificate of incorporation and bylaws and Allergan’s memorandum and articles of association.

The following is a summary comparison of the material differences between the rights of KYTHERA stockholders under the DGCL and the KYTHERA certificate of incorporation and bylaws and the rights KYTHERA stockholders will have as shareholders of Allergan under the Companies Act and Allergan’s memorandum and articles of association. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or listing requirements of the NYSE or NASDAQ. Such rights and obligations generally apply equally to the shares of KYTHERA common stock and the Allergan ordinary shares, subject to some differences between the listing requirements of the NYSE or NASDAQ.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of KYTHERA’s certificate of incorporation and bylaws and Allergan’s memorandum and articles of association. Allergan’s memorandum and articles of association are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus. KYTHERA’s certificate of incorporation and bylaws have been filed by KYTHERA with the SEC. You are also urged to carefully read the relevant provisions of the DGCL and the Companies Act for a more complete understanding of the differences between being a stockholder of KYTHERA and a shareholder of Allergan.

	KYTHERA	Allergan
Authorized and Outstanding Capital Stock

The authorized capital stock of KYTHERA currently consists of 300,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share.

As of [●], 2015, the record date for the KYTHERA special meeting, KYTHERA had [●] shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The number of authorized shares of common stock or preferred stock may be increased or reduced (but not below the number of issued shares of common stock or preferred stock, as applicable) through an amendment of KYTHERA’s certificate of incorporation. KYTHERA may amend its certificate of incorporation as described under “—Amendments of Governing Documents” beginning on page [●] of this proxy statement/prospectus. Under Delaware law, the board of directors, without stockholder approval, may approve the issuance of authorized but unissued shares of common stock. Under the KYTHERA certificate of incorporation, the board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.

The authorized share capital of Allergan is €40,000 and $101,000 divided into 40,000 euro deferred ordinary shares with a par value of €1.00 per share, 1,000,000,000 ordinary shares with a par value of $0.0001 per share and 10,000,000 serial preferred shares with a par value of $0.0001 per share.

As of [●], 2015, Allergan had 40,000 euro deferred ordinary shares, par value €1.00 per share, [●] ordinary shares, par value $0.0001 per share, issued and outstanding and 5,060,000 serial preferred shares, par value of $0.0001 per share, issued and outstanding.

The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, preferred shares or euro deferred shares, as applicable) by a simple majority of the votes cast at a general meeting (referred to under Irish law as an “ordinary resolution”).

Under Irish law, the directors of a company may issue new ordinary, serial preferred or euro deferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, the articles of association of Allergan authorize the board of directors of Allergan to issue new ordinary, serial preferred and euro deferred shares without shareholder approval for a period of five years from the effective date of the shareholder resolution approving such authorization, which was October 1, 2013.

	KYTHERA	Allergan
Consolidation and Division; Subdivision	Under Delaware law, the issued shares of a corporation may be combined into a smaller number of shares or split into a greater number of shares through an amendment to its certificate of incorporation. KYTHERA may amend its certificate of incorporation as described under “—Amendments of Governing Documents” beginning on page [●] of this proxy statement/prospectus.	Allergan’s articles of association provide that Allergan may, by ordinary resolution, consolidate and divide all or any of its issued share capital into a smaller number of shares, or subdivide all or any of its issued share capital into a larger number of shares.

Reduction of Share Capital	Under Delaware law, KYTHERA, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital associated with shares of capital stock that have been retired, by applying some or all of the capital represented by shares purchased, redeemed, converted or exchanged or by transferring to surplus the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.	Allergan may, by ordinary resolution, reduce its authorized but unissued share capital in any way. Allergan also may, by special resolution (a “special resolution” requires the approval of not less than 75% of the votes of Allergan’s shareholders cast at a general meeting at which a quorum is present) and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Companies Act.

Preemption Rights, Share Warrants and Options	KYTHERA’s stockholders do not have preemptive rights to acquire newly issued shares. Under Delaware law, capital stock issued by KYTHERA may be paid for in such form and manner as the board of directors determines, such payment to consist of cash, any tangible or intangible property or any benefit to the corporation, in each case, having a value not less than the par value or stated capital of the shares so issued, as determined by the KYTHERA Board.	Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Allergan has opted out of these preemption rights in its articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Allergan’s articles of association provide that this opt-out must be so renewed in accordance with Irish statutory requirements. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Allergan on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a

	KYTHERA	Allergan

stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan. Under Irish law, Allergan is prohibited from allotting shares without consideration. Accordingly, at least the nominal or par value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Companies Act.

Distributions, Dividends, Repurchases and Redemptions

Distributions / Dividends

Under Delaware law, the KYTHERA Board may declare and pay dividends to the holders of the KYTHERA capital stock out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both, provided that such payment would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation. Dividends may be paid in cash, in shares of KYTHERA capital stock or in other property.

Distributions / Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated, realized profits so far as not previously utilized by distribution or capitalization less accumulated realized losses so far as not previously written off in a reduction or reorganization of capital and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Allergan are equal to, or in excess of, the aggregate of Allergan’s called-up share capital plus undistributable reserves and the distribution does not reduce Allergan’s net assets below such aggregate. Undistributable reserves include the undenominated capital and the amount by which Allergan’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Allergan’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

KYTHERA	Allergan

The determination as to whether or not Allergan has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Allergan.

The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act, which give a “true and fair view” of Allergan’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Allergan’s articles of association authorize the directors to pay interim dividends without shareholder approval to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The Allergan board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend issued may exceed the amount recommended by the directors.

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

The Allergan board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Allergan in relation to the Allergan shares.

Repurchases / Redemptions Under Delaware law, KYTHERA may redeem or repurchase its own shares, except that generally it may not redeem or repurchase those shares if	Repurchases / Redemptions Allergan’s articles of association provide that, unless the board of directors determines otherwise, any ordinary share that Allergan has agreed

KYTHERA	Allergan

the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If KYTHERA were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Repurchased and redeemed shares may be retired or held as treasury shares. Shares that have been repurchased but have not been retired may be resold by a corporation for such consideration as the board may determine in its discretion. KYTHERA may not exercise any voting rights in respect to any shares held as treasury shares.

to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by Allergan may technically be effected as redemption.

Under Irish law, Allergan may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Allergan may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Allergan. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Allergan may also be given authority to purchase its own shares as overseas market purchases on a recognized stock exchange such as the NYSE or off-market purchases with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Allergan’s subsidiaries. Allergan does not currently have this authority.

Repurchased shares and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Allergan at any time must not exceed 10% of the nominal value of the issued share capital of Allergan.

Allergan may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Allergan or reissued subject to certain conditions.

Purchases by Subsidiaries of KYTHERA

Under Delaware law, shares of KYTHERA capital stock may be acquired by subsidiaries of KYTHERA without stockholder approval. Shares of such capital stock owned by a

Purchases by Subsidiaries of Allergan

Under Irish law, Allergan’s subsidiaries may purchase Allergan ordinary shares either as overseas market purchases on a recognized stock exchange such as NYSE or as off-market purchases.

	KYTHERA	Allergan

majority-owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

For a subsidiary of Allergan to make overseas market purchases of Allergan ordinary shares, the shareholders of Allergan must provide general authorization for such purchase by way of ordinary resolution. Allergan does not currently have this authority from its shareholders.

In the absence of any such general authority, for a purchase by a subsidiary of Allergan ordinary shares off-market, the proposed purchase contract must be authorized by special resolution of Allergan shareholders before the contract is entered into. The person whose Allergan ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by Allergan shareholders at the registered office of Allergan from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by the subsidiaries of Allergan at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Allergan. While a subsidiary holds Allergan ordinary shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of Allergan ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Dividends in Shares / Bonus Issues	KYTHERA may make distributions to its stockholders in the form of a stock dividend. See the discussion of dividends and distributions under the section entitled “—Distributions, Dividends, Repurchases and Redemptions” beginning on page [●] of this proxy statement/prospectus.	Under Allergan’s articles of association, the board of directors may resolve to capitalize any amount for the time being standing to the credit of any of Allergan’s reserves accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those shareholders of Allergan who would have been entitled to that sum if

	KYTHERA	Allergan

it were distributable and had been distributed by way of dividend (and in the same proportions).
Lien on Shares, Calls on Shares and Forfeiture of Shares	Not applicable.

Allergan’s articles of association provide that Allergan will have a first and paramount lien on every share that is not a fully paid share for all moneys payable, whether presently due or not, payable in respect of such Allergan share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions will only be applicable to Allergan ordinary shares that have not been fully paid up. The shares to be issued to KYTHERA stockholders in the Merger will be fully paid up.

Number and Election of Directors

The KYTHERA certificate of incorporation provides that the number of directors on the KYTHERA Board will be fixed by, or in the manner provided in, the KYTHERA bylaws. The KYTHERA bylaws provide that the number of directors will be determined from time to time by resolution of the KYTHERA Board, but will consist of at least one director. As of the date of this proxy statement/prospectus, the KYTHERA Board consisted of [●] directors.

The KYTHERA Board consists of three classes of directors, each serving staggered three-year terms. At each annual meeting of KYTHERA stockholders, directors of one of the three classes will be elected for a term of three years to succeed those directors whose terms are expiring.

The KYTHERA bylaws provide that at all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director.

Allergan’s articles of association provide that (subject to: (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and/or (ii) any ordinary resolution passed by shareholders increasing or decreasing the maximum number of directors), the number of directors will be not less than five and not more than 14. As of the date of this proxy statement/prospectus, the Allergan board of directors consisted of [●] directors.

At each annual general meeting of Allergan, all of the directors shall retire from office and be reeligible for reelection. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board, he will be designated to fill the vacancy arising.

Allergan’s articles of association provide that no person shall be appointed director unless nominated as follows: (i) by the affirmative vote of two-thirds of the board of Allergan;

KYTHERA	Allergan

(ii) with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Allergan, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

(iii) with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Companies Act, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Allergan and who make such nomination in the written requisition of the extraordinary general meeting; or (iv) by holders of any class or series of shares in Allergan then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Allergan’s articles of association provide that directors shall be appointed as follows:

(i) by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting at which a resolution seeking the appointment of a director is proposed;

(ii) by the board in accordance with Allergan’s articles of association; or

(iii) so long as there is in office a sufficient number of directors to constitute a quorum of the board in accordance with Allergan’s articles of association, the directors shall have the power at any time and from time to time to appoint any person to be a director, either to fill a vacancy in the board or as an addition to the existing

	KYTHERA	Allergan
directors but so that the total number of directors shall not at any time exceed the maximum number provided for in the articles of association.

Removal of Directors; Newly Created Directorships and Vacancies

Removal of Directors

KYTHERA’s certificate of incorporation provides that the KYTHERA Board or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of KYTHERA entitled to vote at an election of directors or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the share of voting stock of KYTHERA entitled to vote at an election of directors.

Removal of Directors

Under the Companies Act and notwithstanding anything contained in Allergan’s memorandum and articles of association or in any agreement between Allergan and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. Because of this provision of the Companies Act, Allergan’s articles of association provide that Allergan may, by ordinary resolution, remove any director before the expiration of his or her period of office notwithstanding anything in any agreement between Allergan and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., an employment contract) that the director may have against Allergan in respect of his or her removal.

Newly Created Directorships / Vacancies

KYTHERA’s certificate of incorporation and bylaws

provide that any vacancies on the KYTHERA Board or newly created directorships will, unless the board of directors determines by resolution that any such vacancies or newly created directorship will be filled by the stockholders, be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum and not by the stockholders.

Newly Created Directorships / Vacancies

A vacancy caused by the removal of a director or a newly created directorship may be filled by the shareholders at a shareholder meeting or the board of directors, as applicable.

	KYTHERA	Allergan

Duties of Directors

Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees.

The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the corporation and its stockholders.

A party challenging the propriety of a decision of a board of directors typically bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule,” which presumes that the director acted in accordance with the duties of care and loyalty. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or

The directors of Allergan have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of Allergan (although directors who also serve as employees have additional responsibilities and duties arising under their employment agreements, and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The principal directors’ duties include the fiduciary duties of good faith, exercising due care and skill, having regard to the interests of the company’s members, ensuring the maintenance of proper accounting records, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests.

For public limited companies like Allergan, directors are also under a specific statutory duty to ensure that the secretary is a person with the skills or resources necessary to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (i) other directors, officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence or (iii) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

	KYTHERA	Allergan

employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Conflicts of Interest of Directors	Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors or a committee thereof, and the board of directors or such committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.	As a matter of Irish law, a director is under a statutory duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with the applicable Irish company are required to declare the nature of their interest at a meeting of the board of directors of the applicable Irish company. An Irish company is required to maintain a register of declared interests, which must be available for shareholder inspection. Allergan’s articles of association and Irish statutory law, as applicable, provide that a director who is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with Allergan and has complied with his or her disclosure obligations under the Companies Act and Allergan’s articles of association shall be entitled to vote in respect of any contract, transaction or arrangement in which he or she is so interested, and if he or she shall do so his or her vote shall be counted, and he or she shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested directors voting on the resolution. Under Allergan’s articles of association, a director of Allergan may be a director of, other officer of, or otherwise interested in, any company promoted by Allergan or in which Allergan is interested, and such director will not be accountable to Allergan for any remuneration received from such employment or other interest. The articles of

	KYTHERA	Allergan
association further provide that (i) no director will be prevented from contracting with Allergan because of his or her position as a director, (ii) any contract entered into between a director and Allergan will not be subject to avoidance and (iii) no director will be liable to account to Allergan for any profits realized by virtue of any contract between such director and Allergan because the director holds such office or because of the fiduciary relationship established thereby.

Indemnification of Officers and Directors

Under the DGCL, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) actually and reasonably incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware

Allergan’s articles of association confer an indemnity on its directors and secretary that is more limited than the analogous indemnity in KYTHERA’s certificate of incorporation and bylaws because the Companies Act prescribes that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Companies Act does not apply to executives who are not directors or the company secretary of Allergan. Any provision for indemnification to a greater extent is void under Irish law, whether contained in a memorandum and articles of association or any contract between the director and the Irish company. Allergan’s articles of association also contain, as far as is permissible under the Companies Act, indemnification and expense advancement provisions for current or former executives who are not directors or the company secretary of Allergan. The directors of Allergan may, on a case-by-case basis, decide at their discretion that it is in the best interests of Allergan to indemnify an individual director from any liability

	KYTHERA	Allergan

corporation. The DGCL further provides that a Delaware corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of such corporation against any liability asserted against such person and incurred by such person in any such capacity, whether or not such corporation would have the power to indemnify such person against such liability.

The KYTHERA certificate of incorporation and bylaws provides that KYTHERA will indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL. The KYTHERA bylaws provides that KYTHERA will pay (and may advance such payment of) the expenses incurred by any officer or director. KYTHERA has also entered into separate indemnification agreements with certain of its directors and officers.

arising from his or her position as a director of Allergan. However, this discretion must be exercised bona fide in the best interests of Allergan as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs and by the Companies Act.

Allergan has entered into deeds of indemnification, and a subsidiary of Allergan has entered into indemnification agreements with certain directors and officers of Allergan.

Limitation on Director Liability

Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director, subject to the exceptions described in the following paragraph. KYTHERA’s certificate of incorporation includes such a provision.

However, a corporation may not limit or eliminate the personal liability of a director for: any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit.

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably and that they may fairly be excused as a result. Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director’s or officer’s duties to the company.

Allergan’s articles of association provide that, to the maximum extent permitted by Irish law, no director or officer of Allergan shall be personally

	KYTHERA	Allergan

liable to Allergan or its shareholders for monetary damages for his or her acts or omissions save where such acts or omissions involve negligence, default, breach of duty or breach of trust.

Record Date

The KYTHERA bylaws provide that the board may fix a record date in advance of any meeting of stockholders or any adjournment thereof for purposes of determining which stockholders are entitled to notice of or to vote at any such meeting. The record date may not be more than 60 nor less than 10 days before the date of the meeting. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of such meeting provided that the KYTHERA Board fix a new record date for the adjourned meeting.

If no record date is fixed by the board, the record date for determining which stockholders are entitled to notice of or to vote at any such meeting shall be at the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, the close of business on the day next preceding the day of the meeting.

The record date for determining stockholders entitled to consent to corporate actions in writing without a meeting will be fixed by a resolution of the KYTHERA Board in accordance with the KYTHERA certificate of incorporation and bylaws. See the section entitled “—Shareholder Action by Written Consent” beginning on page [●] of this proxy statement/prospectus.

The board may also set a record date to determine the identity of the stockholders entitled to receive payment of any dividend or other distribution. The record date shall not

The Allergan board of directors may from time to time fix a record date for the purposes of determining the rights of shareholders to notice of and/or to vote at any general meeting of Allergan or any adjournments thereof.

The record date may not be more than 60 days before the date of such meeting. If no record date is fixed by the board, the record date for determining shareholders entitled to notice of, or to vote at, a meeting shall be the close of business on the day preceding the day on which notice is given.

The board may also set a record date to determine the identity of the shareholder entitled to receive payment of any dividend or other distribution. The record date shall not precede the date upon which the resolution fixing the record date is adopted. If no record date is fixed, the record date for determining shareholders for such purpose shall be at the close of business on the day on which the board adopts the resolution relating to the payment of any dividend or other distribution.

	KYTHERA	Allergan
precede the date upon which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the dividend or other distribution payment date. If no record date is fixed, the record date for such purpose shall be at the close of business on the day on which the board adopts the resolution relating to the payment of any dividend or other distribution.

Annual Meetings of Shareholders

Under Delaware law, an annual meeting of stockholders is required for the election of directors and for such other proper business as may be conducted thereat. The Court may order a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

The KYTHERA bylaws provide that the annual meeting of stockholders will be held at the time and place determined by the KYTHERA Board.

The KYTHERA bylaws provide that special meetings of stockholders may be held either at KYTHERA’s principal office or at any other place within or outside the State of Delaware including by means of remote communication, as determined by the KYTHERA Board.

As a matter of Irish law, Allergan is required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than 9 months after Allergan’s fiscal year-end. Because of the 15-month requirement described in this paragraph, Allergan’s articles of association include provisions reflecting this requirement of Irish law.

Business may be brought before an Allergan general meeting if directed by a court of competent jurisdiction or if the chairman decides in his or her discretion that it may be regarded as within the scope of the meeting.

Allergan’s articles of association provide that meetings may be held in or outside of Ireland, subject to the applicable provisions of the Companies Act.

The provisions of the articles of association of Allergan relating to general meetings shall apply to every such general meeting of the holders of any class of shares.

Advance Notice Provisions	KYTHERA’s bylaws provide that nominations of persons for election to the KYTHERA Board and the proposal of business to be considered by stockholders may be made only (i) by or at the direction of the KYTHERA Board or (ii) by a stockholder of record who is entitled to	Under Allergan’s articles of association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of Allergan.

KYTHERA	Allergan

vote and who has complied with the advance notice procedures set forth in KYTHERA’s bylaws.

In general, a KYTHERA stockholder wishing to nominate a director or raise another proposal at an annual meeting of stockholders must notify KYTHERA in writing between 90 and 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date, unless the date of the annual meeting is more than 30 days before or more than 60 days after such annual meeting, in which case notice by the stockholder must be delivered or received not later than the close of business on the 10th day following the day on which public disclosure of the annual meeting was first made. The notice must contain specific information concerning the person to be nominated or the matters to be brought before the meeting as well as specific information concerning the stockholder submitting the proposal or making the nomination. The presiding officer of the annual meeting will determine whether any such stockholder proposal was made in accordance with the terms of KYTHERA’s certificate of incorporation and bylaws. If the presiding officer determines that such proposal was not made in accordance with the terms of KYTHERA’s certificate of incorporation and bylaws, such proposal will not be acted upon.

To be timely for an annual general meeting, a shareholder’s notice to the secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at the office not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the notice convening Allergan’s annual general meeting for the prior year; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

A shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the meeting:

•       a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the articles of Allergan, the text of the proposed amendment) and the reasons for conducting such business at the meeting; and

•       as to the shareholder giving the notice, the name and address, as they appear in the Register, of such shareholder and any shareholder associated person as described in Allergan’s articles of association. The chairman of the

	KYTHERA	Allergan

meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in Allergan’s articles of association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge that a proposal that is not made in compliance with these procedures (as set out in Allergan’s articles of association) has been made and any such proposal not properly brought before the meeting shall not be considered.

Calling Special Meetings of Shareholders	Under Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or bylaws. KYTHERA’s certificate of incorporation and bylaws provide that special meetings of the stockholders may be called at any time by the board of directors, the Chairman of the KYTHERA Board, KYTHERA’s chief executive officer or president (in the absence of a chief executive officer) at any time and for any purpose or purposes but may not be called by any other person or persons.

As provided under Irish law, extraordinary general meetings of Allergan may be convened (i) by the Allergan board of directors, (ii) on requisition of Allergan shareholders holding not less than 5% of the paid-up share capital of Allergan carrying voting rights, (iii) on requisition of Allergan’s auditors or (iv) in exceptional cases, by court order.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by the Allergan shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Allergan board of directors has 21 days to convene a meeting of Allergan shareholders to vote on the matters set

	KYTHERA	Allergan

out in the requisition notice. This meeting must be held within 60 days of the receipt of the requisition notice. If the Allergan board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Allergan’s receipt of the requisition notice. If the Allergan board of directors becomes aware that the net assets of Allergan are not greater than half of the amount of Allergan’s called-up share capital, it must convene an extraordinary general meeting of Allergan’s shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation.

Notice Provisions

Under Delaware law, written notice of annual and special meetings of a corporation’s stockholders must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

The KYTHERA bylaws provide that written notice of an annual meeting and a special meeting must be served by mail or electronic means. The KYTHERA bylaws provide that notice of a special meeting must also state the purpose for which the special meeting is called.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all Allergan shareholders and to the auditors of Allergan.

Allergan’s articles of association provide for the minimum notice period of 21 clear days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

Quorum at Shareholder Meetings	KYTHERA’s bylaws provide that the holders of a majority in voting interest of the shares entitled to be voted thereat, present in person or by proxy, constitute a quorum at any annual or special meeting of stockholders.	Allergan’s articles of association provide that a quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of Allergan shares.

Adjournment of Shareholder Meetings	The KYTHERA bylaws provide that, if quorum is not present, the chairman	The articles of association of Allergan provide that the chairman may, with

	KYTHERA	Allergan

	of the meeting or a majority of the stockholders present in person or by proxy may adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given unless the adjournment is for more than 30 days or a new record date is set.	the consent of the meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn a general meeting from time to time and from place to place without notice, other than announcement at the meeting. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place. New notice must be given for meetings adjourned for 3 months or more.

Voting Rights	Under KYTHERA’s certificate of incorporation, each KYTHERA stockholder is entitled to one vote for each share of KYTHERA common stock that he or she holds as of the record date for the meeting. Under KYTHERA’s bylaws, at any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in KYTHERA’s certificate of incorporation or bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at such meeting and on such matter. KYTHERA’s bylaws provide that the removal of the KYTHERA Board or any individual director requires the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of KYTHERA stock entitled to vote at the meeting.

Under Allergan’s articles of association, each Allergan shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holders of serial preferred shares may also be entitled to a vote, depending on the terms upon which any such shares are issued. The holder(s) of euro deferred ordinary shares are not entitled to a vote.

Except where a greater majority is required by the Companies Act or by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Allergan, all resolutions will be decided on a show of hands unless a poll is demanded by: (i) the chairman; (ii) at least three shareholders present in person or by proxy; (iii) any shareholder or shareholders present in person or proxy and holding not less than one -tenth of the total voting rights of all shareholders having the right to vote at such meeting; or (iv) any shareholder or shareholders holding shares in Allergan conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to and not less than one-tenth of the total sum paid up on all the shares conferring that right. Irish law requires approval of certain matters by special

	KYTHERA	Allergan

resolutions of the shareholders at a general meeting. Special resolutions require a majority of not less than 75% of the votes of Allergan cast at a general meeting at which a quorum is present. Ordinary resolutions, by contrast, require a simple majority of the votes of Allergan cast at a general meeting at which a quorum is present.

Irish law also distinguishes between “ordinary business” and “special business.” Most matters are deemed “special” with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors on those statements, the election of directors, the reappointment of the retiring auditors and the fixing of the remuneration of the auditors, all of which are deemed to be “ordinary business.”

Shareholder Action by Written Consent

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consent in writing setting forth the actions so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under the KYTHERA certificate of incorporation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders, and the taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.

The Companies Act provides that shareholders may approve a resolution without a meeting if (i) all shareholders sign the written resolution and (ii) the company’s articles of association permit written resolutions of shareholders. Allergan’s articles of association provide shareholders with the right to take action by unanimous written consent as permitted by Irish law.

Shareholder Suits	Generally, KYTHERA may be sued under federal securities law, and	In Ireland, the decision to institute proceedings is generally taken by a

KYTHERA	Allergan

stockholders may bring derivative litigation against the corporation if the corporation does not enforce its own rights. Under federal and state procedural rules, a stockholder must make a demand upon the board before bringing a derivative suit unless demand is excused. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action, a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within 1 of the five exceptions derived from case law, as follows:

(i) where an ultra vires or illegal act is perpetrated;

(ii) where more than a bare majority is required to ratify the “wrong” complained of;

(iii) where the shareholders’ personal rights are infringed;

(iv) where a fraud has been perpetrated upon a minority by those in control; or

(v) where the justice of the case requires a minority to be permitted to institute proceedings.

Shareholders may also bring proceedings against the company where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong. Conduct must relate to the internal management of the company. This is an Irish statutory remedy, and the court can grant any order it sees fit, usually providing for the disposition or transfer of the shares of the relevant shareholder.

	KYTHERA	Allergan
Inspection of Books and Records	Under Delaware law, a stockholder of a Delaware corporation has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.

Under Irish law, shareholders have the right to:

(i) receive a copy of the memorandum and articles of association of Allergan;

(ii) inspect and obtain copies of the minutes of general meetings and resolutions of Allergan;

(iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Allergan;

(iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports of Allergan that have previously been sent to shareholders prior to an annual general meeting; and

(v) receive financial statements of any subsidiary of Allergan that have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years.

Disclosure of Interests in Shares	Neither Delaware law nor KYTHERA’s governing documents impose any obligation with respect to disclosure by stockholders of their interests in shares of KYTHERA common stock, except as part of an KYTHERA stockholder’s request for a special meeting pursuant to KYTHERA’s governing documents.	Under the Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. An Allergan shareholder therefore must make such a notification to Allergan if, as a result of a transaction, the shareholder will be interested in 3% or more of the relevant share capital of Allergan; or if, as a result of a transaction, a shareholder who was interested in 3% or more of the relevant share capital of Allergan ceases to be so interested. Where a shareholder is interested in 3% or more of the relevant share capital of Allergan (i.e., voting shares), any

KYTHERA	Allergan

alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Allergan.

The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Allergan ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to Allergan within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in Allergan concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Allergan, under the Companies Act, may by notice in writing require a person whom Allergan knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Allergan’s relevant share capital (i) to indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of Allergan, to give such further information as may be required by Allergan, including particulars of such person’s own past or present interests in Allergan ordinary shares. Any

	KYTHERA	Allergan

information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Allergan on a person who is or was interested in shares of Allergan and that person fails to give Allergan any of the requested information within the reasonable time specified, Allergan may apply to the court for an order directing that the affected shares be subject to certain restrictions. Under the Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(i) any transfer of those shares, or in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

(ii) no voting rights shall be exercisable in respect of those shares;

(iii) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(iv) no payment shall be made of any sums due from Allergan on those shares, whether in respect of capital or otherwise.

Where the shares in Allergan are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Rights of Dissenting Shareholders	The appraisal rights of KYTHERA stockholders are governed by Delaware law. Delaware law provides that appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. Delaware law does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s	Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish public limited company such as Allergan and a company incorporated in the European Economic Area (the European

	KYTHERA	Allergan

assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide (which KYTHERA’s certificate of incorporation does not). Delaware law provides, among other procedural requirements for the exercise of the appraisal rights, that a stockholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of stockholders and that the stockholder not vote in favor of the merger or consolidation.

For a further description of the appraisal rights available to KYTHERA stockholders and the procedures required to exercise such appraisal rights, see the section entitled “Appraisal Rights” beginning on page [●] of this proxy statement/prospectus and the provisions of Section 262 of the DGCL that grant appraisal rights and govern such procedures, which are attached as Annex E to this proxy statement/prospectus.

Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein) where that other company is the surviving entity, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement.

Anti-Takeover Measures

Under Delaware law, certain anti-takeover provisions apply to KYTHERA as a publicly traded company that may have the effect of making it more difficult for a third party to acquire KYTHERA. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless, among other exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder. A corporation may “opt out” of Section 203 of the DGCL.

KYTHERA has not opted out of Section 203 of the DGCL.

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Allergan will be governed by the Irish Takeover Panel Act 1997 (referred to in this proxy statement/prospectus as the “Takeover Panel Act”) and the Irish Takeover Rules made thereunder (referred to in this proxy statement/prospectus as the “Irish Takeover Rules” or the “Takeover Rules”) and will be regulated by the Irish Takeover Panel (referred to in this proxy statement/prospectus as the “Panel”). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. The Irish Takeover Rules are built on the following General Principles that will apply to any transaction regulated by the Panel:

(i) in the event of an offer, all holders of security of the target company should be afforded equivalent

KYTHERA	Allergan

treatment, and if a person acquires control of a company, the other holders of securities must be protected;

(ii) the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

(iii) the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(iv) false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(v) a bidder must announce an offer only after ensuring that he or she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(vi) a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

(vii) a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Irish law also includes mandatory bid rules, other requirements in relation to offers, “substantial acquisition” rules and

	KYTHERA	Allergan
restrictions on “frustrating action,” as described in more detail under the section entitled “Description of Allergan Ordinary Shares—Anti-Takeover Provisions” beginning on page [●] of this proxy statement/prospectus.

Variation of Rights Attaching to a Class or Series of Shares	Under KYTHERA’s certificate of incorporation, the board of directors may designate a new series of preferred stock, which may have terms different than outstanding shares, without stockholder approval. Such designation would specify the number of shares of any series and determine the voting rights, preferences, limitations and special rights, if any, of the shares of any series. A variation of the rights attached to issued shares of KYTHERA would be effected through an amendment to Allergan’s certificate of incorporation, as described under the section entitled “—Amendments of Governing Documents” beginning on page [●] of this proxy statement/prospectus.	As a matter of Irish law, any variation of class rights attaching to the issued Allergan shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Amendments of Governing Documents

Under Delaware law, a corporation’s certificate of incorporation may be amended only if the board of directors adopts a resolution approving the amendment and declaring its advisability and the holders of a majority of the outstanding stock entitled to vote approve the amendment. If the proposed amendment would adversely affect the rights, powers, par value or preferences of the holders of a class of stock, then the holders of the class of stock shall be entitled to vote as a class on the amendment. If the proposed amendment would adversely affect the powers, preferences or the rights of one or more series of a class but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class and be entitled to vote separately as a class on the amendment.

KYTHERA’s certificate of incorporation provides that the KYTHERA Board and the stockholders collectively holding at least 66 2/3% of all the outstanding

Allergan, pursuant to Irish law, may only alter its memorandum and articles of association by the passing of a special resolution of shareholders.

	KYTHERA	Allergan

shares of voting stock entitled to vote may rescind, alter, amend or repeal the KYTHERA certificate of incorporation at an annual or special meeting of the KYTHERA stockholders.

KYTHERA’s bylaws provide that they may be altered, amended, repealed or rescinded and new bylaws may be adopted by the majority of the KYTHERA Board or by the stockholders collectively holding at least 66 2/3% of all the outstanding shares of voting stock entitled to vote at an annual or special meeting of the KYTHERA stockholders.

Rights Upon Liquidation

Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by the written consent of stockholders holding 100% of the total voting power of the corporation. If a dissolution is initially approved by the board of directors, it may be approved by the holders of a majority of the outstanding shares entitled to vote thereon.

Upon dissolution, after satisfaction of the claims of creditors, the assets of KYTHERA would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preferred stock may have to preferred distributions upon dissolution or liquidation of the corporation.

The rights of shareholders of an Irish public limited company to a return of the company’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the company’s memorandum and articles of association or the terms of any serial preferred shares issued by the company from time to time.

The holders of serial preferred shares in particular may have the right to priority in a dissolution or winding up of the company. If the company’s memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to the Company’s shareholders in proportion to the paid -up nominal value of the shares held. Allergan’s articles of association provide that the ordinary shareholders of Allergan are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the serial preferred shares to participate under the terms of any series or class of such shares.

Allergan may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Allergan may also be

	KYTHERA	Allergan
dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Allergan has failed to file certain returns.

Enforcement of Civil Liabilities Against Foreign Persons	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

(i) the judgment must be for a definite sum;

(ii) the judgment must be final and conclusive; and

(iii) the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

DESCRIPTION OF ALLERGAN ORDINARY SHARES

The following description of Allergan’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Companies Act and the complete text of Allergan’s memorandum and articles of association, which are incorporated by reference herein. You should read those laws and documents carefully.

There are differences between KYTHERA’s bylaws and certificate of incorporation and Allergan’s memorandum and articles of association. See the section entitled “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock” beginning on page [●] of this proxy statement/prospectus.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the memorandum and articles of association of Allergan.

Capital Structure

Authorized Share Capital

The authorized share capital of Allergan is €40,000 and $101,000 divided into 40,000 euro deferred ordinary shares with a par value of €1.00 per share, 1,000,000,000 ordinary shares with a par value of $0.0001 per share and 10,000,000 serial preferred shares with a par value of $0.0001 per share.

Allergan may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, preferred shares or euro deferred ordinary shares, as applicable) by an ordinary resolution. The shares comprising the authorized share capital of Allergan may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary, serial preferred or euro deferred ordinary shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The articles of association of Allergan authorize the board of directors of Allergan to issue new ordinary, serial preferred or euro deferred ordinary shares without shareholder approval for a period of five years from the effective date of the shareholder resolution approving such authorization, which was October 1, 2013.

The rights and restrictions to which the ordinary shares are subject are prescribed in Allergan’s articles of association. Allergan’s articles of association permit the board of directors, without shareholder approval, to determine certain terms of each series of the serial preferred shares issued by Allergan, including the number of shares, designations, dividend rights, liquidation and other rights and redemption, repurchase or exchange rights.

Irish law does not recognize fractional shares held of record. Accordingly, Allergan’s articles of association do not provide for the issuance of fractional Allergan ordinary shares, and the official Irish register of Allergan will not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Allergan would result in any Allergan shareholder becoming entitled to fractions of a share, the Allergan board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the board may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital

Allergan is expected to issue or reserve for issuance approximately [●] ordinary shares with a nominal value of $0.0001 per share to pay the stock portion of the Merger Consideration to KYTHERA stockholders and assume KYTHERA equity awards at the closing of the Merger. All shares issued upon the effective time will be issued as fully paid-up and non–assessable.

Preemption Rights, Share Warrants and Options

Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Allergan has opted out of these preemption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of shareholders, Allergan’s articles of association provide that this opt -out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Allergan on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

The memorandum and articles of association of Allergan provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Allergan is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Allergan is subject to the rules of the NYSE that require shareholder approval of certain equity plans and share issuances. Allergan’s board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the Merger, Allergan will assume KYTHERA’s existing obligations to deliver shares under its equity incentive plans.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Allergan are equal to, or in excess of, the aggregate of Allergan’s called-up share capital plus undistributable reserves and the distribution does not reduce Allergan’s net assets below such aggregate. Undistributable reserves include the undenominated capital and the amount by which Allergan’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Allergan’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Allergan has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Allergan. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act, which give a “true and fair view” of Allergan’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office.

Allergan’s memorandum and articles of association authorize the directors to pay interim dividends without shareholder approval to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by the Allergan shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of Allergan ordinary shares will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Allergan.

The directors of Allergan may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Allergan in relation to the Allergan ordinary shares.

The directors may also authorize Allergan to issue shares with serial preferred rights to participate in dividends declared by Allergan. The holders of serial preferred shares may, depending on their terms, rank senior to the Allergan ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, see the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Withholding Tax on Dividends (DWT)” beginning on page [●] of this proxy statement/prospectus.

Share Repurchases, Redemptions and Conversions

Overview

Allergan’s memorandum and articles of association provide that any ordinary share which Allergan has agreed to acquire shall be deemed to be a redeemable share, unless the board resolves otherwise. Accordingly, for Irish law purposes, the repurchase of ordinary shares by Allergan will technically be effected as a redemption of those shares as described below under the section entitled “—Repurchases and Redemptions by Allergan” beginning on page [●] of this proxy statement/prospectus. If the articles of association of Allergan did not contain such provision, all repurchases by Allergan would be subject to many of the same rules that apply to purchases of Allergan ordinary shares by subsidiaries described below under the section entitled “—Purchases by Subsidiaries of Allergan” beginning on page [●] of this proxy statement/prospectus including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of Allergan places limitations on the right of nonresident or foreign owners to vote or hold Allergan ordinary shares. Except where otherwise noted, references elsewhere in this proxy statement/prospectus to repurchasing or buying back Allergan ordinary shares refer to the redemption of ordinary shares by Allergan or the purchase of Allergan ordinary shares by a subsidiary of Allergan, in each case in accordance with the Allergan memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions by Allergan

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. See also the sections entitled “—Dividends” and “Risk Factors” beginning on pages [●] and [●], respectively, of this proxy statement/prospectus. Allergan may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Allergan. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Allergan’s articles of association described above, shareholder approval will not be required to redeem Allergan ordinary shares.

Allergan may also be given an additional general authority by its shareholders to purchase its own shares as overseas market purchases, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Allergan’s subsidiaries as described below. Allergan does not currently have the authority to make overseas purchases of its shares.

Repurchased shares and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Allergan at any time must not exceed 10% of the nominal value of the issued share capital of Allergan. Allergan may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Allergan or reissued subject to certain conditions.

Purchases by Subsidiaries of Allergan

Under Irish law, a subsidiary of Allergan may purchase Allergan ordinary shares either as overseas market purchases or as off-market purchases. For a subsidiary of Allergan to make overseas market purchases of Allergan ordinary shares, the shareholders of Allergan must provide general authorization for such purchase by way of ordinary resolution. Allergan does not currently have the authority from its shareholders to make overseas market purchases of Allergan ordinary shares. In the absence of this general authority, for an off-market purchase by a subsidiary of Allergan, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Allergan from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of Allergan to make an overseas market purchase of Allergan’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the Allergan ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by the subsidiaries of Allergan at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Allergan. While a subsidiary of Allergan holds Allergan ordinary shares, it cannot exercise any voting rights in respect of those shares. The acquisition of the Allergan ordinary shares by a subsidiary of Allergan must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Allergan’s articles of association provide that Allergan will have a first and paramount lien on every share that is not a fully paid share for all moneys payable, whether presently due or not, in respect of such Allergan share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions will only be applicable to Allergan shares that have not been fully paid up. The shares to be issued at the effective time of the Merger as the stock portion of the Merger Consideration will be fully paid up.

Bonus Shares

Under Allergan’s articles of association, the board of directors may resolve to capitalize any amount credited to any reserve (including the share premium account and the capital redemption reserve fund) or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Allergan may, by ordinary resolution, consolidate and divide all or any of its issued share capital into a smaller number of shares or subdivide all or any of its issued share capital into a larger number of shares.

Reduction of Share Capital

Allergan may, by ordinary resolution, reduce its authorized but unissued share capital in any way. Allergan also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Act.

Annual Meetings of Shareholders

Allergan (then known as Actavis plc) held its first annual general meeting on May 9, 2014, and is required to hold its subsequent annual general meetings at intervals of no more than 15 months after the previous general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than 9 months after Allergan’s fiscal year-end.

Notice of an annual general meeting must be given to all Allergan shareholders and to the auditors of Allergan. The articles of association of Allergan provide for a minimum notice period of 21 clear days (i.e., 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements and the report of the directors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (1) by or at the direction of the board of directors, (2) in certain circumstances, at the direction of the Irish High Court, (3) as required by law or (4) such business that the chairman of the meeting determines is properly within the scope of the meeting. The business to be conducted at any annual general meeting must be set forth in the notice of the meeting. In addition, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the board of directors.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Allergan may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 5% of the paid up share capital of Allergan carrying voting rights, (iii) on requisition of Allergan’s auditors, or (iv) in exceptional cases, by order of the Irish High Court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Allergan shareholders and to the auditors of Allergan. Under Irish law and Allergan’s articles of association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Allergan, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Allergan board of directors has 21 days to convene a meeting of Allergan shareholders to vote on the matters set out in the requisition notice. This meeting must be held within 60 days of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Allergan’s receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Allergan are not greater than half of the amount of Allergan’s called-up share capital, the directors of Allergan must convene an extraordinary general meeting of Allergan shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The articles of association of Allergan provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum requires the presence of at least two persons holding or representing by proxy (whether or not such holder actually exercises his voting rights in whole, in part or at all at the meeting) more than 50% of the total issued voting rights of Allergan’s shares, unless a class of Allergan shares has only one holder, in which case the presence of that one holder constitutes a quorum. Abstentions will be counted as present for purposes of determining whether there is a quorum.

Voting

Allergan’s articles of association provide that except where a greater majority is required by the Companies Act or by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Allergan, all resolutions will be decided on a show of hands unless a poll is demanded by: (i) the chairman, (ii) at least three shareholders present in person or by proxy, (iii) any shareholder or shareholders present in person or by proxy and holding not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting, or (iv) any shareholder or shareholders holding shares in Allergan conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. If voting takes place on a poll, rather than a show of hands, every shareholder entitled to vote has one vote for each share held unless otherwise provided in Allergan’s articles of association. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with Allergan’s articles of association.

In accordance with Allergan’s articles of association, the board of directors may from time to time cause Allergan to issue serial preferred or any other class or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares). Treasury shares or Allergan ordinary shares that are held by subsidiaries of Allergan will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

(i)	amending the objects or memorandum of association of Allergan;

(ii)	amending the articles of association of Allergan;

(iii)	approving a change of name of Allergan;

(iv)	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

(v)	opting out of preemption rights on the issuance of new Allergan ordinary shares;

(vi)	re-registration of Allergan from a public limited company to a private company;

(vii)	variation of class rights attaching to classes of Allergan shares (where the articles of association do not provide otherwise);

(viii)	purchase by Allergan of its shares off-market;

(ix)	reduction of Allergan’s issued share capital;

(x)	sanctioning a compromise/scheme of arrangement involving Allergan;

(xi)	resolving that Allergan be wound up by the Irish courts;

(xii)	resolving in favor of a shareholders’ voluntary winding-up;

(xiii)	re-designation of Allergan shares into different share classes; and

(xiv)	setting the reissue price of Allergan treasury shares.

Action by Written Consent

Allergan’s articles of association provide that anything which may be done by resolution at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders who would be entitled to attend the relevant meeting and vote on the relevant resolution, subject to the requirements of the Companies Act.

Variation of Rights Attaching to a Class or Series of Shares

Under the Allergan articles of association and the Companies Act, any variation of class rights attaching to the issued Allergan ordinary shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

The provisions of the articles of association of Allergan relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined with reference to the shares of the holders of the class.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Allergan; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Allergan; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Allergan; (iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports of Allergan which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of any subsidiary of Allergan which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. The auditors’ report must be circulated to the shareholders with Allergan’s financial statements prepared in accordance with Irish law 21 clear days before the annual general meeting and must be read to the shareholders at Allergan’s annual general meeting.

Acquisitions

An Irish public limited company such as Allergan may be acquired in a number of ways, including:

(i)	a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with Allergan shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

(ii)	through a tender or takeover offer by a third party for all of the Allergan ordinary shares. Where the holders of 80% or more of Allergan’s ordinary shares have accepted an offer for their shares in Allergan, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting Allergan shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If Allergan ordinary shares were to be listed on the Irish Stock Exchange (referred to in this proxy statement/prospectus as the “ISE”) or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

(iii)

it is also possible for Allergan to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a transaction must be approved by a special resolution. If Allergan is being merged with another EU company under the EU Cross-Border

Mergers Directive 2005/56/EC and the consideration payable to Allergan shareholders is not all in the form of cash, Allergan shareholders may be entitled to require their shares to be acquired at fair value.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as Allergan and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein) and the other company is the surviving entity, a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement.

In the event of a takeover of Allergan by a third party in accordance with the Irish Takeover Rules and the Companies Act where the holders of 80% or more in value of a class of Allergan’s shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the bidder does not exercise this “squeeze out” right, the non-tendering shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the bidder or non-tendering shareholder, may order.

Disclosure of Interests in Shares

Under the Companies Act, Allergan shareholders must notify Allergan if, as a result of a transaction, the shareholder will become interested in 3% or more of the Allergan ordinary shares; or if as a result of a transaction a shareholder who was interested in 3% or more of the Allergan ordinary shares ceases to be so interested. Where a shareholder is interested in 3% or more of the Allergan ordinary shares, the shareholder must notify Allergan of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the Allergan shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Allergan (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. Allergan must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Allergan ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Allergan, under the Companies Act, may, by notice in writing, require a person whom Allergan knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Allergan’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the Allergan ordinary shares, to provide additional information, including the person’s own past or present interests in Allergan ordinary shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Allergan may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

(i)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(ii)	no voting rights shall be exercisable in respect of those shares;

(iii)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(iv)	no payment shall be made of any sums due from Allergan on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event Allergan is in an offer period pursuant to the Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in Allergan securities of 1% or more.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Allergan will be governed by the Takeover Panel Act and the Irish Takeover Rules made thereunder and will be regulated by the Panel. The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles

The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

(i)	in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(ii)	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

(iii)	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(iv)	false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(v)	a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(vi)	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

(vii)	a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Allergan may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Allergan at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Allergan, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Allergan would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding Allergan shares, the offer price must be no less than the highest price paid for Allergan shares by the bidder or its concert parties during the three month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Allergan shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Allergan shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Allergan share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Allergan shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Allergan. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Allergan is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Allergan and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Allergan board of directors is not permitted to take any action which might frustrate an offer for the Allergan ordinary shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(i)	the action is approved by Allergan’s shareholders at a general meeting; or

(ii)	the Panel has given its consent, where:

(1)	it is satisfied the action would not constitute frustrating action;

(2)	Allergan shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(3)	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

(4)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Allergan memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following sections: “—Capital Structure—Authorized Share Capital” (regarding issuance of serial preferred shares) beginning on page [●] of this proxy statement/prospectus, “—Preemption Rights, Share Warrants and Options” beginning on page [●] of this proxy statement/prospectus, “—Disclosure of Interests in Shares” beginning on page [●] of this proxy statement/prospectus, “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock—Removal of Directors; Newly Created Directorships and Vacancies” beginning on page [●] of this proxy statement/prospectus, “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock—Amendments of Governing Documents” beginning on page [●] of this proxy statement/prospectus, “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock—Calling Special Meetings of Shareholders” beginning on page [●] of this proxy statement/prospectus and “Comparison of the Rights of Holders of Allergan Ordinary Shares and KYTHERA Common Stock—Notice Provisions” beginning on page [●] of this proxy statement/prospectus.

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (1) the announcement of such offer or approach or (2) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

The articles of association of Allergan allocate authority over the day-to-day management of Allergan to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Allergan. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Allergan is Allergan plc. Allergan was incorporated in Ireland on May 16, 2013 as a private limited company, under the name Actavis Global Pharmaceuticals Limited (registration number 527629) and converted into a public limited company, Actavis plc, on September 20, 2013. On June 15, 2015, Actavis plc changed its name to Allergan plc. Allergan’s fiscal year ends on December 31 and Allergan’s registered address is 1 Grand Canal Square, Docklands, Dublin 2, Ireland. For more information regarding Allergan, see the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

Appointment of Directors

Allergan’s articles of association provide that (subject to: (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and/or (ii) any ordinary resolution passed by shareholders increasing or decreasing the maximum number of directors) the number of directors will be not less than five and not more than 14.

At each annual general meeting of Allergan, all the directors shall retire from office and be reeligible for reelection. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

(i)	by the affirmative vote of two-thirds of the board of Allergan;

(ii)	with respect to election at an annual general meeting, by any Allergan shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Allergan, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

(iii)	with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Companies Act, by an Allergan shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Allergan and who make such nomination in the written requisition of the extraordinary general meeting; or

(iv)	by holders of any class or series of shares in Allergan then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

(i)	by Allergan shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting at which a resolution seeking the appointment of a director is proposed;

(ii)	by the board in accordance with the articles of association; or

(iii)	so long as there is in office a sufficient number of directors to constitute a quorum of the board, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Companies Act, the Allergan shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Allergan in respect of his or her removal.

The board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any maximum number of directors so fixed. Allergan may by ordinary resolution elect another person in place of a director removed from office and, without prejudice to the powers of the directors under the articles of association, Allergan in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the articles of association.

Duration; Dissolution; Rights upon Liquidation

Allergan’s duration is unlimited. Allergan may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Allergan may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Allergan has failed to file certain returns. Allergan may also be dissolved by the Director of Corporate Enforcement in Ireland where the affairs of Allergan have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that Allergan should be wound up.

The rights of the shareholders to a return of Allergan’s assets on dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in Allergan’s articles of association or the terms of any serial preferred shares issued by the directors of Allergan from time to time. The holders of serial preferred shares in particular may have the right to priority in a dissolution or winding-up of Allergan. If the memorandum and articles of association contain no specific provisions in respect of dissolution or winding-up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Allergan’s articles of association provide that the ordinary shareholders of Allergan are entitled to participate pro rata in a winding-up, but their right to do so is subject to the rights of any holders of the serial preferred shares to participate under the terms of any series or class of such shares.

Uncertificated Shares

Holders of Allergan ordinary shares have the right upon request to require Allergan to issue certificates for their shares. Subject to any such requests, Allergan intends only to issue uncertificated ordinary shares.

Stock Exchange Listing

Allergan’s ordinary shares are listed on the NYSE under the symbol “AGN.” Allergan’s ordinary shares are not listed on the ISE or any other exchange.

No Sinking Fund

The Allergan ordinary shares have no sinking fund provisions.

Transfer and Registration of Shares

The transfer agent for Allergan maintains the share register, registration in which will be determinative of membership in Allergan. A shareholder of Allergan who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Allergan’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Allergan’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Allergan’s official Irish share register. However, a shareholder who holds shares outside of DTC may transfer those shares into DTC (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares by a beneficial owner to a third party.

Any transfer of Allergan ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Allergan’s articles of association allow Allergan, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Allergan is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer, (ii) set off the amount of the stamp duty against future dividends payable to the buyer and (iii) claim a lien against the Allergan ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Allergan ordinary shares has been paid unless one or both of such parties is otherwise notified by Allergan.

Allergan’s memorandum and articles of association delegate to Allergan’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Allergan ordinary shares occurring through normal electronic systems, Allergan intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Allergan notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Allergan for this purpose) or request that Allergan execute an instrument of transfer on behalf of the transferring party in a form determined by Allergan. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Allergan’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Allergan’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

CERTAIN BENEFICIAL OWNERS OF KYTHERA COMMON STOCK

The following table presents information as to the beneficial ownership of our common stock as of July 6, 2015 for:

•	each person, or group of affiliated persons, known by KYTHERA to beneficially own more than 5% of KYTHERA common stock;

•	each named executive officer as set forth in the summary compensation table below;

•	each of KYTHERA’s directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to KYTHERA’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of KYTHERA common stock subject to options that are currently exercisable or exercisable within 60 days of July 6, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of KYTHERA common stock in the table is based on 26,254,157 shares of our common stock issued and outstanding on July 6, 2015. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KYTHERA Biopharmaceuticals, Inc., 30930 Russell Ranch Road, 3rd floor, Westlake Village, California 91362.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Persons and entities associated with FMR LLC(2)	3,398,491	—	3,398,491	12.9%
Prospect Venture Partners III, L.P.(3)	1,914,566	—	1,414,566	7.3%
Entities associated with Prudential Financial, Inc.(4)	1,633,499	—	1,633,499	6.2%
Named Executive Officers and Directors:
Keith R. Leonard, Jr.(5)	839,226	296,425	1,135,651	4.3%
John W. Smither(6)	23,200	89,394	112,594	*
Frederick Beddingfield, III, M.D., Ph.D.(7)	—	109,076	109,076	*
F. Michael Ball(8)	—	15,266	15,266	*
Nathaniel David, Ph.D.(9)	429,874	23,303	453,177	1.7%
Dennis Fenton, Ph.D.(10)	3,348	53,555	56,903	*
François Kress(11)	—	30,867	30,867	*
Hollings C. Renton, III(12)	—	4,966	4,966	*
Camille Samuels(13)	14,185	11,959	26,144	*
Joseph L. Turner(14)	1,872	42,211	44,083	*
All 10 directors and executive officers as a group(15)	1,311,705	677,022	1,988,727	7.4%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Represents shares of KYTHERA common stock held and options held by such individuals that were exercisable within 60 days of July 6, 2015. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after July 6, 2015.

As reported on a Schedule 13D filed with the SEC by Allergan on June 29, 2015 (as amended by a Schedule 13D/A filed with the SEC by Allergan on July 2, 2015), Allergan may be deemed to have beneficial ownership of 1,760,048 shares of KYTHERA common stock as of June 17, 2015 as a result of the Voting Agreement. Allergan expressly disclaims beneficial ownership of such shares.

(2)	As reported on Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, Edward C. Johnson III, Abigail P. Johnson, Fidelity OTC Portfolio (referred to in this proxy statement/prospectus as “OTC”) and Select Biotechnology Portfolio (referred to in this proxy statement/prospectus as “Select”). As of December 31, 2014, FMR LLC, Edward C. Johnson III and Abigail P. Johnson each reported aggregate beneficial ownership of and sole dispositive power with respect to the same 3,398,491 shares of KYTHERA common stock, FMR LLC reported sole voting power with respect to 17,611 shares of KYTHERA common stock, and OTC and Select each reported aggregated beneficial ownership of, and sole voting power with respect to, 1,257,482 shares and 1,304,079 shares, respectively, of KYTHERA common stock. FMR LLC, Edward C. Johnson III, Abigail P. Johnson, OTC and Select each reported that the following subsidiaries of FMR LLC beneficially own shares of KYTHERA common stock: FMR Co., Inc. and Pyramis Global Advisors Trust Company. Edward C. Johnson III is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (referred to in this proxy statement/prospectus as “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for such entities and persons is 245 Summer Street, Boston, Massachusetts 02210.
(3)	The shares of KYTHERA common stock are owned by Prospect Venture Partners III, L.P., a Delaware limited partnership (referred to in this proxy statement/prospectus as “PVP III”). Prospect Management Co. III, L.L.C., a Delaware limited liability company (referred to in this proxy statement/prospectus as “PMC III”) serves as the sole general partner of PVP III. As such, PMC III possesses power to direct the voting and disposition of the shares owned by PVP III and may be deemed to have indirect beneficial ownership of the shares held by PVP III. PMC III owns no shares directly. David Schnell, M.D. and Russell C. Hirsch, M.D., Ph.D. are managing members of PMC III. The managing members of PMC III are deemed to have voting and dispositive power over the shares held by PVP III, and each disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein. The address for such entities and persons is 435 Tasso Street, Suite 200, Palo Alto, CA 94301.
(4)

As reported on Schedules 13G/A filed with the SEC by Prudential Financial, Inc. (referred to in this proxy statement/prospectus as “Prudential”) on January 27, 2015 and by Jennison Associates LLC (referred to in this proxy statement/prospectus as “Jennison”) on February 9, 2015. Prudential is the parent holding company and indirect parent of Jennison and Quantitative Management Associates LLC (referred to in this proxy statement/prospectus as “Quantitative Management”). Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (referred to in this proxy statement/prospectus as “Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios. Jennison and Quantitative Management are the beneficial owners of 1,632,169 shares and 1,330 shares, respectively of KYTHERA common stock. Through its parent/subsidiary relationship, Prudential may be deemed the beneficial owner of the same securities as Jennison and Quantitative Management and may have direct or indirect voting and/or investment discretion over 1,633,499 shares of KYTHERA common stock. The address of the principal business office for Prudential is 751 Broad Street, Newark, New Jersey 07103-3777. The address of principal business office for Jennison is 466 Lexington Avenue, New York, NY 10017.
(5)	Consists of: (i) 9,105 shares held directly, (ii) 829,743 shares of KYTHERA common stock held by Leonard Family Trust, dated August 28, 1996, of which Mr. Leonard is a trustee, (iii) 189 shares of KYTHERA common stock held by Keith R. Leonard, III and 189 shares of KYTHERA common stock held by Nina R. Leonard, members of Mr. Leonard’s household, and (iv) 296,425 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(6)	Consists of (i) 15,584 shares of KYTHERA common stock held directly, (ii) 7,616 shares of KYTHERA common stock held by Smither Family Trust, dated March 1, 1994, as amended March 23, 2006, of which John W. Smither is a trustee, and (iii) 89,394 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(7)	Consists of 109,076 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options with 60 days of July 6, 2015.
(8)	Consists of 15,266 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(9)	Consists of: (i) 429,874 shares of KYTHERA common stock held by Nathaniel David, Ph.D. and (ii) 23,303 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(10)	Consists of: (i) 3,348 shares of KYTHERA common stock held by Dennis Fenton, Ph.D. and (ii) 53,555 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(11)	Consists of 30,867 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(12)	Consists of 4,966 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(13)	Consists of (i) 14,185 shares of KYTHERA common stock held by Camille Samuels and (ii) 11,959 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(14)	Consists of: (i) 1,872 shares of KYTHERA common stock held by Joseph L. Turner and (ii) 42,211 shares of KYTHERA common stock that may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.
(15)	Includes 1,417,057 shares of KYTHERA common stock held, and 935,728 shares of KYTHERA common stock beneficially owned by our current executive officers and directors, which may be acquired pursuant to the exercise of stock options within 60 days of July 6, 2015.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Allergan plc incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Allergan plc for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain non-integrated aspects of the internal controls over financial reporting of Forest Laboratories, Inc. which the Company acquired in July 2014) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Warner Chilcott Limited incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Warner Chilcott Limited for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of Forest Laboratories, Inc. and its subsidiaries as of March 31, 2014 and 2013 and for each of the three years in the period ended March 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2014 incorporated by reference in this proxy statement/prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Warner Chilcott Public Limited Company incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Warner Chilcott Public Limited Company for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. as of December 31, 2011 and 2010, and for the years then ended have been incorporated by reference in this proxy statement/prospectus from the Current Report on Form 8-K of Watson Pharmaceuticals, Inc. filed on September 27, 2012 in reliance upon the report of KPMG ehf., independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited Allergan, Inc.’s (Legacy Allergan) consolidated financial statements and schedule included in Allergan, Inc.’s (Legacy Allergan) Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Allergan, Inc.’s (Legacy Allergan) internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in Allergan’s Current Report (Form 8-K), filed with the SEC on February 19, 2015 as Exhibit 99.2, are also incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Allergan, Inc.’s (Legacy Allergan) financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited KYTHERA Biopharmaceuticals, Inc.’s consolidated financial statements included in KYTHERA Biopharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. KYTHERA Biopharmaceuticals, Inc.’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

VALIDITY OF ORDINARY SHARES

Arthur Cox, Irish counsel to Allergan, has passed upon the validity of the Allergan ordinary shares offered by this proxy statement/prospectus.

NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

The Allergan ordinary shares to be issued as the stock portion of the Merger Consideration will be duly and validly issued and fully paid.

ENFORCEABILITY OF CIVIL LIABILITIES

CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF ALLERGAN MAY BE NONRESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NONRESIDENT PERSONS AND OF ALLERGAN ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR ALLERGAN, OR TO ENFORCE AGAINST SUCH PERSONS OR ALLERGAN IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. ALLERGAN HAS BEEN ADVISED BY COUNSEL THAT THERE IS DOUBT AS TO THE ENFORCEABILITY IN IRELAND AGAINST ALLERGAN AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ORIGINAL ACTIONS OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the KYTHERA Board is not aware of any matters that will be presented for consideration at the KYTHERA special meeting other than as described in this proxy statement/prospectus. If, however, the KYTHERA Board properly brings any other matters before the KYTHERA special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of KYTHERA Board on any such matter (unless the KYTHERA stockholder checks the box on the proxy card to withhold discretionary voting authority).

KYTHERA ANNUAL MEETING STOCKHOLDER PROPOSALS

If the Merger is completed, KYTHERA will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed or if KYTHERA is otherwise required to do so under applicable law, KYTHERA will hold a 2016 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at KYTHERA’s next annual meeting must be submitted to KYTHERA as set forth below.

Stockholder Proposals for Inclusion in Proxy Statement

The deadline for submitting a stockholder proposal for inclusion in KYTHERA’s proxy statement pursuant to Rule 14a-8 under the Exchange Act for its 2016 annual meeting of stockholders is December 25, 2015.

Other Stockholder Proposals for Annual Meeting

KYTHERA’s certificate of incorporation contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders and not included in KYTHERA’s proxy statement. KYTHERA’s bylaws expand upon and supplement the advance notice provisions in KYTHERA’s certificate of incorporation, and any written notice furnished by a stockholder must set forth certain additional information as set forth in KYTHERA’s certificate of incorporation and bylaws. Pursuant to KYTHERA’s certificate of incorporation and bylaws, only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to KYTHERA’s Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, KYTHERA Biopharmaceuticals, Inc., Attn: Keith Klein, Corporate Secretary, 30930 Russell Ranch Road, 3rd Floor, Westlake Village, CA, 93162 not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 2, 2016. However, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after June 2, 2016, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. In no event will any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

While the KYTHERA Board will consider proper stockholder proposals that are properly brought before the annual meeting, it reserves the right to omit from KYTHERA’s 2016 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Stockholder Nominations of Directors at KYTHERA’s Annual Meeting

KYTHERA’s certificate of incorporation provides that any stockholder entitled to vote for the election of directors at a meeting of stockholders may nominate persons for election as directors at the annual meeting only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to KYTHERA Biopharmaceuticals, Inc., Attn: Keith Klein, Corporate Secretary, 30930 Russell Ranch Road, 3rd Floor, Westlake Village, CA 91362. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the address provided above not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 2, 2016. However, if the date of that annual meeting is more than thirty (30) days before or more than sixty (60) days after June 2, 2016, such stockholder must give notice not later than the ninetieth (90th) day prior to the annual meeting date or, if later, the tenth (10th) day following the day on which public disclosure of the annual meeting date is first made. Any stockholder’s notice to KYTHERA’s Corporate Secretary concerning the nomination of persons for election as directors must set forth the information required pursuant to KYTHERA’s certificate of incorporation and bylaws.

APPRAISAL RIGHTS

The following discussion is not a full summary of the provisions of Delaware law pertaining to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement/prospectus as Annex E. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. Unless the context requires otherwise, all references in Section 262 of the DGCL and in this summary to a “stockholder” are to a record holder of KYTHERA common stock.

Under Section 262 of the DGCL, stockholders of a Delaware corporation are entitled to appraisal rights if they are required to accept cash (other than cash in lieu of fractional shares) for their shares in a merger.

Stockholders who have neither voted in favor of, nor consented in writing to, the Merger Proposal, who continuously hold such shares through the effective date of the Merger and who otherwise comply with Section 262 of the DGCL are entitled to appraisal rights. Appraisal rights entitle the holders to have the “fair value” of their shares of KYTHERA common stock appraised by the Court, and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value, in lieu of receiving the Merger Consideration. Record holders of KYTHERA common stock who elect to exercise appraisal rights must comply with all the procedures set forth in Section 262 of the DGCL in order to preserve those rights.

Under Section 262 of the DGCL, where a merger agreement for a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the KYTHERA special meeting, the corporation submitting the matter to a vote of stockholders must, not less than 20 days prior to the meeting, notify each of its stockholders that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes such notice by KYTHERA to the holders of shares of KYTHERA’s common stock and a copy of the full text of Section 262 of the DGCL as in effect with respect to this transaction is attached to this proxy statement/prospectus as Annex E.

ANY HOLDER OF KYTHERA’S COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH STOCKHOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX E BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF KYTHERA’S COMMON STOCK, KYTHERA BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

How to Exercise and Perfect Appraisal Rights

KYTHERA stockholders wishing to exercise the right to demand appraisal of their shares of KYTHERA common stock under Section 262 of the DGCL must do each of the following:

•	Deliver to KYTHERA a written demand for appraisal of their shares before the vote on the Merger Proposal at the KYTHERA special meeting;

•	Not vote in favor of the Merger Proposal at the KYTHERA special meeting (voting against, abstaining from voting or not voting at all will satisfy this requirement);

•	Continue to hold their shares of KYTHERA common stock from the date of making the demand through the effective date of the Merger; and

•

File (or KYTHERA, as the Surviving Corporation, must file) a petition in the Court, requesting a determination of the fair value of their shares, within 120 days after the effective date of the Merger.

The Surviving Corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the Surviving Corporation will file a petition. Accordingly, it is the obligation of the holders of KYTHERA’s common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of KYTHERA’s common stock within the time prescribed in Section 262 of the DGCL.

A vote in favor of the Merger Proposal, in person or by proxy, or the return of a signed proxy that does not contain voting instructions will, unless revoked, constitute a waiver of the stockholder’s appraisal rights and will nullify any previously filed written demand for appraisal. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the Internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the Merger Proposal. However, neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

Filing Written Demand

Holders of shares of KYTHERA’s common stock who decide to exercise their appraisal rights must make a demand, in writing, for appraisal of their shares of common stock prior to the taking of the vote on the Merger Proposal at the stockholders meeting. A demand for appraisal will be sufficient if it reasonably informs KYTHERA of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of KYTHERA’s common stock. If you wish to exercise your appraisal rights you must be the record holder of such shares of KYTHERA’s common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective date of the Merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the Merger, will lose any right to appraisal in respect of such shares. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal will constitute a waiver of appraisal rights.

Only a holder of record of shares of KYTHERA’s common stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal in respect of shares of KYTHERA’s common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears in the KYTHERA common stock registry or on the stock certificates (as applicable), should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. As noted above, this written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the Merger Proposal.

If the shares are owned of record in a fiduciary capacity, such as by a trustee, a bank trust company, guardian or custodian, or other nominee, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock held in the name of the record owner. Beneficial owners who do not also hold their shares of KYTHERA common stock of record may not directly make appraisal demands to KYTHERA. The beneficial owner must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of KYTHERA common stock. If a stockholder holds shares of KYTHERA’s common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights should consult with their brokers or other nominees promptly to determine and follow in a timely manner the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 of the DGCL should be sent or delivered to KYTHERA at:

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, 3rd floor

Westlake Village, CA 91362

Attention: Keith Klein, Corporate Secretary

From and after the effective date of the Merger, any stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote for any purpose the shares of KYTHERA’s common stock subject to appraisal or to receive payment of dividends or other distributions on such shares except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the Merger.

Notice by the Surviving Corporation

Within 10 days after the effective date of the Merger, KYTHERA, as the Surviving Corporation in the Merger, must provide written notice to each holder of KYTHERA’s common stock, who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the Merger Proposal, that the Merger has become effective.

Withdrawing a Demand for Appraisal

At any time within 60 days after the effective date of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement by delivering to KYTHERA, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of KYTHERA, as the Surviving Corporation. No appraisal proceeding in the Court will be dismissed as to any stockholder who does not withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Merger without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when such approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand within 60 days after the effective date of the Merger, if the Court does not approve the dismissal of an appraisal proceeding with respect to a stockholder, such stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, KYTHERA, as the Surviving Corporation, or any holder of KYTHERA’s common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the fair value of the shares held by all dissenting holders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. As noted above, the Surviving Corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the Surviving Corporation will file a petition. Accordingly, it is the obligation of the holders of common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262 of the DGCL. Within 120 days after the effective date of the Merger, any holder of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the above requirement limiting demands for appraisal to record owners, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal in the Court as described in this paragraph or request to receive from the Surviving Corporation the statement described in this paragraph.

If a petition for an appraisal is timely filed by a holder of shares of KYTHERA’s common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after being served with a copy of the petition to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of KYTHERA common stock and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; if any stockholder fails to comply with the direction, the Court may dismiss the proceedings as to the stockholder.

Determination of Fair Value

After the Court determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5 percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the fair value is determined, the Court will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares, forthwith.

In determining the fair value of the shares of KYTHERA common stock, and, if applicable, interest, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Neither KYTHERA, Allergan nor Merger Sub makes any representation as to the outcome of the appraisal of fair value as determined by the Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Allergan, Merger Sub, nor KYTHERA anticipates offering more than the Merger Consideration to any stockholder of KYTHERA exercising appraisal rights, and reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the Merger Consideration. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of KYTHERA’s common stock under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration offered pursuant to the Merger Agreement.

As noted above, failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. In light of the complexity of Section 262 of the DGCL, KYTHERA stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

HOUSEHOLDING OF PROXY MATERIALS

Under SEC rules, a single set of proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A single proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If any KYTHERA stockholder who agreed to householding wishes to receive a separate proxy statement in the future, he or she may write to MacKenzie Partners Inc. at 105 Madison Avenue, New York, NY 10016. KYTHERA stockholders sharing an address who wish to receive a single set of proxy statements may do so by contacting their brokers, banks or other nominees, if they are beneficial holders, or by written request to the address set forth above, if they are record holders.

WHERE YOU CAN FIND MORE INFORMATION

Both Allergan and KYTHERA file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that either Allergan or KYTHERA files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the Public Reference Room. In addition, Allergan and KYTHERA file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Allergan at http://www.allergan.com under the “Investors” link, then under heading “Financial Information” and then under the subheading “SEC Filings” or from KYTHERA by accessing KYTHERA’s website at

http://www.KYTHERA.com under the “Investors” link and then under the heading “Financial Information.”

Allergan has filed a registration statement on Form S-4 of which this proxy statement/prospectus forms a part with respect to the Allergan ordinary shares to be issued in the Merger. This proxy statement/prospectus constitutes the prospectus of Allergan filed as part of the registration statement. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This proxy statement/prospectus incorporates by reference documents that Allergan and KYTHERA have previously filed with the SEC, including those listed below.

Allergan and KYTHERA have not authorized anyone to provide you with any information or to make any representations other than those contained in this proxy statement/prospectus. Allergan and KYTHERA take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing or posting of this proxy statement/prospectus to stockholders of KYTHERA nor the issuance of ordinary shares of Allergan in the Merger shall create any implication to the contrary.

This proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by Allergan (File No. 001-36867):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 18, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015;

•	Current Reports on Forms 8-K (only to the extent “filed” and not “furnished”), filed on January 12, 2015, January 29, 2015, February 10, 2015, February 19, 2015 (including the Annual Report of Allergan, Inc. on Form 10-K for the year ended December 31, 2014 incorporated by reference to Exhibit 99.2 thereto), March 2, 2015, March 6, 2015, March 10, 2015, March 12, 2015, March 13, 2015, March 16, 2015, March 18, 2015, April 22, 2015, May 4, 2015, June 8, 2015, June 17, 2015, July 2, 2015 and July 17, 2015;

•	Definitive Proxy Statement on Schedule 14A, filed on April 24, 2015, as amended by Schedule 14A filed on May 27, 2015;

•	the unaudited quarterly condensed consolidated financial statements of Forest Laboratories, Inc. as contained in Exhibit 99.2 to the Current Report of Actavis on Form 8-K as filed on September 30, 2014 for the three months ended June 30, 2014;

•	the unaudited quarterly condensed consolidated financial statements of Warner Chilcott Public Limited Company for the three months and nine months ended September 30, 2013 contained in Exhibit 99.1 to the Current Report of Actavis on Form 8-K as filed on March 25, 2014; and

•	the combined financial statements of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. as of December 31, 2011 and 2010 and the combined condensed interim financial statements of Actavis Pharma Holding 4 ehf. and Actavis S.à r.l. as of June 30, 2012 and for the six month interim period ended June 30, 2012 contained in Exhibit 99.1 to the Current Report of Watson Pharmaceuticals, Inc. on Form 8-K as filed on September 27, 2012.

This proxy statement/prospectus also incorporates by reference the following document that has previously been filed with the SEC by Warner Chilcott Limited (File No. 001-36887):

•	the Consolidated Financial Statements of Warner Chilcott Limited contained in the Annual Report of Warner Chilcott Limited on Form 10-K for the year ended December 31, 2014, as filed on February 18, 2015.

This proxy statement/prospectus also incorporates by reference the following document that has previously been filed with the SEC by Warner Chilcott Public Limited Company (File No. 000-53772):

•	the Consolidated Financial Statements contained in the Annual Report of Warner Chilcott Public Limited Company on Form 10-K for the year ended December 31, 2012, as filed on February 22, 2013.

This proxy statement/prospectus also incorporates by reference the following document that has previously been filed with the SEC by Forest Laboratories, Inc. (File No. 000-05438):

•	the Consolidated Financial Statements contained in the Annual Report of Forest Laboratories, Inc. on Form 10-K for the year ended March 31, 2014, as filed on May 30, 2014.

This proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by KYTHERA (File No. 001-10269):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;

•	Current Reports on Forms 8-K (only to the extent “filed” and not “furnished”), filed on January 6, 2015, January 30, 2015, February 11, 2015, February 13, 2015, March 16, 2015, May 4, 2015, June 2, 2015, June 4, 2015, June 17, 2015 and July 2, 2015; and

•	Definitive Proxy Statement on Schedule 14A, filed on April 23, 2015.

All additional documents that either Allergan or KYTHERA may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the KYTHERA special meeting shall also be deemed to be incorporated by reference. However, some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents or information is incorporated by reference into this proxy statement/prospectus. Additionally, to the extent this proxy statement/prospectus, or the documents or information incorporated by reference into this proxy statement/prospectus, contains references to the Internet websites of Allergan or KYTHERA, the information on those websites does not constitute a part of, and is not incorporated by reference into, this proxy statement/prospectus.

You can obtain any of the Allergan documents incorporated by reference through Allergan or the SEC. The Allergan documents incorporated by reference are available from Allergan without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement/prospectus. You will not receive copies of the Allergan documents incorporated by reference, as they are not being sent to shareholders unless specifically requested. You may obtain the Allergan documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows or by accessing the website listed below:

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: Investor Relations

Telephone: (862) 261-7488

Email: investor.relations@actavis.com

ir.allergan.com

You can obtain any of the KYTHERA documents incorporated by reference through KYTHERA or the SEC. The KYTHERA documents incorporated by reference are available from KYTHERA without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement/prospectus. You will not receive copies of the KYTHERA documents incorporated by reference, as they are not being sent to stockholders unless specifically requested. You may obtain the KYTHERA documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows or by accessing the website listed below:

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, 3rd Floor

Westlake Village, CA 91362

Attention: Investor Relations

Telephone: (818) 587-4559

Email: ir@KYTHERA.com

investors.KYTHERA.com

In order to ensure timely delivery of the documents, KYTHERA stockholders must make their requests no later than five business days prior to the date of the KYTHERA special meeting, or no later than [●], 2015.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ALLERGAN PLC,

KETO MERGER SUB, INC.

and

KYTHERA BIOPHARMACEUTICALS, INC.

dated as of June 17, 2015

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated June 17, 2015, is by and among Allergan plc, a company incorporated under the laws of Ireland (formerly known as Actavis plc) (“Parent”), Keto Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have each approved this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and to consummate the Merger, Parent has entered into a voting agreement, dated as of the date hereof, with certain stockholders of the Company (the “Voting Agreement”), pursuant to which, subject to the terms thereof, such stockholders have agreed, among other things, to vote shares of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) held by them in favor of the adoption of this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE I.

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern Time, at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, on the second (2nd) business day after the satisfaction or, to the extent permissible, waiver of, but subject to the continued satisfaction or, to the extent permissible, waiver of, the conditions set forth in Article VII

(other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 1.3 Effective Time. On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as shall be agreed to by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (such date and time being hereinafter referred to as the “Effective Time”).

Section 1.4 Governing Documents. Subject to Section 6.4, at the Effective Time (a) the Company Certificate shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law and (b) the Company Bylaws shall be amended and restated to read in their entirety in the form set forth in Exhibit A, and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.5 Officers and Directors of the Surviving Corporation. The Parties shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and (b) the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

TREATMENT OF SECURITIES

Section 2.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Parties:

(i) Conversion of Company Common Stock. Subject to the other provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock to be cancelled in accordance with Section 2.1(a)(ii), any shares of Company Common Stock subject to an unvested Company Restricted Share Award which is to be assumed by Parent pursuant to Section 2.4(c), and any Dissenting Shares) shall be automatically converted into the right to receive, in accordance with the terms of this Agreement, (A) $60.00 in cash, without interest (the “Cash Consideration Portion”) and (B) that number of validly issued, fully paid and nonassessable Parent Shares (the “Stock Consideration Portion”, and together with the Cash Consideration Portion, the “Merger Consideration”) equal to the quotient determined by dividing the Stock Value by the VWAP of Parent Stock, and rounding the result to the nearest 1/10,000 of a Parent Share. From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such shares of Company Common Stock in accordance with Section 2.2, including the right to receive, pursuant to Section 2.6, cash in lieu of fractional shares of Parent Stock, if any, which would otherwise be issuable in respect of such shares of Company Common Stock pursuant to this Section 2.1(a)(i) (the “Fractional Share Consideration”), together with the amounts, if any, payable pursuant to Section 2.2(f).

(ii) Cancellation of Certain Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or owned by Parent, Merger Sub or any of their respective Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor

(iii) Conversion of Merger Sub Common Stock. Each share of common stock, $0.001 par value per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and those shares of the Surviving Corporation shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Company Common Stock or Parent Stock outstanding after the date hereof and prior to the Effective Time; provided, however, that nothing in this Section 2.1(b) shall be construed to permit the Company or any of the Company Subsidiaries or Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s stockholders for the purpose of receiving and holding their certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) and non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) and shall obtain no rights or interests in the shares represented thereby. At or immediately after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Stock issuable pursuant to Section 2.1(a)(i) in book-entry form equal to the aggregate Parent Stock portion of the Merger Consideration (excluding any Fractional Share Consideration), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate cash portion of the Merger Consideration, Fractional Share Consideration and any dividends under Section 2.2(f) (such evidence of book-entry shares of Parent Stock and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Company Common Stock. In the event the Exchange Fund shall be insufficient to pay the aggregate Cash Consideration Portion, Fractional Share Consideration and any dividends under Section 2.2(f), Parent shall promptly deposit, or cause to be promptly deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration, including payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II, and, to the extent of any such loss, Parent shall fund additional cash amounts into the Exchange Fund to enable such payments to be made. Any interest or other income from such investments shall be payable to Parent or the Surviving Corporation, as Parent directs.

(b) Procedures for Surrender.

(i) Promptly after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates or transfer of the Book-Entry Shares in exchange for payment of the Merger Consideration issuable and payable in respect of such shares of Company Common Stock pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f).

(ii) Upon (A) surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal properly completed and validly executed in accordance with the instructions thereto or (B) receipt by the Exchange Agent of an “agent’s message” in the case of Book-Entry Shares and, in each case, such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and the Exchange Agent shall, and Parent shall cause the Exchange Agent to, issue and pay to such holder, the applicable Merger Consideration pursuant to the provisions of this Article II, including any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.6, and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f) for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, and each Certificate or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon, or shares of Parent Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f), without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; No Liability. At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving

Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6 and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f), payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Exchange Agent, the posting by such holder of a bond in such customary amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to any such Certificates, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f).

(f) Dividends or Distributions with Respect to Parent Stock. No dividends or other distributions with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Parent Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Stock.

Section 2.3 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock, if any, as to which the holder thereof shall have (i) properly demanded appraisal and otherwise complied with the provisions of Section 262 of the DGCL (“Section 262”) and (ii) not effectively withdrawn or lost such holder’s rights to appraisal (each, a “Dissenting Share”), shall not be converted into the right to receive the Merger Consideration and other amounts payable pursuant to Section 2.1 and Section 2.2, but instead at the Effective Time shall become entitled only to payment of the fair value of such shares of Company Common Stock determined in accordance with Section 262 (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares as determined in accordance with Section 262); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under Section 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration and other amounts payable pursuant to Section 2.1 and Section 2.2.

(b) The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, of any withdrawals of such demands and of any other instruments served and received by the Company under Section 262, and Parent shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.4 Treatment of Company Equity Awards.

(a) Except as provided in Section 2.4(d), as of the Effective Time, each option to purchase Company Common Stock (a “Company Stock Option”) granted under any Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be assumed by Parent and shall be converted into a stock option (a “Parent Stock Option”) to acquire Parent Stock in accordance with this Section 2.4. Each such Parent Stock Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Stock Option immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable Company Equity Plan, in any award agreement or in such Company Stock Option by reason of this Agreement or the Transactions). As of the Effective Time, each such Parent Stock Option as so assumed and converted shall be for that number of whole shares of Parent Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Stock Award Exchange Ratio, which product shall be rounded down to the nearest whole share, at a per share exercise price determined by dividing the per share exercise price of such Company Stock Option immediately prior to the Effective Time by the Stock Award Exchange Ratio, which quotient shall be rounded down to the nearest whole cent; provided, however, that each Company Stock Option (A) which is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and (B) shall be adjusted in a manner which complies with Section 409A of the Code.

(b) As of the Effective Time, each outstanding restricted stock unit award (each, a “Company RSU Award”) under any Company Equity Plan that is not then vested shall be assumed by Parent and shall be converted into a restricted stock unit award for Parent Stock (the “Parent RSU Award”) with associated rights to the issuance of additional shares of Parent Stock in accordance with this Section 2.4. Each Parent RSU Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the applicable Company RSU Award immediately prior to the Effective Time (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the applicable Company Equity Plan, in any award agreement or in such Company RSU Awards, by reason of this Agreement or the Transactions). As of the Effective Time, the number of shares of Parent Stock underlying each such Parent RSU Award as so assumed and converted (which shall be rounded up to the nearest whole share) shall be equal to the product of (i) the applicable number of shares of Company Common Stock subject to the Company RSU Award, multiplied by (ii) the Stock Award Exchange Ratio, rounded up to the nearest whole share of Parent Stock. For the avoidance of doubt, Parent shall have the ability to adjust any dividend equivalent rights associated with the Parent RSU Awards to reflect dividends on Parent Stock giving effect to the changes and adjustments contemplated to the corresponding Company RSU Awards by reason of this Agreement or the Transactions.

(c) As of the Effective Time, each outstanding restricted stock award (collectively, the “Company Restricted Share Awards”) granted under any Company Equity Plan that is not then vested shall be assumed by Parent and shall be converted into an award of shares of restricted stock of Parent (collectively, the “Parent Restricted Share Awards”) in accordance with this Section 2.4. Each Parent Restricted Share Award as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the applicable Company Restricted Share Award immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable Company Equity Plan, in any award agreement or in such Company Restricted Share Award, by reason of this Agreement or the Transactions). As of the Effective Time, the number of shares of Parent Stock underlying each such Parent Restricted Share Award as so assumed and converted (which shall be rounded up to the nearest whole share) shall be equal to the product of (i) the applicable number of shares of Company Common Stock subject to such award, multiplied by (ii) the Stock Award Exchange Ratio.

(d) Each outstanding Company Stock Option that is held as of the Effective Time by a Non-Employee Holder and vested as of the Effective Time shall be cancelled at the Effective Time and converted into the right to receive an amount in cash, rounding such amount (x) up to the nearest whole cent if half a cent or more or (y) down to the nearest whole cent if less than half a cent, equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (ii) the excess, if any, of (A) $75.00 less (B) the per share exercise price of such Company Stock Option. In no event shall any of the Company Stock Options described in this Section 2.4(d) be assumed by Parent. In no event shall the vesting of any of the Company Stock Options described in this Section 2.4(d) be accelerated as a result of the provisions of this Section 2.4(d). For purposes of this Agreement, “Non-Employee Holder” means any non-employee director of the Company or any employee or former employee of the Company who is not a Continuing Employee as of the Effective Time.

(e) Prior to the Effective Time, the Company shall adopt such resolutions as are necessary to effect the treatment of the Company Stock Options, Company Restricted Share Awards and Company RSU Awards (collectively, the “Company Equity Awards”) as contemplated by this Section 2.4. At the Effective Time, Parent shall assume all obligations of the Company under the Company Equity Plans, each outstanding Parent Stock Option, Parent Restricted Share Award and Parent RSU Award and the agreements evidencing the grants thereof and shall administer and honor all such awards in accordance with the terms and conditions of such awards and the Company Equity Plans pursuant to which they were granted (subject to the adjustments required by reason of this Agreement or the Transactions or such other adjustments or amendments made by Parent in accordance with such terms and conditions).

(f) Notwithstanding anything else to the contrary in Article II, any payment to which a current or former employee of the Company or any Subsidiary of the Company becomes entitled pursuant to this Section 2.4 shall be made through the Surviving Corporation’s payroll as promptly as practicable following the Effective Time. Parent shall cause the Exchange Agent to make any payments under Section 2.4 payable to holders who are not current or former employees of the Company or any Subsidiary in accordance with Section 2.2.

Section 2.5 Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement, any amounts as are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.6 Fractional Shares. No fractional shares of Parent Stock shall be issued in connection with the Merger, no certificate or scrip representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof and upon surrender thereof, cash, without interest, in an amount equal to such fractional part of a share of Parent Stock (rounded to the nearest one thousandth when expressed in decimal form) multiplied by the VWAP of Parent Stock.

ARTICLE III. REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed or furnished with the SEC since December 31, 2014 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent from a reading of the Company Disclosure Letter), the Company represents and warrants to Parent as set forth below.

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of the Company and the Company Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The copies of the Company Governing Documents most recently filed with the Company SEC Documents are accurate and complete copies of such documents as in effect as of the date of this Agreement. The Company has made available to Parent accurate and complete copies of the certificates of incorporation and by-laws or comparable organizational and governing documents of the Company Subsidiaries, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.00001 per share (“Company Preferred Stock”). As of June 15, 2015 (the “Company Capitalization Date”), (i)(A) 25,938,955 shares of Company Common Stock were issued and outstanding (including any Company Restricted Share Awards), (B) no shares of Company Common Stock were held in treasury and (C) no shares of Company Common Stock were held by the Company Subsidiaries, (ii) 5,499,681 shares of Company Common Stock were reserved for issuance pursuant to the Company Equity Plans, of which amount 4,362,635 shares of Company Common Stock are issuable upon the exercise of outstanding Company Stock Options, (iii) 99,357 shares of Company Common Stock were issuable upon the settlement of outstanding Company RSU Award, and (iv) no shares of Company Preferred Stock were issued or outstanding. 681,844 shares of Company Common Stock were authorized for issuance pursuant to the Company ESPP. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. All issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Company Permitted Liens. Section 3.2(a) of the Company Disclosure Letter sets forth an accurate and complete list of all Company Equity Awards outstanding as of the Company Capitalization Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject to each such Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) the year of vesting of each such Company Equity Award or the number of exercisable and unexercisable options underlying such Company Equity Award, in either case, to the extent applicable, and (v) the exercise price for each such Company Equity Award, to the extent applicable.

(b) Except as set forth in Section 3.2(a) above, as of the date of this Agreement: (i) the Company does not have any shares of capital stock issued or outstanding other than the shares of Company Common Stock that were outstanding on the Company Capitalization Date or that have become outstanding after the Company Capitalization Date but were reserved for issuance as set forth in Section 3.2(a) above as of the Company Capitalization Date and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of the Company Subsidiaries is a party or otherwise obligating the Company or any of the Company Subsidiaries to (A) issue, transfer or sell any shares in the capital or other equity interests of the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a wholly owned Subsidiary of the Company); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares in its capital or other equity interests; (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned or any other Person or (E) make any payment to any Person the value of which is derived from or calculated based on the value of the Company Common Stock or Company Preferred Stock. Between the Company Capitalization Date and the date of this Agreement, the Company has not granted any equity or equity-based award to any of the directors, employees or independent contractors of the Company or any Company Subsidiaries.

(c) With respect to each grant of Company Equity Awards, each such grant was made in accordance with the terms of the applicable Company Equity Plan, the Exchange Act and all other applicable Laws, in each case, in all material respects, including the rules of the NASDAQ.

(d) Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any Company Subsidiary on any matter.

(e) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock or other equity interest of the Company or any Company Subsidiary.

(f) Each Company Subsidiary and its jurisdiction of organization is identified in Section 3.2(f) of the Company Disclosure Letter. The Company or a Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Company Subsidiary, free and clear of any preemptive rights and any Liens other than Company Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for or measured by reference to, any equity interest in any person). Neither the Company nor any of the Company Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 3.3 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the Transactions, including the Merger. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the board of directors of the Company (the “Company Board”) and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the consummation of the Transactions other than, with respect to the Merger, obtaining the Company Stockholder Approval. Prior to the execution of this Agreement, at a meeting duly called and held, the Company Board unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL and (iii) resolved to recommend that the Company’s stockholders approve the adoption of this Agreement (such recommendation, the “Company Board Recommendation”) and to include the Company Board Recommendation in the Proxy Statement/Prospectus, in each case subject to Section 5.3. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and equitable principles of general applicability (the “Bankruptcy and Equity Exception”).

(b) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Securities Act and any applicable state securities, takeover and “blue sky” Laws, (iii) the Exchange Act, (iv) the HSR Act, and (v) any applicable requirements of the NASDAQ, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution and delivery by the Company of this Agreement do not, and, except as described in Section 3.3(b), the consummation of the Transactions and compliance with the provisions of this Agreement will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon the Company or any of the Company Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiaries, other than Company Permitted Liens, (ii) subject to obtaining the Company Stockholder Approval, conflict with or result in any violation of any provision of the Company Governing Documents or any of the organizational documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except as would not, in the case of clauses (i) and (iii), reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4 Reports and Financial Statements.

(a) From January 1, 2012 through the date of this Agreement, the Company has filed or furnished all forms, documents and reports with the SEC (such forms, documents and reports, the “Company SEC Documents”) required to be filed or furnished prior to the date hereof by it with the SEC. As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company SEC Documents is, to the knowledge of the Company, the subject of ongoing SEC review or outstanding or unresolved comments. The Company has, prior to the date hereof, provided Parent or its Representatives with accurate and complete copies of all SEC comment letters received and response letters submitted and other correspondence with the SEC with respect to the Company SEC Documents, within the year prior to the date of this Agreement to the extent such comment letters, response letters and correspondence are not publicly available. None of the Company Subsidiaries is, or at any time since January 1, 2012 has been, required to file any forms, reports or other documents with the SEC.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) Neither the Company nor any of the Company Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), in each case where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s financial statements or other Company SEC Documents.

Section 3.5 Internal Controls and Procedures.

(a) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the applicable requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2014, and such assessment concluded that such controls were effective. The Company has disclosed to Parent (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case, that was disclosed to the Company’s auditors or the audit committee of the Company Board in connection with its most recent evaluation of internal controls over financial reporting prior to the date hereof.

(b) The Company has complied with and is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ, and is in compliance in all material respects with all applicable rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act.

Section 3.6 No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the consolidated Company

Subsidiaries (or in the notes thereto), except (a) as disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of March 31, 2015 included in the Company SEC Documents filed or furnished and publicly available prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since March 31, 2015, (c) as expressly permitted or contemplated by this Agreement and (d) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Section 3.6, the term “liabilities” shall not include obligations of the Company or any Company Subsidiaries to perform under or comply with any applicable Law, action, judgment or Contract, but would include such liabilities and obligations if there has been a default or failure to perform or comply by the Company or any Company Subsidiaries with any such Law, action, judgment or Contract if such default or failure would, with or without the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation.

Section 3.7 Compliance with Laws; Permits.

(a) The Company, the Company Subsidiaries and, to the knowledge of the Company, the Company Collaboration Partners (with respect to the applicable Company Products), are, and since January 1, 2012 have been, in compliance with all Laws applicable to the Company, the Company Subsidiaries or such Company Collaboration Partners, as applicable, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2012, neither the Company, any Company Subsidiary nor, to the knowledge of the Company, any Company Collaboration Partner (with respect to the applicable Company Products) has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding any material violation of, or material failure to comply with, any Law.

(b) The Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Permits are in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof and (ii) the Company and each Company Subsidiary is in compliance with the terms and requirements of all Company Permits.

Section 3.8 Environmental Laws and Regulations. Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) No notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any Governmental Entity or other Person relating to the Company or any of the Company Subsidiaries and relating to or arising out of any Environmental Law, (ii) the Company and each of the Company Subsidiaries is, and since January 1, 2012 has been, in compliance with all Environmental Laws and all Environmental Permits and (iii) there are no liabilities or obligations of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

(b) Neither the execution of this Agreement by the Company nor the consummation by the Company of the Transactions will require any investigation, remediation or other action with respect to any Hazardous Substance, or any notice to or consent of any Governmental Entity, pursuant to any applicable Environmental Law.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Letter sets forth, as of the date hereof, each employee benefit plan (as defined in Section 3(3) of ERISA) and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, in each case for the benefit of current employees, directors or consultants (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary may have any obligation or liability (whether actual or contingent) (together, the “Company Benefit Plans”). With respect to each Company Benefit Plan, the Company has made available to Parent accurate and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the plan document(s), as amended through the date of this Agreement, or a written summary of any unwritten Company Benefit Plan, (ii) the summary plan description (if required) and any other summaries or material employee communications, (iii) the most recent annual report on Form 5500 to the extent required under applicable Law, (iv) the most recent actuarial valuation, (v) material contracts including trust agreements, insurance contracts, and administrative services agreements, (vi) the most recent determination or opinion letters for any plan intended to be qualified under section 401(a) of the Code, and (vii) any correspondence with the Department of Labor, Internal Revenue Service, or any other governmental entity regarding a Company Benefit Plan.

(b) (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company Benefit Plans has been operated and administered in compliance in accordance with applicable Laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) no Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iii) no Company Benefit Plan provides health, medical, disability or life insurance benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated to comply with Section 4980B of the Code or any similar Law; (iv) no liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur a liability thereunder; (v) no Company Benefit Plan is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vi) all contributions or other amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been made within the time periods prescribed by the terms of such plan and applicable Law; (vii) neither the Company nor any of the Company Subsidiaries has engaged in a transaction in connection with which the Company or the Company Subsidiaries could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; and (viii) there are no pending, or to the knowledge of the Company, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

(c) (i) Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification, or has pending or has time remaining in which to file an application for such determination from the IRS, and (ii) there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.

(d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of

Indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.

(e) Except as would not, individually or in the aggregate, reasonably be expected be result in a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates.

(f) Except as would not, individually or in the aggregate, reasonably be expected be result in a Company Material Adverse Effect, each Company Benefit Plan has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

Section 3.10 Absence of Certain Changes or Events.

(a) From December 31, 2014 through the date of this Agreement, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From December 31, 2014 through the date of this Agreement, (i) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business and (ii) neither the Company nor any Company Subsidiary has taken any action that would have constituted a breach of Section 5.1(b) (other than clauses (iii), (vii), (xv) and (xvi) (solely to the extent relating to clauses (iii), (vii) or (xv) thereof)) had such action been taken after the execution of this Agreement without the prior consent of Parent.

Section 3.11 Investigations; Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties, rights, assets or Company Collaboration Partners (with respect to the applicable Company Products), (b) there is no action, suit, inquiry, investigation, proceeding, subpoena, civil investigative demand or other request for information relating to potential violations of Law pending (or, to the knowledge of the Company, threatened) against the Company or any Company Subsidiary or any of their respective properties, rights, assets or Company Collaboration Partners (with respect to the applicable Company Products) and (c) there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity outstanding against the Company or any of the Company Subsidiaries.

Section 3.12 Information Supplied. The information relating to the Company and the Company Subsidiaries to be contained in, or otherwise supplied by or on behalf of the Company for inclusion in, the proxy statement in preliminary and definitive form relating to the Stockholders’ Meeting, which will be used as a prospectus of Parent with respect to the Parent Stock issuable in the Merger (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), and the registration statement on Form S-4 pursuant to which the offer and sale of shares of Parent Stock in the Merger will be registered pursuant to the Securities Act and in which the Proxy Statement/Prospectus will be included as a prospectus of Parent (together with any amendments or supplements thereto, the “Form S-4”) will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the stockholders of the Company, or at the time the Form S-4 (and any amendment or supplement thereto) is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, or at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus and the Form S-4 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal securities Laws. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus or the Form S-4 which were not supplied by or on behalf of the Company.

Section 3.13 Regulatory Matters.

(a) All activities of the Company, the Company Subsidiaries and, to the knowledge of the Company, the Company Collaboration Partners (with respect to the applicable Company Products) are in compliance with the FDCA, the PHSA, all FDA regulations promulgated thereunder, and any comparable state or foreign Laws (collectively, the “FDA Laws”), except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2012, neither the Company nor any of the Company Subsidiaries has received any written notice or, to the knowledge of the Company, any other written communication from the FDA or any other Governmental Entity alleging any material violation of any FDA Laws with respect to such activities.

(b) All Company Products are in compliance with all applicable requirements under the FDA Laws, including all requirements relating to research, development, manufacture, sale, labeling, storing, testing, distribution, record-keeping, reporting, import, export, advertising, and promotion, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2012, neither the Company nor any of the Company Subsidiaries has received any written notice from the FDA or any other Governmental Entity alleging that the Company Products are in material violation of any FDA Laws.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all animal studies or other preclinical tests performed in connection with or as the basis for any regulatory approval or clearance required for the Company Products either (i) have been conducted in accordance with applicable Good Laboratory Practice requirements contained in 21 CFR Part 58 (“GLP”) or (ii) involved experimental research techniques that could not be performed by a registered GLP testing laboratory (with appropriate notice being given to the FDA) and have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by the Company. None of the Company, any of the Company Subsidiaries or, to the knowledge of the Company, any Company Collaboration Partner (with respect to the applicable Company Products) has received any written notice or, to the knowledge of the Company, any other written communication from a Governmental Entity requiring the termination or suspension or material modification of any preclinical study with respect to any Company Product.

(d) Accurate and complete copies of all material reports, to the knowledge of Company, with respect to material human clinical trials that relate to the Company Products have been provided or made available to Parent. The Company has heretofore provided or made available to Parent all material correspondence, to the knowledge of Company, between the Company or the Company Subsidiaries, on the one hand, and the FDA and other Governmental Entities, on the other hand, regarding such clinical trials.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all human clinical trials conducted by or on behalf of the Company, the Company Subsidiaries or, to the knowledge of the Company, the Company Collaboration Partners (with respect to the applicable Company Products) have been, and are being, conducted in compliance with the applicable requirements of the FDA Laws, including, without limitation, FDA’s Good Clinical Practice (GCP) requirements, including all applicable requirements relating to clinical trials and/or the protection of human subjects contained in 21 CFR Parts 50, 54, 56, and 312. Since January 1, 2012, none of the Company, any of the

Company Subsidiaries, or, to the knowledge of Company, any Company Collaboration Partner (with respect to the applicable Company Products) has received any notice from the FDA, any institutional review board, or any domestic or foreign Governmental Entity that the FDA, any institutional review board, or such domestic or foreign Governmental Entity, has initiated, or, to the knowledge of the Company, threatened to initiate, any clinical hold or other similar action to suspend any ongoing clinical trial sponsored by or on behalf of Company, or any action to suspend or terminate any active Investigational New Drug Application (“IND”) sponsored by or on behalf of the Company.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to any clinical trial conducted by or on behalf of the Company, the Company Subsidiaries or, to the knowledge of the Company, the Company Collaboration Partners (with respect to the applicable Company Products) with respect to the Company Products in connection with or as the basis for any submission to the FDA or other comparable Governmental Entity, filed under an IND, or other foreign equivalent or that the Company anticipates will be submitted to the FDA or other comparable Governmental Entity, (i) all such clinical trials have been properly registered in compliance with all applicable FDA Laws and (ii) the results of all such clinical trials have been disclosed in accordance with all applicable FDA Laws, in each case including section 402 of the PHSA.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all manufacturing operations conducted by the Company, the Company Subsidiaries or, to the knowledge of the Company, on behalf of the Company or the Company Subsidiaries, or by the Company Collaboration Partners (with respect to the applicable Company Products) have been and are being conducted in accordance with the FDA’s current Good Manufacturing Practices (GMPs) for drug and biological products, as those requirements are set forth in FDA regulations at 21 C.F.R. Parts 210 and 211.

(h) Since January 1, 2012, no Company Product has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise). No action or proceeding by any Governmental Entity (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Company Product is pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries, nor, since January 1, 2012, has any such action or proceeding been initiated.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company, the Company Subsidiaries and, to the knowledge of the Company, the Company Collaboration Partners (with respect to the applicable Company Products), and directors, officers, employees and agents of the Company are now, and since January 1, 2012 have been, in compliance with all applicable FDA Laws. Since January 1, 2012, to the knowledge of the Company, the Company has not received any written notification or correspondence or any other written communication from any Governmental Entity alleging non-compliance by, or liability of, the Company or any of its directors, officers, employees and agents under any FDA Laws.

(j) None of the Company, any of the Company Subsidiaries or, to the knowledge of the Company, any Company Collaboration Partner (with respect to the applicable Company Products) is, or has been since January 1, 2012, a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Entity.

(k) None of the Company, any of the Company Subsidiaries or, to the knowledge of the Company, any Company Collaboration Partner (with respect to the applicable Company Products), or any officer, director, managing employee or agents of the Company or any of the Company Subsidiaries (as those terms are defined in 42 C.F.R. § 1001.1001): (i) has (A) been placed under or otherwise made subject to or (B) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy; (ii) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”); (iii) has been subject to, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in, debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under 21 U.S.C. Section 335a or any similar Law; (iv) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the United States Code; (v) is currently listed on the United States General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs or (vi) to the knowledge of the Company, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense.

(l) None of the Company, any of its affiliates or, to the knowledge of the Company, any Company Collaboration Partners (with respect to the applicable Company Products) is a “covered entity” or is engaging in activities that make it a “business associate” as those terms are defined in the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder and codified at 45 C.F.R. Parts 160 and 164 (collectively, “HIPAA”). To the knowledge of the Company, neither the Company nor any Company Subsidiary is under investigation by any Governmental Entity for a violation of HIPAA. The Company and each of the Company Subsidiaries has collected, maintained, used, disclosed, transferred, protected, stored, deleted, and otherwise processed all Personal Data in compliance in all material respects with applicable Law and, to the knowledge of the Company, the Company is not under investigation by any Governmental Entity for a violation of such Laws.

Section 3.14 Tax Matters.

(a) All material Tax Returns that are required to be filed by or with respect to the Company or any of the Company Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are accurate and complete in all material respects.

(b) The Company and the Company Subsidiaries have paid all material Taxes due and owing by any of them, including any material Taxes required to be withheld from amounts owing to any Person, other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and the Company Subsidiaries.

(c) There is no notice, claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened in writing against or with respect to the Company or the Company Subsidiaries in respect of any material Tax or material Tax asset.

(d) Neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Neither the Company nor any of the Company Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(f) None of the Company or any of the Company Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any material liability for Taxes of any Person (other than the Company or any of the Company Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) as transferee or successor.

(g) There are no Liens for material Taxes upon any property or assets of the Company or any of the Company Subsidiaries, except for the Company Permitted Liens.

(h) Neither the Company nor any of the Company Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(i) Neither the Company nor any of the Company Subsidiaries has received any written claim in the past three years from a Governmental Entity in a jurisdiction in which the Company or the Company Subsidiaries do not file Tax Returns to the effect that the Company or any of the Company Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

Section 3.15 Labor Matters.

(a) As of the date hereof, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization. Neither the Company nor any Company Subsidiary is subject to a labor dispute, strike or work stoppage except as would not have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Company Subsidiary.

(b) Except as would not, individually or in the aggregate, reasonably be expected be result in a Company Material Adverse Effect, the businesses of the Company and each Company Subsidiary are being conducted in compliance with all applicable Laws pertaining to the privacy, data protection, and information security of employee information.

(c) The Company and each Company Subsidiary (i) is and has been in compliance in all material respects with all applicable Laws regarding employment and employment practices and those Laws relating to terms and conditions of employment, classification of employees, wages and hours, occupational safety and health and workers’ compensation and (ii) has no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the knowledge of the Company, threatened against it before any Governmental Entity.

(d) Section 3.15(d) of the Company Disclosure Letter separately sets forth all of the Company’s and Company Subsidiaries’ employees and independent contractors, consultants, freelancers or other service providers who report to the Company’s offices on a full-time basis (“Service Providers”) as of June 5, 2015, including for each such Service Provider, as applicable: employee identification number, job title, Fair Labor Standards Act designation for employees located in the United States, work location, current base salary or base wage rate, current target bonus or commission opportunity.

Section 3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth an accurate and complete list of all material registrations and applications for registration included in the Owned Intellectual Property Rights and Licensed Intellectual Property Rights specifying as to each such item, as applicable (i) the owner (or the co-owners) thereof, (ii) the jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item, (iv) the date of application and issuance or registration of such item and (v) in the case of each of such item that is a Licensed Intellectual Property Right, the applicable Contract pursuant to which the Company or any of the Company Subsidiaries receives its rights to such Licensed Intellectual Property Right.

(b) The Company and the Company Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien. The Company and the Company Subsidiaries hold all right, title and interest in and to all Licensed Intellectual Property Rights free and clear of any Lien other than restrictions in the licenses granted pursuant to the Contracts set forth on Section 3.20(a)(vii)(A) of the Company Disclosure Letter. The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and the Company Subsidiaries as currently conducted and as proposed by the Company or any of the Company Subsidiaries to be conducted in the Company SEC Documents, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There exist no material restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights. The consummation of the Transactions will not (i) materially alter, encumber, impair or extinguish any Owned Intellectual Property Right or Licensed Intellectual Property Right, (ii) materially impair the right of Parent to develop, use, sell, license or dispose of, or to bring any action for the infringement of, any Owned Intellectual Property Right or Licensed Intellectual Property Right or (iii) through the operation of any agreements to which the Company or any of the Company Subsidiaries is a party or otherwise bound, materially encumber any of the Intellectual Property Rights owned by or licensed to Parent. To the Company’s knowledge, each of the Patents included in the Owned Intellectual Property Rights or Licensed Intellectual Property Rights properly identifies by name each and every inventor of the claims thereof as determined in accordance with the applicable Laws of the jurisdiction in which such Patent is issued or the relevant patent application is pending.

(c) To the Company’s knowledge, (x) none of the Company or any of the Company Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person in any material respect and (y) the conduct of the business of the Company and the Company Subsidiaries as it is currently being conducted and as it currently is contemplated to be conducted, including the research, development, manufacture, marketing, use, importation, offer for sale and sale of the Company Products, would not infringe, contribute to the infringement of, misappropriate or otherwise violate any Intellectual Property Right of any Person in any material respect. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of the Company Subsidiaries (i) based upon, or challenging or seeking to deny or restrict, any right of the Company or any of the Company Subsidiaries in any of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights, (ii) alleging that any of the issued Patents, registered Trademarks or registered Copyrights included in the Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights is invalid, unenforceable, or unpatentable, (iii) alleging that the use of any of the Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of the Company Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (iv) alleging that the Company or any of the Company Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Neither the Company nor any of the Company Subsidiaries has received from any Person any offer to license any Intellectual Property Rights of such Person in connection with any actual or threatened claim of infringement, misappropriation or other violation of any such Intellectual Property Rights.

(d) None of the issued Patents, registered Trademarks or registered Copyrights included in the Owned Intellectual Property Rights and Licensed Intellectual Property Rights has been adjudged invalid, unenforceable, or unpatentable in whole or part, and none of the pending Patent applications included in the Owned Intellectual Property Rights or, to the Company’s knowledge, the Licensed Intellectual Property Rights, have been the subject of a final and unappealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights or Licensed Intellectual Property Rights are, to the knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

(e) To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right in any material respect.

(f) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to (i) record, protect and maintain their rights, title and interests in and to all material Intellectual Property Rights of the Company or any of the Company Subsidiaries, (ii) maintain the confidentiality of all Intellectual Property Rights of the Company or any of the Company Subsidiaries, the value of which to the Company or any of the Company Subsidiaries is contingent upon maintaining the confidentiality thereof.

(g) To the extent that any Intellectual Property Right has been developed or created by a third party (including any current or former employee of the Company or any of the Company Subsidiaries) for the Company or any of the Company Subsidiaries, the Company or one of the Company Subsidiaries, as the case may be, has a written agreement with such third party with respect thereto, and the Company or one of the Company Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted or proposed to be conducted in the Company SEC Documents, such Intellectual Property Right.

(h) The Company IT Assets operate and perform in a manner that permits the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted in all material respects and to the knowledge of the Company, no Person has gained unauthorized access to the Company IT Assets. The Company and each of the Company Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the material Company IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including but not limited to the implementation of commercially reasonable (i) data backup, (ii) disaster avoidance and recovery procedures and (iii) business continuity procedures, in each case consistent with industry practices.

Section 3.17 Real Property.

(a) Neither the Company nor any Company Subsidiary owns any real property.

(b) Each material lease, sublease and other agreement under which the Company or any of the Company Subsidiaries uses or occupies or has the right to use or occupy any material real property at which the material operations of the Company and the Company Subsidiaries are conducted as of the date hereof (the “Company Leased Real Property”), is valid, binding and in full force and effect, subject to the Bankruptcy and Equity Exception. No uncured default of a material nature on the part of the Company or, if applicable, any Company Subsidiary or, to the knowledge of the Company, the landlord thereunder exists with respect to any Company Leased Real Property. The Company and each of the Company Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, the Company Leased Real Property, free and clear of all Liens, other than Company Permitted Liens.

Section 3.18 Opinion of Financial Advisor. The Company Board has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, and subject to the assumptions made, matters considered and limits on the review undertaken set forth therein, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders (other than Parent and its affiliates) of the Company pursuant to this Agreement. The Company shall, promptly following the execution of this Agreement by the Parties, furnish an accurate and complete copy of such opinion to Parent solely for informational purposes. The Company and Parent have been authorized by Goldman, Sachs & Co. to permit the inclusion of such opinion in its entirety and references thereto in the Form S-4 and the Proxy Statement/Prospectus, subject to prior review and consent by Goldman, Sachs & Co.

Section 3.19 Required Vote; State Takeover Statutes.

(a) Assuming the accuracy of Parent’s representations and warranties in Section 4.14, the Company Stockholder Approval is the only vote of holders of securities of the Company required to adopt this Agreement and to consummate the Transactions.

(b) Assuming the accuracy of Parent’s representations and warranties in the first sentence of Section 4.14, (i) the Company Board has taken all action necessary to render Section 203 of the DGCL, and any similar provisions in the Company Governing Documents or any other Takeover Statute, inapplicable to this Agreement, the Voting Agreement and the Transactions and (ii) no other Takeover Statute is applicable to this Agreement, the Voting Agreement or the Transactions.

Section 3.20 Material Contracts.

(a) Except for this Agreement, Section 3.20 of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each Contract described below in this Section 3.20(a) under which the Company or any Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 3.20(a) being referred to herein as the “Material Contracts”):

(i) each Contract that (A) limits in any material respect the freedom of the Company or any of its affiliates to compete in any line of business, therapeutic area or geographic region, or with any Person or (B) containing “most favored nation” provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

(ii) any partnership, joint venture, strategic alliance, collaboration, co-promotion or research and development project Contract which is material to the Company and the Company Subsidiaries;

(iii) each Contract that (A) (1) involved the expenditure by the Company and/or any Company Subsidiary of more than (x) $500,000 for the one-year period ended March 31, 2015 or (y) $1,000,000 in the aggregate or (2) is reasonably expected to involve future expenditures by the Company and/or any Company Subsidiary of more than (x) $500,000 in the one-year period following the date hereof or (y) $1,000,000 in the aggregate, and (B) cannot be terminated by the Company or such Company Subsidiary on less than sixty (60) days’ notice without material payment or penalty;

(iv) each acquisition or divestiture Contract or material licensing agreement that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that (A) involved the receipt or making of payments of more than (1) $500,000 for the one-year period ended March 31, 2015 or (2) $1,000,000 in the aggregate or (B) would reasonably be expected to result in the receipt or making of future payments by the Company and/or any Company Subsidiary in excess of (1) $500,000 in the one-year period following the date hereof or (2) $1,000,000 in the aggregate;

(v) each Contract relating to outstanding Indebtedness of the Company or the Company Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $500,000 other than (A) Contracts solely among the Company and any wholly owned Company Subsidiary and (B) financial guarantees entered into in the ordinary course of business consistent with past practice not exceeding $500,000, individually or in the aggregate;

(vi) any Contract with a Related Party, except any employment or similar agreements or confidentiality agreements, invention assignment agreements and non-competition agreements in favor of the Company or indemnification agreements with director and officers, Company Benefit Plans or Contracts in connection therewith;

(vii) any Contract (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms or licenses contained in service Contracts related to pre-clinical or clinical development of any medicine to the extent the licenses contained therein are incidental to such Contract, immaterial, non-exclusive and granted in the ordinary course of business) to which the Company or any Company Subsidiary is a party or otherwise bound and pursuant to which the Company or any Company Subsidiary (A) is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property Right of a third party or (B) has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any patents) with respect to any Intellectual Property Right, and, in the case of both (A) and (B), which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(viii) any stockholders, investors rights, registration rights or similar agreement or arrangement;

(ix) any Contract (A) with sole-source or single-source suppliers of material tangible products or services, and which Contract is material to the Company and the Company Subsidiaries, taken as a whole, or (B) pursuant to which the Company or any of the Company Subsidiaries has agreed to purchase a minimum quantity of goods relating to any product or product candidate or has agreed to purchase goods relating to any product or product candidate exclusively from a certain party, and which Contract is reasonably expected to involve future expenditures by the Company or any of the Company Subsidiaries of more than $500,000 in the one-year period following the date hereof;

(x) any Contract pursuant to which the Company or any Company Subsidiary has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any Company Subsidiary, in each case that cannot be terminated by the Company or such Company Subsidiary without penalty without more than sixty (60) days’ notice without material payment or penalty;

(xi) any Contract that relates to any swap, forward, futures, or other similar derivative transaction with a notional value in excess of $100,000;

(xii) each Contract (A) relating to the employment of, or the performance of services by, any director, officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or employee which obligate or may in the future obligate the Company or the Company Subsidiary to make any severance, termination or similar payment to any current or former employee, or pursuant to which the Company or the Company Subsidiary may be obligated to make any bonus or similar payment to any current or former employee or director upon the consummation of the Transactions or (B) that provides for indemnification of any current or former officer, director or employee;

(xiii) any Contract involving the settlement of any claim, action or proceeding or threatened claim, action or proceeding (or series of related, claims actions or proceedings) (A) which (x) since January 1, 2014, will involve payments after the date hereof, or involved payments, in excess of $500,000 or (y) will impose monitoring or reporting obligations to any other Person outside the ordinary course of business or material restrictions on the Company or any Company Subsidiary or (B) with respect to which material conditions precedent to the settlement have not been satisfied;

(xiv) each material lease, sublease and other agreement under which the Company or any of the Company Subsidiaries uses or occupies or has the right to use or occupy any the Company Leased Real Property;

(xv) any Contract relating to any loan or other extension of credit made by the Company or any of the Company Subsidiaries;

(xvi) any Contract with any Governmental Entity; and

(xvii) any Contract not otherwise described in any other subsection of this Section 3.20(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company.

(b) The Company has provided to Parent prior to the date of this Agreement, an accurate and complete copy of each Material Contract as in effect on the date of this Agreement. Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and any

Company Subsidiary party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any Company Subsidiary is in material default under any Material Contract, nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a material default thereunder by the Company or any of Company Subsidiary party thereto. To the knowledge of the Company, no other party to any Material Contract is in material default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a material default thereunder of such other party. Neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under any Material Contract or received any notice of breach or default in any material respect under any Material Contract, which breach has not been cured.

Section 3.21 Insurance. The Company has delivered or otherwise made available to Parent a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries. All such insurance policies are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business, all premiums thereon have been timely paid or, if not yet due, accrued. As of the date of this Agreement, there is no material claim pending under the Company’s or any of the Company Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company and the Company Subsidiaries are in compliance in all material respects with the terms of such policies and bonds. To the knowledge of the Company, as of the date of this Agreement, there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds.

Section 3.22 Finders and Brokers. Except for Goldman, Sachs & Co., an accurate and complete copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the Transactions.

Section 3.23 Anti-Corruption; Sanctions.

(a) Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of the Company, any other Person acting on behalf of the Company or any Company Subsidiary, has, at any time during the past five (5) years, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable). Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, are, or at any time during the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA. The Company and each Company Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and each Company Subsidiary as required by the FCPA in all material respects. The Company and each Company Subsidiary has instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force. No officer, director, or employee of the Company or any Company Subsidiary is a Government Official.

(b) None of the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees (i) is a Sanctioned Person, (ii) has in the past five (5) years engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or any Company Subsidiary, except pursuant to a license from the United States, or (iii) has in the past five (5) years violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of the Company, been the subject of an investigation or allegation of such a violation or sanctionable conduct.

Section 3.24 Affiliate Transactions. No (a) present or former officer or director the Company or any of the Company Subsidiaries, (b) beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of the outstanding shares of Company Common Stock or (c) affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (a) or (b) (each of the foregoing, a “Related Party”) is a party to any actual or proposed transaction, agreement, commitment, arrangement or understanding with the Company or any of the Company Subsidiaries or has engaged in any transaction with the Company or any of the Company Subsidiaries since January 1, 2012, excluding any employment or similar agreement, confidentiality agreement, invention assignment agreement, noncompetition agreement, indemnification agreement with any present or former officer or director the Company or any of the Company Subsidiaries, Company Benefit Plan or Contract in connection therewith.

Section 3.25 No Other Representations. Except for the representations and warranties contained in Article IV, the Company acknowledges that neither Parent nor Merger Sub nor any Representative of Parent or Merger Sub makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or any Parent Subsidiary or with respect to any other information provided or made available to the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents and forms, documents and reports of Actavis Limited, in each case filed or furnished with the SEC since December 31, 2014 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent from a reading of the Parent Disclosure Letter), Parent and Merger Sub jointly and severally represent and warrant to the Company as set forth below.

Section 4.1 Qualification, Organization, etc.

(a) Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The copies of the Parent Governing Documents most recently filed with the Parent SEC Documents are accurate and complete copies of such documents as in effect as of the date of this Agreement.

(c) All the issued and outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by Parent free and clear of all Liens, other than Parent Permitted Liens.

Section 4.2 Share Capital.

(a) The authorized share capital of Parent consists of 1,000,000,000 Parent Shares, 40,000 deferred ordinary shares, par value €1.00 per share (“Parent Deferred Shares”) and 10,000,000 serial preferred shares, par value $0.0001 per share (“Parent Preferred Shares”). As of June 12, 2015 (the “Parent Capitalization Date”), (i)(A) 392,872,493 Parent Shares were issued and outstanding and (B) no Parent Shares were held in treasury, (ii) 37,673,135 Parent Shares were reserved for issuance pursuant to the Parent Equity Plans, (iii) no Parent Deferred Shares were issued and outstanding, and (iv) 5,060,000 Parent Preferred Shares were issued and outstanding. All the outstanding Parent Stock are, and all Parent Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

(b) Except as set forth in Section 4.2(a) above, as of the date of this Agreement: (i) Parent does not have any shares of capital stock issued or outstanding other than the Parent Shares that were outstanding on the Parent Capitalization Date or have become outstanding after the Parent Capitalization Date but were reserved for issuance as set forth in Section 4.2(a) above as of the Parent Capitalization Date, and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of shares of capital stock to which Parent or any of Parent’s Subsidiaries is a party obligating Parent or any of Parent’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests (in each case other than to Parent or a wholly owned Subsidiary of Parent); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares of capital stock or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary that is not wholly owned.

Section 4.3 Corporate Authority Relative to this Agreement; No Violation.

(a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub, to consummate the Transactions, including the Merger. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the board of directors of Parent (the “Parent Board”) and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub. Prior to the execution of this Agreement, the Parent Board unanimously authorized and approved this Agreement and the Transactions on the terms and subject to the conditions set forth herein. A wholly owned subsidiary of Parent, as sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub a written consent adopting this Agreement, such written consent by its terms to become effective immediately following the execution of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Securities Act and any applicable state securities, takeover and “blue sky” Laws, (iii) the Exchange Act, (iv) the HSR Act, and (v) any applicable requirements of the

NYSE, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.3(b), the consummation of the Transactions and compliance with the provisions of this Agreement will not, (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Parent or any of Parent’s Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any of Parent’s Subsidiaries, other than Parent Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or any of the organizational documents of any Parent Subsidiary or Merger Sub or (iii) conflict with or violate any Laws applicable to Parent or any of Parent’s Subsidiaries or any of their respective properties or assets, except as would not, in the case of clauses (i), (ii) (with respect to Parent Subsidiaries that are not Significant Subsidiaries or Merger Sub) and (iii), reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Reports and Financial Statements.

(a) From January 1, 2012 through the date of this Agreement, each of Parent and Actavis, Inc. have filed or furnished all forms, documents and reports with the SEC (such forms, documents and reports, the “Parent SEC Documents”) required to be filed or furnished prior to the date hereof by it with the SEC. As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of Parent or Actavis, Inc., as applicable, included in the Parent SEC Documents when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of Parent or Actavis, Inc., as applicable, and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) Neither Parent nor any of the Parent Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent or one of the Parent Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), in each case where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of the Parent Subsidiaries in Parent’s financial statements or other Parent SEC Documents.

Section 4.5 Internal Controls and Procedures.

(a) Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s management has completed an assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2014, and such assessment concluded that such controls were effective. Parent has disclosed to the Company (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, in each case, that was disclosed to Parent’s auditors or the audit committee of the Parent Board in connection with its most recent evaluation of internal controls over financial reporting prior to the date hereof.

(b) Parent has complied with and is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act.

Section 4.6 No Undisclosed Liabilities. Neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries (or in the notes thereto), except (a) as disclosed, reflected or reserved against in Parent’s consolidated balance sheet (or the notes thereto) as of March 31, 2015 included in the Parent SEC Documents filed or furnished and publicly available prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since March 31, 2015, (c) as expressly permitted or contemplated by this Agreement and (d) as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Section 4.6, the term “liabilities” shall not include obligations of the Parent or any Parent Subsidiaries to perform under or comply with any applicable Law, action, judgment or Contract, but would include such liabilities and obligations if there has been a default or failure to perform or comply by the Parent or any Parent Subsidiaries with any such Law, action, judgment or Contract if such default or failure would, with or without the giving of notice or passage of time or both, reasonably be expected to result in a monetary obligation.

Section 4.7 Compliance with Laws; Permits.

(a) Parent and the Parent Subsidiaries are, and since January 1, 2012 have been, in compliance with all Laws applicable to Parent and the Parent Subsidiaries, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2012, neither Parent nor any of the Parent Subsidiaries has received any written notice or, to the knowledge of Parent, other communication from any Governmental Entity regarding any material violation of, or material failure to comply with, any Law.

(b) Parent and the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent and the Parent Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all Parent Permits are in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof and (ii) Parent and each Parent Subsidiary is in compliance with the terms and requirements of all Parent Permits.

Section 4.8 Absence of Certain Changes or Events.

(a) From December 31, 2014 through the date of this Agreement, there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) From December 31, 2014 through the date of this Agreement, neither Parent nor any Parent Subsidiary has taken any action that would have constituted a breach of Section 5.2 (other than clauses (ii) and (iv) (solely to the extent relating to clause (ii) thereof)) had such action been taken after the execution of this Agreement without the prior consent of Company.

Section 4.9 Investigations; Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of the Parent Subsidiaries or any of their respective properties, rights or assets, and (b) there is no action, suit, inquiry, investigation, proceeding, subpoena, civil investigative demand or other request for information relating to potential violations of Law pending (or, to the knowledge of Parent, threatened) against Parent or any Parent Subsidiary or any of their respective properties, rights or assets and (c) there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity outstanding against Parent or any Parent Subsidiary.

Section 4.10 Information Supplied. The information relating to Parent and the Parent Subsidiaries to be contained in, or otherwise supplied by or on behalf of Parent for inclusion in, the Proxy Statement/Prospectus and the Form S-4 will not, on the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to the stockholders of the Company or at the time the Form S-4 (and any amendment or supplement thereto) is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, or at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement/Prospectus and the Form S-4 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and any other applicable federal securities Laws. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement/Prospectus or the Form S-4 which were not supplied by or on behalf of Parent.

Section 4.11 No Required Vote. No vote of the holders of securities of Parent is required for Parent to consummate the Transactions.

Section 4.12 Finders and Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of the Parent Subsidiaries who might be entitled to any fee or commission from Parent or any of its affiliates in connection with the Transactions.

Section 4.13 Financing. Parent will have at Closing, directly or through one or more affiliates, all funds necessary to consummate the Transactions, including the making of all required payments in connection with the Transactions, including payment of the Merger Consideration and Fractional Share Consideration and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Transactions on the Closing Date.

Section 4.14 Stock Ownership. Neither Parent, Merger Sub or any of their respective “affiliates” or “associates” (as defined in Section 203 of the DGCL) is, nor at any time during the past three (3) years has been, an “interested stockholder” of the Company as defined either in the Company Certificate or in Section 203 of the DGCL. Neither Parent nor any Parent Subsidiaries directly or indirectly owns, and at all times for the past three years, neither Parent nor any Parent Subsidiaries has owned, beneficially or otherwise, in excess of 1% of the shares of Company Common Stock.

Section 4.15 Management Agreements. As of the date hereof, to the knowledge of Parent, other than this Agreement and the Voting Agreement, there are no Contracts, undertakings, commitments, or obligations or understandings between Parent or Merger Sub or any of their respective affiliates, on the one hand, and any member of the Company’s management or the Company Board or any of the affiliates of the Company, on the other hand, relating to the Transactions or the operations of the Company after the Effective Time.

Section 4.16 Regulatory Matters.

(a) All activities of Parent and the Parent Subsidiaries are in compliance with the FDA Laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2012, neither Parent nor any of the Parent Subsidiaries has received any written notice or, to the knowledge of Parent, any other written communication from the FDA or any other Governmental Entity alleging any violation of any FDA Laws with respect to such activities, except where such violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other government healthcare program. None of the Parent or any Parent Subsidiary are a party to any material corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

Section 4.17 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:

(i) All Tax Returns that are required to be filed by or with respect to Parent or any of the Parent Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are accurate and complete.

(ii) Parent and the Parent Subsidiaries have paid all Taxes due and owing by any of them, including any Taxes required to be withheld from amounts owing to any Person, other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of Parent and the Parent Subsidiaries.

(iii) There is no notice, claim, audit, action, suit, proceeding or investigation now pending or, to Parent’s knowledge, threatened in writing against or with respect to Parent or the Parent Subsidiaries in respect of any Tax or Tax asset.

(iv) Neither Parent nor any of the Parent Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) Neither Parent nor any of the Parent Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(vi) None of the Parent or any of the Parent Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any liability for Taxes of any Person (other than Parent or any of the Parent Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) as transferee or successor.

(vii) There are no Liens for Taxes upon any property or assets of Parent or any of the Parent Subsidiaries, except for Parent Permitted Liens.

(viii) Neither Parent nor any of the Parent Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(ix) Neither Parent nor any of the Parent Subsidiaries has received any written claim in the past three years from a Governmental Entity in a jurisdiction in which Parent or the Parent Subsidiaries do not file Tax Returns to the effect that Parent or any of the Parent Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(b) Parent is, and at all time since its formation has been, treated as a foreign corporation for U.S. federal income tax purposes.

Section 4.18 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Parent Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted. There are no pending or, to the knowledge of Parent, threatened claims against Parent or its Subsidiaries by any Person alleging infringement by Parent or its Subsidiaries for their use of any Intellectual Property in their respective businesses as currently conducted that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, the conduct of the businesses of Parent and its Subsidiaries does not infringe upon any Intellectual Property or any other similar proprietary right of any Person. As of the date hereof, neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property used in their respective businesses which violation or infringement would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) the Parent IT Assets operate and perform in a manner that permits the Parent and the Parent Subsidiaries to conduct their respective business as currently conducted in all material respects, and (ii) to the knowledge of the Parent, no Person has gained unauthorized access to the Parent IT Assets.

Section 4.19 Anti-Corruption; Sanctions.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any Parent Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of Parent, any other Person acting on behalf of Parent or any Parent Subsidiary, has, at any time during the past five (5) years, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable), (ii) neither Parent nor any Parent Subsidiary, nor any of their respective directors, officers or employees, are, or at any time during the past five (5) years have been, subject to any actual, pending, or threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving Parent or any Parent Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA, (iii) Parent and each Parent Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Parent and each Parent Subsidiary as required by the FCPA, (iv) Parent and each Parent Subsidiary has instituted policies and procedures reasonably designed to ensure compliance with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force and (v) no officer, director, or employee of Parent or any Parent Subsidiary is a Government Official.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent nor any Parent Subsidiary, nor any of their respective directors, officers or employees (i) is a Sanctioned Person, (ii) has in the past five (5) years engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of Parent or any Parent Subsidiary, except pursuant to a license from the United States, or (iii) has in the past five (5) years violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of Parent, been the subject of an investigation or allegation of such a violation or sanctionable conduct.

Section 4.20 No Merger Sub Activity. Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with this Agreement.

Section 4.21 No Other Representations. Except for the representations and warranties contained in Article III, Parent acknowledges that neither the Company nor any Representative of the Company makes, and Parent acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information provided or made available to Parent in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent or to Parent’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE V.

COVENANTS RELATING TO CONDUCT

OF BUSINESS PENDING THE MERGER

Section 5.1 Conduct of Business by the Company. The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, except (1) as set forth in Section 5.1 of the Company Disclosure Letter, (2) as specifically permitted or required by this Agreement, (3) as required by Law or (4) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (a) the Company shall and shall cause each Company Subsidiary to conduct its business in all material respects in the ordinary course of business, including by using reasonable best efforts to preserve intact its and their present business organizations, insurance coverage, relationships with Governmental Entities and with customers, suppliers and other Persons with whom it and they have material business relations, and retain the services of its present officers and directors and key employees and (b) without limiting the generality of the foregoing, the Company shall not, and shall not permit any Company Subsidiary to:

(i) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except dividends and distributions paid or made by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, distributions under the Company ESPP and distributions resulting from the vesting or exercise of Company Stock Options or the vesting and settlement of Company RSU Award;

(ii) split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

(iii) in each case except as required by the provisions of the Company Benefit Plans as in effect on the date hereof or the provisions of this Agreement: (A) establish, adopt, amend or terminate any Company Benefit Plan (other than offer letters that contemplate “at will” employment with severance, change in control or retention benefits consistent with current arrangements with similarly situated employees) or amend the terms of any outstanding equity-based awards, (B) grant or provide any severance or termination payments or benefits to any director, officer, employee or other service provider of the Company or any of the Company Subsidiaries, (C) increase the compensation, bonus or pension, welfare, severance or other benefits of or pay any bonus to any director, officer, employee or other service provider of the Company or any of the Company Subsidiaries, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan (including any equity-based awards), (E) forgive any loans to directors, officers or employees of the Company or any of the Company Subsidiaries, or (F) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor, or consultant who has target annual compensation (i.e., base salary and target annual bonus opportunity) greater than $200,000; provided, that nothing contained herein shall prohibit the Company from (x) increasing or otherwise modifying or supplementing salaries, wages, benefits or other compensation in the ordinary course of business; (y) granting any rights to equity or equity-related compensation to those individuals or with respect to those positions, and up to the amounts, set forth in Section 5.1(a)(iii) of the Company Disclosure Letter or (z) hiring an employee or entering into a contract for services to be provided by a consultant to replace an employee or consultant of the Company or any of the Company Subsidiaries whose employment or consulting relationship is terminated for any reason on or after the date hereof, so long as the terms of the salary, target annual bonus opportunity and other benefits offered to such replacement employee or consultant are substantially similar, or not materially different than, those of the employee or consultant of the Company or the Company Subsidiary whose employment or consulting relationship has been terminated;

(iv) make any change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or SEC policy;

(v) acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof;

(vi) amend or propose to amend the Company Governing Documents or any of the equivalent organizational documents of any Company Subsidiary;

(vii) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Company Equity Award under any existing Company Equity Plan (except as otherwise required by the express terms of any Company Equity Award outstanding on the date hereof), other than issuances of shares of Company Common Stock in respect of the Company ESPP or any exercise of Company Stock Options or the vesting or settlement of Company Equity Awards outstanding on the date hereof and in accordance with their respective present terms;

(viii) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (A) acquisitions of shares of Company Common Stock tendered by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto and (B) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards;

(ix) redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for transactions at the stated maturity of such Indebtedness and required amortization or mandatory prepayments;

(x) make any loans to any other Person, except for loans among the Company and its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries;

(xi) (A) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Company Permitted Liens), any of its material properties or assets (including shares of capital stock or other equity interests of the Company or any of the Company Subsidiaries), except for sales of inventory, or dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business or (B) waive or assign any claims or rights of material value;

(xii) (A) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against the Company or any of the Company Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (1) are for an amount not to exceed $500,000, individually or in the aggregate, (2) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company and the Company Subsidiaries and (3) do not provide for the license of any material Intellectual Property Right or (B) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business;

(xiii) make, revoke or change any material Tax election, change any Tax accounting period or method for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, except in the ordinary course of business agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;

(xiv) except for $100,000 in capital expenditures incurred in the ordinary course of business, make any new capital expenditure or expenditures, or commit to do so;

(xv) except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1(b), (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, or (B) materially modify, materially amend or terminate any Material Contract or waive, release or assign any material rights or claims thereunder; or

(xvi) agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.2 Conduct of Business by Parent. Parent agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, except (1) as set forth in Section 5.2 of the Parent Disclosure Letter, (2) as specifically permitted or required by this Agreement, (3) as required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Parent or any of the Parent Subsidiaries or (4) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent shall not:

(i) amend (or agree, in writing or otherwise, to amend) the Parent Governing Documents in any manner that would reasonably be expected to materially delay, impede or prevent the consummation of the Transactions or result in the stockholders of the Company (as future shareholders of Parent) receiving shares of Parent capital stock in the Merger having different rights or preferences than those enjoyed by the holders of Parent Stock (or any Parent capital stock into which the Parent Stock is converted or for which the Parent Stock is exchanged prior to the Effective Time);

(ii) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisition of any product or any equity interest in or portion of the assets of any Person or any business or division thereof, in each case whether by merger, consolidation, combination, acquisition of stock or assets or formation of a joint venture or license or otherwise that, in any case, would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions or the satisfaction of the conditions set forth in Sections 7.1(d);

(iii) convene any meeting of the holders of Parent Stock for the purpose of revoking or varying the authority of the directors of Parent to allot Parent Stock;

(iv) prior to the consummation of the Transactions, renew any of the agreements set forth on Section 5.2(iv) of the Parent Disclosure Letter to provide for extension of its term beyond the currently scheduled expiration thereof; or

(v) agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.3 Solicitation by the Company.

(a) No Solicitation or Negotiation. From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, and except as otherwise specifically provided for in this Section 5.3, the Company shall not, shall cause each of the Company Subsidiaries and its and their respective officers, directors and employees not to, and shall use its reasonable best efforts to cause its and their respective other Representatives not to, directly or indirectly:

(i) solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding, or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal;

(ii) engage or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or knowingly cooperate in any way with any Person (whether or not such Person is making a Competing Proposal) with respect to any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal; or

(iii) take any action to exempt any Person (other than Parent and the Parent Subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable Takeover Statute or the Company Governing Documents.

The Company shall, shall cause each of the Company Subsidiaries and its and their respective officers, directors and employees to, and shall use its reasonable best efforts to cause its and their respective other Representatives to, immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any Person that has executed a confidentiality or non-disclosure agreement in connection with any such Competing Proposal or potential Competing Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such Person or its Representatives in accordance with the terms of such confidentiality or non-disclosure agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company and the Company Subsidiaries and its and their respective Representatives may in response to a bona fide, written Competing Proposal (A) seek to clarify and understand the terms and conditions of any such Competing Proposal (or amended proposal) solely to determine whether such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (B) inform a Person that has made any such Competing Proposal of the provisions of this Section 5.3, in each case, so long as the Company, the Company Subsidiaries and such Representatives otherwise comply with this Section 5.3 in connection therewith.

(b) Fiduciary Exception to No Solicitation or Negotiation Provision. Notwithstanding the limitations set forth in Section 5.3(a) and subject to Section 5.3(c), if after the date hereof the Company receives, prior to the

Company Stockholder Approval being obtained, a bona fide, written Competing Proposal from any Person that did not result from a material breach of this Section 5.3, and the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation) that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may (i) furnish information with respect to the Company and the Company Subsidiaries to the Person that has made such Competing Proposal, if, prior to so furnishing such information, the Company receives from such Person an Acceptable Confidentiality Agreement; provided, in the case of this clause (i), that such information has previously been, or is substantially concurrently, made available to Parent, and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Competing Proposal regarding such Competing Proposal; provided, in the case of clauses (i) and (ii), that at or prior to the first time that the Company furnishes any nonpublic information to or participates in any discussions or negotiations with any Person, the Company shall provide written notice to Parent of the identity of such Person and of the Company’s intention to furnish information to or participate in discussions or negotiations with such Person. The Company shall provide Parent with an accurate and complete copy of any Acceptable Confidentiality Agreement entered into pursuant to this Section 5.3(b) for informational purposes only within forty-eight (48) hours of execution thereof.

(c) Notice. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent orally and in writing of the receipt by the Company or any of its Representatives of any inquiry regarding, or the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Competing Proposal (including any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any Person who has made, or to the knowledge of the Company may be considering making, a Competing Proposal). Any such notice to Parent shall include copies of any written materials submitted in connection with such Competing Proposal (or inquiry, proposal, offer or request) and indicate the identity of the Person making such Competing Proposal (or inquiry, proposal, offer or request) and the material terms and conditions thereof. Thereafter the Company shall promptly (and, in any event, within twenty-four (24) hours) keep Parent reasonably informed on a current basis regarding any material change to the terms of any such Competing Proposal (or inquiry, proposal, offer or request) and the nature of any information requested of the Company or any Company Subsidiary or any of their respective Representatives with respect thereto. The Company agrees that it and the Company Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 5.3.

(d) No Change of Recommendation. Except as expressly permitted by Section 5.3(e), the Company Board shall not (i) (A) withdraw, withhold, qualify or modify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, withhold, qualify or modify in a manner adverse to Parent, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus, (C) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Competing Proposal, (D) after receipt or public announcement of a Competing Proposal (other than a tender offer or exchange offer), fail to publicly affirm the Company Board Recommendation within five (5) business days after a request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the Stockholders’ Meeting), or (E) following the commencement of a tender offer or exchange offer relating to the Company Common Stock by a Person unaffiliated with Parent, fail to affirm the Company Board Recommendation and recommend that the Company’s stockholders reject such tender offer or exchange offer within five (5) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the Stockholders’ Meeting) (any action in this clause (i) being referred to as a “Change of Recommendation”) or (ii) cause or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, term sheet, agreement or commitment (other than an Acceptable Confidentiality Agreement referred to in Section 5.3(b)) constituting or relating to, or that is intended to or could reasonably be expected to lead to, any Competing Proposal (a “Company Acquisition Agreement”).

(e) Fiduciary Exception to No Change of Recommendation Provision.

(i) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation and/or, if applicable, terminate this Agreement pursuant to Section 8.1(d)(i) if after receiving a bona fide, written Competing Proposal that did not result from a material breach of Section 5.3, the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation) that (A) such Competing Proposal constitutes a Superior Proposal and (B) in light of such Competing Proposal, the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law; provided, however, that, prior to making such Change of Recommendation or terminating this Agreement pursuant to Section 8.1(d)(i), (1) the Company has given Parent at least four (4) business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal, and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation) and has contemporaneously provided to Parent a copy of the Superior Proposal, a copy of any proposed Company Acquisition Agreement with the Person making such Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to the Company, a written summary of the material terms thereof), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Company Board shall have considered in good faith any written revisions to the terms of this Agreement proposed by Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation) that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by Parent were to be given effect, and (4) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above of this proviso and a new notice period under clause (1) of this proviso shall commence (except that the four (4) business day period notice period referred to in clause (1) above of this proviso shall instead be equal to three (3) business days) during which time the Company shall be required to comply with the requirements of this Section 5.3(e)(i) anew with respect to such additional notice pursuant to clauses (1) through (4) above of this proviso; and provided, further, that the Company has complied in all material respects with its obligations under this Section 5.3.

(ii) Other than in connection with a Superior Proposal (which shall be subject to Section 5.3(e)(i) and shall not be subject to this Section 5.3(e)(ii)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Change of Recommendation in response to an Intervening Event if the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law; provided, however, that, prior to making such Change of Recommendation, (1) the Company has given Parent at least four (4) business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor (and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period after giving any such notice, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would not permit the Company Board to make an Change of Recommendation pursuant to this Section 5.3(e)(ii), and (3) following the end of such notice period, the Company Board shall have considered in good faith any written revisions to the terms of this Agreement proposed by Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation) that failure to make a Change of Recommendation in response to such Intervening Event would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law.

(f) Limits on Release of Standstill and Confidentiality. The Company and the Company Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill provision in any agreement to which the Company or any of the Company Subsidiaries is a party, other than to the extent the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law; provided that, in the case of any such action with respect to any standstill provision or similar obligation, the Company shall, concurrently and on substantially the same terms, offer to release, waive, amend, modify or grant permission under any corresponding standstill provision or similar obligation in any agreement to which Parent or any of its Subsidiaries is a party, including the Confidentiality Agreement.

(g) Certain Permitted Disclosure. Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if the Company Board has determined in good faith, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Laws with respect to the fact that a Competing Proposal has been made, the identity of the party making such Competing Proposal or the material terms of such Competing Proposal (and, subject to the following proviso, no such disclosure shall, taken by itself, be deemed to be a Change of Recommendation), or (iii) from making any “stop, look and listen” communication or any other similar disclosure to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that the foregoing shall in no way eliminate or modify the effect that any such position or disclosure would otherwise have under this Agreement and any such position or disclosure that relates to a Competing Proposal (other than any “stop, look and listen” communication) shall be deemed to be a Change of Recommendation unless the Company Board expressly and concurrently reaffirms the Company Board Recommendation.

(h) Stockholders’ Meeting. Notwithstanding anything in this Agreement to the contrary, no Change of Recommendation shall relieve the Company from its obligations to submit the adoption of this Agreement to a vote of its stockholders at the Stockholders’ Meeting.

(i) Compliance by Representatives. It is agreed that any violation of the restrictions on the Company and the Company Subsidiaries set forth in this Section 5.3 by any Representative of the Company or any Company Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

(j) Certain Definitions.

(i) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” shall mean a customary confidentiality agreement (which need not prohibit the making of a Competing Proposal) with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that an Acceptable Confidentiality Agreement may include provisions that are less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to include substantially similar provisions for the benefit of the parties thereto; provided, further that an Acceptable Confidentiality Agreement need not include a standstill or other similar obligation so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to remove any standstill or similar obligation in the Confidentiality Agreement.

“Competing Proposal” means any proposal or offer made by a Person or group (other than a proposal or offer by Parent or any of the Parent Subsidiaries) at any time, including any amendment or modification to any existing proposal or offer, which is structured to permit (A) such Person or group to acquire beneficial ownership of at least fifteen percent (15%) of the assets of, equity interest in, or businesses of, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), or (B) a merger, consolidation, recapitalization or other transaction that results in the stockholders of the Company immediately preceding such transaction holding less than eighty percent (85%) of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger.

“Superior Proposal” means a bona fide written Competing Proposal (with references to 15% and 85% being deemed to be replaced with references to 50%), which the Company Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the stockholders of the Company from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise)) and taking into account (1) all financial, legal, regulatory and other aspects of such proposal or offer (including any termination fees, any expense reimbursement provisions, the conditions to the consummation of such Competing Proposal and whether such Competing Proposal is fully financed) and (2) the identity of the Person making such Competing Proposal.

(ii) For purposes of this Section 5.3:

References to the “Company Board” shall mean the Company Board or, to the extent applicable, a duly authorized committee thereof.

References to a “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiaries.

Section 5.4 SEC Filings; Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare the Proxy Statement/Prospectus in preliminary form, and (ii) Parent shall prepare and cause to be filed with the SEC, the Form S-4 with respect to the Parent Stock issuable in the Merger, which will include the Proxy Statement/Prospectus. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and promptly (and in any event within two (2) business days) after the Form S-4 is declared effective under the Securities Act, the Company shall file with the SEC the definitive Proxy Statement/Prospectus, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act and (C) keep the Form S-4 effective for so long as necessary to complete the Merger. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus. The Form S-4 and Proxy Statement/Prospectus shall include all information reasonably requested by such other Party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders received from the SEC and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement/Prospectus, and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Form S-4.

Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any comments provided by the Company or Parent or any of their respective Representatives with respect thereto. No amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 will be made by Parent or the Company without the approval of the other Parties, which approval shall not be unreasonably withheld, delayed or conditioned. Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Stock in the Merger, and the Company shall furnish all information concerning the Company, the Company Subsidiaries and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.

(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, respectively, or any of their respective affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, respectively, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.4(b) shall limit the obligations of any Party under Section 5.4(a). For purposes of this Section 5.4, any information concerning or related to the Company, its affiliates or the Stockholders’ Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its affiliates will be deemed to have been provided by Parent.

(c) As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company entitled to vote at the Stockholders’ Meeting and to hold the Stockholders’ Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act (or such later date as the Parties shall agree). Except in each case to the extent that the Company Board shall have made a Change of Recommendation as permitted by Section 5.3 and subject to Section 5.3(h), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement/Prospectus and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding the foregoing provisions of this Section 5.4(c), if, on a date for which the Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Stockholders’ Meeting; provided that the Stockholders’ Meeting is not postponed or adjourned to a date that is in the aggregate more than thirty (30) days after the date for which the Stockholders’ Meeting was originally scheduled (other than, following consultation with Parent, any adjournments or postponements required by applicable Law, including adjournments or postponements to the extent required under applicable Law to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided or made available to the Company stockholders or to permit dissemination of information which is material to stockholders voting at the Stockholders’ Meeting and to give the Company stockholders sufficient time to evaluate any such supplement or amendment or other information, provided that in no event shall the number of days by such the Stockholders’ Meeting is adjourned or postponed exceed thirty (30) days in the aggregate, less the number of days by which the Stockholders’ Meeting has been adjourned or postponed in order to obtain the Company Stockholder Approval). Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Parent, unless, following consultation with Parent, required to do so by applicable Law or the Company Governing Documents. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.

Section 5.5 Tax Matters. Except as set forth in Section 5.5(a) of the Company Disclosure Letter, prior to (a) consummating any transaction that (i) is described in clause (i) or (x) of Section 5.1(b) and (ii) is not subject to Parent’s consent right provided in Section 5.1(b) on the basis that such transaction involves solely the Company and one or more Company Subsidiaries or solely Company Subsidiaries, or (b) altering any intercompany arrangements or agreements or the ownership structure among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, the Company shall, in each case, consult with Parent reasonably prior to consummating any such transaction and shall not proceed with any such action or transaction described in clause (a) or (b) hereof without Parent’s consent (not to be unreasonably conditioned, withheld or delayed) if such action or transaction would, without taking into account any action or transaction entered into by Parent or any of the Parent Subsidiaries (including, after the Effective Time, the Company or any of the Company Subsidiaries), reasonably be expected to have adverse Tax consequences that, individually or in the aggregate, are material to the Company and the Company Subsidiaries or, after the Effective Time, to Parent and the Parent Subsidiaries.

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.1 Access; Confidentiality; Notice of Certain Events.

(a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause the Company Subsidiaries to, (i) provide to Parent and Parent’s Representatives reasonable access at reasonable times upon reasonable prior notice to the officers, employees and other personnel, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof (including for purposes of conducting regulatory compliance reviews and audits to allow Parent to be in compliance with its policies and procedures and any applicable Law at the Effective Time); and (ii) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request (including for purposes of conducting regulatory compliance reviews and audits to allow Parent to be in compliance with its policies and procedures and any applicable Law at the Effective Time); provided, however, that the Company shall not be required to provide access to or disclose any such information to the extent such access or disclosure would result in the loss of attorney-client privilege of the Company or any of the Company Subsidiaries (provided that the Company and the Company Subsidiaries shall use their reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege).

(b) Parent will hold, and will cause its Representatives to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with the terms of the Confidentiality Agreement.

(c) No inspection by Parent or any of its Representatives shall affect or be deemed to modify or waive any of the representations and warranties of Parent or Merger Sub set forth in this Agreement.

(d) Each of the Company and Parent shall promptly notify the other of:

(i) any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Merger or other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions;

(ii) any legal proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction;

(iii) the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; and

(iv) any event, condition, fact or circumstance that has a materially adverse impact on the likelihood that all of the conditions set forth in Article VII will be satisfied prior to the Outside Date;

provided, however, that the delivery of any notice pursuant to this Section 6.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII, except for any such failure that constitutes a willful breach of this Agreement.

Section 6.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date hereof, including (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to use its reasonable best efforts to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained by such Party from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other Transactions and (ii) using its reasonable best efforts to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable after the execution of this Agreement, and in any event within fifteen (15) business days (unless Parent and Company mutually agree otherwise), and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act, including responding to any Request for Additional Information and Documentary Material under the HSR Act as promptly as reasonably practicable and advisable, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law,

(i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party under any Antitrust Law, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity with respect to any Antitrust Law, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party under any Antitrust Law, in each case regarding any of the Transactions; provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity with respect to the subject matter of this Section 6.2(b), or, in connection with any proceeding by a private party under any Antitrust Law, with any other Person (provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns), and to the extent permitted by the DOJ, the FTC or any other applicable Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b), give the other Party the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC or any other Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b). Parent shall, on behalf of the Parties, control and lead all communications and strategy relating to the Antitrust Laws (provided that the Company is not constrained from complying with applicable Law); provided, further, that the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either Party in connection with proceedings under or relating to any Antitrust Law prior to their submission.

(c) In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain any waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law, Parent shall, and shall cause each of its Subsidiaries to, use their reasonable best efforts to negotiate, effect and agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any indication of any of their respective approved or in-development products or product lines that (x) is the reduction of sub-cutaneous fat or (y) is substantially the same as any indication of any approved or in-development product of the Company and its Subsidiaries (a “Parent Overlap Product”), or the portion of any of the businesses, divisions, assets, business arrangements, contracts or interests therein of the Parent and its Subsidiaries consisting of Parent Overlap Products (a “Parent Remedial Action”), in each case, solely to the extent reasonably necessary so as to permit and cause the condition set forth in Section 7.1(d) to be satisfied by the date that is three (3) business days before the Outside Date; provided, however, that notwithstanding anything in this Agreement to the contrary, any Parent Remedial Action shall only be required to become effective from and after the Closing. In furtherance of the immediately preceding sentence, Parent shall use its reasonable best efforts to ensure that (x) no requirement for non-action, a waiver, consent or approval of the FTC, the DOJ, any State Attorney General or other Governmental Entity, in each case, with respect to any Antitrust Law, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any Antitrust Law, and (z) no other matter relating to any Antitrust Law, would preclude satisfaction of the condition set forth in Section 7.1(d) by the date that is three (3) business days before the Outside Date. The Company shall agree if, but solely if, and in no event shall commit, agree or consent, unless, requested by Parent so as to permit and cause the condition set forth in Section 7.1(d) to be satisfied as promptly as practicable after the date of this Agreement (but in any event not later than three (3) business days before the Outside Date), to effect and agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any indication of any of the

Company’s and its Subsidiaries respective approved or in-development products or product lines that is substantially the same as any indication of any approved or in-development product of Parent and its Subsidiaries (a “Company Overlap Product”), or the portion of any of the businesses, divisions, assets, business arrangements, contracts or interests therein of the Company and its Subsidiaries consisting of Company Overlap Products (a “Company Remedial Action”); provided, however, that notwithstanding anything in this Agreement to the contrary, any such Company Remedial Action is expressly consented to in writing by Parent and is conditioned upon, and shall become effective only from and after, the Closing.

(d) Notwithstanding the provisions of Section 6.2(c) or any other provision of this Agreement, in no event shall Parent or any of the Parent Subsidiaries be required to (i) offer, accept or agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any indication of any product that (x) is not the reduction of sub-cutaneous fat and (y) is not otherwise substantially the same as any indication of any approved or in-development product of the Company and its Subsidiaries (a “Parent Non-Overlap Product”) or the portion of any product lines that consist of Parent Non-Overlap Products, (ii) offer, accept or agree to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, any business, products, product lines, assets, rights or operations of Parent and its Subsidiaries within the medical aesthetics business of Parent and its Subsidiaries that (A) would, individually or in the aggregate, be material to the medical aesthetics business of Parent and its Subsidiaries, taken as a whole, or (B) without limitation of clause (A), would include any indication of a product or product line of Parent or its Subsidiaries where such indication generated net revenues in excess of $100 million in fiscal year 2014, or (iii) offer, accept, agree or consent, to any sale, divestiture, license, termination, holding separate or other similar arrangement with respect to, or other disposition of or restriction on, ATX-101 (KYBELLA™).

(e) Without limitation of the other provisions of this Section 6.2, each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties, other than Governmental Entities, necessary, proper or advisable for the consummation of the Transactions and to provide any notices to such third parties required to be provided prior to the Effective Time; provided, however, that without the prior written consent of Parent, the Company shall not incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a Company Material Adverse Effect.

Section 6.3 Publicity. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement without the prior consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other Transactions, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement as far in advance as practicable and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that, without limiting any of its obligations under Section 5.3, the Company shall not be required by this Section 6.3 to provide any such review or comment to Parent in connection with the receipt and existence of a Competing Proposal or a Change of Recommendation and matters related thereto; provided, further, that each Party and their respective affiliates may make statements that substantially reiterate (and are not inconsistent with) previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.3.

Section 6.4 Directors’ and Officers’ Insurance and Indemnification. For not less than six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified

Parties”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided, however, that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer or director of the Company or any of the Company Subsidiaries or of any Person serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee or agent of another Person, to the fullest extent permitted by Law or provided pursuant to the Company Governing Documents or the organizational documents of any Company Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties agree that for six years after the Effective Time all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect. For six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and the organizational documents of any Company Subsidiary and (ii) any other agreements of the Company and the Company Subsidiaries with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees and agents or other fiduciaries and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions) without the consent of such Indemnified Party. At or prior to the Effective Time, Parent shall purchase a single premium directors’ and officers’ liability insurance “tail policy” with a claims period of not less than six (6) years from the Effective Time for the benefit of the Company’s current directors and officers that provides coverage for acts and omissions as directors, officers, employees and agents of the Company or any Company Subsidiary occurring prior to the Effective Time (the “D&O Insurance Policy”) that is no less favorable than the Company’s existing policy as of the date of this Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that Parent shall not be required to pay an aggregate cost for the D&O Insurance Policy in excess of 250% of the last annual premium paid prior to the date of this Agreement; provided, further, that, if Parent is unable to obtain such D&O Insurance Policy as of the Effective Time, the Company may purchase such a D&O Insurance Policy with an aggregate cost not in excess of 250% of the last annual premium paid prior to the date of this Agreement; and provided, further, that if the D&O Insurance Policy is not obtained by either Parent or the Company at or prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect, for a period of six (6) years from the Effective Time, for the benefit of the Company’s current directors and officers with respect to their acts and omissions as directors, officers, employees or agents of the Company or any Company Subsidiary occurring at or prior to the Effective Time, a directors’ and officers’ liability insurance policy that is no less favorable than the Company’s existing policy as of the date of this Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance policy in excess of 250% of the last annual premium paid prior to the date of this Agreement, in which case the Surviving Corporation shall obtain the maximum amount of coverage reasonably available for 250% of the last annual premium paid prior to the date of this Agreement. Notwithstanding anything in this Section 6.4 to the contrary, if any Indemnified Party notifies Parent on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 that require the Surviving Corporation to indemnify and advance expenses shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party.

Section 6.5 Takeover Statutes. The Parties shall (a) take all action necessary so that no Takeover Statute or, in the case of the Company, any similar provision of the Company Governing Documents, is or becomes applicable to the Agreement, the Voting Agreement, the Merger or any of the other Transactions and (b) if any such Takeover Statute or, in the case of the Company, any similar provision of the Company Governing Documents, is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Agreement, the Voting Agreement, the Merger and the other Transactions.

Section 6.6 Obligations of Merger Sub. Parent shall take all action necessary to cause each of Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to cause Merger Sub to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7 Employee Benefits Matters.

(a) Following the Closing, Parent shall, or shall cause the Surviving Corporation to, assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date of this Agreement or as subsequently amended as permitted pursuant to the terms of such Company Benefit Plans. For a period of 12 months following the Effective Time, Parent shall provide (or cause the Surviving Corporation or another affiliate of Parent to provide) to each employee of the Company or the any Company Subsidiary who continues in employment with the Surviving Corporation or any other affiliate of Parent following the Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate, as applicable, and cash bonus opportunity that are no less than the base salary or hourly wage rate, as applicable, and cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and (ii) other employee benefits (including, without limitation, employee health and welfare and retirement benefits), other than equity incentive compensation and severance or post-termination benefits, which are no less favorable in the aggregate than at Parent’s option either (A) those employee benefits provided to such Continuing Employee immediately prior to the Effective Time or (B) those employee benefits that Parent or its affiliates provide to their similarly situated employees during such period. In addition, for a period of 18 months following the Effective Time, Parent shall provide (or cause the Surviving Corporation or another affiliate of Parent to provide) to each Continuing Employee severance and post-termination benefits at least as favorable as the severance and post-termination benefits provided under Company Benefit Plans (after giving effect to the transactions contemplated by this Agreement) in which such Continuing Employee participates and/or to which such Continuing Employee is a party as of immediately prior to the Effective Time. Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company (including any current or former affiliate of the Company or any predecessor of the Company to the extent recognized by the Company) shall be taken into account for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent for the benefit of the Continuing Employees, including vacation or other paid time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of equity incentive compensation and determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits).

(b) Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health and welfare benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Benefit Plans immediately prior to the Effective Time), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Benefit Plans immediately prior to the Effective Time, and (iii) credit each Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Benefit Plans prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year. The Merger shall not affect any Continuing Employee’s accrual of, or right to use, in accordance with Company policy as in effect immediately prior to the Effective Time, any personal, sick, vacation or other paid-time-off accrued but unused by such Continuing Employee immediately prior to the Effective Time.

(c) If requested by Parent in writing delivered to the Company not less than ten (10) business days before the Closing Date, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate any 401(k) plans maintained by the Company or any of the Company Subsidiaries (collectively, the “Company 401(k) Plans”), effective as of the day prior to the Closing Date. Following the Effective Time, the assets thereof shall be distributed to the participants, and Parent or the Surviving Corporation shall, to the extent permitted by Parent’s or the Surviving Corporation’s applicable 401(k) plan (collectively, the “Parent 401(k) Plan”), permit the Continuing Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and, for the avoidance of doubt, inclusive of loans), in the form of cash and, with respect to loans, notes, in an amount equal to the full account balance (inclusive of loans) distributed to such Continuing Employees from the Company 401(k) Plans to the Parent 401(k) Plan.

(d) As soon as practicable following the date of this Agreement, the Company shall take all reasonable actions, including adopting any necessary resolutions, to (i) terminate the Company ESPP as of immediately prior to the Closing, (ii) ensure that no offering period under the Company ESPP shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the offering period in existence under the Company ESPP on the date of this Agreement, cause a new exercise date to be set under the ESPP, which date shall be the business day immediately prior to the anticipated Closing, and (iv) prohibit participants in the Company ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the Company ESPP).

(e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or employee benefit plan of Merger Sub, (ii) create any third party rights in any current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof) or (iii) alter or limit the ability of the Surviving Corporation, Parent or any of their respective affiliates to amend, modify or terminate any Company Benefit Plan or other employee benefit, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

(f) No later than thirty (30) days prior to the Effective Time, the Company shall deliver to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and the Company Subsidiaries and (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and tax gross-up payments, if any) that could be paid to such disqualified individual as a result of any of the Transactions (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based.

(g) The Company shall provide Parent with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of the Company or any of the Company Subsidiaries if such communications relate to any of the Transactions, and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution.

Section 6.8 Rule 16b-3. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) and acquisitions of Parent equity securities pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9 Security Holder Litigation. Each Party shall provide the other Party prompt oral notice (but in any event within twenty-four (24) hours) of any litigation brought or threatened by any stockholder of that Party against such Party, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger, this Agreement or any of the Transactions. Unless, in the case of such litigation with respect to the Company, the Company Board has made a Change of Recommendation, the Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense, prosecution or settlement of any such litigation, and the Company shall not offer to settle any such litigation, nor shall any such settlement be agreed to without Parent’s prior written consent. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section 6.9 shall control.

Section 6.10 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NASDAQ and terminate its registration under the Exchange Act; provided, however, that such delisting and termination shall not be effective until after the Effective Time.

Section 6.11 Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 6.12 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable following the effectiveness of the Form S-4 under the Securities Act, and in any event prior to the Effective Time.

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained;

(b) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened unless subsequently withdrawn;

(c) Adverse Laws or Orders. (i) No statute, rule, regulation or other Law shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity of competent jurisdiction which prohibits or makes illegal the consummation of the Merger and (ii) there shall not be in effect any judgment, order, injunction, decree or ruling (whether temporary, preliminary or permanent) of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(d) Required Antitrust Clearances. Any applicable waiting period (or extension thereof) relating to the Merger under the HSR Act shall have expired or been terminated, and any pre-closing approvals or clearances reasonably required thereunder shall have been obtained;

(e) Listing. The shares of Parent Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

(f) No Governmental Litigation. There shall not be pending any claim, action, suit or proceeding by any Governmental Entity that has not been resolved (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to (A) restrict, prohibit or limit the ownership or operation by Parent or any of the Parent Subsidiaries of all or any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries or compel Parent or any of the Parent Subsidiaries to dispose of or hold separately all or any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries, or impose any limitation, restriction or prohibition on the ability of Parent, the Company or any of their respective Subsidiaries to conduct its business or own such assets, (B) impose limitations on the ability of Parent or any of the Parent Subsidiaries effectively to acquire, hold or exercise full rights of ownership of the shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of the Parent Subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation or (C) require Parent or any of its affiliates to divest, dispose of or hold separate all or any portion of the business or assets of the Company or any of the Company Subsidiaries or of Parent or its affiliates.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction (or waiver (in writing) by Parent) at the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.10(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), (ii) the representations and warranties of the Company set forth in Sections 3.2(a) and (b) (without giving effect to any qualification as to materiality contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), and (iii) each of the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of this clause (iii), where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to the foregoing effect;

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect; and

(c) No Company Material Adverse Effect. Since the date of this Agreement, there has been no Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have, a Company Material Adverse Effect.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction (or waiver (in writing) by the Company) at the Effective Time of each of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.8(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), (ii) the representations and warranties of Parent and Merger Sub set forth in Sections 4.2(a) and (b) (without giving effect to any qualification as to materiality contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), and (iii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect;

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect; and

(c) No Parent Material Adverse Effect. Since the date of this Agreement, there has been no Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have, a Parent Material Adverse Effect.

ARTICLE VIII.

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as otherwise stated below), by action taken or authorized by the board of directors of the terminating Party or Parties, as follows:

(a) by the mutual written consent of Parent and the Company; or

(b) by either Parent or the Company:

(i) if the Effective Time shall not have occurred by midnight, Eastern Time, on March 17, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this

Section 8.1(b)(i) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or results in, the Effective Time not occurring prior to the Outside Date;

(ii) if any Governmental Entity of competent jurisdiction shall have issued a final, non-appealable judgment, order, injunction, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or

(iii) if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Stockholders’ Meeting or at any adjournment or postponement thereof; or

(c) by Parent, if:

(i) a Change of Recommendation shall have occurred;

(ii) the Company shall have breached in any material respect its obligations under Section 5.3; or

(iii) there has been a breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach would result in the conditions in Section 7.2(a) or (b) not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) thirty (30) calendar days after the receipt of notice thereof by the Company from Parent or (B) three (3) business days before the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) if either Parent or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement; or

(d) by the Company, if:

(i) prior to receipt of the Company Stockholder Approval, if (A) the Company Board authorizes the Company, subject to complying in all material respects with the terms of Section 5.3, to enter into a Superior Proposal Acquisition Agreement with respect to a Superior Proposal and (B) concurrently with the termination of this Agreement the Company, subject to complying in all material respects with the terms of Section 5.3, enters into such Superior Proposal Acquisition Agreement and pays the Termination Fee to Parent in accordance with Section 8.2(b)(ii); or

(ii) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, which breach would result in the conditions in Section 7.3(a) or (b) not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) thirty (30) calendar days after the receipt of notice thereof by Parent from the Company or (B) three (3) business days before the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.13 shall survive such termination; provided, however, that subject to Section 8.2(c), nothing herein shall relieve any Party from liability for any willful breach of this Agreement.

(b) Termination Fee.

(i) In the event that (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or Parent terminates this Agreement pursuant to Section 8.1(c)(iii) and (B) after the date of this Agreement and prior to such termination, a Competing Proposal shall have been publicly disclosed or otherwise publicly communicated to the Company Board or the Company’s stockholders and not publicly and unconditionally withdrawn or abandoned, then if, within nine (9) months of such termination, the Company enters into a definitive agreement providing for, or recommends to its stockholders, a Competing Proposal or a Competing Proposal is consummated, then within one (1) business day after the occurrence of the applicable event described in this clause (2) the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) a fee of $69,750,000 in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Competing Proposal” shall have the meaning assigned to such term in Section 5.3(j)(i), except that all references to “15%” therein shall be deemed to be “50%” and all references to “85%” therein shall be deemed to be “50%”.

(ii) If the Company terminates this Agreement pursuant to Section 8.1(d)(i), concurrently with such termination, the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) the Termination Fee.

(iii) If Parent terminates this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii) (or this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or Parent pursuant to Section 8.1(c)(iii), in each case, following any time at which Parent was entitled to terminate this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii)), within one (1) business day after such termination, the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) the Termination Fee.

(iv) In the event any amount is payable pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent (and, if any amount becomes payable pursuant to any such clause, such amount shall not be or become due unless and until Parent has provided such wire transfer instructions for such designated account in writing).

(v) For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(c) Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that neither the Termination Fee nor any amount payable under Section 8.2(b)(i) is a penalty, but rather is a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, each of which amounts would otherwise be impossible to calculate with precision. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.2(b) then (i) the Company shall reimburse Parent for all reasonable costs and expenses (including reasonable disbursements and fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) the Company shall pay Parent interest on the amount payable pursuant to Section 8.2(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%. Notwithstanding anything to the contrary in this Agreement, upon payment of the Termination Fee pursuant to this Section 8.2, none of the Company, any of the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the Parties (by action taken by their respective boards of directors); provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or any Parent Entity, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any Parent Entity or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company, as applicable, contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of any Parent Entity or the Company, as applicable, contained herein. Any agreement on the part of a Parent Entity or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 9.3 Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses.

Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by facsimile (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Allergan plc

1 Grand Canal Square

Docklands

Dublin 2

Ireland

Attention: Chief Legal Officer and Secretary

Facsimile: +1 (862) 261-8043

with copies to (which shall not constitute notice):

Allergan plc

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

Attention: Chief Legal Officer and Secretary

Facsimile: +1 (862) 261-8043

and

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Andrew W. Ment

Facsimile: +1 (646) 441-9012

and

if to the Company, to:

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road

3rd Floor

Westlake Village, California 91362

Attention: Keith R. Leonard, Jr., President and Chief Executive Officer

   Keith L. Klein, J.D., General Counsel and Secretary

Facsimile: +1 (818) 587-4591

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Alan C. Mendelson

   Josh Dubofsky

Facsimile: +1 (650) 463-2600

Section 9.5 Certain Definitions. As used herein, the following terms have the following meanings:

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“Bribery Legislation” means all and any of the following: the United States Foreign Corrupt Practices Act of 1977; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which Parent or the Company operates.

“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act; provided, however, that a day on which banks in the City of New York are authorized or obligated by Law or executive order to close shall not be a “business day”.

“Code” means the Internal Revenue Code of 1986.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended prior to the date of this Agreement.

“Company Certificate” means the Seventh Amended and Restated Certificate of Incorporation of the Company, as amended prior to the date of this Agreement.

“Company Collaboration Partners” means any of the Company’s or the Company Subsidiaries’ licensees or licensors or research, development, collaboration, supply, manufacturing or similar commercialization partners with respect to the Company Products.

“Company Equity Plans” means the Company’s 2004 Stock Plan, the Company’s 2012 Equity Incentive Award Plan, as amended, and the Company’s 2014 Employment Commencement Incentive Plan, as amended.

“Company ESPP” means the Company’s 2015 Employee Stock Purchase Plan.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or the Company Subsidiaries or licensed or leased by the Company or the Company Subsidiaries pursuant to written agreement (excluding any public networks).

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on (i) the assets, condition (financial or otherwise), business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in combination, shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions, (b) conditions (or changes therein) in any industry or industries in which the Company operates, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions (it being understood that this clause (c) shall not apply with respect to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address compliance with applicable Law), (d) any change or prospective changes in GAAP or interpretation thereof (it being understood that this clause (d) shall not apply with respect to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address compliance with GAAP), (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to Taxes), (f) the negotiation, pendency, announcement, execution and delivery of this Agreement or the consummation of the Transactions or compliance with the terms of this Agreement, including any Effect on retention or hiring of employees (other than Effects resulting from any failure to comply with Section 5.1 and it being understood that this clause (f) shall not apply with respect to any representation or warranty contained in this Agreement to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution or delivery of this Agreement or the consummation of the Transactions), (g) changes in the Company Common Stock price, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (h) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, (j) any action or inaction, including any decision, recommendation or statement, by any Governmental Entity, panel or advisory body or any professional medical organization with respect to KYTH-105 (setipiprant) or with respect to any product of any competitor of the Company, or any regulatory or clinical changes, events or developments with respect to KYTH-105 (setipiprant) or with respect to any product of any competitor of the Company, (k) any regulatory changes, events or developments outside of the United States with respect to ATX-101 (KYBELLA™) (it being understood that any Effect of such regulatory changes, events or developments in the United States may be taken into account), or any delay in obtaining, or failure to obtain a marketing authorization for ATX-101 (KYBELLA™) from any Governmental Entity located outside of the United States, or (l) any side effects, adverse events or safety observations that results from any off-label use of ATX-101 (KYBELLA™), except, in the case of clauses (a) - (e) or (i), to the extent the Company and the Company Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which the Company and the Company Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect) or (ii) the ability of the Company to consummate the Transactions at or prior to the Outside Date.

“Company Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the most recent (as of the date hereof) consolidated balance sheet of the Company or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company or (v) other than any Liens securing indebtedness for borrowed money or any financial guaranty thereof, which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.

“Company Product” means all products that are being researched, tested, developed, commercialized, manufactured, sold or distributed by the Company or any Company Subsidiary and all products with respect to which the Company or any Company Subsidiary has royalty rights.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote upon the adoption of this Agreement at the Stockholders’ Meeting.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Confidentiality Agreement” means the Confidentiality Agreement, dated May 14, 2015, between Parent and the Company, as may be amended.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“Environmental Permits” means any material permit, license, authorization or approval required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“FDA” means the United States Food and Drug Administration.

“FDCA” means the Federal Food, Drug, and Cosmetic Act.

“Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) any candidate for political office, or (c) any political party or party official.

“Governmental Entity” means (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, including any arbitral body, (b) any public international governmental organization, or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person,

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;

(c) net obligations of such Person under any interest rate, swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;

(f) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases;

(g) synthetic lease obligations;

(h) obligations outstanding under securitization facilities; and

(i) any guarantee (other than customary non-recourse carve-out or “badboy” guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, provided that Indebtedness shall not include any performance guarantee or any other guarantee that is not a guarantee of other Indebtedness.

“Intellectual Property Rights” means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”), (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction (“Patents”), (iii) trade secrets, information, data, specifications, processes, methods, know-how, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions (whether patented or not), discoveries, ideas and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof (“Copyrights”), (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) any similar intellectual property or proprietary rights.

“Intervening Event” means a material event, occurrence, fact or change occurring or arising after the date hereof that was not known or reasonably foreseeable to the Company Board as of the date hereof, which event, occurrence, fact or change becomes known to the Company Board prior to the Effective Time, other than (a) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event), (b) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from any Governmental Entity in connection with this Agreement and the consummation of the Transactions, (c) any Competing Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, or the consequences thereof or (d) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event).

“knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the Persons listed in Section 9.5 of the Parent Disclosure Letter with respect to Parent or Merger Sub, or (b) the Persons listed in Section 9.5 of the Company Disclosure Letter with respect to the Company.

“Law” means any law, statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a third party and licensed or sublicensed to the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries has obtained a covenant not to be sued.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“NASDAQ” means the NASDAQ Global Select Market.

“NYSE” means the New York Stock Exchange.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Parent Entities” means Parent and Merger Sub.

“Parent Equity Plans” means Parent’s 2013 Incentive Award Plan and the WC Equity Incentive Plan.

“Parent Governing Documents” means (a) the Articles of Association of Parent, as amended prior to the date of this Agreement and (b) the Memorandum of Association of Parent, as amended prior to the date of this Agreement.

“Parent IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by Parent or the Parent Subsidiaries or licensed or leased by Parent or the Parent Subsidiaries pursuant to written agreement (excluding any public networks).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on (i) the assets, condition (financial or otherwise), business or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in combination, shall be deemed to constitute a Parent Material Adverse Effect or shall be taken into account when determining whether a Parent Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions, (b) conditions (or changes therein) in any industry or industries in which Parent operates, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions (it being understood that this clause (c) shall not apply with respect to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address compliance with applicable Law), (d) any change or prospective changes in GAAP or interpretation thereof (it being understood that this clause (d) shall not apply with respect to any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address compliance with GAAP), (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to Taxes), (f) the announcement, execution and delivery of this Agreement or the consummation of the Transactions or compliance with the terms of this Agreement (other than Effects resulting from any failure to comply with Section 5.2 and it being understood that this clause (f) shall not apply with respect to any representation or warranty contained in this Agreement to the extent the purpose of such representation or warranty is to address the consequences resulting from the announcement, execution or delivery of this Agreement or the consummation of the Transactions or the compliance with the terms of this Agreement), (g) changes in the Parent Stock price, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be taken into account), (h) any failure by Parent to meet any internal or published projections, estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Parent to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the

Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Parent Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other similar force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement or (j) the negotiation, pendency or public announcement of the Transactions, except, in the case of clauses (a) - (e) or (i), to the extent Parent and the Parent Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which Parent and Parent Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Parent Material Adverse Effect) or (ii) the ability of Parent or Merger Sub to consummate the Transactions at or prior to the Outside Date.

“Parent Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the most recent consolidated balance sheet of Parent or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of Parent or (v) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.

“Parent Stock” or “Parent Shares” means the ordinary shares of $0.0001 par value of Parent.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Data” means all data or information that is linked to any reasonably identifiable person and any other data or information that constitutes personal data or personal information under any applicable Law relating to privacy, data protection, or data security, which information includes any genetic data, financial, credit, medical or other information, names, addresses, social security or insurance numbers, telephone numbers, facsimile numbers, email addresses or other contact information, or any device identifier.

“PHSA” means the Public Health Service Act.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Substance or other material).

“Representatives” means, when used with respect to any Person, such Person’s directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives.

“Sanctioned Country” means any of Cuba, Iran, North Korea, Sudan, and Syria.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, or the United Nations, including (a) any Person identified in any list of sanctioned Persons maintained by (i) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security,

or the United States Department of State; (ii) Her Majesty’s Treasury of the United Kingdom; (iii) any committee of the United Nations Security Council; or (iv) the European Union; (b) any Person located, organized, or resident in, organized in, or a Governmental Entity or government instrumentality of, any Sanctioned Country and (c) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in (a) or (b).

“Sanctions Laws” means all Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Significant Subsidiary” means any Subsidiary of Parent that is material or constitutes a “significant subsidiary” of Parent, as applicable, within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.

“Stock Award Exchange Ratio” means the quotient determined by dividing $75.00 by the VWAP of Parent Stock, and rounding the result to the nearest 1/10,000 of a Parent Share.

“Stock Value” means $15.00.

“Stockholders’ Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal Acquisition Agreement” shall mean a written definitive acquisition agreement providing for a Superior Proposal to be entered into by and between the Company and the Person making a Superior Proposal.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges, assessments and fees imposed by any Governmental Entity or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Transactions” means the transactions contemplated by this Agreement, including the Merger and the issuance of shares of Parent Stock in connection with the Merger.

“VWAP of Parent Stock” means the volume weighted average closing price of Parent Stock (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for a ten (10) trading day period, starting with the opening of trading on the twelfth (12th) trading day prior to the Closing Date and ending with the closing of trading on the third to last trading day prior to the Closing Date.

“willful breach” means with respect to any representation, warranty, agreement or covenant, an action or omission that the breaching party knows and intends is or would constitute a material breach, or would reasonably be expected to result in a material breach, of such representation, warranty, agreement or covenant.

Section 9.6 Terms Defined Elsewhere. Each of the following terms is defined in the Section of this Agreement set forth opposite such term below:

Term	Section
“Acceptable Confidentiality Agreement”	Section 5.3(j)(i)

“Agreement”	Preamble

“Bankruptcy and Equity Exception”	Section 3.3(a)

“Book-Entry Shares”	Section 2.2(a)

“Cash Consideration Portion”	Section 2.1(a)(i)

“Certificate of Merger”	Section 1.3

“Certificates”	Section 2.2(a)

“Change of Recommendation”	Section 5.3(d)

“Closing”	Section 1.2

“Closing Date”	Section 1.2

“Company”	Preamble

“Company 401(k) Plans”	Section 6.7(c)

“Company Acquisition Agreement”	Section 5.3(d)

“Company Benefit Plans”	Section 3.9(a)

“Company Board”	Section 3.3(a)

“Company Board Recommendation”	Section 3.3(a)

“Company Capitalization Date”	Section 3.2(a)

“Company Common Stock”	Recitals

“Company Disclosure Letter”	Article III

“Company Equity Awards”	Section 2.4(e)

“Company Leased Real Property”	Section 3.17(b)

“Company Overlap Product”	Section 6.2(c)

“Company Permits”	Section 3.7(b)

“Company Preferred Stock”	Section 3.2(a)

Term	Section
“Company Remedial Action”	Section 6.2(c)

“Company Restricted Share Awards”	Section 2.4(c)

“Company RSU Awards”	Section 2.4(b)

“Company SEC Documents”	Section 3.4(a)

“Company Stock Option”	Section 2.4(a)

“Competing Proposal”	Section 5.3(j)(i)

“Continuing Employee”	Section 6.7(a)

“D&O Insurance Policy”	Section 6.4

“DGCL”	Section 1.1

“Dissenting Share”	Section 2.3(a)

“DOJ”	Section 6.2(b)

“Effective Time”	Section 1.3

“Exchange Agent”	Section 2.2(a)

“Exchange Fund”	Section 2.2(a)

“FDA Laws”	Section 3.13(a)

“Federal Health Care Programs”	Section 3.13(j)

“Form S-4”	Section 3.12

“Fractional Share Consideration”	Section 2.1(a)(i)

“FTC”	Section 6.2(b)

“GAAP”	Section 3.4(b)

“GLP”	Section 3.13(c)

“HIPAA”	Section 3.13(i)

“IND”	Section 3.13(d)

“Indemnified Parties”	Section 6.4

“Material Contracts”	Section 3.20(a)

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)(i)

“Merger Sub”	Preamble

“Merger Sub Common Stock”	Section 2.1(a)(iii)

“Non-Employee Holder”	Section 2.4(d)

“Outside Date”	Section 8.1(b)(i)

“Parent”	Preamble

“Parent 401(k) Plan”	Section 6.7(c)

“Parent Board”	Section 4.3(a)

Term	Section
“Parent Capitalization Date”	Section 4.2(a)

“Parent Deferred Shares”	Section 4.2(a)

“Parent Disclosure Letter”	Article IV

“Parent Non-Overlap Product”	Section 6.2(d)

“Parent Overlap Product”	Section 6.2(c)

“Parent Permits”	Section 4.7(b)

“Parent Preferred Shares”	Section 4.2(a)

“Parent Remedial Action”	Section 6.2(c)

“Parent Restricted Share Awards”	Section 2.4(c)

“Parent RSU Awards”	Section 2.4(b)

“Parent SEC Documents”	Section 4.4(a)

“Parent Stock Option”	Section 2.4(a)

“Party”	Preamble

“Proxy Statement/Prospectus”	Section 3.12

“Related Party”	Section 3.24

“Sarbanes-Oxley Act”	Section 3.5(a)

“Section 262”	Section 2.3(a)

“Service Providers”	Section 3.15(d)

“Stock Consideration Portion”	Section 2.1(a)(i)

“Superior Proposal”	Section 5.3(j)(i)

“Surviving Corporation”	Section 1.1

“Termination Fee”	Section 8.2(b)(i)

“Voting Agreement”	Recitals

Section 9.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The words “hereof”, “herein” and “hereunder” and word of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context requires otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The phrase “ordinary course of business” as used in this Agreement shall be deemed to mean “the ordinary course of business consistent with past practice”. The term “dollars” and character “$” shall mean United States dollars.

Section 9.8 Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.9 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1 hereof, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except as (i) provided in Section 6.4 (but only following the Effective Time), (ii) for the rights of the stockholders of the Company to receive the Merger Consideration in accordance with Article II following the Effective Time, and (iii) for the right of the Company to pursue damages (including to the extent proven and awarded by the court, damages based on loss of the economic benefit of the Merger and the other transactions contemplated hereby to the Company’s stockholders, it being acknowledged that the stockholders of the Company shall not have the right to assert any claim against Parent or otherwise enforce this Agreement) in the event of Parent’s or Merger Sub’s willful breach of this Agreement, neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.

Section 9.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or,

if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.14 Enforcement; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

GIVEN under the common seal of ALLERGAN PUBLIC LIMITED COMPANY and DELIVERED as a DEED:

	By:	/s/ A. Robert D. Bailey
		Name:	A. Robert D. Bailey
		Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Merger Agreement]

KETO MERGER SUB, INC.

By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	President

[Signature Page to Merger Agreement]

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ Keith R. Leonard, Jr.
	Name:	Keith R. Leonard, Jr.
	Title:	President & Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

FORM OF SURVIVING CORPORATION BYLAWS

BYLAWS

OF

KYTHERA BIOPHARMACEUTICALS, INC.

a Delaware Corporation

(hereinafter referred to as the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office and the registered agent of the Corporation are as set forth in the Certificate of Incorporation.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or stated in the notice of the meeting or duly executed waivers thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law (“DGCL”), as amended.

Section 2. Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the Board of Directors and stated in the notice of the meeting. Written notice of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such request, it shall be the duty of the Secretary to fix the date and time of the meeting, to be held not more than sixty (60) days following receipt of the request, and to give notice thereof. If the Secretary shall neglect or refuse to fix the date and time of the meeting, the person or persons calling the meeting may do so. Notice of a special meeting stating the place, if any, date and hour of the meeting, or the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than thirty (30) days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be given, except as required by resolution of the Board of Directors.

Section 5. Required Vote. When a quorum is present or represented by proxy at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at any meeting at which stockholders may vote for the election of directors.

Section 6. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 7. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the absence of such Chairperson by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 8. Action Without Meeting. Any action required by law or these Bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for purposes of this Section 8, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (ii) the date on which such stockholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. General Authority. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or other person or persons.

Section 2. Number and Election. The number of directors which shall constitute the first Board of Directors shall be the number elected by the Incorporator. The number of directors which shall constitute all subsequent Boards of Directors shall be specified by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III and except that the first directors of the Corporation shall be elected by the Incorporator and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 3. Vacancies and Newly Created Directorships. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors.

Section 6. Notice of Meetings. The Secretary or other person or persons calling a meeting shall give notice at least two (2) days before the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in this notice of such meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a director at the meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum; Required Vote; Adjourned Meetings. At all meetings of the Board of Directors or any committee thereof, a majority of directors or committee members shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that such Board of Directors or committee is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

Section 8. Action Without Meetings; Telephone Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 10. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Removal. Any director or the entire Board of Directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the Certificate of Incorporation.

ARTICLE IV

NOTICES

Section 1. General. Whenever, under the provisions of applicable statutory law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by email or facsimile (with confirmation of receipt of such facsimile).

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

Section 1. Officers; Election; Resignation; Removal; Vacancies; Salaries. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer and one or more Assistant Financial Officers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 2. Execution of Documents. All deeds, mortgages, bonds, contracts and other instruments may be executed on behalf of the Corporation by the President or by any other person or persons designated from time to time by the Board of Directors or the President, unless such power is restricted by resolution of the Board of Directors.

Section 3. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of Article VI, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

Section 2. Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 3. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VI or otherwise.

Section 4. Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance Expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 8. Continuation of Indemnification. The rights to indemnification and to prepayment of Expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 9. Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of Expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1. General. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation (i) by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and (ii) by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares in compliance with the requirements of Section 8-401 of Title 6 of the Delaware Code Annotated, as amended, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not precede nor be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

ARTICLE VIII

INTERESTED OFFICERS OR DIRECTORS

No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Voting Securities of Other Corporations. The President or such other officers or agents of the Corporation as he shall designate shall have the authority to vote on behalf of the Corporation the securities of any other corporation, which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 5. Seal. The corporate seal, if any, shall be in such form as the Board of Directors shall determine.

ARTICLE X

AMENDMENTS

These Bylaws may be altered or repealed by majority vote of the stock outstanding or by resolution adopted by a majority vote of the Board of Directors.

Execution Version

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of July 1, 2015, to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2015, is by and among Allergan plc, a company incorporated under the laws of Ireland (formerly known as Actavis plc) (“Parent”), Keto Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are each sometimes referred to collectively as the “Parties.”

WHEREAS, the Parties desire to amend certain provisions of the Merger Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Merger Agreement and this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1. Definitions. Terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

2. Amendment. The definition of “VWAP of Parent Stock” in Section 9.5 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“VWAP of Parent Stock” means the volume weighted average price of Parent Stock (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for a ten (10) trading day period, starting with the opening of trading on the twelfth (12th) trading day prior to the Closing Date and ending with the closing of trading on the third to last trading day prior to the Closing Date.

3. Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Merger Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4. Counterparts. This Amendment may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

6. Other Miscellaneous Terms. The provisions of Article IX (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed as of the date first written above.

GIVEN under the common seal

of ALLERGAN PUBLIC LIMITED

COMPANY

and DELIVERED as a DEED:

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment No. 1 to Merger Agreement]

KETO MERGER SUB, INC.

By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: President

[Signature Page to Amendment No. 1 to Merger Agreement]

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ Keith R. Leonard, Jr.
Name: Keith R. Leonard, Jr.
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]

Annex B

STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT, dated as of June 17, 2015 (this “Agreement”), is entered into by and between Allergan plc, a company incorporated under the laws of Ireland (“Parent”), and each of the individuals or entities listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Keto Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

B. As a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock that such Stockholder beneficially owns (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) as of the date hereof, as set forth on Schedule I (the “Subject Shares”).

AGREEMENT

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1	VOTING AGREEMENT; GRANT OF PROXY

1.1 Voting Agreement.

(a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Company Stockholders Meeting”), and in connection with any written consent of the holders of shares of Company Common Stock, such Stockholder shall, unless Parent votes the Subject Shares pursuant to the proxy granted by Section 1.2, vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and

(ii) against (A) any Competing Proposal or any acquisition agreement related to such Competing Proposal; (B) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof or who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (D) each of the following actions (other than the Transactions): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (II) any sale, lease or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole, and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (E) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay consummation of the Transactions in any material respect.

(b) Subject to the proxy granted under Section 1.2, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions in any material respect.

1.2 Irrevocable Proxy.

(a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares that conflict with this Agreement. Each Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.1 at any Company Stockholders Meeting, and (ii) grant or withhold, or issue instructions to the record holder of such Stockholder’s Subject Shares to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.3. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.1. Parent covenants and agrees with each Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 1.1.

SECTION 2	REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 2.1 shall be made as of the date hereof, as of the Effective Time and as of the date of each Company Stockholders Meeting):

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse solely with respect to such Subject Shares and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity (a “Judgment”) applicable to such Stockholder, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien upon such Stockholder’s Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NASDAQ rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and at all times during the Agreement Period will be, the record and beneficial owner of such Stockholder’s Subject Shares free and clear of any Liens and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only shares of Company Common Stock beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, as of the date hereof, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(e) Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no legal, administrative or arbitral proceeding, suit, claim, arbitration, mediation, action, investigation or demand (a “Legal Proceeding”) pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof and as of the Effective Time, to the Stockholders as follows:

(a) Organization; Authorization. Parent (i) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against Parent in accordance with their respective terms, subject in each case to the Bankruptcy and Equity Exception.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the Parent Governing Documents, as amended to the date of this Agreement, (B) assuming that each of the filings referred to in Section 2.2(b)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to Parent or any of its Subsidiaries, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with our without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NYSE rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

SECTION 3	CERTAIN COVENANTS

3.1 No Solicitation. Without limiting and subject to the provisions of Section 4.15, during the Agreement Period, each Stockholder agrees that it will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.3 of the Merger Agreement.

3.2 No Proxies for, Transfers of, or Liens on Subject Shares.

(a) Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement that conflict with the proxy granted pursuant to Section 1.2, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares.

(b) Notwithstanding anything in Section 3.2(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (iii) upon the death of such Stockholder, (iv) in the case of a Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with such Stockholder, or to a partner or member of such Stockholder, (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Stock Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Stock Options or (vi) pursuant to the terms as in effect on the date hereof of a 10b5-1 plan of such Stockholder that is in existence on the date hereof; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, each Stockholder may Transfer up to 20% of such Stockholders’ Subject Shares as a bona fide charitable gift or donation to a charitable entity.

3.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to Parent any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.

3.4 Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event.

3.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.6 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other Transactions, including under Section 262 of the DGCL, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the other Transactions.

3.7 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

SECTION 4	MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent, to:

Allergan plc
1 Grand Canal Square
Docklands
Dublin 2
Ireland
Attention:	Chief Legal Officer and Secretary
Facsimile:	+1 (862) 261-8043

with copies (which shall not constitute notice) to:

Allergan plc
Morris Corporate Center III
400 Interpace Parkway
Parsippany, New Jersey 07054
Attention:	Chief Legal Officer and Secretary
Facsimile:	+1 (862) 261-8043

and

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention:	Andrew W. Ment
Facsimile:	+1 (646) 441-9012

if to a Stockholder, to his, her or its address set forth on a signature page hereto, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention:	Alan C. Mendelson and Josh Dubofsky
Facsimile:	+1 (650) 463-2600

4.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3 Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (i) the Effective Time, (ii) the termination of this Agreement by written notice from Parent to the Stockholders, (iii) the termination of the Merger Agreement in accordance with its terms, and (iv) with respect to any Stockholder, upon the entry without the prior written consent of such Stockholder into any material modification or amendment to the Merger Agreement, or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that (A) reduces or changes the form of the consideration to be paid to such Stockholder in connection with the Merger (except as expressly contemplated pursuant to the terms of the Merger Agreement) or (B) creates any additional conditions to the consummation of the Merger (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, Section 4.5, Section 4.9, Section 4.10 and Section 4.15 shall survive such termination, and (y) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon a Change of Recommendation unless the Merger Agreement is terminated.

4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

4.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

4.7 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8 Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided, however, that Parent may assign any of its rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Stockholders, but no such assignment shall relieve Parent of any of its obligations hereunder. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.9 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Entity to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13 Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

4.14 No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares. Notwithstanding anything to the contrary in this Agreement, no Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as an employee, officer or director of the Company, and nothing herein (i) shall limit or affect in any way any actions that may hereafter be taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (ii) shall be construed to prohibit, limit or restrict him, her or it from exercising his, her or its fiduciary duties as an employee, officer or director to the Company or its stockholders.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

GIVEN under the common seal

of ALLERGAN PUBLIC LIMITED COMPANY

and DELIVERED as a DEED:

By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Keith R. Leonard, Jr.
Keith R. Leonard, Jr.

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Nanette L. Leonard
Signature of Spouse

Nanette L. Leonard
Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

LEONARD FAMILY TRUST, DATED AUGUST 28, 1996

By:	/s/ Keith R. Leonard, Jr.
	Name:	Keith R. Leonard, Jr.
	Position:	Trustee

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Camille Samuels
Camille Samuels

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Dennis Fenton
Dennis Fenton, Ph.D.

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Linda M. Fenton
Signature of Spouse

Linda M. Fenton
Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

By:	/s/ F. Michael Ball
F. Michael Ball

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Nathaniel David
Nathaniel David, Ph.D.

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ François Kress
François Kress

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Hollings C. Renton, III
Hollings C. Renton, III

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Mary Louise Renton
Signature of Spouse

Mary Louise Renton
Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Joseph L. Turner
Joseph L. Turner

Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SPOUSAL CONSENT

I hereby acknowledge and consent to the terms of this Voting Agreement solely with respect to the Subject Shares of my spouse, including the grant of an irrevocable proxy in favor of Parent pursuant to this Voting Agreement with respect to such Subject Shares.

/s/ Lana M. Turner
Signature of Spouse

Lana M. Turner
Name of Spouse

SPOUSAL CONSENT TO

STOCKHOLDER VOTING AGREEMENT

SCHEDULE I

SUBJECT SHARES

Stockholder	Total Number of Subject Shares
Keith R. Leonard, Jr.	528,438	[1]
Leonard Family Trust, dated August 28, 1996	829,743	[2]
Camille Samuels	46,716	[3]
Dennis Fenton, Ph.D.	77,225	[4]
F. Michael Ball	37,991	[5]
Nathaniel David, Ph.D.	473,499	[6]
François Kress	51,189	[7]
Hollings C. Renton, III	29,591	[8]
Joseph L. Turner	64,405	[9]

[1]	Includes 9,105 shares owned by Keith R. Leonard and 519,333 shares that may be acquired pursuant to the vesting and exercise of stock options.
[2]	Subject Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Keith R. Leonard, Jr.
[3]	Includes 14,435 shares owned by Camille Samuels and 32,281 shares that may be acquired pursuant to the vesting and exercise of stock options.
[4]	Includes 3,348 shares held by Dennis Fenton, Ph.D. and 73,877 shares that may be acquired pursuant to the vesting and exercise of stock options.
[5]	Includes 37,991 shares that may be acquired pursuant to the vesting and exercise of stock options.
[6]	Includes 429,874 shares held by Nathaniel David, Ph.D. and 43,625 shares that may be acquired pursuant to the vesting and exercise of stock options.
[7]	Includes 51,189 shares that may be acquired pursuant to the vesting and exercise of stock options.
[8]	Includes 29,591 shares that may be acquired pursuant to the vesting and exercise of stock options.
[9]	Includes 1,872 shares owned by Joseph L. Turner and 62,533 shares that may be acquired pursuant to the exercise of stock options as of June 1, 2015.

200 West Street | New York, NY 10282-2198 Tel: 212-902-1000 | Fax: 212-902-3000	Annex C

PERSONAL AND CONFIDENTIAL

June 17, 2015

Board of Directors

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road

Westlake Village, CA 91362

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Allergan plc (formerly known as Actavis plc) (“Allergan”) and its affiliates) of the outstanding shares of common stock, par value $0.00001 per share (the “Shares”), of KYTHERA Biopharmaceuticals, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of June 17, 2015 (the “Agreement”), by and among Allergan, Keto Merger Sub, Inc., a wholly owned subsidiary of Allergan (“Acquisition Sub”), and the Company. Pursuant to the Agreement, Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding Share (other than Shares owned or held in treasury by the Company or owned by Allergan, Acquisition Sub or their subsidiaries, Shares which are subject to an unvested Company restricted award which is to be assumed by Allergan pursuant to the Agreement and Shares which are subject to a demand for appraisal) will be converted into the right to receive $60.00 in cash, without interest (the “Cash Consideration”) and that number of ordinary shares, par value $0.0001 per share (the “Allergan Common Stock”), of Allergan equal to the quotient determined by dividing $15.00 by the VWAP of Parent Stock (as defined in the Agreement) prior to the Closing (as defined in the Agreement), as more fully set forth in the Agreement (the “Stock Consideration”; together with the Cash Consideration, the “Consideration”).

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Allergan, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as lead-left bookrunner on the Company’s March 2015 follow-on equity financing. We may also in the future provide financial advisory and/or underwriting services to the Company, Allergan and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31,

Securities and Investment Services Provided by Goldman, Sachs & Co.

Board of Directors

KYTHERA Biopharmaceuticals, Inc.

June 17, 2015

2014 as well as the Company’s Registration Statement on Form S-1, including the preliminary prospectus contained therein dated October 9, 2012 relating to the Company’s initial public offering of its common stock; annual reports to stockholders and Annual Reports on Form 10-K of Allergan and Allergan, Inc. for the three fiscal years ended December 31, 2014; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Allergan, certain other communications from the Company and Allergan to their respective stockholders; certain publicly available research analyst reports for the Company and Allergan; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and Allergan; reviewed the reported price and trading activity for the Shares and shares of Allergan Common Stock; compared certain financial and stock market information for the Company and Allergan with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biotechnology industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Allergan or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Allergan or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Allergan and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Allergan Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Allergan or the ability of the Company or Allergan to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based

Board of Directors

KYTHERA Biopharmaceuticals, Inc.

June 17, 2015

on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of Shares (other than Allergan and its affiliates) pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO.)

200 West Street | New York, NY 10282-2198 Tel: 212-902-1000 | Fax: 212-902-3000	Annex D

PERSONAL AND CONFIDENTIAL

July 1,2015

Board of Directors

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road

Westlake Village, CA 91362

Ladies and Gentlemen:

Reference is made to (i) our opinion letter, dated June 17, 2015 (the “Opinion Letter”) as to the fairness from a financial point of view to the holders (other than Allergan plc (formerly known as Actavis plc) (“Allergan”) and its affiliates) of the outstanding shares of common stock, par value $0.00001 per share, of KYTHERA Biopharmaceuticals, Inc. (the “Company”) of the Consideration (as defined in the Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of June 17, 2015 (the “Agreement”), by and among Allergan, Keto Merger Sub, Inc., a wholly owned subsidiary of Allergan (“Acquisition Sub”), and the Company and (ii) Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 1, 2015 (“Amendment No. 1”) by and among Allergan, Acquisition Sub and the Company.

You have requested that we confirm that, had we issued the Opinion Letter on June 17, 2015 on the basis of the transactions contemplated by the Agreement, as amended by Amendment No. 1, the conclusion set forth in the Opinion Letter would not have changed.

You have advised us, and with your consent we have assumed, that Amendment No. 1 and the transactions contemplated thereby do not affect the Forecasts (as defined in the Opinion Letter). This letter does not address any circumstances, developments or events occurring after the date of the Opinion Letter, other than the execution of Amendment No. 1, and our opinion set forth in the Opinion Letter is provided only as of such date.

Based upon and subject to the foregoing, we confirm that, had we issued the Opinion Letter on June 17, 2015 on the basis of the transactions contemplated by the Agreement, as amended by Amendment No. 1, the conclusion set forth in the Opinion Letter would not have changed.

This letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement, as amended by Amendment No. 1, and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

(GOLDMAN SACHS & CO.)

Securities and Investment Services Provided by Goldman, Sachs & Co.

D-1

Annex E

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex F

List of Relevant Territories for the purposes of Irish Dividend Withholding Tax

1.	Albania	37.	Luxembourg

2.	Armenia	38.	Macedonia

3.	Australia	39.	Malaysia

4.	Austria	40.	Malta

5.	Bahrain	41.	Mexico

6.	Belarus	42.	Moldova

7.	Belgium	43.	Montenegro

8.	Bosnia & Herzegovina	44.	Morocco

9.	Botswana	45.	Netherlands

10.	Bulgaria	46.	New Zealand

11.	Canada	47.	Norway

12.	Chile	48.	Pakistan

13.	China	49.	Panama

14.	Croatia	50.	Poland

15.	Cyprus	51.	Portugal

16.	Czech Republic	52.	Qatar

17.	Denmark	53.	Romania

18.	Egypt	54.	Russia

19.	Estonia	55.	Saudi Arabia

20.	Ethopia	56.	Serbia

21.	Finland	57.	Singapore

22.	France	58.	Slovak Republic

23.	Georgia	59.	Slovenia

24.	Germany	60.	South Africa

F-1

25.	Greece	61.	Spain

26.	Hong Kong	62.	Sweden

27.	Hungary	63.	Switzerland

28.	Iceland	64.	Thailand

29.	India	65.	Turkey

30.	Israel	66.	Ukraine

31.	Italy	67.	United Arab Emirates

32.	Japan	68.	United Kingdom

33.	Korea	69.	USA

34.	Kuwait	70.	Uzbekistan

35.	Latvia	71.	Vietnam

36.	Lithuania	72.	Zambia

F-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Pursuant to the Allergan articles of association, subject to the provisions of, and so far as may be permitted by the Companies Act, every director, or other officer of Allergan (other than an auditor) shall be indemnified out of the assets of Allergan against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Allergan and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Allergan has entered into deeds of indemnification (the “Deeds of Indemnification”) with certain directors and officers of Allergan. The Deeds of Indemnification provide indemnification to such directors and officers to the fullest extent permitted by the laws of Ireland, and in accordance with Allergan’s Memorandum and Articles of Association, for all expenses actually and reasonably incurred in any action or proceeding in which the officer or director is or may be involved in by reason of the fact that he or she is or was a Allergan officer or director, on the terms and conditions set forth in the Deeds of Indemnification. Further, Allergan agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses.

Actavis W.C. Holding Inc. (“U.S. Holdco”), an indirectly wholly owned subsidiary of Allergan, entered into indemnification agreements (the “Holdco Indemnification Agreements”) with certain directors and executive officers of Allergan. The Holdco Indemnification Agreements provide indemnification to such directors and officers to the fullest extent permitted by the DGCL, and in accordance with U.S. Holdco’s Bylaws, for all expenses actually and reasonably incurred in any action or proceeding in which the director or officer is or may be involved by reason of the fact that he or she is or was a U.S. Holdco director or officer, on the terms and conditions set forth in the Holdco Indemnification Agreements. Further, U.S. Holdco agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Holdco Indemnification Agreements. The Holdco Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing summaries are qualified in their entirety by the actual terms and provisions of such arrangements.

Item 21.	Exhibits and Financial Statement Schedules

(a) The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this proxy/registration statement.

Exhibit Number	Exhibit Description

2.1	Merger Agreement, dated as of June 17, 2015, by and among Allergan, KYTHERA and Merger Sub (included in Annex A to this proxy statement/prospectus that is a part of this registration statement)

2.2	Amendment No. 1, dated July 1, 2015, to the Agreement and Plan of Merger, dated as of June 17, 2015 by and among Allergan, KYTHERA and Merger Sub (included in Annex A to the proxy statement/prospectus that is a part of this registration statement)

3.1	Certificate of Incorporation of Allergan

3.2	Amended and Restated Memorandum and Articles of Association of Allergan

5.1	Form of Opinion of Arthur Cox regarding the validity of Allergan ordinary shares

10.1	Voting Agreement, dated as of June 17, 2015, by and between Allergan and each of the individuals or entities listed on the signature pages thereto (included as Annex B to this proxy statement/prospectus that is a part of this registration statement)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Allergan plc

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott Limited

23.3	Consent of BDO USA, LLP, independent registered public accounting firm for Forest Laboratories, Inc.

23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Chilcott public limited company

23.5	Consent of KPMG ehf., independent auditors for Actavis Pharma Holding 4 ehf. and Actavis S.à r.l.

23.6	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Allergan, Inc.

23.7	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of KYTHERA Biopharmaceuticals, Inc.

23.8	Consent of Arthur Cox (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Consent of Goldman, Sachs & Co.

99.2	List of Relevant Territories for the Purposes of Irish Dividend Withholding Tax (included as Annex F to the proxy statement/prospectus that is a part of this registration statement)

99.3	Form of Proxy Voting Card of KYTHERA

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act.

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h) that every prospectus: (i) that is filed pursuant to paragraph (g) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on July 17, 2015.

ALLERGAN PLC

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Chief Legal Officer and Corporate
Title:	Secretary

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities indicated below on July 17, 2015.

Signature	Title

/s/ Paul M. Bisaro Paul M. Bisaro	Executive Chairman, Director

/s/ Brenton L. Saunders Brenton L. Saunders	Chief Executive Officer, President, Director (Principal Executive Officer)

/s/ Maria Teresa Hilado Maria Teresa Hilado	Chief Financial Officer (Principal Financial Officer)

/s/ James D’Arecca James D’Arecca	Chief Accounting Officer (Principal Accounting Officer)

/s/ A. Robert D. Bailey A. Robert D. Bailey	Authorized Representative

* Nesli Basgoz, M.D.	Director

* James H. Bloem	Director

* Christopher W. Bodine	Director

* Christopher J. Coughlin	Director

* Michael R. Gallagher	Director

* Catherine M. Klema	Director

Signature	Title

* Peter J. McDonnell, M.D.	Director

* Patrick J. O’Sullivan	Director

* Ronald R. Taylor	Director

* Fred G. Weiss	Director

*By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Attorney-in-fact